Exhibit 10.26

SUBLEASE

This Sublease, dated as of May 28, 2014, is made by and between Brandes Investment Partners, L.P., a Delaware limited partnership (“Landlord”), and Celladon Corporation, a Delaware corporation (“Tenant”).

RECITALS

A. Landlord, as tenant, leases from Cognac Del Mar Owner I LLC, a Delaware limited liability company (the “Prime Landlord”) space (the “Prime Lease Premises”) in the building (as defined in the Prime Lease) known as Del Mar Gateway located at 11988 El Camino Real, San Diego, California 92130 by a certain Lease Agreement dated as of September 8, 1999, as amended by that certain (i) First Amendment to Lease dated April 4, 2002, (ii) Commencement Notice dated June 10, 2002, (iii) Third Amendment to Lease dated as of July 25, 2002, (iv) Fourth Amendment to Lease dated as of November 5, 2002, (v) Fifth Amendment to Lease dated as of June 5, 2003, (vi) Sixth Amendment to Lease dated as of November 17, 2004, and (vii) Seventh Amendment to Lease dated as of February 2, 2011 (collectively, the “Prime Lease”).

B. Landlord has agreed to sublet to Tenant and Tenant has agreed to sublet from Landlord a portion of the Prime Lease Premises, which portion is approximately 10,908 rentable square feet located on the sixth floor of the Building (the “Premises”), as depicted on Exhibit A attached hereto.

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual covenants herein contained and each with intent to be legally bound, for themselves and respective successors and assigns, hereby agree as follows:

I.	SUBLEASE

A. Landlord hereby subleases the Premises to Tenant and Tenant hereby subleases the Premises from Landlord, on the terms and conditions contained in this Sublease. If approved by the Prime Landlord, the Premises will be designated as Suite 650. Landlord shall deliver the Premises to Tenant on the Commencement Date (as herein defined) in “as is” condition (except as otherwise set forth in this Sublease) subject to the Prime Lease and free of all other tenants and occupants.

B. Subject to the terms and conditions of this Sublease, Landlord shall deliver the Premises to Tenant prior to the Commencement Date promptly upon obtaining the consent of the Prime Landlord to this Sublease and Tenant’s delivery of all required insurance information (which date of Landlord’s delivery to Tenant of the Premises may be referred to as the “Early Access Date”) for the purpose of allowing Tenant to make certain improvements to the Premises and otherwise readying the Premises for the conduct of its business as described in Section II.C below. Subject to Section XXIX below, if the Prime Landlord does not grant its consent to this Sublease and the Tenant’s improvements within thirty (30) days after the date of this Sublease, the Commencement Date will be extended on a day for day basis for every day after such thirtieth (30th) day until Prime Landlord’s consent is granted. Tenant will not make any improvements or otherwise alter the Premises until the consent of Prime Landlord to such alterations has been obtained. Except as expressly set forth in this Sublease, Landlord shall not be obligated to provide or pay for any improvement work or services related to improvement of the Premises. Tenant shall be responsible for and pay for all improvements to the Premises related to its occupancy thereof, including, without limitation, the installing of trade fixtures, data, and telecommunications wiring and equipment, and other business equipment and security systems. Tenant represents that it has inspected the Premises and the Building and has found the same in satisfactory condition as of the date hereof (insofar as the observable condition of the Premises and the Building is concerned). Tenant acknowledges that neither the Building nor the Premises has undergone inspection by a Certified Access Specialist (CASp). Landlord makes no representations or warranties with respect to the condition of the Premises or the Building or the Project other than Landlord has not received written notice of any noncompliance with applicable laws and codes affecting the Premises or the Building, and Tenant is not relying on any representations or warranties of Landlord or Landlord’s agents or employees with respect to the condition thereof or compliance with applicable laws and codes other than as expressly set forth herein. Neither Landlord nor Tenant shall have any right to re-measure the Premises; instead, each stipulates to the rentable square footage of the Premises as stated in Recital B above.

II.	TERM

A. The term of this Sublease shall commence on July 1, 2014 (“Commencement Date”), subject to extension as set forth in Section I.B. above.

B. The term of this Sublease shall expire at the close of business on September 30, 2021, unless sooner terminated pursuant to the provisions of this Sublease, applicable law or as a result of the termination of the Prime Lease (collectively, the “Expiration Date”).

C. Tenant shall have access to the Premises as of the Early Access Date (as herein defined) for the purpose of installing tenant improvements, trade fixtures, data and telecommunications wiring and equipment and other business equipment and security systems pursuant to the Prime Lease. Tenant’s right of access herein shall be subject to the terms and conditions of the Sublease, except that prior to the Commencement Date, Tenant shall have no obligation to pay Rent. If Tenant fails to comply with the terms of the Sublease, Tenant’s right of access shall cease (unless Tenant cures any such noncompliance within the cure period provided herein) and Tenant shall vacate the Premises upon three (3) days written notice from Landlord after the expiration of such cure period; provided that Tenant will be permitted additional time to cure in the event the nature of the default is such that additional time is reasonably required to cure such default and provided Tenant has commenced such cure and thereafter diligently pursues the cure to completion.

D. Tenant shall have a continuous right to terminate this Sublease from and after December 1, 2018, provided Tenant satisfies each and every one of the following conditions: (i) Tenant delivers to Landlord written notice of Tenant’s election to terminate this Sublease (the “Early Termination Notice”) at least eight (8) months, but not more than twelve (12) months, before the effective date of any early termination (with the earliest possible effective date being December 1, 2018), and (ii) concurrently with Tenant’s delivery to Landlord of the Early Termination Notice, Tenant pays to Landlord an early termination fee equal to the sum of (1)

three (3) months’ rent at the monthly rent then in effect when the Early Termination Date Notice is delivered, (2) the unamortized (on a straight line basis) Abated Rent, (3) the unamortized cost of the Improvement Allowance (as defined in Section VIII below) and (4) the unamortized brokerage commissions paid by Landlord (with such sum of the amounts described in (1), (2), (3) and (4) hereinafter referred to as the “Termination Fee”). To illustrate the foregoing for the purpose of avoiding any possibility of a dispute or misunderstanding as to the amount of the Termination Fee, Landlord and Tenant hereby stipulate as to the accuracy of the example calculation of components (2), (3) and (4) of the Termination Fee as the same has been calculated as set forth in Exhibit B attached hereto. Notwithstanding anything to the contrary contained in this Sublease, this early termination right shall be personal to Tenant and, as such, may only be exercised by Tenant or an affiliate thereof that is a permissible transferee under this Sublease. This early termination right shall be immediately null and void if: (i) any Default of Tenant under this Sublease exists at the time of delivery of the Early Termination Notice, (ii) Tenant fails to pay the Termination Fee concurrently with its delivery of the Early Termination Notice, (iii) Tenant subleases the Premises in one or more sublease transactions (i.e., one or more sub-subleases) in which such sublease contracts contain a stated termination date that is subsequent to the effective date of any early termination [unless any such subtenant(s) execute and deliver either an estoppel or statement (which may be included in the sublease agreement) certifying that (1) its contractual right to occupy its premises terminates on or before the effective date of early termination of this Sublease and (2) such subtenant(s) commit in writing to vacate its premises on or before the effective date of any such early termination], or (iv) Tenant assigns this Sublease to anyone other than to an affiliate of Tenant that is a permissible transferee hereunder.

III.	RENT

A. Commencing on the Commencement Date, Tenant shall pay Landlord Rent as follows:

Period of Term	Monthly Rate	Monthly Rent
Commencement Date - July 31, 2014	$2.85 SF	$31,087.80
August 1, 2014 - September 30, 2014	$2.85 SF	Abated Entirely
October 1, 2014 - June 30, 2015	$2.85 SF	$31,087.80
July 1, 2015 - June 30, 2016	$2.94 SF	$32,069.52
July 1, 2016 - June 30, 2017	$3.02 SF	$32,942.16
July 1, 2017 - June 30, 2018	$3.11 SF	$33,923.88
July 1, 2018 - June 30, 2019	$3.21 SF	$35,014.68
July 1, 2019 - June 30, 2020	$3.30 SF	$35,996.40
July 1, 2020 - June 30, 2021	$3.40 SF	$37,087.20
July 1, 2021 - September 30, 2021	$3.51 SF	$38,287.08

Such rent shall be payable on the first day of each month during the term. Base Rent for any partial month shall be prorated on a daily basis and if Base Rent commences on a day other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be payable on the date Rent commences and shall be equal to a proportionate part of the monthly installment of Rent for the partial month in which Rent commences plus the installment of Rent for the succeeding calendar month. Notwithstanding the foregoing, Tenant shall pay to

Landlord the sum of $31,087.80 upon the execution by Tenant of this Sublease, which sum shall be applied to the installment of Base Rent for the first month of the Term (i.e., July 2014, assuming a Commencement Date of July 1, 2014). Notwithstanding the above schedule of payments to the contrary, provided Tenant is not in default under this Sublease, Tenant shall be entitled to an abatement of Base Rent (the “Rent Abatement”) equal to the Base Rent due in the second and third months of the term of this Sublease. Notwithstanding the Rent Abatement, Additional Sublease Rent (as hereinafter defined), utility charges and any other costs and charges specified herein shall be and remain due and payable by Tenant hereunder.

B. Tenant shall pay Base Rent and all other amounts due from Tenant to Landlord pursuant to this Sublease (all such other amounts, collectively, “Additional Sublease Rent”), at such place as Landlord may designate in writing, in lawful money of the United States of America, without demand and without any deduction, setoff or abatement. Landlord shall have the same rights and remedies with respect to the nonpayment of Additional Sublease Rent as with respect to the nonpayment of Base Rent.

C. Notwithstanding anything to the contrary in this Sublease, Landlord shall allow Tenant to use all of the existing furniture and fixtures currently in the Premises (including any white boards, conference room tables and kitchen appliances) during the term of this Sublease, at no additional cost to Tenant. A preliminary inventory of such furniture and fixtures is set forth on Exhibit C attached hereto; provided that the parties will update the attached inventory within thirty (30) days after the Commencement Date and both parties will approve such revised inventory by initialing the revised Exhibit C. This furniture and fixtures shall be in their “as is” condition. Tenant shall maintain the furniture and fixture in a condition and repair as good as on the Commencement Date (reasonable wear and tear excepted), and Tenant shall return to Landlord such furniture and fixtures at the end of the term of this Sublease (or sooner if this Sublease is terminated in accordance with its terms). Tenant shall have the right at any time during the Term to notify Landlord that it no longer has a need to use any items of furniture or fixtures, and upon any such notice, Landlord will remove the identified items from the Premises not later than thirty (30) days after Tenant’s request.

IV.	ADDITIONAL SUBLEASE RENT

In accordance with the provisions of the Prime Lease, Landlord, as tenant under the Prime Lease, is obligated to pay as Additional Rent (as defined in the Prime Lease) its Tenant’s Share (which Tenant’s Share under the Prime Lease is 64.70%) with respect to the Prime Lease Premises (as defined herein) of annual Operating Costs (as defined in the Prime Lease). The Prime Lease Premises means the premises comprised of 104,470 rentable square feet leased by Landlord as tenant under the Prime Lease.

Tenant shall promptly pay to Landlord as Additional Sublease Rent under this Sublease, Tenant’s proportionate share (as herein defined) of all estimated Additional Rent and Additional Rent which Landlord is obligated to pay to Prime Landlord pursuant to the Prime Lease with respect to the Prime Lease Premises during the term of this Sublease (as adjusted to reflect a 2014 Base Year) including, without limitation, Tenant’s proportionate share of any amount or expense which Landlord shall pay or incur with respect to Operating Costs during the term of this Sublease. Tenant’s proportionate share is agreed to be 10.44% (based on 10,908/104,470) of the amount Landlord, as tenant under the Prime Lease, is obligated to pay as Additional Rent with respect to the Prime Lease Premises; provided, however, that the Base Year for purposes of calculating Tenant’s liability for Operating Costs hereunder shall be calendar year 2014 (as opposed to the 2011 base year applicable under the Prime Lease). Each year of the term of this Lease, Landlord shall promptly provide to Tenant full and complete copies of the Estimate and Actual Statement annually given by Prime Landlord to Landlord pursuant to Sections 5.1A and 5.2B, respectively, of the Prime Lease. If Landlord is entitled to any credit pursuant to Section 5.1B of the Prime Lease, Tenant shall be entitled to its proportionate share of such credit (as adjusted to reflect a Base Year of 2014). If Landlord must make a lump sum payment to Prime Landlord pursuant to Section 5.1B of the Prime Lease, Tenant shall pay to Landlord its proportionate share of the amount (as adjusted to reflect a Base Year of 2014). If Tenant reasonably requests that Landlord review Prime Landlord’s records or dispute the amounts set forth in any Statement, Landlord shall cooperate in good faith with Tenant as to any dispute and keep Tenant reasonably informed of attempts to resolve any such dispute and any ultimate resolution thereof. The cost of electricity is included in the Base Rent, subject to a charge back to Tenant for excess electrical costs (which threshold for such excess is referred to herein and in the Prime Lease as “Maximum Permitted Electrical Consumption”) in accordance with the Prime Lease. The Prime Lease limits the tenant’s consumption of electricity in the Prime Lease Premises. Tenant acknowledges that Landlord, as the tenant under the Prime Lease, may be liable for excess electricity costs if Landlord’s consumption exceeds the Maximum Permitted Electrical Consumption (as defined in Paragraph 7B of the Prime Lease). If Tenant’s full-time employee count at the Premises does not exceed 70, Landlord shall not pass through to Tenant any excess electricity charges even if Prime Landlord is passing through to Landlord such charges. If Tenant’s full-time employee count exceeds 70, Tenant shall be liable for any portion of the excess electricity charges imposed by Prime Landlord under the Prime Lease provided such electrical charges are documented (and such documentation will be delivered to Tenant concurrently with a payment request or, if omitted, promptly upon demand therefor). Tenant shall have the right to audit such expense pass-through and documentation. Tenant’s liability for After-Hours HVAC, excess electrical costs or similar services supplied by the Prime Landlord will be equal to the actual cost charged for such services by Prime Landlord and Landlord will provide Tenant with copies of all invoices concurrently with request for payment of such items.

V.	SECURITY DEPOSIT

Upon the execution hereof by Tenant, Tenant shall deposit with Landlord the sum of $100,000 cash (the “Security Deposit”). The Security Deposit shall serve as security for the prompt, full and faithful performance by Tenant of the terms and provisions of this Sublease. In the event of any Default of Tenant hereunder that Tenant fails to cure within any applicable time permitted under this Sublease or in the event that Tenant owes any amounts to Landlord upon the expiration of this Sublease, Landlord may use or apply the Security Deposit for the payment of Tenant’s obligations hereunder or otherwise remedy the Default of Tenant. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any law and shall not be construed as liquidated damages. In the event the Security Deposit is reduced by such use or application, Tenant shall deposit with Landlord within 10 business days after written notice, an amount in cash sufficient to restore the Security Deposit to the amount required pursuant to this Sublease as of such time. Failure to so restore the Security Deposit shall be a material breach of this Sublease. Landlord shall not be required to keep the Security Deposit separate from Landlord’s general funds or pay interest on the Security Deposit. Any remaining Security Deposit shall be returned to Tenant within 30 days after Tenant has vacated the Premises.

If, as of December 1, 2015, no uncured Default of Tenant exists, Tenant may, by written notice to Landlord, direct Landlord to apply a portion of the Security Deposit in the amount of $32,069.52 to the payment in full of monthly Base Rent for December 2015 whereupon the sum of the Security Deposit shall be reduced from $100,000 to $67,930.48 for the remaining term of this Sublease.

VI.	REPAIRS AND MAINTENANCE OF THE PREMISES

Any repair and maintenance obligations with respect to the Premises which are the responsibility of the Landlord, as tenant under the Prime Lease, shall be performed by Tenant, at Tenant’s sole cost and expense. Tenant shall promptly notify Landlord of the need for any such repair, even though Landlord shall not be responsible or liable therefor. Tenant waives its rights under California Civil Code Sections 1941 and 1942 or any similar law, statute or ordinance now or hereafter in effect.

VII.	TENANT’S USE

A. Tenant shall use and occupy the Premises for general office and administrative purposes consistent with the character of a first class office building and otherwise in accordance with the Prime Lease. Tenant shall not use the Premises for any other purpose except that with the approval of Prime Landlord. Tenant acknowledges that Prime Landlord has no obligation to approve any such use and in the event Prime Landlord fails to grant any such approval, Tenant agrees that such failure shall not be a default of Landlord under this Sublease nor shall Landlord have any liability to Tenant as a result of such failure.

B. Tenant shall comply with all federal, state and local laws, ordinances, rules and regulations and the requirements of any Board of Fire Insurance Underwriters applicable to Tenant’s use of the Premises and any improvements of Tenant related thereto.

C. Tenant shall keep the interior of the Premises in good order and condition and, on or before the Expiration Date, shall remove all personal property, fixtures, equipment, cabling, conduits, security systems and supplies which Tenant has placed in or about the Premises (other than the furniture and fixtures listed on Exhibit C) and any alterations, additions or improvements which Landlord shall request Tenant to remove at the time such improvements, additions or alterations are made (excepting the alterations, additions or improvements approved by Landlord and, if applicable, Prime Landlord, and made by Tenant in order to prepare the Premises for Tenant’s initial occupancy; provided that Landlord will only require removal in the event Prime Landlord requires removal). Any damage caused to the Premises by such removal shall be repaired by Tenant, at Tenant’s sole expense, and if Tenant fails to make such repairs, Landlord may do so and Tenant shall promptly reimburse Landlord for all of costs thereof.

D. Tenant shall not, by its acts or omissions, cause any increase in the premium for fire or other insurance covering the Building or the termination of any such insurance.

E. Tenant shall not introduce on or transfer to the Premises, any Hazardous Materials (as hereinafter defined); nor dump, flush or otherwise dispose of any Hazardous Materials into the drainage, sewage or waste disposal systems serving the Premises; nor generate, store, use, release, spill or dispose of any Hazardous Materials in or on the Premises, nor transfer any Hazardous Materials from the Premises to any other location; and shall not commit or suffer to be committed in or on the Premises any act which would require any reporting or filing of any notice with any governmental agency pursuant to any statutes, laws, codes, ordinances, rules or regulations, present or future, applicable to the Premises or to Hazardous Materials; provided that Tenant shall be permitted to use cleaning chemicals and typical office supplies to the same extent allowed under the Prime Lease.

Landlord represents warrants and covenants that to the actual present knowledge of Landlord, without inquiry, no condition exists at the Premises which is in violation of environmental Laws.

Tenant agrees that if it or anyone acting on behalf of Tenant or with Tenant’s knowledge and permission shall generate, store, release, spill, dispose of or transfer to the Premises any Hazardous Materials, it shall forthwith remove the same, at its sole cost and expense, in the manner provided by all applicable Laws, regardless of when such Hazardous Materials shall be discovered. Furthermore, Tenant shall pay any fines, penalties or other assessments imposed by any governmental agency with respect to any such hazardous materials and shall forthwith repair and restore any portion of the Premises as required by the Prime Lease. Tenant agrees to deliver promptly to Landlord any notices, orders or similar documents received from any governmental agency or official concerning any violation of any Environmental Laws or with respect to any hazardous materials affecting the Premises or Property. The term “Hazardous Materials” shall have the same meaning as that defined in the Prime Lease. “Laws” shall have the same meaning as that defined in the Prime Lease. The obligations of Tenant contained in this Section shall survive the expiration or termination of this Sublease. Nothing in this Sublease is intended, or will be construed to, impose liability on Tenant for Hazardous Materials contamination or legal violations caused by Landlord or any third party not acting on behalf of Tenant or with Tenant’s knowledge and permission. Landlord will defend, indemnify and hold Tenant harmless from and against any and all loss, cost, liability or damage suffered by Tenant as a result of any Hazardous Materials brought onto the Premises by Landlord or any party acting on behalf of Landlord.

VIII.	ALTERATIONS

A. Tenant shall not make any alterations, improvements or installations (collectively, “Alterations”) in or to the Premises without Landlord’s prior written consent. All alterations and improvements shall be subject to the terms and conditions of the Prime Lease, and in those instances where applicable, shall be subject to the Prime Landlord’s approval as provided in the Prime Lease. Any Alterations consented to by Landlord shall be performed at the sole cost and expense of Tenant, subject to Landlord’s obligation to pay to Tenant the Improvement Allowance described below. Any such Alterations may be installed by contractors reasonably approved in advance by Landlord, but shall become the property of Landlord (subject to the terms of the Prime Lease and the remainder of this Sublease). Landlord may condition its approval to any Alterations on the removal of the same (other than with respect to Alterations made by Tenant before the Commencement Date to the extent such Alterations are approved by Landlord and Prime Landlord and Prime Landlord agrees in writing that it will not require such

Alterations to be removed), and restoration before the Expiration Date of any damage caused by the installation and removal of Alterations. In the event Landlord does not specify that any approved Alterations must be removed at the end of the Term at the time of its consent, Tenant will be permitted to leave such Alterations in the Premises upon the termination or earlier expiration of this Sublease.

B. Notwithstanding anything herein to the contrary, Tenant shall be solely responsible for the timely preparation and submission to Landlord and Prime Landlord of final plans, specifications, construction drawings, and such other documents relating thereto as may be required by the Prime Lease in connection with any Tenant proposed Alterations. Landlord shall respond to any submittal of plans, specifications, drawings and related documents within five (5) business days, and in order to facilitate a timely processing of plans, specifications, drawings and related documents, Tenant may submit to Prime Landlord copies of any submittals at the same time as Tenant submits them to Landlord. Landlord acknowledges that Tenant desires to alter the Premises by adding the following: a built-in reception desk, 24/7 air conditioning for a server room, HVAC and electrical improvements, double door glass entry and side lights for the conference room, new carpet, new paint (including up to three accent colors), AV electrical for flat screen and conference room floor core. Tenant (with assistance from Landlord as necessary) shall seek Prime Landlord’s approval of the space plan attached hereto as Exhibit F in advance of Sublease execution, and Prime Landlord shall not require Tenant to remove the foregoing described initial improvements. Such plans, specifications, drawings and related documents shall be subject to (i) the reasonable approval of Landlord pursuant to this Sublease (provided that Landlord hereby approves the plans attached hereto as Exhibit F) and (ii) the approval of Prime Landlord pursuant to the terms of the Prime Lease. Tenant shall design and construct such Alterations in accordance with the terms and conditions of the Prime Lease. Tenant shall comply with and observe the provisions of the Prime Lease (including obtaining the approval of the Prime Landlord as required therein). Tenant shall pay for the construction and installation of such Alterations (subject to Landlord’s obligation to pay to Tenant the Improvement Allowance) and all fees payable to Prime Landlord under the Prime Lease in connection with such improvements. Notwithstanding the foregoing, Landlord will perform the following work, at its sole cost and expense and not as a charge against the Improvement Allowance (as defined below), as more particularly outlined on Exhibit G attached hereto (which work has been approved by Prime Landlord): (i) install a common corridor on the floor, including all demising walls for such corridor, (ii) install a double door entry to the Premises, and (iii) install a demising wall on the south side of the floor, separating the Premises from the Landlord’s retained premises. In addition, Landlord will reimburse Tenant (in addition to the Improvement Allowance) for the cost of installation of a demising wall on the north side of the floor, as depicted on Exhibit G within 30 days after Tenant submits an invoice from its contractor showing the cost of such demising wall.

C. Landlord shall provide to Tenant an improvement allowance in the sum of $18.00 per rentable square foot of the Premises (i.e., the sum of $196,344) to be used by Tenant to pay for the cost of improvements to the Premises (the “Improvement Allowance”) in conformance with an improvement plan prepared by an interior space planner approved by Landlord. Tenant agrees to hire Maggetti Elam & Associates for the space planning project. Subject to Prime Landlord’s and Landlord’s approval of each contractor, Tenant shall have the right (i) to bid competitively the tenant improvement work among Backs Construction and other contractors approved by Prime Landlord and Landlord, and (ii) to select the general contractor and supervise the construction. Landlord shall not charge any supervisory fee or project management fee relating to the tenant improvement work. Landlord will disburse the improvement allowance in monthly progress payments as the work progress, subject to the following procedures: (i) a request for payment from Tenant’s contractor; (ii) contractor’s certification of the percentage of completion of the work; (iii) supporting invoices from all subcontractors, laborers, materialmen and suppliers; (iv) executed conditional mechanic’s lien releases from all of the contractors, subcontractors and materials suppliers submitting invoices to be paid and executed unconditional mechanic’s lien releases from all of the subcontractors, materialmen and materials suppliers with respect to previously invoiced work for which Landlord previously disbursed a portion of the improvement allowance and (v) a retainage of ten percent (10%), which will be disbursed by Landlord upon Substantial Completion of the improvements.

D. Tenant may use the Improvement Allowance for the cost of space planning, plans and specifications, permits, moving expenses (not to exceed $5.00 per square foot) and the tenant improvements described in Section VIII.B above. Any Improvement Allowance payable for soft costs, permits or moving costs will be paid to Tenant within ten (10) days after invoicing (which invoice will contain copies of invoices from the applicable vendor).

E. Subject to Prime Landlord’s approval, Tenant may use contractors selected by Tenant for the build out of the Premises; provided, however, Back Construction is hereby pre-approved for the build out of the Premises. Tenant shall use commercially reasonable efforts to complete the tenant improvements within 120 days after the issuance of a building permit (if required) therefor (and if no permit is required, then within 120 days after the Commencement Date), and Tenant shall construct such tenant improvements in conformance with the final plans and specifications that have been approved by Prime Landlord and Landlord. Tenant shall cause the installation of the demising wall for the Premises to be afforded priority in the construction scheduling so that such demising wall is substantially completed early in the construction process. Landlord shall not charge Tenant or its contractors for any parking, utilities or other building services during the construction or move-in period. All future Alterations shall be subject to the terms and conditions of the Prime Lease and Prime Landlord’s and Landlord’s approval.

IX.	ASSIGNMENT AND SUBLETTING

A. Tenant shall not (a) assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Sublease, (b) sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises, or (c) suffer or permit this Sublease or the leasehold estate hereby created or any other rights arising under this Sublease to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant (sometimes collectively referred to herein as “Transfers”), or cause the Premises to be offered or advertised for assignment or subletting without complying with the Prime Lease and without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

B. If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than 20 days nor more than 180 days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefore, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer, and (iv) reasonable information demonstrating the financial responsibility of the proposed Transferee, and the nature of such Transferee’s business and proposed use of the Subject Space.

C. If this Sublease is assigned or if the Premises or any part thereof are sublet (or occupied by anybody other than Tenant and its employees), Landlord, after default by Tenant hereunder, may collect the rents from such assignee, subtenant or occupant, as the case may be, and apply the net amount collected to the rent herein reserved, but no such collection shall be deemed a waiver of the provisions set forth in the first paragraph of this Section IX, the acceptance by Landlord of such assignee, subtenant or occupant, as the case may be, as a tenant, or a release of Tenant from the future performance by Tenant of its covenants, agreements or obligations contained in this Sublease. Notwithstanding anything herein to the contrary, any assignment or subletting shall be subject to the terms and conditions of the Prime Lease, and in those instances where applicable, shall be subject to the Prime Landlord’s approval and/or recapture as provided in the Prime Lease.

No subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder, and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the obligation to obtain the Landlord’s written approval in the case of any other subletting or assignment. No assignment, subletting or occupancy shall affect uses permitted hereunder. Any subletting, assignment or other transfer of Tenant’s interest in this Sublease in contravention of this Section shall be voidable at Landlord’s option.

D. If the rent and other sums (including, without limitation, the reasonable value of any services performed by any assignee or subtenant in consideration of such assignment or sublease), either initially or over the term of any assignment or sublease, payable by such assignee or subtenant on account of an assignment or sublease of all or any portion of the Premises exceed the sum of Rent plus Additional Sublease Rent called for hereunder with respect to the space assigned or sublet, Tenant shall pay to Landlord as Additional Sublease Rent fifty percent (50%) of such excess, less the reasonable expenses incurred by Tenant in connection with such assignment or sublease (including, without limitation, legal fees, tenant improvement costs, and brokerage commissions), payable monthly at the time for payment of Rent. Nothing in this paragraph shall be deemed to abrogate the provisions of this Section and Landlord’s acceptance of any sums pursuant to this paragraph shall not be deemed a granting of consent to any assignment or sublease of all or any portion of the Premises.

E. Notwithstanding anything in this Section IX to the contrary, Section 8.3 of the Prime Lease will apply to Tenant and Tenant will be permitted to Transfer this Sublease in accordance with, and subject to, the terms and conditions of Section 8.3 of the Prime Lease.

F. Notwithstanding anything to the contrary contained in this Section IX, Landlord shall have the option (except for Transfers in accordance with Section 8.3 of the Prime Lease), by giving written notice to Tenant within 15 days after receipt of the applicable Transfer Notice, to recapture the applicable Subject Space (in which case Tenant will pay for and perform any work required to demise the recaptured space from the Premises). Such recapture notice shall cancel and terminate this Sublease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice (or at Landlord’s option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter). In the event of a recapture by Landlord, if this Sublease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Sublease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord delivers a recapture notice to Tenant, Tenant will have a period of five (5) days during which it may elect to withdraw its request for Transfer in which case Landlord’s recapture notice will be of no force or effect. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of this Section IX.

X.	INSURANCE

Tenant shall comply with all of the insurance requirements and obligations of Landlord, as tenant under the Prime Lease with respect to the Premises, Tenant shall, at its expense, take out and maintain, from the date upon which Tenant first enters the Premises for any reason, and throughout the term and thereafter so long as Tenant is in occupancy of any part of the Premises, the following insurance:

A. Commercial general liability insurance applicable to the Premises providing, on an occurrence basis, (1) a minimum combined single limit of $2,000,000; (2) all risk property/business interruption insurance written at replacement cost and value and with replacement cost endorsement covering all of Tenant’s trade fixtures, equipment, furniture and other personal property within the Premises; (3) workers’ compensation insurance as required by California law and as may be required by applicable statue; and (4) employers liability coverage of at least $500,000 per occurrence. All commercial general liability insurance policies shall name Tenant as named insured and Landlord (or any successor) and Prime Landlord (or any successor) as additional insureds.

B. All such policies shall contain a clause that such policy and the coverage evidenced thereby shall be primary with respect to any insurance policies carried by Landlord with respect to the Premises and shall be obtained from responsible companies qualified to do business and in good standing in California, which companies shall be subject to Landlord’s reasonable approval. Tenant agrees to furnish Landlord with certificates evidencing all such insurance prior to exercising Tenant’s right of early access pursuant to Section II.C above and in any event prior to the beginning of the term hereof. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to

Landlord and any additional insured such certificate of insurance prior to expiration of any existing policy. Each such policy shall be non-cancellable and not materially changed with respect to the interest of Landlord and Prime Landlord) without at least 10 days’ prior written notice thereto. Any insurance required of Tenant under this Lease may be furnished by Tenant under a blanket policy carried by it provided that such blanket policy shall reference the Premises, and shall guarantee a minimum limit available for the Premises equal to the insurance amounts required in this Sublease.

C. Landlord and Tenant shall each secure an appropriate clause in, or an endorsement upon, each property damage insurance policy obtained by it and covering the Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Premises by, through or under Tenant. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge then the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission from such insurance companies.

D. Subject to the foregoing provisions each party hereby releases the other with respect to any claim which it might otherwise have against the other party for loss, damage or destruction of or to its property to the extent such damage is or would be covered by policies of insurance carried or required by this Lease to be carried by the respective party hereunder.

XI.	INDEMNITIES

A. Except to the extent caused by the negligence or willful misconduct of Landlord, Tenant shall indemnify, defend and hold Landlord harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorney’s fees and other professional fees (if and to the extent permitted by law), which may be imposed upon, incurred by, or asserted against Landlord arising out of or in connection with the use and occupancy by Tenant of the Premises or any damage or injury occurring in the Premises during the term of this Sublease or any acts or omissions (including violations of law) of Tenant, the Tenant Related Parties (hereinafter defined) or any of Tenant’s transferees, contractors or licensees.

B. Except to the extent caused by the negligence or willful misconduct of the Prime Landlord, Tenant shall indemnify, defend and hold Prime Landlord harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorney’s fees and other professional fees (if and to the extent permitted by law), which may be imposed upon, incurred by, or asserted against Prime Landlord arising out of or in connection with the use and occupancy by Tenant of the Premises or any damage or injury occurring in the Premises during the term of this Sublease or any acts or omissions (including violations of law) of Tenant, the Tenant Related Parties or any of Tenant’s transferees, contractors or licensees.

C. Landlord will not voluntarily do, or fail to do, anything which will constitute a default under the Prime Lease or permit the Prime Lease to be terminated for any reason. Except to the extent caused by the negligence or willful misconduct of Tenant or its members, principals, beneficiaries, partners, officers, directors, employees and agents (“Tenant Related Parties”), Landlord shall indemnify, defend and hold Tenant harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorney’s fees and other professional fees (if and to the extent permitted by law), which may be imposed upon, incurred by, or asserted against Tenant arising out of or in connection with acts or omissions (including violations of law) of Landlord, the Landlord Related Parties (meaning its members, partners, principals, beneficiaries, partners, officers, directors, employees and agents) or any of Landlord’s transferees, contractors or licensees or arising from Landlord’s breach of any provisions of this Sublease, including, without limitation, the provisions of this Section XI.B.

D. The provisions of this Section XI shall survive the expiration or earlier termination of this Sublease.

XII.	TENANT’S OBLIGATIONS UPON TERMINATION OF THIS SUBLEASE

Tenant shall keep the Premises in good order and condition and, at the expiration or sooner termination of this Sublease, shall surrender and deliver up the same, broom clean and in good order and condition, as otherwise required by this Sublease and by the Prime Lease, ordinary wear and tear and damage by fire and other casualty excepted. If and to the extent required by Prime Landlord, Tenant shall remove any tenant improvements or other Alterations or equipment installed by Tenant, or on Tenant’s behalf, and repair any damage to the Premises or the Building caused by removal of any such Alterations or equipment by or on behalf of Tenant (provided that Tenant is not required to remove the initial improvements described in Section VIII.B). Landlord shall endeavor to obtain from Prime Landlord its identification of any required removables concurrently with Prime Landlord’s approval of the tenant improvement plans. Any of Tenant’s personal property, fixtures or equipment which shall remain in the Premises after the expiration or sooner termination of this Sublease shall be deemed conclusively to have been abandoned and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant’s sole cost and expense. Notwithstanding the foregoing, Tenant will be required to remove its cabling at the end of the Sublease term.

XIII.	BROKERS

Landlord and Tenant each represent that each has dealt only with Jones Lange LaSalle Brokerage, Inc. and Hughes Marino and with no other broker. Each party shall indemnify and hold harmless the other from and against any and all claims of any other broker claiming to have dealt with such party. Landlord is responsible for payment of any and all commissions due Jones Lange LaSalle pursuant to a separate agreement. Landlord shall pay a brokerage commission to Hughes Marino in the amount of $96,568.52, of which one-half shall be due and payable on the date (i) Tenant and Landlord execute and deliver this Sublease and (ii) Prime Landlord consents to this Sublease pursuant to Section XXIX hereof, and the other one-half of which shall be due and payable as of the Commencement Date provided Tenant is occupying the Premises.

XIV.	DEFAULTS

A. Each of the following shall be a “Default of Tenant”:

(i) Tenant shall fail to make any payment of Rent, Additional Sublease Rent or any other payment Tenant is required to make when such payment is due and such failure shall continue for three (3) days after written notice from Landlord to Tenant.

(ii) Tenant shall fail to perform any other obligation of Tenant pursuant to this Sublease (either directly or derivatively pursuant to obligations arising under the Prime Lease) and such failure shall continue for 20 days after notice from Landlord; provided, if such failure cannot be cured solely by the payment of money and more than 20 days are reasonably required for its cure, a Default of Tenant shall not be deemed to have occurred if Tenant shall commence such cure within said 20-day period and thereafter diligently prosecute such cure to completion.

(iii) Tenant shall (u) file a voluntary petition in bankruptcy or insolvency, or (v) be adjudicated bankrupt or insolvent, or (w) take any action seeking or consenting to or acquiescing in a reorganization arrangement, composition, liquidation, dissolution, appointment of a trustee or receiver or liquidator or similar relief under any federal or state bankruptcy or other law or (x) make an assignment for the benefit of creditors, or (y) dissolve or liquidate or adopt any plan or commence any proceeding, the result of which is intended to include dissolution or liquidation, or (z) fail to discharge, within 60 days, any proceeding brought against Tenant seeking the relief described in clause (w) above.

(iv) Tenant’s subleasehold interest shall be taken on execution.

(v) A custodian or similar agent is authorized or appointed to take charge of all or substantially all of the assets of Tenant.

(vi) An order is entered in any proceeding by or against Tenant decreeing or permitting the dissolution of Tenant or the winding up of its affairs.

B. Landlord shall in no event be in default in the performance of any of Landlord’s obligations hereunder unless and until Landlord shall have failed to perform such obligations within 30 days, or such additional time as is reasonably required to correct any such default with diligent and good faith efforts, after notice by Tenant to Landlord specifying wherein Landlord has failed to perform any such obligations.

XV.	REMEDIES

A. In the event of a Default of Tenant, Landlord (by and through its agents, if and as appropriate) shall have the power and right to enforce one or more of the following remedies:

(i) Terminate this Sublease and Tenant’s right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

(1) The Worth at the Time of Award of the unpaid rent which has been earned at the time of termination;

(2) The Worth at the Time of the Award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided;

(3) The Worth at the Time of the Award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided;

(4) Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

(5) All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

The “Worth at the Time of Award” of the amounts referred to in parts (a) and (b) above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (i) the greatest per annum rate of interest permitted from time to time under applicable law, or (ii) the Prime Rate plus five percent (5%). For purposes hereof, the “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California. The “Worth at the Time of Award” of the amount referred to in part (c), above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%);

(ii) Employ the remedy described in California Civil Code § 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

(iii) Notwithstanding Landlord’s exercise of the remedy described in California Civil Code § 1951.4 in respect of an event or events of default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant’s right to possession of the Premises and recover an award of damages as provided above in Section XV.A(i).

B. To the fullest extent permitted by law, Tenant hereby expressly waives any and all rights of redemption or of limitation or exemption from liability or stays or other rights that contravene the rights granted to Landlord hereunder or under any present of future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises by reason of the violation by Tenant of any of the covenants and conditions of this Sublease. Any and all rights and remedies which Landlord may have under this Sublease, and at law and equity (including without limitation) actions at law for direct, indirect, special and consequential (foreseeable and unforeseeable) damages, for Tenant’s failure to comply with its obligations under the Sublease shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

C. At any time with or without notice, Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to comply with any of its obligations under this Sublease within the time periods required herein, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand, as Additional Rent, all such sums including reasonable attorney’s fees, together with interest thereon at a rate equal to the lesser of 5% over the Prime Rate or the maximum rate allowed by law.

D. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Sublease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect on an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Sublease shall not be deemed to have been a waiver of such breach by Landlord unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

E. No acceptance by Landlord of a lesser sum than the Rent, Additional Sublease Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Sublease provided.

XVI.	SUBORDINATION TO THE PRIME LEASE

A. This Sublease is subject and subordinate to the terms and provisions of the Prime Lease. In addition to Tenant’s obligations under this Sublease, and except as otherwise expressly provided herein and to the extent not inconsistent with this Sublease, Tenant shall observe and perform all of the terms, covenants and conditions of the Prime Lease which Landlord, as tenant under the Prime Lease, is obligated to observe and perform with respect to, and insofar as they specifically relate to, the Premises, to the same extent as if such terms, covenant and conditions of the Prime Lease were set forth at length in this Sublease, except that the following provisions of the Prime Lease shall not apply to this Sublease: 1.1.A, 1.1.F, 1.1.G, 1.1.H., 1.1.I, 1.1.K., 1.1.M., 1.1.O. (insofar as the applicability of using calendar year 2000 as the Base Year), 1.1.P., 1.1.R., 1.1.S., 1.1.T., 1.1.U., 1.1.X., 1.1.Y., 3.1 – 3.6 inclusive, 3.8, 5.1D, 19 (insofar as the applicable holdover rate), 21, 22, 25.19, 25.25, 25.26, 26.28, 29, Exhibits C (other than to the extent applicable by the terms of the Prime Lease), E and G, the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment and Paragraphs 3, 5, 7, 8, 11, 12, 13 (insofar as the number and type of parking spaces allocated to

Tenant hereunder and to the extent it conflicts with the terms of Section XXXII of this Sublease) and 17(c) of the Seventh Amendment. As between Landlord and Tenant, Tenant shall have all rights of “Tenant” under the Prime Lease as it relates to the Premises. Further, incorporating such provisions of the Prime Lease herein shall not obligate Landlord or be construed as causing Landlord to assume or agree to perform any obligations assumed by the Prime Landlord under the Prime Lease. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, suits, liabilities, costs and expenses (including reasonable attorneys’ fees) asserted against or sustained by Landlord under the Prime Lease arising from (i) the use or occupancy of the Premises (including, without limitation, the use, operating and/or installation of Tenant’s fixtures, furnishings and equipment), or (ii) any acts or omissions relating to the use of the Common Areas by Tenant, its agents, employees, representations, contractors, successors, assigns or licensees, except to the extent caused by Landlord’s gross negligence or willful misconduct. Tenant shall not do, omit to do or permit to be done or omitted any act in or related to the Premises which constitute a breach or default under the terms of the Prime Lease or result in the termination of the Prime Lease by the Prime Landlord.

B. Landlord agrees to promptly forward to Tenant all notices, documents and other items it receives from Prime Landlord that relate to either the Premises or the performance by Landlord of its obligations under the Prime Lease whenever any such notices, documents and other items will have or might have a material adverse effect on the Premises or Tenant’s rights under this Sublease.

XVII.	CONSENT OR APPROVAL OF PRIME LANDLORD

If the consent or approval of the Prime Landlord is required under the Prime Lease with respect to any matter relating to the Premises, it shall also be required hereunder. Tenant shall be required first to obtain the consent or approval of Landlord with respect thereto and, if Landlord grants such consent or approval, such consent may be conditioned upon receipt of consent or approval from the Prime Landlord. Tenant shall reimburse Landlord, as Additional Rent, promptly on demand therefor, all reasonable legal, engineering and other professional services expenses incurred by Landlord in connection with any request by Tenant for consent or approval hereunder. Subject to the foregoing right of reimbursement, Landlord shall reasonably cooperate in obtaining Prime Landlord’s consent; provided, however, that Landlord shall not be liable for failing to obtain such consent or approval from Prime Landlord and provided that Landlord shall have no obligation to incur any costs or expenses in the exercise of such cooperation.

XVIII.	LIMITATIONS ON LANDLORD’S LIABILITY

A. Tenant acknowledges that Landlord has made no representations or warranties with respect to the Building or the Premises except as provided in this Sublease.

B. If Landlord assigns its leasehold estate in the Building and the assignee assumes all of the obligations of Landlord under this Sublease (including without limitation the obligation to return to Tenant the Security Deposit in accordance with Section V above), Landlord shall have no obligation to Tenant arising thereafter (provided Prime Landlord consents to such assignment, if required by the Prime Lease). Tenant shall then recognize Landlord’s assignee as Landlord of this Sublease.

C. Landlord shall not be required to perform any of the covenants and obligations of the Prime Landlord under the Prime Lease and, insofar as any of the obligations of the Landlord hereunder are required to be performed under the Prime Lease by the Prime Landlord, Tenant shall rely on and look solely to the Prime Landlord for the performance thereof (unless such failure or delay on the part of Prime Landlord is attributable to any breach, default or failure to act of Landlord). If the Prime Landlord shall default in the performance of any of its obligations under the Prime Lease or breach any provision of the Prime Lease pertaining to the Premises, such default shall not constitute an actual or constructive eviction nor result in any offset, abatement or deduction against the Rent, Additional Sublease Rent or other charges due under this Sublease, but Tenant shall have the right, at Tenant’s sole expense and upon prior notice to Landlord, in the name of Landlord, to make any demand or institute any action or proceeding, in accordance with and not contrary to any provision of the Prime Lease, against the Prime Landlord under the Prime Lease for the enforcement of the Prime Landlord’s obligations thereunder. Landlord shall reasonably cooperate in obtaining Prime Landlord’s consent, provided that Landlord shall have no obligation to incur any costs or expenses (other than nominal costs and expenses and Prime Landlord’s customary fees for approval of the Sublease) in the exercise of such cooperation. In addition, Landlord will exercise all rights of Tenant under the Prime Lease for the benefit of Tenant, including any self-help and rental offset rights.

D. In no event shall Landlord or Tenant be liable to one another for any indirect or consequential damages; and the partners, officers, directors and employees of Landlord or Tenant shall have no individual liability for obligations under or arising out of this Sublease.

XIX.	UTILITIES AND SERVICES

Tenant shall be entitled to all those services, utilities and benefits which the Prime Landlord is required to provide in the Prime Lease. If any interruption of such services occurs during the term of this Sublease, Tenant’s rights shall be in accordance with the terms of the Prime Lease (meaning Tenant shall look solely to the Prime Landlord for the provision of such services, utilities and benefits, and Landlord shall not be responsible for the Prime Landlord’s failure to provide the same provided Landlord uses commercially reasonable efforts to enforce Prime Landlord’s responsibility to provide such utilities and services). To the extent that the Prime Landlord charges Landlord or to the extent Landlord is otherwise charged for any additional service provided to the Premises at Tenant’s request beyond that required to be supplied by the Prime Lease without charge (i.e., additional cleaning, After Hours HVAC (as defined below), etc.), Tenant shall pay such charge, as Additional Sublease Rent, within 10 days after written demand therefor. Landlord will provide Tenant with copies of all invoices received from Prime Landlord. Landlord shall provide janitorial services to Tenant each night Monday night through Friday night, exclusive of Holidays (as defined in the Prime Lease), which janitorial services shall be similar in scope to janitorial services performed in similar buildings in the San Diego area. Telecommunications access shall be provided in accordance with the terms and procedures of the Prime Lease.

XX.	FIRE, CASUALTY AND EMINENT DOMAIN

In the event of a fire, casualty or taking that affects the Premises but does not result in termination of the Prime Lease, the Rent hereunder shall be abated to the extent that the rent payable by Landlord under the Prime Lease with respect to the Premises shall be abated. The provisions of this Section shall be considered an express agreement governing any cause of damage or destruction to the Premises by fire or other casualty, and no local or state statute, law, rule or regulation, now or hereafter in effect, providing for such a contingency shall have any application in such case, to the extent permitted by law.

Irrespective of the form in which recovery may be had by law, as between Landlord and Tenant, all rights to damages or compensation for any taking affecting the Premises shall belong to Landlord in all cases. Tenant hereby grants to Landlord all of Tenant’s rights to such damages and covenants to deliver such further assignments thereof as Landlord may from time to time request. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for relocation expenses and the value of its trade fixtures, if any.

Tenant agrees that Landlord may elect to terminate the Prime Lease if it shall be entitled to do so due to a fire or other casualty or a taking by eminent domain or condemnation; and that if the Prime Lease shall be terminated for such or any other reason prior to the scheduled Expiration Date (other than due to a default in the payment of rent under the Prime Lease or any other default by Landlord under the Prime Lease), this Sublease shall terminate as of the date of the termination of the Prime Lease and Landlord shall have no liability to Tenant due or arising directly or indirectly out of such early termination. Notwithstanding the foregoing, in the event of a fire or casualty affecting the Premises, Landlord will give written notice to Tenant within 30 days after such damage as to how long Landlord reasonably estimates it will take to restore the Premises, and if the estimated restoration period is more than 180 days after the timely giving of such notice, Tenant shall have the right to terminate this Sublease.

XXI.	LANDLORD ACCESS

Landlord and Landlord’s agents and employees shall have the right to enter onto the Premises at reasonable times from time to time upon reasonable notice to Tenant (which notice shall be in writing at least 24 hours in advance and shall not be required in the event of emergency) to ascertain whether Tenant is in compliance with the provisions of this Sublease and the Prime Lease, to perform covenants of Tenant that Tenant fails to perform or to make such repairs as Landlord deems necessary. Tenant’s designated representative may accompany any Landlord entry (except in the event of emergency).

In entering the Premises for the aforesaid purposes, Landlord shall use commercially reasonable efforts not to unreasonably interfere with Tenant’s use of the Premises.

XXII.	GOVERNING LAW

This Sublease shall be construed and interpreted in accordance with the laws of the State of California.

XXIII.	INTEREST ON UNPAID RENT

All installments of Rent, Additional Sublease Rent and all other charges which are not paid within five (5) days after the date when due shall bear interest from the date due until paid,

at an annual rate equal to the lesser of (a) the greatest per annum rate of interest permitted from time to time under applicable law, and (b) the Prime Rate (as defined in Section XV hereof) plus two percent (2%).

XXIV.	HOLDOVER

If Tenant holds over after the expiration or earlier termination of this Sublease, with or without the express or implied consent of Landlord, such holding over shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Rent applicable during the last rental period of the term under this Sublease. Such holdover tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Section XXIV shall be construed a consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Sublease. Tenant acknowledges that the term of the Prime Lease is scheduled to expire co-terminus with the term of this Sublease, and as such, Landlord is not in a position to grant or consent to any holding over by Tenant. The provisions of this Section XXIV shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. In addition, Tenant shall be responsible for any and all damages suffered by Landlord, including, without limitation, damages or costs resulting from actions initiated by third parties (including the Prime Landlord) as a result of said holding over.

XXV.	ESTOPPEL CERTIFICATES

Either party hereto (the “requested party”) agrees that, from time to time, upon not less than 10 business days prior notice by the other party (the “requesting party”), the requested party or its duly authorized representative having knowledge of the following facts shall deliver to the requesting party, or to such person or persons as the requesting party may designate, a statement in writing certifying (a) that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the Sublease as modified is in full force and effect); (b) the date to which the Rent, Additional Sublease Rent and other charges have been paid; (c) that to the best of the requested party’s knowledge, the requesting party is not in default under any provision of this Sublease or if in default, the nature thereof in detail; (d) the commencement and expiration of this Sublease, and (e) any other information that may be reasonably required by the requesting party.

XXVI.	NOTICES

Any notice, statement, certificate, consent, approval, disapproval, request or demand required or permitted to be given in this Sublease shall be in writing (except as otherwise expressly stated in the Sublease or the Prime Lease) and sent by United States mail, registered or certified, postage prepaid, or by nationally recognized overnight courier service, addressed, as the case may be:

To Landlord at the following address:

Suite 600

11988 El Camino Real

San Diego, CA 92130

Attn: Finance Director

and to Tenant at the following address (prior to the Commencement Date):

Suite 240

12760 High Bluff Road

San Diego, CA 92130

Attn: V.P. Finance & Administration

and (after the Commencement Date):

Suite 650

11988 El Camino Real

San Diego, CA 92130

Attn: V.P. Finance & Administration

Either party by notice to the other may change or add persons and places where notices are to be sent or delivered. In no event shall notice have to be sent on behalf of either party to more than two (2) persons. Mailed notices will be deemed served three (3) business days after mailing certified or registered mail properly addressed with postage prepaid, provided the same are received in the ordinary course of business and notices delivered by overnight courier shall be deemed delivered at the time such courier’s records indicate.

XXVII.	LANDLORD’S AND TENANT’S POWER TO EXECUTE

Landlord and Tenant covenant, warrant and represent that they have full power and proper authority to execute this Sublease.

XXVIII.	ENTIRE AGREEMENT

This Sublease contains the entire agreement between Landlord and Tenant and can be changed only by a signed agreement.

XXIX.	CONSENT TO SUBLEASE BY PRIME LANDLORD

This Sublease shall be subject to the consent of the Prime Landlord. Landlord shall use commercially reasonable efforts to obtain the consent of the Prime Landlord including without limitation promptly submitting to Prime Landlord this Sublease upon its mutual execution, but Landlord shall not be responsible for the failure of Prime Landlord to consent to this Sublease. Tenant agrees to accept Prime Landlord’s form of consent document, a copy of which is attached hereto as Exhibit D. If the Prime Landlord does not consent to this Sublease within 30 days after the date of this Sublease, either Landlord or Tenant shall have the right to terminate this Sublease by delivery of written notice to the other, in which case Landlord and Tenant shall be released from all obligations with respect thereto and neither shall have any further rights in law or in equity with respect to this Sublease.

XXX.	BINDING EFFECT

The submission of this Sublease for examination and negotiation does not constitute an offer to sublease or a reservation of, or option for, the Premises. Once fully executed, all the covenants, agreements and undertakings in this Sublease contained shall extend to and be binding upon the legal representatives, successors and assigns of the respective parties hereto, the same as if they were in every case named and expressed, but nothing herein shall be construed as a consent by Landlord to any assignment or subletting by Tenant of any interest of Tenant in this Sublease.

XXXI.	TAXES

Tenant shall be responsible for and agrees to pay on or before the same become due all taxes and other charges assessed against personal property, furnishings and trade fixtures located at the Premises.

XXXII.	PARKING

Subject to the terms and conditions of the Prime Lease, Landlord shall provide to Tenant (40) parking permits for unreserved parking spaces, but Tenant may convert up to eight (8) of them into permits for reserved parking spaces. The reserved parking spaces shall be labeled in accordance with Prime Landlord’s method of marking reserved parking stalls. Unreserved parking permits shall be provided to Tenant, without charge, during the term of this Sublease. Reserved parking permits, if so elected by Tenant, shall be available at the same monthly cost the Prime Landlord charges (presently $70.00 per reserved permit). Parking spaces in the surface parking lot designated for visitors shall be available for Tenant’s visitors, on a “first come, first served” basis, at no additional cost to Tenant. Visitor parking charges in the parking structure shall be administered in accordance with the Prime Lease.

XXXIII.	MISCELLANEOUS

If any provisions of this Sublease shall to any extent be invalid, the remainder of this Sublease shall not be affected thereby. There are no oral or written agreements between Landlord and Tenant affecting this Sublease. This Sublease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant. The titles of the several Sections contained herein are for convenience only and shall not be considered in construing this Sublease. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant. Each term and each provision of this Sublease to be performed by Tenant shall be construed to be both an independent covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment of Tenant. Except as otherwise set forth in this Sublease, any obligations of Landlord or Tenant which arise during the Term of this Sublease (including, without limitation, rental and other monetary obligations, repair obligations and obligations to indemnify one another), shall survive the expiration or sooner termination of this Sublease, and Tenant shall immediately reimburse

Landlord for any expense incurred by Landlord in curing Tenant’s failure to satisfy any such obligation (notwithstanding the fact that such cure might be effected by Landlord following the expiration or earlier termination of this Sublease). Notwithstanding anything herein or in the Prime Lease to the contrary, Tenant shall have no right to extend or renew the term of this Sublease, and Tenant shall have no expansion rights or rights of first refusal with respect to other space in the Building (except as set forth in Addendum One attached hereto).

XXXIV.	QUIET ENJOYMENT

Subject to the provisions of the Prime Lease and the Sublease, Landlord covenants that Tenant shall be entitled to the quiet enjoyment of the Premises for the term of the Sublease, provided no Event of Default exists), and subject, however, to Prime Landlord providing such quiet enjoyment to Tenant under the Prime Lease.

XXXV.	OPERATING HOURS

Pursuant to the Prime Lease HVAC (as defined in the Prime Lease) will be provided when necessary for normal comfort for normal office use in the Premises during Building Hours (defined in the Prime Lease as from 8:00 a.m. to 6:00 p.m. Monday through Friday, and on Saturday from 9:00 a.m. to 1:00 p.m. by request), except for Holidays (as defined in the Prime Lease). If Tenant desires to use heat, ventilation or air-conditioning during the hours other than the Building Hours (the “After-Hours HVAC”), Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate of Tenant’s desired use of After-Hours HVAC, and Landlord shall arrange such After-Hours HVAC to Tenant at the cost charged to Landlord by Prime Landlord, which cost shall be treated as Additional Sublease Rent. Pursuant to the Prime Lease, the cost presently charged to Landlord by Prime Landlord is $35.00 per floor per hour. In the event the cost of After-Hours HVAC is charged directly to Landlord by the vendor, Tenant shall pay Landlord promptly upon Landlord’s request therefore as Additional Sublease Rent the cost properly allocated to Tenant by Landlord for such After-Hours HVAC.

XXXVI.	SIGNAGE AND BUILDING DIRECTORY

Subject to the terms and provisions of Section 25.22 of the Prime Lease, Landlord shall install, at Tenant’s expense, the following signage in connection with the Tenant’s sublease of the Premises:

A. One (1) sign comprised of Tenant’s name on the directory board for the Building situated in the lobby of the Building, which sign shall comply with Prime Landlord’s Building standard signage program for directories.

B. One (1) sign comprised of Tenant’s name at the main entrance to the Premises, which sign shall comply with Prime Landlord’s Building standard signage program for suite entrance signage.

C. Landlord will request that Prime Landlord allow Tenant to have one strip on the project monument sign (in addition to any space on such project monument sign presently enjoyed by Landlord), subject to all terms and conditions of the Prime Lease as it applies to Landlord’s Monument Signage.

Tenant shall not install or maintain any other signs on the exterior or interior of the Building or in the parking area or in or on any other area or the Building.

XXXVII.	PRIME LEASE

A. Landlord represents and warrants to Tenant that (i) the redacted copy of the Prime Lease attached hereto as Exhibit E is a true, accurate and complete copy of the Prime Lease as redacted, (ii) to the actual knowledge of Landlord the Prime Lease is, as of the date hereof, in full force and effect, and (iii) Landlord has neither given nor received a notice of default pursuant to the Prime Lease that remains uncured nor is Landlord aware, as of the date of this Sublease, of any event which with the giving of notice or the passage of time, or both, might constitute an event of default under the Prime Lease. Landlord covenants not to amend or modify the Prime Lease in any manner that adversely affects or diminishes the rights and benefits of Tenant under this Sublease.

B. Landlord covenants and agrees with Tenant as follows: (i) provided Tenant shall timely pay Tenant’s Rent and Additional Sublease Rent as and when due under this Sublease and perform and comply with the terms and obligations of this Sublease, Landlord shall pay, as and when due, all Base Rent, Additional Rent, and other charges payable by Landlord to Prime Landlord under the Prime Lease, and Landlord shall not voluntarily terminate the Prime Lease with respect to the Premises (other than pursuant to any termination right arising as a result of a casualty or taking); and (ii) Landlord shall timely perform those of its covenants and obligations under the Prime Lease which do not require for their performance possession of the Premises and which are not otherwise to be performed hereunder by Tenant on behalf of Landlord, including, by way of example only and not in limitation hereof, maintaining in full force and effect all insurance required of Landlord under the Prime Lease.

C. Tenant will have the right to place one reasonably sized item of Communication Equipment on the roof of the Building in compliance with Section 25.20 of the Prime Lease, subject to Prime Landlord’s consent.

D. Tenant will be permitted to use the health center in accordance with Section 25.23 of the Prime Lease.

IN WITNESS WHEREOF, Landlord and Tenant have each caused these presents to be executed, as a sealed instrument, as of the date first above written.

LANDLORD:
Brandes Investment Partners, L.P., a Delaware limited liability partnership

By:	/s/ Gary Iwamura
Gary Iwamura, Finance Director

TENANT:
Celladon Corporation, a Delaware corporation

By:	/s/ Krisztina Zsebo
Its:	Chief Executive Officer

By:
Its:

Exhibit A

Description of Premises

The Premises consist of approximately 10,908 rentable square feet on a portion of the sixth floor in the Building known as Del Mar Gateway located at 11988 El Camino Real, San Diego, California 92130, which Premises are outlined on the floor plan attached hereto as part of this Exhibit A.

Exhibit A-1

Preliminary Floor Plan

Exhibit B

Calculation of Termination Fee

[see attached]

Loan Amortization Table

Input*
Loan amount	$427,514.52
Annual interest rate	0.00%
Loan period in years	7.25
Number of payments per year	12
Start date of loan	7/1/2014
Extra payments (optional)	$0

*	Input assumptions in cells C5-C10 only, all other cells will calculate automatically

Loan Summary
Scheduled payment	$4,913.98
Scheduled number of payments	87
Actual number of payments	87
Total early payments	$0
Total interest	$2

Pmt. No.	Payment Date	Beginning Balance	Scheduled Payment	Extra Payment	Total Payment	Principal	Interest	Ending Balance	Cumulative Interest
1	8/1/2014	$427,514.52	$4,913.98	$—	$4,913.98	$4,913.94	$0.04	$422,600.57	$0.04
2	9/1/2014	$422,600.57	$4,913.98	$—	$4,913.98	$4,913.94	$0.04	$417,686.63	$0.07
3	10/1/2014	$417,686.63	$4,913.98	$—	$4,913.98	$4,913.94	$0.03	$412,772.69	$0.11
4	11/1/2014	$412,772.69	$4,913.98	$—	$4,913.98	$4,913.94	$0.03	$407,858.75	$0.14
5	12/1/2014	$407,858.75	$4,913.98	$—	$4,913.98	$4,913.94	$0.03	$402,944.80	$0.17
6	1/1/2015	$402,944.80	$4,913.98	$—	$4,913.98	$4,913.94	$0.03	$398,030.86	$0.21
7	2/1/2015	$398,030.86	$4,913.98	$—	$4,913.98	$4,913.94	$0.03	$393,116.91	$0.24
8	3/1/2015	$393,116.91	$4,913.98	$—	$4,913.98	$4,913.95	$0.03	$388,202.97	$0.27
9	4/1/2015	$388,202.97	$4,913.98	$—	$4,913.98	$4,913.95	$0.03	$383,289.02	$0.31
10	5/1/2015	$383,289.02	$4,913.98	$—	$4,913.98	$4,913.95	$0.03	$378,375.08	$0.34
11	6/1/2015	$378,375.08	$4,913.98	$—	$4,913.98	$4,913.95	$0.03	$373,461.13	$0.37
12	7/1/2015	$373,461.13	$4,913.98	$—	$4,913.98	$4,913.95	$0.03	$368,547.18	$0.40
13	8/1/2015	$368,547.18	$4,913.98	$—	$4,913.98	$4,913.95	$0.03	$363,633.23	$0.43
14	9/1/2015	$363,633.23	$4,913.98	$—	$4,913.98	$4,913.95	$0.03	$358,719.29	$0.46
15	10/1/2015	$358,719.29	$4,913.98	$—	$4,913.98	$4,913.95	$0.03	$353,805.34	$0.49
16	11/1/2015	$353,805.34	$4,913.98	$—	$4,913.98	$4,913.95	$0.03	$348,891.39	$0.52
17	12/1/2015	$348,891.39	$4,913.98	$—	$4,913.98	$4,913.95	$0.03	$343,977.44	$0.55
18	1/1/2016	$343,977.44	$4,913.98	$—	$4,913.98	$4,913.95	$0.03	$339,063.49	$0.58
19	2/1/2016	$339,063.49	$4,913.98	$—	$4,913.98	$4,913.95	$0.03	$334,149.54	$0.61
20	3/1/2016	$334,149.54	$4,913.98	$—	$4,913.98	$4,913.95	$0.03	$329,235.59	$0.63
21	4/1/2016	$329,235.59	$4,913.98	$—	$4,913.98	$4,913.95	$0.03	$324,321.64	$0.66
22	5/1/2016	$324,321.64	$4,913.98	$—	$4,913.98	$4,913.95	$0.03	$319,407.69	$0.69
23	6/1/2016	$319,407.69	$4,913.98	$—	$4,913.98	$4,913.95	$0.03	$314,493.74	$0.72
24	7/1/2016	$314,493.74	$4,913.98	$—	$4,913.98	$4,913.95	$0.03	$309,579.79	$0.74
25	8/1/2016	$309,579.79	$4,913.98	$—	$4,913.98	$4,913.95	$0.03	$304,665.84	$0.77
26	9/1/2016	$304,665.84	$4,913.98	$—	$4,913.98	$4,913.95	$0.03	$299,751.88	$0.79
27	10/1/2016	$299,751.88	$4,913.98	$—	$4,913.98	$4,913.95	$0.02	$294,837.93	$0.82
28	11/1/2016	$294,837.93	$4,913.98	$—	$4,913.98	$4,913.95	$0.02	$289,923.98	$0.84
29	12/1/2016	$289,923.98	$4,913.98	$—	$4,913.98	$4,913.95	$0.02	$285,010.02	$0.87
30	1/1/2017	$285,010.02	$4,913.98	$—	$4,913.98	$4,913.95	$0.02	$280,096.07	$0.89
31	2/1/2017	$280,096.07	$4,913.98	$—	$4,913.98	$4,913.95	$0.02	$275,182.11	$0.91
32	3/1/2017	$275,182.11	$4,913.98	$—	$4,913.98	$4,913.96	$0.02	$270,268.16	$0.94
33	4/1/2017	$270,268.16	$4,913.98	$—	$4,913.98	$4,913.96	$0.02	$265,354.20	$0.96
34	5/1/2017	$265,354.20	$4,913.98	$—	$4,913.98	$4,913.96	$0.02	$260,440.25	$0.98
35	6/1/2017	$260,440.25	$4,913.98	$—	$4,913.98	$4,913.96	$0.02	$255,526.29	$1.00
36	7/1/2017	$255,526.29	$4,913.98	$—	$4,913.98	$4,913.96	$0.02	$250,612.33	$1.02
37	8/1/2017	$250,612.33	$4,913.98	$—	$4,913.98	$4,913.96	$0.02	$245,698.38	$1.05
38	9/1/2017	$245,698.38	$4,913.98	$—	$4,913.98	$4,913.96	$0.02	$240,784.42	$1.07
39	10/1/2017	$240,784.42	$4,913.98	$—	$4,913.98	$4,913.96	$0.02	$235,870.46	$1.09
40	11/1/2017	$235,870.46	$4,913.98	$—	$4,913.98	$4,913.96	$0.02	$230,956.50	$1.11
41	12/1/2017	$230,956.50	$4,913.98	$—	$4,913.98	$4,913.96	$0.02	$226,042.54	$1.12
42	1/1/2018	$226,042.54	$4,913.98	$—	$4,913.98	$4,913.96	$0.02	$221,128.59	$1.14
43	2/1/2018	$221,128.59	$4,913.98	$—	$4,913.98	$4,913.96	$0.02	$216,214.63	$1.16
44	3/1/2018	$216,214.63	$4,913.98	$—	$4,913.98	$4,913.96	$0.02	$211,300.67	$1.18
45	4/1/2018	$211,300.67	$4,913.98	$—	$4,913.98	$4,913.96	$0.02	$206,386.71	$1.20
46	5/1/2018	$206,386.71	$4,913.98	$—	$4,913.98	$4,913.96	$0.02	$201,472.74	$1.21
47	6/1/2018	$201,472.74	$4,913.98	$—	$4,913.98	$4,913.96	$0.02	$196,558.78	$1.23
48	7/1/2018	$196,558.78	$4,913.98	$—	$4,913.98	$4,913.96	$0.02	$191,644.82	$1.25
49	8/1/2018	$191,644.82	$4,913.98	$—	$4,913.98	$4,913.96	$0.02	$186,730.86	$1.26
50	9/1/2018	$186,730.86	$4,913.98	$—	$4,913.98	$4,913.96	$0.02	$181,816.90	$1.28
51	10/1/2018	$181,816.90	$4,913.98	$—	$4,913.98	$4,913.96	$0.02	$176,902.93	$1.29
52	11/1/2018	$176,902.93	$4,913.98	$—	$4,913.98	$4,913.96	$0.01	$171,988.97	$1.31
53	12/1/2018	$171,988.97	$4,913.98	$—	$4,913.98	$4,913.96	$0.01	$167,075.01	$1.32
54	1/1/2019	$167,075.01	$4,913.98	$—	$4,913.98	$4,913.96	$0.01	$162,161.04	$1.34
55	2/1/2019	$162,161.04	$4,913.98	$—	$4,913.98	$4,913.96	$0.01	$157,247.08	$1.35
56	3/1/2019	$157,247.08	$4,913.98	$—	$4,913.98	$4,913.96	$0.01	$152,333.11	$1.36
57	4/1/2019	$152,333.11	$4,913.98	$—	$4,913.98	$4,913.97	$0.01	$147,419.15	$1.38
58	5/1/2019	$147,419.15	$4,913.98	$—	$4,913.98	$4,913.97	$0.01	$142,505.18	$1.39
59	6/1/2019	$142,505.18	$4,913.98	$—	$4,913.98	$4,913.97	$0.01	$137,591.22	$1.40
60	7/1/2019	$137,591.22	$4,913.98	$—	$4,913.98	$4,913.97	$0.01	$132,677.25	$1.41
61	8/1/2019	$132,677.25	$4,913.98	$—	$4,913.98	$4,913.97	$0.01	$127,763.28	$1.42
62	9/1/2019	$127,763.28	$4,913.98	$—	$4,913.98	$4,913.97	$0.01	$122,849.32	$1.43
63	10/1/2019	$122,849.32	$4,913.98	$—	$4,913.98	$4,913.97	$0.01	$117,935.35	$1.44
64	11/1/2019	$117,935.35	$4,913.98	$—	$4,913.98	$4,913.97	$0.01	$113,021.38	$1.45
65	12/1/2019	$113,021.38	$4,913.98	$—	$4,913.98	$4,913.97	$0.01	$108,107.41	$1.46
66	1/1/2020	$108,107.41	$4,913.98	$—	$4,913.98	$4,913.97	$0.01	$103,193.44	$1.47
67	2/1/2020	$103,193.44	$4,913.98	$—	$4,913.98	$4,913.97	$0.01	$98,279.47	$1.48
68	3/1/2020	$98,279.47	$4,913.98	$—	$4,913.98	$4,913.97	$0.01	$93,365.50	$1.49

Pmt. No.	Payment Date	Beginning Balance	Scheduled Payment	Extra Payment	Total Payment	Principal	Interest	Ending Balance	Cumulative Interest
69	4/1/2020	$93,365.50	$4,913.98	$—	$4,913.98	$4,913.97	$0.01	$88,451.53	$1.50
70	5/1/2020	$88,451.53	$4,913.98	$—	$4,913.98	$4,913.97	$0.01	$83,537.56	$1.50
71	6/1/2020	$83,537.56	$4,913.98	$—	$4,913.98	$4,913.97	$0.01	$78,623.59	$1.51
72	7/1/2020	$78,623.59	$4,913.98	$—	$4,913.98	$4,913.97	$0.01	$73,709.62	$1.52
73	8/1/2020	$73,709.62	$4,913.98	$—	$4,913.98	$4,913.97	$0.01	$68,795.65	$1.52
74	9/1/2020	$68,795.65	$4,913.98	$—	$4,913.98	$4,913.97	$0.01	$63,881.68	$1.53
75	10/1/2020	$63,881.68	$4,913.98	$—	$4,913.98	$4,913.97	$0.01	$58,967.70	$1.54
76	11/1/2020	$58,967.70	$4,913.98	$—	$4,913.98	$4,913.97	$0.00	$54,053.73	$1.54
77	12/1/2020	$54,053.73	$4,913.98	$—	$4,913.98	$4,913.97	$0.00	$49,139.76	$1.55
78	1/1/2021	$49,139.76	$4,913.98	$—	$4,913.98	$4,913.97	$0.00	$44,225.78	$1.55
79	2/1/2021	$44,225.78	$4,913.98	$—	$4,913.98	$4,913.97	$0.00	$39,311.81	$1.55
80	3/1/2021	$39,311.81	$4,913.98	$—	$4,913.98	$4,913.97	$0.00	$34,397.83	$1.56
81	4/1/2021	$34,397.83	$4,913.98	$—	$4,913.98	$4,913.98	$0.00	$29,483.86	$1.56
82	5/1/2021	$29,483.86	$4,913.98	$—	$4,913.98	$4,913.98	$0.00	$24,569.88	$1.56
83	6/1/2021	$24,569.88	$4,913.98	$—	$4,913.98	$4,913.98	$0.00	$19,655.91	$1.56
84	7/1/2021	$19,655.91	$4,913.98	$—	$4,913.98	$4,913.98	$0.00	$14,741.93	$1.57
85	8/1/2021	$14,741.93	$4,913.98	$—	$4,913.98	$4,913.98	$0.00	$9,827.95	$1.57
86	9/1/2021	$9,827.95	$4,913.98	$—	$4,913.98	$4,913.98	$0.00	$4,913.98	$1.57
87	10/1/2021	$4,913.98	$4,913.98	$—	$4,913.98	$4,913.98	$0.00	$—	$1.57

Exhibit C

Preliminary Schedule of Furniture and Fixtures

QTY	DESCRIPTION 1	SIZE	VENDOR	DESCRIPTION 2	LOCATION
12	Offices	Standard	Knoll	Desk top, credenza, file cabinets, book shelves, wardrobe
1	Office	2 Persons	Knoll	Desk top, file cabinets, book shelves, wardrobe	Office 617
12	Workstations	8’x8’	Knoll/Reff	Maple with Green Fabric	Open space
3	Workstations	8’x6’	Knoll/Reff	Maple with Green Fabric	Open space 6153—6155
30	Chairs	Task	SDOI	Grey Fabric	Offices & workstations
30	Chairs	Guest	Krug	Maple wood trim with fabric upholstery	Offices
2	Credenza	72” & 88”	Knoll	Maple Veneer	Conference Room 62
2	File Cabinets	4 dwr	Knoll	Maple Veneer	Open Space
4	File Cabinets	3 dwr	Knoll	Maple Veneer	Open Space
1	Credenza	88”		Walnut	Conference Room 63
8	Conference Room Chairs	Mid Back	Krug	Faux Leather—Black	Conference Room 63
12	Conference Room Chairs	Mid Back	Krug	Leather—Green	Conference room 62
1	Conference Room Table	10’	Knoll	Maple Veneer	Conference Room 62
1	Conference Room Table	12’		Walnut	Conference Room 63
1	Fridge		Maytag	Black	Kitchen
1	Microwave		Sharp	White	Kitchen
1	Toaster		H. Beach	White	Kitchen
1	Dry Erase Board	72“w x 48“h	Staples	White	Conference room 63

Exhibit D

Form of Prime Landlord’s Consent

COGNAC DEL MAR OWNER I LLC, a Delaware limited liability company (“Landlord”), hereby consents to the subletting by BRANDES INVESTMENT PARTNERS, L.P., a Delaware limited partnership (“Tenant”), to CELLADON CORPORATION, a Delaware corporation (“Subtenant”) of a portion (the “Sublease Premises”) consisting of approximately 10,908 rentable square feet of the sixth floor of Tenant’s premises in the building known as Del Mar Gateway located at 11988 El Camino Real, San Diego, California 92130, for a term expiring not later than September 30, 2021, which premises are now leased and demised by Landlord to Tenant by that certain Lease Agreement dated as of September 8, 1999, as amended (the “Lease”), such consent being subject to and upon the following terms and conditions, to each of which Tenant and Subtenant expressly agree:

1. Tenant shall be and remain liable and responsible for the due keeping, performance and observance, throughout the term of the Lease, of all of the covenants and agreements therein set forth on the part of Tenant to be kept, performed and observed and for the payment of the fixed rent, additional rent and all other sums and any other charges whatsoever now and/or hereafter becoming payable thereunder, expressly including as such additional rent, any and all charges for any property, material, labor, utility or other services furnished or rendered by Landlord in or in connection with the premises demised by the Lease, whether for, or at the request of, Tenant or Subtenant.

2. The sublease (the “Sublease”) to cover the space to be sublet by Tenant to Subtenant (the “Sublet Premises”) shall be subject and subordinate at all times to the Lease, and to all of the covenants and agreements of the Lease and of this Consent, and Subtenant shall not do, permit or suffer anything to be done in or in connection with Subtenant’s use or occupancy of the Sublet Premises which would violate any of such covenants and agreements. Neither the Lease nor this Consent to Sublease shall be deemed to grant Subtenant any rights whatsoever against Landlord other than rights under this Consent to Sublease. The parties hereto acknowledge that Subtenant is a public company, and Landlord and Tenant hereby consent to the disclosure of information related to the Sublease required to comply with public reporting requirements and Subtenant will not be required to deliver financial statements to Landlord or Tenant so long as Subtenant remains a public company.

3. Neither the Sublease nor this Consent thereto shall:

3.1 Release or discharge Tenant from any liability whether past, present or future, under the Lease;

3.2 Operate as a consent to or approval by Landlord of any of the terms, covenants, conditions, provisions or agreements of the Sublease and Landlord shall not be bound thereby;

3.3 Be construed to modify, waive or affect any of the terms, covenants, conditions, provisions or agreements of the Lease or to waive any breach thereof, or any of Landlord’s rights thereunder, or enlarge or increase Landlord’s obligations thereunder; or

3.4 Be construed as a consent by Landlord to any further subletting by Tenant or Subtenant or to any assignment by Tenant of the Lease or assignment by Subtenant of the Sublease, whether or not the Sublease purports to permit the same, the provisions of Article 8 of the Lease shall apply to any proposed assignment of the Sublease or subletting of all or any part of the Sublease Premises as if such request for Landlord’s consent to such assignment or subletting were a proposed assignment or subletting being made by Tenant under the Lease. In such event, Landlord shall have the same rights with respect to Subtenant under Article 8, including without limitation, the right to receive the amounts described in Section 8.4B of the Lease, as Landlord would have with respect to Tenant if Tenant were requesting Landlord’s consent to an assignment or subletting under the same circumstances and upon the same terms and conditions.

4. Notwithstanding anything to the contrary contained in the Sublease, neither the Sublease nor this Consent to Sublease shall (a) enlarge or increase Landlord’s obligations or liability, or (b) reduce or decrease Landlord’s rights, under the Lease or otherwise. Landlord is not a party to the Sublease and, therefore, is not bound by the Sublease or any of its terms. Landlord shall have no responsibility or obligation to Subtenant for the performance by Tenant of its obligations under the Sublease. Similarly, Landlord shall have no responsibility or obligation to Subtenant for the performance of any obligations Landlord may owe to Tenant under the Master Lease. Subtenant acknowledges and agrees that Subtenant shall not have the right to exercise any renewal, expansion, right of first refusal or other similar options or rights afforded to Tenant under the Lease.

5. This Consent is not assignable, nor shall this Consent be a consent to any amendment, modification, extension or renewal of the Sublease, without Landlord’s prior written consent.

6. Each of Tenant and Subtenant covenants and agrees that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the Sublease. Each of Tenant and Subtenant agrees to indemnify Landlord against the same and against any reasonable, out-of-pocket cost or expense (including but not limited to reasonable attorneys’ fees and expenses) incurred by Landlord in resisting any claim for any such brokerage commission.

7. The Sublet Premises shall (subject to all of the covenants and agreements of the Lease) be used solely for the purposes permitted by the Lease.

8. Upon the expiration or any earlier termination of the term of the Lease with respect to the portion of the Sublet Premises or in case of the surrender of the Lease by Tenant to Landlord (whether pursuant to a default by Tenant under the Lease, a foreclosure proceeding, rejection of the Lease in bankruptcy or otherwise), at Landlord’s option, (a) the Sublease and the term and estate thereby granted shall terminate as of the effective date of such expiration, termination or surrender, and Subtenant shall vacate the Sublet Premises on such date, or (b) Subtenant shall attorn to Landlord and recognize Landlord as Subtenant’s landlord under the

Sublease, upon the terms and conditions and at the rental rate specified in the Sublease, and for the then remaining term of the Sublease, except that Landlord shall not be bound by any provision of the Sublease which in any way increases Landlord’s duties, obligations or liabilities to Subtenant beyond those owed to Tenant under the Lease. If Landlord elects clause (b) above, Subtenant agrees to execute and deliver at any time and from time to time, upon request of Landlord, any instruments which may be necessary or appropriate to evidence such attornment, and Landlord shall not (i) be liable to Subtenant for any act, omission or breach of the Sublease by Tenant (but will be responsible to cure any continuing breach which continues after such attornment), (ii) be subject to any offsets or defenses which Subtenant might have against Tenant which accrued prior to such attornment, (iii) be bound by any amendment or modification of the sublease made without Landlord’s prior written consent, (iv) be bound by any rent or additional rent which Subtenant might have paid more than one month in advance to Tenant, or (v) be bound to honor any rights of Subtenant in any security deposit made with Tenant except to the extent Tenant has turned over such security deposit to Landlord. If Landlord elects clause (a) above, any failure of the Subtenant to vacate the Sublet Premises by that date shall be deemed a failure of Tenant to vacate the Premises and a continuing occupancy of the Premises by Tenant.

9. A true and complete copy of the Sublease and a true and complete copy of each amendment thereto shall be delivered to Landlord within ten days after the execution and delivery thereof by the parties thereto; it being understood that Landlord shall not be deemed to be a party to the Sublease or any such amendment nor bound by any of the covenants or agreements thereof and that neither the execution and delivery of this Consent nor the receipt by Landlord of a copy of the Sublease or a copy of any such amendment shall be deemed to change any provision of this Consent or to be consent to, or an approval by Landlord of, any covenant or agreement contained in the Sublease or any such amendment.

10. All of the covenants and agreements contained herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, subject to all agreements and restrictions contained in the Lease, the Sublease and herein with respect to subleasing, assignment, or other transfer. The agreements contained herein constitute the entire understanding between the parties with respect to the subject matter hereof, and supersede all prior agreements, written or oral, inconsistent herewith. No amendment, modification or change therein will be effective unless Landlord shall have given its prior written consent thereto. This Consent to Sublease may be amended only in writing, signed by all parties hereto.

11. This Consent to Sublease hall not be effective and binding unless and until fully executed by all of the parties hereto.

12. In the event of Tenant’s default beyond applicable notice and grace periods in the payment of rent or additional rent under the provisions of the Lease, the rent due from the Subtenant under the Sublease shall be deemed assigned to Landlord and Landlord shall have the right, under such default, at any time at Landlord’s option, to give notice of such assignment to the Subtenant. Subtenant may rely on any notice received from Landlord and/or comply with any instruction from Landlord to pay rent directly to Landlord and Tenant agrees that Subtenant will have no liability to Tenant in connection with Subtenant’s compliance with Landlord’s notice or instructions and all amounts paid to Landlord will be deemed to have been paid in accordance with the terms and conditions of this Sublease. Landlord shall credit Tenant with any rent received by Landlord under such assignment but the acceptance of any payment on account of rent from the Subtenant as the result of any such default shall in no manner whatsoever be deemed an attornment by the Subtenant to Landlord, or serve to release Tenant from any liability under the terms, covenants, conditions, provisions or agreements under the Lease. Notwithstanding the foregoing, any other payment of rent from the Subtenant directly to Landlord, regardless of the circumstances or reasons therefore, shall in no manner whatsoever be deemed an attornment by the Subtenant to Landlord in the absence of a specific written agreement signed by Landlord to such an effect. Neither the service of such notice nor the receipt of such direct payments shall cause Landlord to assume any of Tenant’s duties, obligations and/or liabilities under the Sublease, nor shall such event impose upon Landlord the duty or obligation to honor the Sublease, nor subsequently to accept Subtenant’s attornment.

13. Tenant and Subtenant understand and acknowledge that Landlord’s consent to the Sublease is not a consent to any improvement or alteration work being performed in the Sublet Premises, that Landlord’s consent must be separately sought and will not necessarily be given (but will the giving or withholding of such consent will be subject to the terms of the Lease).

14. Both Tenant and the Subtenant shall be and continue to be liable for the payment of (a) all bills rendered by Landlord for charges incurred by the Subtenant for services and materials supplied to the Sublet Premises, including without limitation, any services and materials supplied beyond that which is required by the terms of the Lease and (b) any additional costs incurred by Landlord for maintenance and repair of the Sublet Premises as the result of Subtenant (rather than Tenant) occupying the Sublet Premises (including but not limited to any excess cost to Landlord of services furnished to or for the Sublet Premises resulting from the extent to which Subtenant uses them for purposes other than as set forth in the Lease).

15. Tenant and Subtenant agree that (i) Landlord is not a party to the Sublease and is not bound by the provisions thereof, (ii) Landlord has not, and will not, review or pass upon any of the provisions of the Sublease, and (iii) the Sublease will not be modified or amended in any way without the prior written consent of Landlord. Nothing herein contained shall be construed as a consent to, or approval or satisfaction by Landlord of any of the provisions of the Sublease, but is merely a consent to the act of subletting by Tenant to Subtenant. In the event of any conflict between the provisions of (i) the Lease or this Consent to Sublease and (ii) the Sublease, the provisions of the Lease or this Consent to Sublease shall prevail unaffected by the provisions of the Sublease. In the event of any conflict between the provisions of this Consent to Sublease and the provisions of the Lease, the provisions of the Lease shall prevail.

16. As additional consideration for this Consent, Tenant hereby certifies that:

16.1 The Lease is in full force and effect.

16.2 To Tenant’s knowledge, there are no uncured defaults on the part of Landlord or Tenant under the Lease except for the following (if any): None.

16.3 To Tenant’s knowledge, there are no existing offsets or defenses which Tenant has against the enforcement of the Lease by Landlord except for the following (if any): None.

17. Tenant represents and warrants to Landlord that no compensation or consideration of any kind other than as set forth in the Sublease has been, or will be, paid by Subtenant to Tenant in connection with the Sublease.

18. Wherever Tenant, as tenant under the Lease, has agreed to indemnify the Landlord, so in the Sublease, Subtenant shall likewise indemnify Tenant and Landlord, with respect to matters related to Subtenant or the Sublease Premises. Such obligation shall survive the expiration or earlier termination of the Sublease. Subtenant agrees to maintain the same insurance required to be carried by the Tenant under the Lease, naming Landlord as an additional insured under Subtenant’s policies of insurance, and Subtenant further agrees to waive subrogation in favor of Landlord to the same extent required of the Tenant under said Master Lease. Subtenant hereby releases Landlord to the extent of such insurance coverage required to be held under the terms of the Lease and the Sublease with respect to any claim which it might otherwise have against Tenant or Landlord with respect to the Sublease Premises or Subtenant’s property contained therein. Subtenant further agrees to provide a certificate of insurance which complies with these requirements to Tenant no later than the earlier of (i) 15 days following the date hereof or (ii) the date on which Subtenant, or any party acting through Subtenant, occupies the Sublease Premises for any purpose, including, without limitation, the installation of Subtenant’s furniture, fixtures or other personal property.

19. Any notices required or permitted hereunder shall be in writing and shall be delivered in accordance with the terms of Article 24 of the Lease, except that notices to Subtenant shall be addressed to Subtenant as follows: 11988 El Camino Real, Suite 650, San Diego, California 92130, Attn: V.P. Finance & Administration or to such other address as any party may designate to the other parties by notice given in accordance with Article 24 of the Lease.

20. This Consent Agreement may be executed and delivered in multiple counterparts, each of which shall be deemed to be an original copy of this Sublease and all of which, when taken together, shall be deemed to constitute one and the same document.

21. By executing this Consent, Subtenant acknowledges that it has received a copy of the Lease from Tenant.

IN WITNESS WHEREOF, this Consent is executed                     , 2014.

“LANDLORD”

COGNAC DEL MAR OWNER I LLC, a Delaware limited liability company

By:	The Prudential Insurance Company of America, a New Jersey corporation

By:
Its:

“TENANT”

BRANDES INVESTMENT PARTNERS, L.P., a Delaware limited partnership

By:
Gary Iwamura, Finance Director

“SUBTENANT”

CELLADON CORPORATION, a Delaware corporation

By:
Its:	Chief Executive Officer

By:
Its:

Exhibit E

Copy of Redacted Prime Lease

EXHIBIT E

LEASE AGREEMENT

BETWEEN

PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.,

a Delaware limited partnership

(“Landlord”)

AND

BRANDES INVESTMENT PARTNERS, L.P.,

a California limited partnership

(“Tenant”)

DEL MAR GATEWAY

San Diego, California

Dated: September 8, 1999

EXHIBITS AND RIDERS

The following Exhibits and Riders are attached hereto and by this reference made a part of this Lease:

EXHIBIT A	-	FLOOR PLANS OF THE PREMISES
EXHIBIT B	-	CONCEPTUAL DRAWINGS
EXHIBIT B-1	-	THE LAND

-i-

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

EXHIBIT C	-	WORK LETTER AGREEMENT
EXHIBIT D	-	FORM OF COMMENCEMENT NOTICE
EXHIBIT E	-	FORM OF TENANT’S LETTER OF CREDIT
EXHIBIT F	-	FORM OF SUBORDINATION, NON- DISTURBANCE AND
ATTORNMENT AGREEMENT
EXHIBIT G	-	FORM OF LANDLORD’S LETTER OF CREDIT
EXHIBIT H	-	ELECTRICAL SPECIFICATIONS
RIDER NO. 1	-	RULES AND REGULATIONS

-ii-

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

INDEX OF DEFINED TERMS

DEFINED TERMS	LOCATION OF DEFINITION
Abatement Event	15
Abatement Notice	15
Accelerated Expansion Notice	39
Actual Statement	12
ADA	21
Adjustment Dates	29
All Risk	23
Allowance	Exhibit C
Applicant	Exhibit E
Audit Notice	12
Audit Period	12
Base Building Plans	Exhibit C
Base Year	2
Beneficiary	Exhibit E
blanket insurance	23
BOMA Standard	38
Brokerage Agreement	30
Building Standard(s)	14
Business Days	37
Business Hours	37
Central Systems	Exhibit C
Chiller	Exhibit C
Common Areas	38
Communication Equipment	33
Communication Equipment Notice	33
Comparison Area	13
condemnation	25
Construction Drawings	Exhibit C
Contractor	Exhibit C
control	17
day	38
days	38
Economic Terms	40
Effective Date	6
Election Date	40
Eligibility Period	15
Event of Default	21
Existing Sublease	8
Expansion Date	39
Expansion Notice	39
Expansion Rent	39
Expansion Space	39
Expiration Date	4
Expiry Date	Exhibit E
Extension Notice	4
Extension Option	4
fair market rental rate	4
Final Plans	Exhibit C
First Negotiation Notice	40
First Negotiation Offer Space	40
Force Majeure Delays	8

-iii-

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

DEFINED TERMS	LOCATION OF DEFINITION
Frame Completion	8
Frame Completion Outside Date	6
Hazardous Material	42
hereby	38
herein	38
hereof	38
hereunder	38
Holidays	37
include	38
including	38
Initial Outside Dates	6
Interest Rate	9
Invoice	19
Landlord	1
Landlord’s Health Facility	35
Landlord’s Letter of Credit	8
Landlord’s Operating Costs Estimate	9
Landlord’s Repair Notice	25
Laws	42
LC Reimbursement Cap	29
Lease	1
Leasehold Improvements	Exhibit C
material default	35
Maximum Permitted Electrical Consumption	14
Minimum Stated Tenant LC Amount	29
Monument Signage	35
Moving Allowance	Exhibit C
Moving Costs	Exhibit C
Mutual Termination Notice	7
Net Rentable Area	38
no liability to Tenant	38
Non-Disturbance Agreement	27
notices	30
Objectionable Name	35
Operating Costs	10
Option	5
Option Term	4
Option Term Refurbishment Allowance(s)	36
Original Tenant	5
Outside Agreement Date	5
Outside Date Payment	7
over-the-counter	16
Pad Completion	8
Pad Completion Outside Date	6
Parking Ratio	13
Payment Amount Termination Date	6
Payment Amounts	6
Permits	Exhibit C
Permitted Assignee	17
Target Premises Completion Date	6
Outside Premises Availability Date	7
Premium Rent	7
Prevailing Periods	8
Proposed Financing Transaction	33
Proposed Sale Transaction	33
Purchase Outside Date	6
Refurbished Improvements	36
Refurbishment Allowance Items	36
Refurbishment Allowances	36

-iv-

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

DEFINED TERMS	LOCATION OF DEFINITION
Refurbishment Drawings	36
repair	38
Second Chance Notice	41
Seventh Year Refurbishment Allowance	36
Specific Items	33
Specifications	35
Stated Amount	Exhibit E
Stated Tenant LC Amount	29
Submission Dates	8
Successor Landlord	27
Superior Leases	40
Superior Rights	40
Taxes	10
Tenant	1
Tenant Delays	Exhibit C
Tenant’s Agents	37
Tenant’s Architect.	Exhibit C
Tenant’s Contractor	37
Tenant’s Design Development Drawings	Exhibit C
Tenant’s Letter of Credit	29
Tenant’s Operating Costs Payment	9
Tenant’s Property	.23
Tenant’s Review Period	5
Tenant’s Security System	16
Tenant’s Termination Notice	6
termination of this Lease	38
Termination Outside Date	7
terms of this Lease	38
Third Floor Expansion/First Negotiation Space Parking Ratio	40
Transfer Notice	17
UPS System	Exhibit C
UPS System Allowance	Exhibit C
Usable Area	38
without liability to Tenant	38
Work Cost	Exhibit C
Work Cost Statement	Exhibit C

-v-

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made and entered into by and between PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership (“Landlord”), and BRANDES INVESTMENT PARTNERS, L.P., a California limited partnership (“Tenant”), upon all the terms set forth in this Lease and in all Exhibits and Riders hereto, to each and all of which terms Landlord and Tenant hereby mutually agree.

ARTICLE 1

BASIC LEASE INFORMATION AND CERTAIN DEFINITIONS

1.1 Each reference in this Lease to information and definitions contained in the Basic Lease Information and Certain Definitions and each use of the terms capitalized and defined in this Section 1.1 shall be deemed to refer to, and shall have the respective meaning set forth in, this Section 1.1.

A. Premises:	That certain space identified by diagonal lines or shaded area on the floor plans attached hereto as Exhibit “A”, consisting of the entire fourth (4th), fifth (5th), sixth (6th), seventh (7th) and eighth (8th) floors of the Building.

B. Building:	The building to be constructed and to be located at 11988 El Camino Real, San Diego, California 92130.

C. Land:	Those certain parcels of land underlying the Project legally described on Exhibit “B-1” attached hereto.

D. Parking Facility:	The parking areas to be located on the Land.

E. Project:	The Land and all improvements to be constructed thereon from time to time, including the Building, the Parking Facility, and all Common Areas, as conceptually shown on Exhibit “B” attached hereto.

F. Commencement Date:	The date defined in Section 3.1 hereof.

G. Usable Area of Premises:	94,865 square feet of Usable Area.

H. Term:	Eleven (11) years, unless this Lease is sooner terminated as provided herein, beginning on the Commencement Date.

I. Net Rentable Area of the Premises:	106,181 square feet of Net Rentable Area consisting of (i) 21,431 square feet of Net Rentable Area on the entire fourth (4th) floor of the Building, (ii) 21,431 square feet of Net Rentable Area on the entire fifth (5th) floor of the Building, (iii) 21,431 square feet of Net Rentable Area on the, entire sixth (6th) floor of the Building, (iv) 21,431 square feet of Net Rentable Area on the entire seventh (7th) floor of the Building and (v) 20,457 square feet of Net Rentable Area on the entire eighth (8th) floor of the Building. Said square footage figures are subject to adjustment pursuant to Section 27(f) below.

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

J. Net Rentable Area of the Building:	Approximately 163,635 square feet of Net Rentable Area. Said square footage figure is subject to adjustment pursuant to Section 27(f) below.

K. Tenant’s share:	64.89%, representing a fraction, the numerator of which is the Net Rentable Area of the Premises and the denominator of which is the Net Rentable Area of the Building, subject to future adjustment pursuant to the provisions of Section 5.4 hereof.

L. Rent:	The Base Rent and the Additional Rent.

M. Base Rent:	The Base Rent shall be as shown in this Section 1.1M below, and shall be subject to adjustment pursuant to Section 27(1) below. Base Rent includes Base Year Operating Costs.

	Month of Lease Term	Month of Base Rent	Monthly Rent per Square Foot of Net Rentable Area
	1-12 13-24 25-36 37-48 49-60 61-72 73-84 85-96 97-108 109-120 121-132	[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]	[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]

N. Additional Rent:	The Additional Rent shall be all other sums due and payable by Tenant under the Lease, including, but not limited to, Tenant’s Share of Operating Costs.

O. Base Year Operating Costs:	The grossed up (to 95% occupancy) Operating Costs for, subject to extension as provided in Section 5.1.D hereof, the calendar year 2000 (“Base Year”).

P. Parking Permits:	Subject to the terms hereof, Tenant shall be entitled to take, at no charge during the initial Term, up to four hundred seventy-four (474) Parking Permits consisting of (i) three hundred seventy-nine (379) unassigned parking spaces to be used in common with others in the Parking Facility and (ii) ninety-five (95) reserved parking spaces in the Parking Facility.

Q. Tenant’s Permitted Uses:	Tenant may use the Premises for general office use and for no other purpose whatsoever.

R. Security Deposit:	[ ] Letter of Credit (See Article 21).

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

S. Broker(s):	Business Real Estate Brokerage Company representing Landlord and Goldman Ferguson Partners Corporate Realty Advisors representing Tenant.

T. Landlord’s Address for Notice:

Prentiss Properties Acquisition Partners, L.P.

3890 West Northwest Highway, Suite 400

Dallas, Texas 75220

Attention: Mr. Thomas F. August

With a copy to:

Prentiss Properties Acquisition Partners, L.P.

970 West 190th Street, Suite 550

Torrance, California 90502

Attention: Mr. Chris Hipps

U. Landlord’s Address for Payment:	Prentiss Properties Acquisition Partners, L.P. P. O. Box 100435 Pasadena, California 91189-0435

V. Tenant’s Address for Notice:

Prior to Tenant’s occupancy of the Premises:

Brandes Investment Partners, L.P.

12750 High Bluff Drive

San Diego, California 92130-2083

Attention: Mr. Greg Houck

From and after commencement of Tenant’s occupancy of the Premises:

Brandes Investment Partners, L.P.

[Premises Address]

W. Guarantor(s):	None.

X. Extension Option(s):	See Section 3.6 hereof.

Y. Allowance for Leasehold Improvements:	See Section 3.1 of Exhibit “C”.

ARTICLE 2

PREMISES AND OUIET ENJOYMENT

2.1 Subject to the conditions set forth in this Lease, Landlord hereby leases the Premises to Tenant, and Tenant hereby rents and hires the Premises from Landlord, for the Term. During the Term, Tenant shall have the right to use, in common with others and in accordance with the Rules and Regulations, the Common Areas.

2.2 Provided that Tenant is not in default under this Lease beyond any applicable notice and cure periods, Tenant shall have, hold and enjoy the Premises during the Term without hindrance or disturbance from or by Landlord; subject, however, to all of the terms, conditions and provisions of any and all ground leases, deeds to secure debt, mortgages; restrictive covenants, easements, and other encumbrances affecting the Premises or the Project as of the date of this Lease and, subject to the terms of Article 18 hereof, any and all such leases, deeds, mortgages, covenants, easements and other encumbrances hereafter affecting the Premises or the Project.

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

ARTICLE 3

TERM; COMMENCEMENT DATE

DELIVERY AND ACCEPTANCE OF PREMISES

3.1 The Commencement Date shall be the earlier of thirty (30) days after (a) the date the Premises are deemed Available for Occupancy pursuant to Section 3.2 hereof or (b) the date Tenant, or anyone claiming by, through or under Tenant (excluding Tenant’s contractors, construction managers, designers, or other persons entering the Premises in connection with Tenant’s anticipated occupancy thereof in accordance with the terms hereof), occupies all or any portion of the Premises for the purpose of the conduct of Tenant’s (or such other person’s) business therein; provided, however, that until the Premises are deemed Available for Occupancy (pursuant to Section 3.2 hereof) the Base Rent payable by Tenant for the Premises after the occurrence of the Commencement Date pursuant to Section 3.1(b) above shall be prorated based on the ratio of the total Net Rentable Area in the Premises and the Net Rentable Area in the Premises actually occupied by Tenant on a floor-by-floor basis (or anyone claiming by, through or under Tenant) for the purpose of the conduct of Tenant’s (or such other person’s) business therein such that partial occupancy by Tenant of any floor(s) comprising the Premises shall be deemed, for purposes of Base Rent proration under this Section 3.1, to be occupancy by Tenant of all of the Net Rentable Area of any such partially occupied floor(s); provided further, however, that (i) all of the terms and conditions of this Lease shall apply with full force and effect during such thirty (30) day period, except for Tenant’s obligation to pay Base Rent, and (ii) in no event shall Tenant be obligated to occupy any portion of the Premises until the entire Premises are deemed Available for Occupancy.

3.2 A. The Premises shall be deemed “Available for Occupancy” as soon as the following conditions have been met: (a) the Leasehold Improvements (as defined in Exhibit “C” to the Lease) have been substantially completed in accordance with the Final Plans (as defined in Exhibit “C” to the Lease) as reasonably determined by Landlord’s architect or space planner; (b) either a certificate of occupancy (temporary or final) or other certificate permitting the lawful occupancy of the Premises has been issued for the Premises, or such portion of the Premises, as the case may be, by the appropriate governmental authority; (c) all improvements to the Building Common Areas and the Parking Facility have been substantially completed such that Tenant is able to conduct its business from the Premises; and (d) at least five (5) Business Days’ advance written notice of the occurrence of the conditions in clauses (a) (b), and (c) above has been given to Tenant in accordance with this Lease.

B. Notwithstanding anything to the contrary contained herein, if there is a delay in the date the Premises are Available for Occupancy due to Tenant Delay (as defined in Exhibit “C” to the Lease), then the Premises shall be deemed Available for Occupancy on the date on which the Premises would have been Available for Occupancy but for such Tenant Delay, even though a certificate of occupancy or other certificate permitting the lawful occupancy Of the Premises has not been issued or the Leasehold Improvements have not been commenced or completed.

3.3 The Net Rentable Area of the Premises and the Building are as stated in Sections 1.1.I and J, respectively. By written instrument substantially in the form of Exhibit “D” attached hereto, Landlord shall notify Tenant of the Commencement Date, the Net Rentable Area of the Premises and the Building, and all other matters stated therein. Subject to Article 27, subsection (f) hereof, the Commencement Notice shall be conclusive and binding on Tenant as to all matters set forth therein, unless within ten (10) Business Days following delivery of such Commencement Notice. Tenant contests any of the matters contained therein by notifying Landlord in writing of Tenant’s objections. In the event that Tenant timely and reasonably objects to any provision of Landlord’s Commencement Notice, Landlord and Tenant shall meet and confer in good faith to resolve such disagreement; provided, however, that if, within fifteen (15) days of Tenant’s objection, Landlord and Tenant have not resolved the same, the determination of the Net Rentable Area of the Premises and the Building, and the determination of the Commencement Date, shall be made by mutual agreement of Landlord’s and Tenant’s architects and if, within thirty (30) days of Tenant’s objection, they cannot agree, by an

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

independent architect mutually selected by Landlord’s and Tenant’s architects; provided however, that in no event shall any objection to Landlord’s Commencement Notice relieve Tenant from complying with any term, covenant or provision of this Lease.

3.4 Except as otherwise provided in Paragraph 10 of Exhibit “C”, Tenant may not enter or occupy the Premises prior to the date the Premises are Available for Occupancy (pursuant to Section 3.2.A above) and any entry (if any) by Tenant shall be subject to all of the terms of this Lease; provided however, that no such early entry shall, subject to the terms hereof, change the Commencement Date or the date on which the Term expires (the “Expiration Date”).

3.5 Subject to the terms hereof, occupancy of the Premises or any portion thereof by Tenant or anyone claiming through or under Tenant for the conduct of Tenant’s or such other person’s business therein shall be conclusive evidence that Tenant and all parties claiming through or under Tenant (a) have accepted the Premises or such portion as suitable for the purposes for which the Premises are leased hereunder, (b) have accepted the Common Areas as being in a good and satisfactory condition to the extent the same have been substantially completed, and (c) have waived any defects in the Premises and the Project; provided however, that, if any Leasehold improvements have been constructed and installed to prepare the Premises for Tenant’s occupancy, Tenant’s acceptance of the Premises, and waiver of any defect therein, shall occur upon Landlord’s substantial completion of the Leasehold improvements in accordance with the terms of Exhibit “C” hereof, subject only (but without limiting Landlord’s repair obligations under Section 9.1 below) to Landlord’s completion of items on Landlord’s punchlist (in accordance with Section 9 of Exhibit “C”) and latent defects of which Tenant has given Landlord written notice within one (1) year following the date on which the entire Premises has been first made Available for Occupancy.

3.6 A. Subject to the terms of this Section 3.6 and Section 3.7, Landlord hereby grants to Tenant two (2) options (each, an “Extension Option”) to extend the Term of this Lease with respect to the entire Premises for one (1) additional period of five (5) years each (each, an “Option Term”), on the same terms, covenants and conditions as provided for in this Lease during the initial Lease Term, except that the rent payable by Tenant during each such Option Term (including all economic terms such as, without limitation, monthly Base Rent, a new Base Year for Operating Costs, parking charges, etc.), shall be equal to ninety-five percent (95%) of the “fair market rental rate” for the Premises for the applicable Option Term as defined and determined in accordance with the provisions of this Section 3.6 below.

B. Each Extension Option must be exercised, if at all, by written notice (“Extension Notice”) delivered by Tenant to Landlord no earlier than the date which is twenty-four (24) months, and no later than the date which is twelve (12) months, prior to the expiration of the initial Lease Term or prior Option Term, as the case may be.

C. The terms “fair market rental rate” as used herein shall mean the annual amount per rentable square foot, projected during the relevant period, that a willing, comparable, non-equity tenant (excluding sublease and assignment transactions) would pay, and a willing, comparable landlord of a comparable quality building located in the Comparison Area would accept from a tenant of comparable creditworthiness, at arm’s length (what Landlord is accepting in current transactions for the Building may be considered), for space unencumbered by any other tenant’s expansion right and comparable in size, quality and floor height as the Premises taking into account the value of the existing improvements in the Premises to Tenant, as compared with the value of the existing improvements in such comparable space, with such value to be based on the age, quality and layout of the existing improvements in the Premises (and the extent to which the same could be utilized by Tenant with consideration given to the fact that the improvements existing in the Premises are specifically suitable to Tenant) and taking into account items that lessors customarily consider in renewal transactions, including, but not limited to, rental rates, office space availability, tenant size and creditworthiness, operating expenses and allowance, parking charges (if any), and any other amounts then being charged by Landlord or the lessors of such similar office buildings; however, because of Tenant’s rights (subject to the terms hereof) to the Option Term Refurbishment Allowance(s) (as defined in Article 26 hereof), specifically disregarding the value of any refurbishment/improvement allowances (if any) then being granted by Landlord or the lessors of such similar office buildings.

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

Notwithstanding anything in this Section 3.6 to the contrary, Landlord acknowledges and agrees that the Base Year during any such Option Term (for purposes of calculating Tenant’s Operating Costs Payment) shall be the calendar year of the commencement of the applicable Option Term.

D. Landlord’s determination of fair market rental rate shall be delivered to Tenant in writing not later than the later to Occur of (i) that date which is eighteen (18) months prior to the expiration of the initial Lease Term (or prior Option Term, as the case may be) or (ii) thirty (30) days following Landlord’s receipt of Tenant’s Extension Notice. Tenant will have thirty (30) days (“Tenant’s Review Period”) after receipt of Landlord’s written notice of the fair market rental rate within which to accept such fair market rental rate or to object thereto in writing. Tenant’s failure to accept the fair market rental rate submitted by Landlord in writing within Tenant’s Review Period will conclusively be deemed Tenant’s disapproval thereof. If Tenant objects to (or is deemed to have disapproved) the fair market rental rate submitted by Landlord within Tenant’s Review Period, then Landlord and Tenant will attempt in good faith to agree upon such fair market rental rate using their best good faith efforts. If Landlord and Tenant fail to reach agreement on such fair market rental rate within fifteen (15) days following the expiration of Tenant’s Review Period (the “Outside Agreement Date”), then Tenant may, within ten (10) Business Days following the Outside Agreement Date, demand by written notice to Landlord that each party’s determination be submitted to appraisal in accordance with the provisions below of this Section 3.6. Tenant’s failure to timely demand appraisal will constitute Tenant’s acceptance of Landlord’s last written proposal (as of the Outside Agreement Date) of the fair market rental rate unless Tenant, within said ten (10) Business Day period for demanding appraisal, notifies Landlord in writing of Tenant’s rescission of any such previously exercised Extension Option, in which event such Extension Option will be void and of no further force or effect.

E.(1) Landlord and Tenant shall each appoint one independent, unaffiliated appraiser who shall by profession be a real estate broker who has been active over the five (5) year period ending on the date of such appointment in the leasing of comparable office space in the Comparison Area. Each such appraiser will be appointed within thirty (30) days after the Outside Agreement Date.

(2) The two (2) appraisers so appointed will within fifteen (15) days of the date of the appointment of the last appointed appraiser agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth herein above for qualification of the initial two (2) appraisers.

(3) The determination of the appraisers shall be limited solely to the issue of whether Landlord’s or Tenant’s last proposed (as of the Outside Agreement Date) new fair market rental rate for the Premises is the closest to the actual new fair market rental rate for the Premises as determined by the appraisers, taking into account the requirements of Paragraph C and this Paragraph E regarding same.

(4) The three (3) appraisers shall within thirty (30) days of the appointment, of the third appraiser reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted new fair market rental rate (i.e., the appraisers may only select Landlord’s or Tenant’s submission and may not select a compromise position), and shall notify Landlord and Tenant thereof.

(5) The decision of the majority of the three (3) appraisers shall be binding upon Landlord and Tenant. The cost of each party’s appraiser shall be the responsibility of the party selecting such appraiser, and the cost of the third appraiser (or arbitration, if necessary) shall be shared equally by Landlord and Tenant.

(6) If either Landlord or Tenant fails to appoint an appraiser within the time period in Paragraph E(l) herein above, the appraiser appointed by one of them shall reach a decision, notify Landlord and Tenant thereof and such appraiser’s decision shall be binding upon Landlord and Tenant.

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

(7) If the two (2) appraisers fail to agree upon and appoint a third appraiser, both appraisers shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association (but subject to the requirements of Paragraph C and this Paragraph E).

(8) In the event that the new monthly Base Rent is not established prior to end of the initial Term of the Lease (or prior to the end of the prior Option Term, as the case may be), the monthly Base Rent immediately payable at the commencement of such Option Term shall be the monthly Base Rent payable in the immediately preceding month. Notwithstanding the above, once the fair market rental is determined in accordance with this section, the parties shall settle any underpayment or overpayment on the next monthly Base Rent payment date falling not less than thirty (30) days after such determination.

3.7 A. As used in this Section, the word “Option” means the Extension Option(s) pursuant to Section 3.6 herein.

B. Each such Option is personal to the original Tenant executing this Lease (“Original Tenant”) or any Permitted Assignee (as defined in Section 8.3 hereof), and may be exercised only by the Original Tenant (or such Permitted Assignee) while occupying at least three (3) full floors in the Building, and may not be exercised or be assigned, voluntarily or involuntarily, by any person or entity other than the Original Tenant or such Permitted Assignee. No such Option is assignable separate and apart from this Lease, nor may any such Option be separated from this lease in any manner, either by reservation or otherwise. Tenant shall not be entitled to exercise the second (2nd) Extension Option unless Tenant has properly and timely exercised the first (1st) Extension Option. Nothing herein shall be deemed to entitle Tenant to extend the Lease Term beyond the second (2nd) Option Term.

C. Tenant shall have no right to exercise the Option, notwithstanding any provision of the grant of Option to the contrary, and Tenant’s exercise of any such Option may, at Landlord’s option, be nullified by Landlord and deemed of no further force or effect, if Tenant shall be in default under the terms of this Lease after the expiration of applicable notice and cure periods as of Tenant’s exercise of any such Option or at any time after the exercise of any such Option and prior to the commencement of the applicable Option Term.

D. In accordance with Article 26 hereof, after the commencement of the applicable Option Term, Landlord shall, subject to Article 26 hereof, provide to Tenant the applicable Option Term Refurbishment Allowance (as such term is defined in Article 26 hereof).

3.8 A. Landlord and Tenant acknowledge that, as of the date of this Lease, Landlord does not own the Land. In the event (i) Landlord does not, of record, own fee simple title to the Land on or before January 1, 2000 (“Purchase Outside Date”), (ii) the Pad Completion (as defined below) has not occurred by April 1, 2000 (“Pad Completion Outside Date”) or (iii) the Frame Completion (as defined below) has not occurred by June 1, 2000 (“Frame Completion Outside Date”), as such Purchase Outside Date, Pad Completion Outside Date, and Frame Completion Outside Date (collectively, the “Initial Outside Dates”) may be extended by the number of days of “Force Majeure Delays” (as defined below), then Tenant shall have right, so long as Tenant is not in default hereunder (beyond any applicable notice and cure period), to deliver a notice to Landlord (“Tenant’s Termination Notice”) electing to terminate this Lease effective upon receipt of Tenant’s Termination Notice by Landlord (the “Effective Date”). Tenant’s Termination Notice must be delivered by Tenant to Landlord, if at all, not earlier than the applicable Initial Outside Date and no later than thirty (30) days after the applicable Initial Outside Date. If Tenant delivers the Termination Notice to Landlord, then Landlord shall have the right to suspend the termination Effective Date for a period ending thirty (30) days after the original termination Effective Date. In order to suspend the termination Effective Date, Landlord must deliver to Tenant, within, five (5) business days after receipt of the Termination Notice, (i) a certificate of the general contractor certifying that it is such contractor’s best good faith judgment that Pad Completion or Frame Completion (as the case may be) will occur within thirty (30) days after the original termination Effective Date and/or, if applicable, (ii) a certificate from Landlord certifying that it is Landlord’s good faith judgment that Landlord

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

will own fee simple title to the Land within thirty (30) days after the original termination Effective Date. If Pad Completion or Frame Completion occurs within said thirty (30) day suspension period or (if applicable) Landlord owns fee simple title to the Land within said thirty (30) day suspension period, then the Termination Notice shall be of no further force and effect; if, however; Pad Completion or Frame Completion does not occur within said thirty (30) day suspension period or, if applicable, Landlord does not own the simple title to the Land (as the case may be), then this Lease shall terminate as of the date of expiration of such thirty (30) day period. If Tenant delivers the Termination Notice to Landlord and if this Lease is so terminated, then, in addition to Tenant’s rights to draw upon the entire principal balance of Landlord’s Letter of Credit as set forth in Section 3.8.G below, Landlord shall be obligated, within thirty (30) days of receipt of Tenant’s Termination Notice, to refund to Tenant any and all security deposits and/or prepaid rent paid by Tenant to Landlord under this Lease, and the parties shall be relieved of all obligations hereunder. In the event Tenant fails to deliver such Termination Notice within thirty (30) days after the applicable Outside Date, then Tenant, except as otherwise expressly provided below, shall no longer have the right to terminate this Lease under this Section 3.8 with respect to the applicable Initial Outside Date.

B. In the event the Lease has not been terminated (pursuant to the terms of Section 3.8.A) and to the extent the Premises are not Available for Occupancy pursuant to Section 3.2 hereof by August 15, 2000 (“Target Premises Completion Date”) as such Target Premises Completion Date may be extended by the number of days of Tenant Delays but not by the number of days of Force Majeure Delays, then, so long as Tenant is not in default under this Lease beyond any applicable notice and cure periods, and in addition to Tenant’s right to draw upon the entire remaining principal balance of Landlord’s Letter of Credit as set forth in Section 3.8.G below:

(1) Landlord shall pay to Tenant the following monthly payment amounts (“Payment Amounts”) in accordance with the following schedule commencing on the Target Premises Completion Date and on each monthly anniversary thereof and continuing until the date (“Payment Amount Termination Date”) which is the earlier of (i) that date which is the commencement of the thirty (30) day period described in Section 3.1 hereof (i.e., the occurrence of the Commencement Date without reference to the thirty (30) day period referenced in Section 3.1 hereof) or (ii) the sooner termination of this Lease;

Payment Date(s)	Payment Amount
Target Premises Completion Date:	[	]

First (1st) month anniversary of the Target Premises Completion Date:	[	]

Second (2nd) month anniversary of the Target Premises Completion Date and continuing upon each subsequent one (1) month anniversary thereof until the Payment Amount Termination Date:	[	]

(2) In addition to the amount payable under Section 3.8.B(1) above: (i) Landlord shall provide Tenant with a one-time payment of [            ] [            ] [            ] [            ] in the event that, after the date hereof but prior to the Payment Amount Termination Date, Tenant vacates the space covered under the Existing Sublease and (a) Tenant relocates from the space covered under the Existing Sublease and enters into a new lease or sublease for other office space located in San Diego County or (b) Tenant relocates from the space covered under the Existing Sublease and Tenant’s employees that were previously occupying the space covered under the Existing Sublease telecommute or otherwise make arrangements to work at a location other than such Existing Sublease premises; or (ii) Landlord shall, in the event Tenant (a) elects to remain in the space covered under the Existing Sublease, and (b) pays, prior to the Payment Amount Termination Date, to its landlord and/or sublandlord thereunder any monetary premium

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

over and above the base rent, operating expenses, taxes and holdover rent (if any) due under such Existing Sublease as sole consideration to such landlord and/or sublandlord to allow Tenant to remain in such space (“Premium Rent”), and upon Tenant providing Landlord with evidence reasonably acceptable to Landlord evidencing such Premium Rent paid by Tenant, reimburse to Tenant the actual and documented Premium Rent actually paid by Tenant to such landlord and/or sublandlord, up to but not exceeding [            ][            ] [            ]. Tenant agrees to use commercially reasonable efforts to minimize the amount of Landlord’s obligations pursuant to this Section 3.8.B(2)(ii) including using reasonable efforts to obtain from the landlord and/or sublandlord of the Existing Sublease permission to hold over at a reasonable rental until the Commencement Date. In no event shall Landlord’s obligations under this Section 3.8.B(2) exceed [            ][            ][            ] provided, however, that Landlord agrees that in the event that (x) the Premium Rent reimbursed by Landlord to Tenant prior to the Payment Amount Termination Date is less than [            ][            ] [            ] [            ] and (y) any of the conditions in Sections 3.8.B(2)(i)(a) or (b) above are satisfied, Landlord shall pay to Tenant the difference between [            ][            ] [            ][            ] and the Premium Rent reimbursed by Landlord to Tenant pursuant to Section 3.8.B(2)(ii).

(3) Notwithstanding anything above to the contrary, Tenant agrees that in no event shall the aggregate amounts payable by Landlord to Tenant pursuant to Sections 3.8.B(1) and 3.8.B(2) above exceed [            ][            ][            ] [            ]. Landlord acknowledges and agrees that in the event that Landlord fails to pay to Tenant the amounts owing under Sections 3.8.B(1) and 3.8.B.(2) within ten (10) days following Tenant’s written notice to Landlord that any such payments are due and owing, then Tenant shall have the right to deduct the aggregate amounts owing to Tenant thereunder, together with interest accruing at the Interest Rate, from succeeding monthly Base Rent installments becoming due under the Lease until all such amounts owing to Tenant, including interest, have been fully recovered by Tenant; provided, however, in no event shall any single deduction against monthly Base Rent made by Tenant pursuant to this Section 3.8.B(3) exceed twenty percent (20%) of such monthly Base Rent installment otherwise payable under this Lease.

C. In the event that this Lease has not been terminated pursuant to Section 3.8.A above, and (i) the events described in Section 3.8.A(i), (ii), and (iii) above have not occurred by the subject Initial Outside Dates (as such Initial Outside Dates may have been extended by the number of days of Force Majeure Delays and Tenant Delays) are further delayed beyond the five month anniversary of any such Initial Outside Dates as previously so extended (each such date an “Initial Outside Termination Date”), or (ii) the Premises are not Available for Occupancy by June 15, 2001 (“Outside Premises Availability Date”) (as such Outside Premises Availability Date may have been extended by the number of days of Force Majeure Delays and Tenant Delays), then, Landlord, and Tenant (so long as Tenant is not in default hereunder beyond any applicable notice and cure period) shall each have the right, to terminate this Lease by delivery of a written notice (“Mutual Termination Notice”) to the other electing to terminate this Lease effective upon receipt of the Mutual Termination Notice by the other. In order for Landlord or Tenant to exercise their respective termination rights as provided in this Section 3.8.C, the Mutual Termination Notice must be delivered to the other (if at all) within ten (10) days after the applicable Initial Outside Termination Date (in the event of a termination pursuant to clause (i) of this Section 3.8.C above), or within ten (10) days after the Outside Premises Availability Date (in the event of a termination pursuant to clause (ii) of this Section 3.8.C above). In the event of a termination of this Lease pursuant to this Section 3.8.C, the Payment Amounts owing by Landlord to Tenant pursuant to Section 3.8.B(1) above shall stop accruing, and the parties shall, subject to the terms hereof, be relieved from all further obligations under this Lease, except to the extent that any obligations or liabilities expressly survive the expiration or other termination of this Lease; provided, however, that Landlord’s payment obligations set forth in Sections 3.8 B(1) and 3.8(B)(2) above which have accrued as of the date of termination of this Lease pursuant to this Section 3.8.C shall survive the expiration or sooner termination of this Lease.

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

D. Notwithstanding the existence of Landlord’s termination rights as provided in Section 3.8.C above, Landlord covenants to use commercially reasonable efforts to complete the tasks described in Section 3.8.A(i), (ii), and (iii) above by the applicable Initial Outside Dates, and to make the Premises Available for Occupancy by the Target Premises Completion Date, or as soon thereafter as reasonably feasible, and in all events by the Outside Premises Availability Date (as any such dated may have been extended by Force Majeure Delays or Tenant Delays). In the event that Landlord terminates this Lease pursuant to Section 3.8.C above, Landlord shall be obligated to pay to Tenant, as a condition precedent to the effectiveness of any such Landlord termination, (i) the actual out-of-pocket costs and expenses incurred by Tenant in preparing the “Construction Drawings” (as such term is defined in Section 3.2 of Exhibit “C” hereto) up to but not exceeding an amount equal to the product of One and 50/100 Dollars ($1.50) and the Useable Area of the Premises, and (ii) the amount paid by Tenant to Landlord pursuant to Section 3.2 of Exhibit “C” hereto for of the estimated or actual amount by which the “Work Cost” exceeds the amount of the “Allowance” (as such terms are defined in Section 3 of Exhibit “C” hereto).

E. Notwithstanding anything in this Section 3.8 to the contrary, the Initial Outside Dates, the Target Premises Completion Date and the Outside Premises Availability Date shall be extended one (1) day for each day past September 3, 1999 that the Lease is not executed by Tenant and delivered to Landlord.

F. For purposes of this Section 3.8, the terms set forth below shall have the following meanings.

(i) The term “Pad Completion” shall mean the date the pouring of the entire concrete Building pad and foundation is substantially completed (subject to punch-list items pertaining to such work).

(ii) The term “Frame Completion” shall mean the date that the steel girder work for the Building is substantially completed and “topped off” (subject to punch-list items pertaining to such work).

(iii) The term “Force Majeure Delays”, as used in this Section 3.8 only, shall mean and refer to a period of delay or delays encountered by Landlord affecting (a) Landlord’s acquisition of the Land, (b) Pad Completion, (c) Frame Completion, and/or (d) the date the Premises are Available for Occupancy, because of delays in obtaining governmental permits or approvals for a lot split/lot line adjustment of the Land and/or pertaining to the grading permit(s) and/or the building permit(s), in each case, beyond the time period normally required to obtain such permits or approvals for similar Work in the Carmel Valley area of San Diego, California (provided, however, that Landlord shall use commercially reasonable efforts to diligently pursue such permits and approvals); fire, earthquake or other acts of God; acts of the public enemy; riot; public unrest; insurrection; governmental regulations of the sales of materials or supplies or the transportation thereof; strikes or boycotts; shortages of material (provided, however, that Landlord shall use commercially reasonable efforts to pre-order materials that Landlord reasonably determines will require a long lead time) or labor or any other cause beyond the reasonable control of Landlord. Within seven (7) days after the expiration of each calendar month after the date of the full execution and delivery of this Lease by Landlord and Tenant, Landlord shall notify Tenant in writing of any such Force Majeure Delays (if any) encountered by Landlord for the prior month pertaining to this Section 3.8 and any Force Majeure Delays not included in any such written notification shall be deemed to not have occurred for purposes of this Section 3.8. Landlord and Tenant acknowledge and agree that Landlord has submitted (1) Landlord’s proposed lot split/lot line adjustment to the applicable governmental authorities on July 16, 1999, (2) the grading permit(s) application to the applicable governmental authorities on June 14, 1999 and (3) the building permit(s) application to the applicable governmental authorities on June 29, 1999 (collectively, the “Submission Dates”). Notwithstanding anything above to the contrary, Landlord and Tenant acknowledge and agree that, based on the foregoing Submission Dates, (x) the tine period normally required to obtain such lot split/lot line adjustment shall be deemed to be September 1, 1999, (y) the time period

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

normally required to obtain the grading permit shall be September 10, 1999 and (z) the time period normally required to obtain the building permit shall be deemed to be September 22, 1999 (collectively, the “Prevailing Periods”). Force Majeure Delay(s) shall be deemed to have occurred as a result of any excess time in obtaining any such permits and approvals beyond the Prevailing Periods, where such excess time periods are beyond the reasonable control of Landlord.

(iv) The term “Existing Sublease” shall mean that certain sublease dated January 6, 1998 by and between Tenant as subtenant and Premier, Inc. as sublandlord pertaining to certain subleased premises consisting of 14,924 rentable square feet on the third (3rd) floor located in Suite No 300 in that certain building located at 12730 High Bluff Drive, San Diego, CA 92130 and commonly known as Highland Corporate Center II.

G. Within fifteen (15) Business Days after the full execution and delivery of this Lease by Landlord and Tenant, Landlord shall deliver to Tenant an irrevocable letter of credit (“Landlord’s Letter of Credit”) in favor of Tenant substantially in the form attached hereto as Exhibit “G”, issued by a bank (capable of honoring a demand on Landlord’s Letter of Credit) located in Southern California, in the principal amount specified below, which Landlord’s Letter of Credit may be drawn upon by Tenant in accordance with, and subject to, the terms and conditions of this Section 3.8. The term of Landlord’s Letter of Credit shall end on December 31, 2000 or such sooner or later period as Landlord’s obligations hereunder with respect thereto have been satisfied as provided hereunder. Tenant shall have the right to draw upon the remaining principal balance of Landlord’s Letter of Credit on the earlier of (i) August 1, 2000 (which date shall not be extended by Force Majeure Delays) or (ii) a termination of the Lease under Section 3.8.A. Tenant may also draw upon Landlord’s Letter of Credit in order to reimburse Tenant for (1) the actual, documented and reasonable costs of broker’s commissions, attorneys’ fees and improvement allowances (if any) incurred by Tenant in effecting a sublease under, or an assignment of, the Existing Sublease and/or (2) the actual, documented and reasonable costs of effecting a “buyout” of Tenant’s interest under such Existing Sublease. If Tenant has not previously drawn upon the entire principal balance of the Landlord’s Letter of Credit, any remaining principal balance may, so long as Tenant is not in default hereunder (beyond any applicable notice and cure period), be drawn upon by Tenant on the Commencement Date of this Lease. The events and circumstances described herein where Tenant is entitled to draw upon Landlord’s Letter of Credit are sometimes referred to herein as “Draws Events”. Notwithstanding anything in this Lease to the contrary, Tenant acknowledges and agrees that in the event Landlord, before the expiration of fifteen (15) days following Landlord’s receipt of a Draw Notice (as defined in Exhibit “G”), pays to Tenant, via a cashier’s check or wire transfer, the amount(s) indicated in any such Draw Notice (for which Tenant is entitled to draw upon Landlord’s Letter of Credit pursuant to this Section 3.8), then (i) the then stated amount of Landlord’s Letter of Credit shall be deemed reduced by the amount(s) so paid by Landlord to Tenant, (ii) the Draw Notice with respect to any such draw request shall be null and void, and (iii) Tenant shall execute an acknowledgment letter indicating that Landlord has paid the amount(s) indicated in such Draw Notice immediately upon presentation by Landlord to Tenant of such acknowledgment letter, which acknowledgment letter Landlord shall provide to the lender of Landlord’s Letter of Credit. The stated amount of Landlord’s Letter of Credit shall be equal to [            ][            ][            ] per square foot of Net Rentable Area in the initial Premises but in no event to exceed [            ][            ][            ][             ][            ][            ]. In the event of a default by Tenant under the terms of this Lease that results in early termination pursuant to the provisions of Article 13 of this Lease then, as a part of the recovery set forth in Section 13.2 of this Lease, Landlord shall, without limiting Landlord’s other rights and remedies hereunder, at law or in equity, be entitled to the recovery of the stated amount of Landlord’s Letter of Credit that was drawn upon by Tenant, together with any actual and documented brokers’ commissions, attorneys fees, consultant’s fees and such other costs actually incurred by Landlord on account of this Lease.

H. Landlord hereby represents and warrants to Tenant that (i) Landlord is currently under binding contract to purchase the Land (subject, however, to the terms and conditions contained in such contract), and the outside date for the close of escrow pursuant to such contract is, subject to the terms thereof, November 11, 1999; (ii) as of the date of this Lease,

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

the Land is, to Landlord’s actual knowledge, entitled such that, upon Landlord’s acquisition of the Land and Landlord’s obtaining statutory grading and building permits for the construction of the Building, no further discretionary governmental approvals (e.g., no zoning changes, variances, conditional use permits, or other approvals) are anticipated to be necessary for the construction of the Building and/or its use thereof for general office purposes as contemplated by this Lease, except for those approvals and permits not contemplated by Landlord as of the date hereof or otherwise desirable for the development of the Project; and (iii) to Landlord’s actual knowledge, as of the date of this Lease, there are no current or threatened legal or administrative challenges to the development of the Building or the Project as contemplated by this Lease.

ARTICLE 4

RENT

4.1 Except as otherwise expressly provided in this Lease, Tenant shall pay to Landlord, without notice, demand, offset or deduction, in lawful Money of the United States of America, at Landlord’s Address for Payment specified in Section 1.1.U above, or at such other place as Landlord shall designate in writing time to time: (a) the Base Rent in equal monthly installments, in advance, on the first day of each calendar month during the Term, and (b) the Additional Rent, at the respective times required hereunder. The first monthly installment of Base Rent shall be paid in advance on the date of Frame Completion (as defined in Section 3.8.F(ii) above and applied to the first installment of Base Rent coming due under this Lease. Tenant’s obligation to pay Rent shall begin on the Commencement Date; provided, however, that, if either the Commencement Date or the Expiration Date falls on a date other than the first day of a calendar month, the Rent due for such fractional month shall be prorated on a per diem basis between Landlord and Tenant so as to charge Tenant only for the portion of such fractional month falling within the Term.

4.2 All past due installments of Rent owing by Tenant to Landlord not paid within five (5) Business Days after notice that such amount is past due shall be subject to a late charge of four percent (4%) of the amount of the late payment and shall further bear interest until paid at a rate per annum (the “Interest Rate”) equal to the greater of (i) twelve percent (12%) by (ii) three percent (3%) above the prime rate of interest from time to time publicly announced by Bank of America, a national banking association, or any successor thereof; provided, however, that, if at the time such interest is sought to be imposed the rate of interest exceeds the maximum rate permitted under federal law or under the laws of the State of California, the rate of interest on such past due installments of Rent shall be the maximum rate of interest then permitted by applicable law. All amounts owing by Landlord to Tenant and not paid within ten (10) Business Days after written notice that such amount is past due shall bear interest at the Interest Rate.

ARTICLE 5

OPERATING COSTS

5.1 Tenant shall pay to Landlord, as Additional Rent, for each year or fractional year during the Term, an amount (“Tenant’s Operating Costs Payment”) equal to Tenant’s Share of Operating Costs, for such year in excess of Tenant’s Share of Base Year Operating Costs, such amount to be calculated and paid as follows:

A. Beginning on January 1st of the calendar year following the Base Year and on the first day of January of each year during the Term thereafter, or as soon thereafter as is practicable, Landlord shall furnish Tenant with a statement (“Landlord’s Operating Costs Estimate”) setting forth Landlord’s reasonable estimate of grossed up (to 95% occupancy) Operating Costs for the forthcoming year and Tenant’s Operating Costs Payment for such year. Commencing as of the date which is twelve (12) months after the Commencement Date and thereafter on the first day of each calendar month during such calendar year, Tenant shall pay to Landlord-one-twelfth (1/12th) of Tenant’s Operating Costs Payment as estimated on Landlord’s Operating Costs Estimate. If for any reason Landlord has not provided Tenant with Landlord’s Operating Costs Estimate on the first day of January of any year during the Term, then (a) until the first day of the calendar month following the month in which Tenant is given Landlord’s

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

Operating Costs Estimate, Tenant shall continue to pay to Landlord on the first day of each Calendar month the sum, if any, payable by Tenant under this Section 5.1 for the month of December of the preceding year, and (b) promptly after Landlords’ Operating Costs Estimate is furnished to Tenant, Landlord shall give notice to Tenant stating whether the installments of Tenant’s Operating Costs Payments previously made for such year were greater or less than the installments of Tenant’s Operating Costs Payments to be made for such year, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof to Landlord within twenty (20) days after the delivery of Landlord’s Operating Costs Estimate, or (ii) if there shall have been an overpayment, Landlord shall apply such overpayment as a credit against the next accruing monthly installment(s) of Tenant’s Operating Costs Payment due from Tenant until fully credited to Tenant (or pay such amount to Tenant if this Lease has expired or terminated), and (iii) on the first day of the calendar month following the month in which Landlord’s Operating Costs Estimate is given to Tenant and on the first day of each calendar month throughout the remainder of such year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of Tenant’s Operating Costs Payment.

B. On the first day of March of each year during the Term (beginning on the first day of March of the second year following the year in which the Commencement Date occurs), or as soon thereafter as is practicable, Landlord shall furnish Tenant with a statement of the grossed up Operating Costs for the preceding year. Within thirty (30) days after Landlord’s giving of such statement, Tenant shall make a lump sum payment to Landlord in the amount, if any, by which Tenants’ Operating Costs Payment for such preceding year as shown on such Landlord’s statement, exceeds the aggregate of the monthly installments of Tenant’s Operating Costs Payments paid during such preceding year. If Tenant’s Operating Costs Payment, as shown on such Landlord’s statement, is less than the aggregate of the monthly installments of Tenant’s Operating Costs Payment actually paid by Tenant during such preceding year, then Landlord shall apply such amount to the next accruing monthly installment(s) of Tenant’s Operating Costs Payment due from Tenant until fully credited to Tenant or, in the event the Term of this Lease has expired, then Landlord shall pay such amount to Tenant within thirty (30) days of such expiration.

C. If the Term ends on a date other than the last day of December, the actual Operating Costs for the year in which the Expiration Date occurs shall be prorated so that Tenant shall pay that portion of Tenant’s Operating Costs Payment for such year represented by a fraction, the numerator of which shall be the number of days during such fractional year falling within the Term, and the denominator of which is 365 (or 366, in the case of a leap year). The provisions of this Section 5.1 shall survive the Expiration Date or any sooner termination provided for in this Lease.

D. Notwithstanding anything in this Article 5 to the contrary, in the event the Commencement Date of this Lease occurs after October 1, 2000 (as such date may be extended by the number of days of Tenant Delays, and the number of days of Force Majeure delays; provided that in no event shall Force Majeure delays be deemed to extend said October 1, 2000 date beyond October 31, 2000), then the Base Year (as originally defined in Section 1.1.O of this Lease) shall be deemed revised to mean the calendar year 2001.

5.2 A. For purposes of this Lease, the term “Operating Costs” shall mean any and all expenses, costs and disbursements of every kind which Landlord pays, incurs or becomes obligated to pay in connection with the operation, management, repair and maintenance of all portions of the Project and which are equitably allocated by Landlord to the Building (as opposed to the adjacent building(s)) on a reasonable and consistent basis consistent with industry custom and practice in the Comparison Area. All Operating Costs shall be determined according to consistently applied accounting principles. Operating Costs include, without limitation, the following: (a) Wages, salaries, benefits and fees of all personnel or entities to the extent engaged in the operation, repair, maintenance, management, or safekeeping of the Project, including taxes, insurance, and benefits relating thereto and the costs of all supplies and materials used in the operation, repair, maintenance and security of the Project; (b) Cost of performance by Landlord’s personnel of, or of all service agreements for, maintenance, janitorial services, access control, alarm service, window cleaning, elevator maintenance and landscaping for the Project. Such cost shall include the rental of personal property used by Landlord’s personnel in the

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

maintenance and repair of the Project; (c) Cost of utilities for the Project, including water, sewer, power, electricity for common areas, gas, fuel, lighting and all air-conditioning, heating and ventilating costs; (d) Cost of all insurance, including casualty and liability insurance applicable to the Project and to Landlord’s equipment, fixtures and personal property used in connection therewith, business interruption or rent insurance against such perils as are commonly insured against by prudent landlords, such other insurance as may be required by any lessor or mortgagee of Landlord, and such other insurance which Landlord considers reasonably necessary in the operation of the Project, together with all appraisal and consultants’ fees in connection with such insurance; (e) All Taxes. For purposes hereof, the term “Taxes” shall mean, all taxes, assessments, and other governmental charges, applicable to or assessed against the Project or any portion thereof, or applicable to or assessed against Landlord’s personal property used in connection therewith, whether federal, state, county, or municipal and whether assessed by taxing districts or authorities presently taxing the Project or the operation thereof or by other taxing authorities subsequently created, or otherwise, and any other taxes and assessments attributable to or assessed against all or any part of the Project or its operation; including any reasonable expenses, including fees and disbursements of attorneys, tax consultants, arbitrators, appraisers, experts and other witnesses, incurred by Landlord in contesting any taxes or the assessed valuation of all or any part of the Project. If at any time during the Term there shall be levied, assessed, or imposed on Landlord or all or any part of the Project by any governmental entity any general or special ad valorem or other charge or tax directly upon rents received under leases, or if any fee, tax, assessment, or other charge is imposed which is measured by or based, in whole or in part, upon such rents, or if any charge or tax is made based directly or indirectly upon the transactions represented by leases or the occupancy or use of the Project or any portion thereof, such taxes, fees, assessments or other charges shall be deemed to be Taxes; provided, however, that any (i) franchise, corporation, income or net profits tax, unless substituted for real estate taxes or imposed as additional charges in connection with the ownership of the Project, which may be assessed against Landlord or the Project or both, (ii) transfer taxes assessed against Landlord or the Project or both, (iii) penalties or interest on any late payments of Landlord, (iv) personal property taxes of Tenant or other tenants in the Project, and (v) any increase in Taxes directly attributable to a reassessment of the Project based solely on existence of the hotel or other development that may, in Landlord’s sole discretion, constitute a portion of the Project, shall be excluded from Taxes. If any or all of the Taxes paid hereunder are by law permitted to be paid in installments, notwithstanding how Landlord pays the same, then, for purposes of calculating Operating Costs, such Taxes shall be deemed to have been divided and paid in the maximum number of installments permitted by law, and there shall be included in Operating Costs for each year only such installments as are required by law to be paid within such year, together with interest thereon and on future such installments as provided by law; (f) Legal and accounting costs incurred by Landlord or paid by Landlord to third parties (exclusive of legal fees incurred with respect to disputes with individual tenants, negotiations of tenant leases, or which pertain to the ownership rather than the operation of the Project), appraisal fees, consulting fees, all other professional fees and disbursements (but excluding legal fees incurred due to the willful misconduct of Landlord or its employees, agents, or contractors) and all association dues on account of the San Diego Corporate Center Association or any related or successor association thereof; (g) Cost of non-capitalized repairs find general maintenance for the Project (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant, other tenants of the Project or other third parties); (h) Amortization of the cost of improvements or equipment which are capital in nature and which (1) are for the purpose of reducing Operating Costs for the Project, up to the amount reasonably anticipated to be saved as a result of the installation thereof, as reasonably estimated by Landlord, or (2) are required by any governmental authority, or (3) replace any Building equipment needed to operate the Project at the same quality levels as prior to the replacement. All such costs, including interest thereon, shall be amortized on a straight-line basis over the useful life of the capital investment items, as reasonably determined by Landlord, but in no event beyond the reasonable useful life of the Project as a first class office project; (i) the Project management office rent or rental value; (j) a management fee comparable to that being charged by institutional landlords of comparable projects in the Comparison Area, but not to be more than three percent (3%) of gross revenues from the Building (excluding casualty and condemnation proceeds) (whether or not Landlord engages a manager for the Project or manages the Project with Landlord’s personnel) and all items reimbursable to the Project manager, if any, pursuant to any management contract for the

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

Project; and (k) amounts payable to any other associations created under any instruments of record affecting the Building or the Land, as amended from time to time; provided, however, that if Landlord pays any such amounts for such associations after the Base Year then Operating Costs for the Base Year shall be increased by such amounts.

B. Notwithstanding anything to the contrary set forth in 5.2.A above, “Operating Costs” shall not include (a) any costs incurred in connection with the original construction of the Building or the Project, or any other costs for any capital repairs, replacements or improvements, except as otherwise provided in Section 5.2.A. above; (b) expenses for which Landlord is actually reimbursed or indemnified (either by an insurer, condemnor, tenant, or otherwise); (c) expenses incurred in leasing or procuring tenants or in selling or financing of the Building or the Project (including, without limitation, lease commissions, advertising expenses, promotional expenses, and expenses of renovating space for tenants), or in connection with any subleasing, assignment, or other transfer of any party’s interest in the Building, the Project, or any space therein; (d) interest, amortization payments, or any other costs or expense relating to or required pursuant to or on account of any mortgage, deed of trust, ground lease, or any form of financing or monetary encumbrance affecting the Building or the Project; (e) net basic rents under ground leases; (f) costs representing an amount paid to an affiliate or Landlord which is in excess of the amount which would have been paid in the absence of such relationship; (g) damage and repairs to the extent actually reimbursed under any insurance policy carried by Landlord in connection with the Building, Common Areas or Parking Facility; (h) Landlord’s general overhead expenses not specifically related to the Building, Common Areas or Parking Facility; (i) costs (including design, planning, permit, license, construction, and/or inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering the Premises or any space for other tenants or other occupants of vacant space within the Building; (j) costs incurred due to a violation by Landlord or any other tenant in the Building of the terms and conditions of any lease, or pertaining to any disputes with any tenant or occupant under any lease; (k) rentals and other related expenses for leasing HVAC systems, elevators, or other items (except when needed in connection with normal repairs and maintenance of the Project) which if purchased, rather than rented, would constitute a capital improvement not included in Operating Costs pursuant to this Lease; (l) depreciation, amortization and interest payments, except as specifically included in Operating Costs pursuant to the terms of this Lease and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life; (m) interest and tax penalties incurred as a result of Landlord’s negligence, inability or unwillingness to make payments or file returns when due; (n) any bad debt loss, rent loss, or any reserves for bad debts or rent loss; (o) any expense relating to services or other benefits provided to other tenants or occupants in the Building or the Project at no cost which are made available to Tenant at a charge or which are not available to Tenant; (p) any costs to repair, restore or rebuild any portion of the Project after casualty loss or any taking by eminent domain or condemnation; (q) any costs of acquisition of signs in or on the Building or Project (other than the Building directory) identifying the owner of the Building or Project or a specific tenant; (r) costs incurred to (i) comply with laws relating to the removal of any “Hazardous Material,” as that term is defined in Article 30 of this Lease, which was in existence on the Project prior to the Commencement Date, and was of such a nature that a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions that it then existed on the Project, would have then required the removal of such Hazardous Material or other remedial or containment action with respect thereto, and (ii) remove, remedy, contain, or treat any Hazardous Material, which Hazardous Material is brought onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions, that it then exists on the Project, would have then required the removal of such Hazardous Material or other remedial or containment action with respect thereto; (s) any costs arising from any charitable or political

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

contributions; (t) any costs caused by or relating to the repair or correction of defects in the base, shell and core of the Building or of any other improvement in the Project; (u) any entertainment or travel expenses of Landlord, any affiliate of Landlord, any management agent of Landlord and their respective employees, agents, partners and affiliates; (v) any costs or expenses incurred by Landlord in connection with satellite dishes or similar specialized communications equipment of Landlord or of other persons, tenants or occupants in or about the Project unless such communication equipment is generally made available to all tenants of the Building, (w) any costs which are specifically excluded from Operating Costs pursuant to Section 12.3 below; and (x) any costs solely attributable to the hotel or other development that may constitute a portion of the Project and not solely attributable to the Building and/or not allocated between such hotel (or other development) and the Building in accordance with the first (1st) sentence of Section 5.2.A above. There shall be no duplication of costs or reimbursements. Operating Costs attributable to the Common Areas or Parking Facility in general will be equitably prorated among all of the buildings in the Project and Tenant shall be responsible for Tenant’s Share of those costs attributable to the Building. In the event of any dispute as to the amount of Tenant’s Share of Operating Costs, Tenant or a nationally recognized accounting firm selected by Tenant and reasonably satisfactory to Landlord (billing hourly and not on a contingency fee basis) will have the right, by prior written notice (“Audit Notice”) given within sixty (60) days (“Audit Period”) following receipt of Landlord’s annual reconciliation (“Actual Statement”) and at reasonable times during normal business hours, to audit Landlord’s accounting records with respect to Operating Costs relative to the year to which such Actual Statement relates at the offices of Landlord’s property manager. In no event will Landlord or its property manager be required to (i) photocopy any accounting records or other items or contracts, (ii) create any ledgers or schedules not already in existence, (iii) incur any costs or costs relative to such inspection, or (iv) perform any other tasks other than making available such accounting records as aforesaid. Neither Tenant nor its auditor may leave the offices of Landlord’s property manager with copies of any materials supplied by Landlord. Tenant must pay Tenant’s Share of Operating Costs when due pursuant to the terms of this Lease and may not withhold payment of Operating Costs or any other rent pending results of the audit or during a dispute regarding Operating Costs. The audit must be completed within thirty (30) days of the date of Tenant’s Audit Notice and the results of such audit shall be delivered to Landlord within forty-five (45) days of the date of Tenant’s Audit Notice. If Tenant does not comply with any of the aforementioned time frames, then such Actual Statement will be conclusively binding on Tenant. If such audit or review correctly reveals that Landlord has overcharged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord agrees to reimburse Tenant the amount of such overcharge. If the audit reveals that Tenant was undercharged, then within thirty (30) days after the results of the audit are made available to Tenant, Tenant agrees to reimburse Landlord the amount of such undercharge. In all cases, Tenant agrees to pay the cost of such audit unless the audit reveals that Tenant was over charged for Operating Costs by more than five percent (5%) and/or Tenant was overcharged (vis-à-vis Tenant’s Operating Costs Payment) by more than [            ][             [            ][            ] [            ] [            ] [            ] for any particular line item of Operating Costs (as set forth in such Actual Statement), in any such event Landlord shall be obligated to pay the actual, documented and reasonable cost of such audit. Tenant agrees to keep the results of the audit confidential and will cause its agents, employees and contractors to keep such results confidential. To that end, Landlord may require Tenant and its auditor to execute a confidentiality agreement provided by Landlord.

C. For purposes of this Section 5.2.C, the term “Controllable Operating Costs” shall mean all Operating Costs (as defined above) except those Operating Costs described in subsections 5.2(A)(c) and 5.2(A)(d) above. Notwithstanding anything to the contrary contained herein and solely for purposes of calculating Tenant’s Operating Costs Payment, the aggregate Controllable Operating Costs payable by Tenant under this Lease for any year after the Base Year shall not increase, on an annual basis, more than an amount equal to seven percent (7%) of the Controllable Operating Costs for the Base Year (regardless of the actual Controllable Operating Costs incurred for such calendar year); provided, however, if the actual Controllable Operating Costs for any calendar year are greater than the maximum amount permitted to be charged to Tenant hereunder, the difference shall be added to Controllable Operating Costs for succeeding calendar years (but only up to the maximum amounts of Controllable Operating Costs payable by Tenant hereunder for each such succeeding calendar year) until such excess(es)

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

is/are exhausted or the Term of this Lease otherwise expires. The maximum permitted Controllable Operating Costs for the Base Year shall be the actual amounts of permitted Controllable Operating Costs for the Base Year. By way of example only and not as a limitation upon the foregoing, the following chart illustrates maximum Controllable Operating Costs:

Year	Actual Controllable Operating Costs (Per Square Foot of Net Rentable Area)		Maximum Controllable Operating Costs (Per Square Foot of Net Rentable Area)
2000	[	]	[	]
2001	[	]	[	]
2002	[	]	[	]
2003	[	]	[	]
2004	[	]	[	]

5.3 If the Building is not fully completed, occupied (meaning ninety-five percent (95%) of the Net Rentable Area of the Building) and/or assessed (for purposes of Taxes) during any full or fractional year of the Term (including, the Base Year), the actual Operating Costs (including Taxes) shall be adjusted for such year to an amount which Landlord reasonably estimates would have been incurred in Landlord’s reasonable judgment had the Building been ninety-five percent (95%) completed, occupied and fully assessed.

5.4 If during the Term any change occurs in either the number of square feet of the Net Rentable Area of the Premises or of the Net Rentable Area of the Building, Tenant’s Share of Operating Costs shall be adjusted, effective as of the date of any such change. Landlord shall promptly notify Tenant in writing of such change and the reason therefor. Any changes made pursuant to this Section 5.4 shall not alter the computation of Operating Costs as provided in this Article 5, but, on and after the date of any such change, Tenant’s Operating Costs Payment pursuant to Section 5.1.A shall be computed upon Tenant’s Share thereof, as adjusted. If such estimated payments of Tenant’s Share are so adjusted during a year, a reconciliation payment for Tenant’s Share of Operating Costs pursuant to this Article 5 for the calendar year in which such change occurs shall be computed pursuant to the method set forth in Section 5.1.B, such computation to take into account the daily weighted average of Tenant’s Share of Operating Costs during such year.

ARTICLE 6

PARKING

Subject to the terms hereof, Landlord hereby grants to Tenant a license to use in common with other tenants and with the public the Parking Facility and shall issue reserved and non-reserved Parking Permits (at no cost to Tenant during the initial Term) for such use. Each non-reserved Parking Permit shall entitle Tenant to one (1) unassigned parking space in the Parking Facility. Each reserved Parking Permit shall entitle Tenant to one (1) reserved, covered parking space in the Parking Facility in such location(s) to be designated by mutual agreement of Landlord and Tenant, which location(s) may be redesignated by Landlord from time to time in Landlord’s reasonable, good faith discretion; provided, however, that notwithstanding the foregoing, Landlord shall have the right, in its sole and absolute discretion, to provide a minimum of ten (10) of Tenant’s reserved Parking Permits but not more than fifteen (15) of such reserved Parking Permits in the uncovered lot depicted on Exhibit “B”. Tenant’s allocation of Parking Permits set forth in Section 1.1.P of the Lease for the initial Premises is based on a parking ratio of five (5) Parking Permits for every one thousand (1,000) square feet of Usable Area in the Premises, twenty percent (20%) of which shall be reserved Parking Permits and eighty percent (80%) of which shall be unreserved Parking Permits (the “Parking Ratio”). In no event shall the Parking Permits allocated to Tenant be transferred, assigned or utilized by any other person or entity other than Tenant, Tenant’s employees employed by Tenant at the Premises and, on a temporary basis, Tenant’s independent contractors and temporary employees. Tenant shall, within thirty (30) days following the Commencement Date, provide Landlord with a complete list of automobile license plate numbers of the automobiles utilized by Tenant’s

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

employees at the Premises, which list Tenant shall update and resubmit to Landlord on a quarterly basis throughout the Term of this Lease. Any costs incurred by Landlord to designate Tenant’s reserved parking spaces as reserved for Tenant shall be paid by Tenant, as additional rent, within ten (10) days after Tenant’s receipt of an invoice therefor. All such parking shall be free of charge throughout the initial Lease Term. Thereafter, the charge for all parking shall be at the prevailing rates as determined by Landlord. Landlord shall not be obligated to provide Tenant with any additional Parking Permits in excess of the Parking Ratio; provided, however, that, subject to the foregoing, the number of parking permits provided by Landlord to Tenant as set forth in Section 1.1.P shall, except as otherwise provided in Sections 28.6 and 29.5 hereof (pertaining to increases in square footage based on the addition of Expansion Space and/or First Negotiation Space to the Premises), be increased or decreased in proportion to any increases or decreases in the square footage of the Premises leased by Tenant under this Lease. Landlord shall provide at least ten (10) non-exclusive visitor parking spaces on the surface (uncovered) parking area located near the main entrance of the Building (with the exact location to be determined by Landlord), which visitor parking spaces may, subject to the Rules and Regulations hereof, be used by visitors of the tenants of the Building, but not the balance of the Project (including visitors of Tenant), at no charge. If Tenant’s employees violate the Rules and Regulations with respect to the Parking Facility and Tenant fails to cause such employees to cease and desist from committing any such violation within a reasonable period of time following written notice from Landlord, then Landlord, at its option, shall have the right to treat such failure as a default under this Lease. If all or any portion of the Parking Facility shall be damaged or rendered unusable by fire or other casualty or any taking pursuant to eminent domain proceeding (or deed in lieu thereof), and as a result thereof Landlord or the garage operator is unable to make available to Tenant the parking provided for herein, Landlord shall be obligated, at its sole cost and expense (but as part of Operating Costs), to provide commercially reasonable substitute parking within the vicinity of the Project including, if reasonably necessary, providing regular shuttle service between the Project and such substitute parking area. Landlord further agrees that no development of any other portion of the Project shall reduce the parking ratio in the Parking Facility below that required by applicable code or, subject to the terms hereof, below the Parking Ratio.

ARTICLE 7

UTILITIES AND SERVICES

7.1 A. During the Term, Landlord shall furnish Tenant with the following services: (a) tempered water in “Building Standard” (as defined below) bathrooms and chilled water in Building Standard drinking fountains; (b) heating, ventilating or air-conditioning, as appropriate, during Business Hours (as defined in Article 27 hereof) at such temperatures and in such amounts as customarily and seasonally provided to tenants occupying comparable space in first-class office buildings in the San Diego Corporate Center/Del Mar Heights office submarket area (“Comparison Area”); (c) electrical power during all hours available at the bus riser for normal general office use to accommodate a maximum capacity of seven and one-half (7.5) watts of lights and receptacle connected electrical load per square foot of Usable Area in the Premises; (d) electric lighting for the Common Areas of the Project; (e) passenger elevator service, in common with others, for access to and from the Premises twenty-four (24) hours per day, seven (7) day per week; provided, however, that Landlord shall have the right to limit the number of (but not cease to operate all) elevators to be operated after Business Hours and on Saturdays, Sundays and Holidays; (f) janitorial cleaning services; (g) facilities for Tenant’s loading, unloading, delivery and pick-up activities, including access thereto during Business Hours, subject to the Rules and Regulations, the type of facilities, and other limitations of such loading facilities; (h) replacement, as necessary, of all Building Standard, lamps and ballasts in Building Standard light fixtures within the Premises; and (i) personnel (including building manager, engineer and day porter) of the Building, the Project or any other project owned or managed by Landlord or its affiliates in the Comparison Area, during such times as are reasonably determined by Landlord. All services referred to in this Section 7.1.A shall be provided by Landlord and paid for by Tenant as part of Tenant’s Operating Costs Payment. As used in this Lease, the term “Building Standard(s)” shall mean those standards described in Paragraph 2.2 of Exhibit “C”.

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

B. If Tenant requires air-conditioning, heating or other services, including cleaning services, routinely supplied by Landlord for hours or days in addition to the hours and days specified in Section 7.1A, Landlord shall make commercially reasonable efforts to provide such additional service after reasonable prior written request therefor from Tenant, and Tenant shall reimburse Landlord for the amount of Landlord’s total actual cost of providing such additional service as further described below. Landlord shall have no obligation to provide any additional service to Tenant at any time Tenant is in default under this Lease (beyond any applicable notice and cure period) unless Tenant pays to Landlord, in advance, the actual cost of such additional service. If Tenant uses heat, air-conditioning (including water required in connection therewith) or other services in the Premises during hours or days in addition to the hours or days specified in Section 7.1.A and/or if Tenant’s consumption of electricity in the Premises shall exceed four (4) watts of lights and receptacle demand electrical load per square foot of Usable Area of the Premises (“Maximum Permitted Electrical Consumption”), Tenant shall, in any such cases, pay to Landlord, during each calendar year during the Term on a quarterly basis and in the manner and pursuant to the procedures set forth below, all actual out-of-pocket costs incurred by Landlord in connection with the provision of any such excess use and/or consumption and the actual cost of the maintenance of equipment which is installed in order to measure and determine such excess consumption (including, but not limited to, the maintenance of meters and/or submeters and other equipment to measure any such excess use and/or consumption), and the actual cost of the increased wear and tear on existing or future equipment in the Building caused by such excess consumption, and depreciation (calculated in accordance with generally accepted accounting principles) on any such equipment; provided, however, that with respect to the operation of non-Business Hours heating, ventilating or air-conditioning, Landlord’s depreciation component of such cost shall be equitably allocated by Landlord over the number of individual floors in the Building being serviced in each such non-Business Hours period on any such equipment. Additionally, any non-Business Hours heating, ventilating or air-conditioning services utilized by Tenant shall be calculated by Landlord based upon Landlord’s reasonable determination of the most cost effective use of the equipment used to provide such non-Business Hours heating, ventilating or air-conditioning at the time it is demanded by the Tenant, but in no event shall such cost exceed the cost which Landlord would incur in providing such services using the “Chiller” (as defined in Section 1 of Exhibit “C” hereto). Within it reasonable period of time following the end of each calendar quarter throughout the Term of this Lease, Landlord shall deliver to Tenant a statement showing the actual costs incurred by Landlord in connection with the provision of such excess use and/or consumption, together with documentation evidencing such costs and consumption amounts. Tenant shall pay to Landlord, within thirty (30) days of receipt of any such statement, the actual costs incurred by Landlord in connection with the provision of such excess use and/or consumption including (i) Landlord’s calculated cost of excess heating, ventilating and air conditioning, and (ii) any excess amount of electricity consumed by Tenant beyond the Maximum Permitted Electrical Consumption. Within thirty (30) days following the end of each calendar year or as soon thereafter as reasonable practicable, Landlord shall be obligated to provide Tenant with a quarterly statement as described above for the final quarter of the immediately preceding calendar year, along with a summary statement for the entire preceding calendar year, showing the aggregate amount of excess heating, ventilating and air conditioning consumption by Tenant for the subject year, and the aggregate use of excess electrical use, if any, above the Maximum Permitted Electrical Consumption for such calendar year. If any machinery or equipment which generates abnormal heat or, in the aggregate with all other use of electricity on any floor, creates a demand in excess of four (4) watts per square foot of Usable Area on any floor or otherwise creates unusual demands on the air-conditioning or heating system serving the Premises is used in the Premises and if Tenant has not, within five (5) Business Days after demand from Landlord, taken such steps, at Tenant’s expense, as shall be necessary to cease such adverse effect on the air-conditioning or heating system (or, in the event that more than five (5) Business Days is reasonably necessary for Tenant to take such steps, Tenant shall not have commenced to take the same during said five (5) Business Day period or thereafter fails to diligently proceed to complete the same), Landlord shall have the right to install supplemental air-conditioning or heating units in the Premises, and the actual, out-of-pocket cost of such Supplemental units (including the cost of acquisition, installation, operation, use and maintenance thereof) shall be paid by Tenant to Landlord within ten (10) days following written request from Landlord. At Tenant’s election, Landlord shall, in connection with Landlord’s Leasehold

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

Improvement work in the Premises and at Tenant’s sole cost and expense, install in the Premises a dedicated or supplemental heating, ventilating and air-conditioning unit for Tenant’s computer and trading room, the design, size and other specifications of which shall be subject to Landlord’s reasonable approval; provided, however, that Tenant shall be solely responsible for maintenance and repair of such unit and such unit shall be considered a fixture within the Premises and shall remain upon the Premises upon the expiration or earlier termination of the Term of this Lease.

C. Attached hereto as Exhibit “H” is a description of the plans and specifications for the provision of electrical service to the Premises. At no time shall use of electricity in the Premises exceed the capacity of the Building Standard feeders and risers to or wiring in the Premises, provided such capacity is sufficient to permit electricity use in accordance with the specifications set forth in Section 7.1.A above and 7.1.B. Any risers or wiring to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord (at Tenant’s sole cost) if, in Landlord’s reasonable judgment, the same are necessary and shall not (i) cause permanent damage or injury to the Project, the Building or the Premises, (ii) cause or create a dangerous or hazardous condition, (iii) entail excessive or unreasonable alterations, repairs or expenses, or (iv) interfere with or disturb other tenants or occupants of the Building.

7.2 Landlord’s obligation to furnish the utility services specified herein shall be subject to the rules and regulations of the supplier of such electricity or other utility services and the rules and regulations of any municipal or other governmental authority regulating the business of providing electricity and other utility services. Landlord shall have the right, at Landlord’s option, upon not less than thirty (30) days’ prior written notice to Tenant (provided such prior notice will be less if either the discontinuance of such service is required by applicable law or Landlord receives shorter notice from the utility company providing electricity or other utility service), to discontinue utility services to the Premises and arrange for a direct connection thereof through a public utility supplying such service. If Landlord gives such written notice of discontinuance, Landlord shall make all necessary arrangements with the public utility supplying such utility service directly to the Building to furnish such utility service to the Premises, and, unless prohibited by law or regulations of such public utility, Landlord shall not discontinue such utility service to the Premises until such public utility is ready to supply service to the Premises. No such change in utility service providers made by Landlord shall increase the cost to Tenant of obtaining such utility service, and Landlord shall be obligated, within ten (10) days following written notice from Tenant, to reimburse Tenant for any such increase unless such increase would have otherwise been payable by Tenant if any such utility service provider had not been changed. Landlord shall provide Tenant with at least five (5) Business Day’s advance written notice of its intent to change utility providers pursuant hereto, which written notice shall specify the dates and hours on which Landlord anticipates that such change shall occur, and shall include a detailed description as to what effect, if any, such change shall, have on Tenant’s operation of any computer or other equipment in the Premises (to the extent such information is available and provided to Landlord by the utility service provider) and any recommendations (if any) which such new utility provider may offer as to how Tenant may protect the operation of its computers and other electronic and HVAC equipment during any such change. In changing utility providers pursuant hereto, Landlord shall use commercially reasonable efforts to prevent any interruption in utility service to the Premises and, in all events, Landlord shall endeavor to perform any such change during non-Business Hours and before 5:00 a.m. on each Business Day. To the extent that Tenant pays for any utility service in the Premises directly, Tenant shall, however, be responsible for contracting promptly and directly with such public utility supplying such service and for paying all deposits for, and all costs relating to, such service. Notwithstanding anything in this Lease to the contrary, in no event shall Tenant be obligated to use any telephone or telecommunications provider designated by Landlord.

7.3 No failure to furnish, or any stoppage of, the services referred to in this Article 7 resulting from any cause shall make Landlord liable in any respect for damages to any person, property or business, or be construed as an eviction of Tenant, or entitle Tenant to any abatement of Rent or other relief from any of Tenant’s obligations under this Lease. Should any malfunction of any systems or facilities occur within the Project or should maintenance or alterations of such systems or facilities become necessary. Landlord shall repair the same

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

promptly and with reasonable diligence, and Tenant, except as otherwise expressly provided below, shall have no claim for rebate, abatement of Rent, or damages because of malfunctions or any such interruptions in service. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to an interruption, failure, or inability to provide any services.

7.4 Notwithstanding anything above to the contrary, in the event that Tenant is prevented from using, and does not use the Premises or any portion thereof for the conduct of Tenant’s business therein, as a result of any failure by Landlord to provide services to the Premises and such failure is not caused by the negligence or willful misconduct of Tenant, its agents, employees or contractors (an “Abatement Event”), then Tenant shall give Landlord notice (“Abatement Notice”) of such Abatement Event, and if such Abatement Event continues beyond the “Eligibility Period” (as that term is defined below), then the Base Rent and Tenant’s Share of Operating Costs and Tenant’s obligation (if any) to pay for parking shall be abated entirely or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use the Premises or a portion thereof for the conduct of Tenant’s business therein, in the proportion that the Net Rentable Area of the portion of the Premises that Tenant is prevented from using, and does not use bears to the total Net Rentable Area of the Premises; provided, however, that if Landlord provides substitute services reasonably suitable for Tenant’s purposes as reasonably determined by Landlord, as for example, bringing in portable air-conditioning equipment, then there shall not be any abatement of rent; provided further, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for the conduct of Tenant’s business therein for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant’s Share of Operating Costs and Tenant’s obligation (if any) to pay for parking for the entire Premises shall be abated entirely for such time as Tenant continues to be so prevented front using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on talc proportion that the Net Rentable Area of such reoccupied portion of the Premises bears to the total Net Rentable Area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. The term “Eligibility Period” shall mean a period of three (3) consecutive Business Days or twelve (12) Business Days in any single twelve (12) month period after Landlord’s receipt of any Abatement Notice(s). Such right to abate Base Rent and Tenant’s Share of Operating Costs and Tenant’s obligation (if any) to pay for parking shall be Tenant’s sole and exclusive remedy at law or in equity for an Abatement Event. This Section 7.4 shall not apply in case of damage to, or destruction of, the Premises or the Building, or any eminent domain proceedings which shall be governed by separate provisions of this Lease.

7.5 Tenant may, at its sole cost and expense, install its own “key-pad” security and Surveillance system (collectively, “Tenant’s Security System”) in the Premises (and not any other portion of the Building); provided, however, that Landlord shall, at Tenant’s sole cost and expense (not to exceed Landlord’s actual cost), coordinate the installation and operation of Tenant’s Security System with Landlord to assure that Tenant’s Security System is in Landlord’s reasonable discretion, compatible with Landlord’s security system and the Building systems and equipment and to the extent that Tenant’s Security System is not compatible with Landlord’s security System and the Building systems and equipment, Tenant shall not be entitled to install or operate it Landlord shall, at Tenant’s sole cost and expense, coordinate the operation of the Building’s elevator service with Tenant’s key pad security system to restrict, to the extent reasonably possible unauthorized access to any floors of Tenant’s Premises. Landlord shall, at Tenant’s sole cost and expense, issue to Tenant such key cards or other means of access to the Building and the elevators serving, the Premises in numbers reasonably requested by Tenant sufficient to permit Tenant’s employees and other designees to access the Premises. Landlord agrees that its janitors or other personnel entering the Premises shall do so using key cards or other means of access as permitted by Tenant’s Security System, and shall not except as otherwise provided herein, be entitled to have access to the Premises using any pass key or other

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

means of access, it being understood that the sole means of access to Tenant’s Premises shall be via Tenant’s Security System. Subject to Tenant’s compliance with all applicable laws and this Section 7.5, Landlord acknowledges and agrees that Tenant may, at Tenant’s sole cost and expense, secure the stairwells of the Building serving the Premises utilizing such means as are reasonably acceptable to Landlord. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the monitoring, operation and removal (upon the expiration or earlier termination of this Lease) of Tenant’s Security System or such controlled stairwell access system. Tenant acknowledges and agrees that Tenant’s obligations to indemnify, defend and hold Landlord harmless as provided Article 17 of this Lease shall apply to Tenant’s use and operation of Tenant’s Security System or such controlled stairwell access system and that the installation of Tenant’s Security System or such controlled stairwell access system shall be subject to the terms and conditions of Article 10 of this Lease. Landlord and Tenant acknowledge and agree that nothing contained in this Section 7.5 shall be construed to limit the rights of Landlord under Article 20 of this Lease. In connection with Tenant’s installation of Tenant’s Security System or such controlled stairwell access system, Tenant shall provide to Landlord, commencing with the installation of Tenant’s Security System in the Premises or such controlled stairwell access system, the telephone number(s) of an authorized representative of Tenant to whom Landlord shall give reasonable prior notice (as determined by Landlord under the circumstances, but in no event less than forty-eight (48) hours prior written notice, unless in an emergency in which Landlord believes that life, property, safety, or security is in jeopardy) in the event Landlord must enter the Premises pursuant to Article 20 hereof, but in no event shall Landlord, following Landlord’s provision of such reasonable notice to Tenant’s authorized representative, be obligated to delay Landlord’s entry into the Premises or to monitor or otherwise operate Tenant’s Security System or such contained stairwell access system while inside the Premises.

ARTICLE 8

ASSIGNMENT AND SUBLETTING

8.1 Except as expressly permitted under this Article 8, neither Tenant nor its legal representatives or successors in interest shall, by operation of law or otherwise, assign, mortgage, pledge, encumber or otherwise transfer this Lease or any part hereof, or the interest of Tenant under this Lease, or in any sublease or the rent thereunder. The Premises or any part thereof shall not be sublet, occupied or used for any purpose by anyone other than Tenant, without Tenant’s obtaining in each instance the prior written consent of Landlord in the manner hereinafter provided. As indicated in, and subject to, Section 8.4 below, Landlord’s consent shall not be unreasonably withheld. Tenant shall not modify, extend, or amend a sublease which requires Landlord’s consent hereunder and to which Landlord has previously consented without obtaining Landlord’s prior written consent to such modification, extension, or amendment.

8.2 An assignment of this Lease shall be deemed to have occurred (a) if, in a single transaction or in a series of transactions, more than 50% interest in Tenant or any guarantor of this Lease (whether stock, partnership, interest or otherwise) is transferred, diluted, reduced, or otherwise affected with the result that the present holder or owners of Tenant or such guarantor have less than a 50% interest in Tenant or such guarantor or (b) if Tenant’s obligations under this Lease are taken over or assumed in consideration of Tenant leasing space in another office building. The transfer of the outstanding capital stock of any corporate Tenant or guarantor through the “over-the-counter” market or any recognized national securities exchange (other than by persons owning 5% or more of the voting calculation of such 50% interest of clause 8.2(a) above) shall not be included in the calculation of such 50% interest in clause (a) above.

8.3 Notwithstanding anything to the contrary in Sections 8.1 and 8.2 above, Tenant shall have the right, upon prior written notice to Landlord, to (a) assign this Lease or sublet all or part of the Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; or (b) assign this Lease to a successor corporation or entity into which or with which Tenant is merged or consolidated or which acquired substantially all of Tenant’s assets and property provided that (i) such successor corporation assumes all of the obligations and liabilities of Tenant and shall have assets, capitalization and, net worth at least sufficient to perform the obligations of Tenant under this

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

Lease, accounting for the obligations assumed by such successor in such transaction, (ii) Tenant shall provide in its notice to Landlord the information required in Section 8.4, and (iii) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. An assignee of Tenant’s entire interest in this Lease which is permitted under the terms of this Article 8 may be referred to herein as a “Permitted Assignee”). No such transaction shall operate to release Tenant from any liability under this Lease. For the purpose hereof “control” shall mean ownership of not less than 50% of all the voting stock or legal and equitable interest in such corporation or entity.

8.4 If Tenant should desire to assign this Lease or sublet the Premises (or any part thereof), Tenant shalt give Landlord written notice (“Transfer Notice”) no later than the time required for notice under Section 8.3 in the case of an assignment or subletting for which Landlord’s consent is not required hereunder, or thirty (30) days in advance of the proposed effective date of any other proposed assignment or sublease, specifying (a) the name, current address, and business of the proposed assignee or sublessee, (b) the amount and location of the space within the Premises proposed to be so subleased, (c) the proposed effective date and duration of the assignment or subletting, and (d) the proposed rent or consideration to be paid to Tenant by such assignee or sublessee. Tenant shall promptly supply Landlord with financial statements and other information as Landlord may request to evaluate the proposed assignment or sublease; provided, however, that in no event shall Tenant’s successors by merger, consolidation, or acquisition be obligated to deliver their financial statements or other similar information to Landlord in connection with a transfer described in Section 8.3 above. For assignments and sublettings other than those permitted by Section 8.3, Landlord shall have ten (10) days following receipt of such Transfer Notice and other information requested by Landlord within which to notify Tenant in writing that Landlord elects:

A. to terminate this Lease as to the space so affected as of the proposed effective date set forth in Tenant’s Transfer Notice, in which event Tenant shall be relieved of all further obligations hereunder as to such space, except for obligations under Articles 17, 19 and 22 and all other provisions of this Lease which expressly survive the termination hereof; provided, however, that Landlord shall not have this right to the extent (1) that the space so affected (i) comprises less than one (1) full floor of the Premises, and/or (ii) is for a term less than thirty-six (36) months (so long as Tenant, with respect to a sublease with a term less than thirty-six (36) months, has agreed in a written notice to Landlord (at the time Tenant provides its Transfer Notice to Landlord as provided above) to continue to lease and occupy such space after such thirty-six (36) month period) and/or (2) Tenant, within fifteen (15) days of receipt of Landlord’s notice to terminate this Lease as to the space so affected by the proposed assignment or subletting, rescinds such proposed assignment or subletting, in which event Landlord’s termination notice shall be null and void; or

B. to permit Tenant to assign or sublet such space; provided, however, that, if the rent rate agreed upon between Tenant and its proposed subtenant is greater than the rent rate that Tenant must pay Landlord hereunder, for that portion of the Premises, or if any consideration shall be promised to or received by Tenant in connection with such proposed assignment or sublease (in addition to rent), then fifty percent (50%) of such excess rent and other consideration shall be considered Additional Rent owed by Tenant to Landlord (less brokerage commissions, attorneys’ fees, improvement costs or allowances and other costs, and disbursements reasonably incurred by Tenant in connection with such assignment or subletting if reasonably acceptable evidence of such disbursements is delivered to Landlord), and shall be paid by Tenant to Landlord as follows: (a) in the case of excess rent, in the same manner that Tenant pays Base Rent; and (b) in the case of any other consideration, within ten (10) Business Days after receipt thereof by Tenant; or

C. to refuse, in Landlord’s reasonable discretion, to consent to Tenant’s assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Premises; provided, however, that any such refusal shall be in writing stating in reasonable detail Landlord’s reason for such refusal.

Landlord cannot unreasonably withhold or delay its consent, but the parties agree that Landlord shall be deemed reasonable in its refusal to consent to an assignment or subletting

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

which requires Landlord’s consent hereunder for the following reasons (without limiting any other reasons): the proposed assignee or subtenant is not financially creditworthy, is a governmental authority or agency, an organization or person enjoying sovereign or diplomatic immunity, a medical or dental practice or a user that will attract a volume, frequency or type of visitor or employee to the Building which is not consistent with the standards of a high quality office building or that will impose an excessive demand on or use of the facilities or services of the Building. It shall also be reasonable for Landlord to refuse to consent to any assignment or subletting under this Section 8.4 if Tenant is then in default under this Lease (beyond any applicable notice and cure period). If Landlord should fail to notify Tenant in writing of such election within the aforesaid ten (10) day period, Landlord shall be deemed to have elected option 8.4.B above so long as Tenant, in its Transfer Notice, includes the language set forth in the immediately following sentence in bold, 12 point type: LANDLORD’S FAILURE TO NOTIFY” TENANT IN WRITING OF LANDLORD’S ELECTION WITHIN TEN (10) DAYS FOLLOWING LANDLORD’S RECEIPT OF THIS TRANSFER NOTICE SHALL BE AUTOMATICALLY DEEMED LANDLORD’S CONSENT TO THE TRANSFER CONTEMPLATED BY THIS TRANSFER NOTICE (SUBJECT TO THE TERMS AND CONDITIONS OF THE LEASE); provided, however, that notwithstanding anything above to the contrary, upon the expiration of such ten (10) day period, Landlord shall only be deemed to have elected option 8.4.B above (with respect to such Transfer Notice) to the extent Tenant, within five (5) days after such ten (10) day period, provides Landlord with the following notice which includes (i) the subject Transfer Notice and (ii) the language set forth in the immediately following sentence in hold, 12 point type: SECOND NOTICE: LANDLORD’S FAILURE TO NOTIFY TENANT IN WRITING OF LANDLORD’S ELECTION WITHIN FIVE (5) DAYS FOLLOWING LANDLORD’S RECEIPT OF THIS NOTICE SHALL BE AUTOMATICALLY DEEA1ED LANDLORD’S CONSENT TO THE TRANSFER CONTEMPLATED BY THE TRANSFER NOTICE ATTACHED HERETO (SUBJECT TO THE TERMS AND CONDITIONS OF THE LEASE). Tenant agrees to reimburse Landlord lot reasonable legal fees and any other reasonable out-of-pocket costs actually incurred by Landlord in connection with any proposed assignment or subletting, not to exceed, collectively, [            ] [            ] [            ] [            ] for each proposed assignment or sublease and such payment shall not be deducted from the Additional Rent owed to Landlord pursuant to subsection (ii) above. Tenant shall deliver to Landlord copies of all documents executed in connection with any permitted assignment or subletting for which Landlord’s consent is required, which documents shall be in form and substance reasonably satisfactory to Landlord. No acceptance by Landlord of any Rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord’s consent to any assignment, sublease, or transfer.

8.5 Any attempted assignment or sublease by Tenant in violation of the terms, and provisions of this Article 8 shall be void and shall constitute a material breach of this Lease. In no event; shall any assignment, subletting or transfer, whether or not with Landlord’s consent, relieve Tenant of its primary liability under this Lease for the entire Term, and Tenant shall in no way be released from the full and complete performance of all the terms hereof. If Landlord, in exercising its rights and remedies under this Lease, takes possession of the Premises before the expiration of the Term of this Lease, Landlord shall have the right, at its option, to terminate all subleases, or to take over any sublease of the Premises or any portion thereof and such, subtenant shall attorn to Landlord, as its landlord, under all the terms and obligations of such sublease occurring from and after such date, but excluding previous acts, omissions, negligence, or defaults of Tenant.

8.6 The term “Landlord,” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee’s interest in a ground lease of, the Land or the Building. In the event of any transfer, assignment or other conveyance or transfers of any such title or interest, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease accruing or to be performed from and after the date of such transfer and, without further agreement, the transferee

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

of such title or interest shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord from and after the date of such transfer, during its ownership of the Project. Landlord may transfer its interest in the Project without the consent of Tenant, but shall use commercially reasonable good faith efforts to provide written notice to Tenant prior to or concurrently with any such transfer:

ARTICLE 9

REPAIRS

9.1 Landlord agrees to repair and maintain the structural portions of the Building and the plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord therein (including the Chiller), unless such maintenance and repairs are (i) attributable to items installed in the Premises by Tenant or which are above Building Standard interior improvements (such as, for example, custom lighting, special HVAC systems kitchen or non-Building-standard restroom facilities not indicated on the Base Building Plans and appliances constructed or installed within the Premises) or (ii) caused by the willful misconduct or gross negligence of Tenant or its agents, contractors, invitees and licensees, in any which case Tenant will pay to landlord, as additional rent, the actual cost of such maintenance and repair plus, in the case of maintenance and repairs described in subsection (ii) above, a fee equal to ten percent (10%) of the actual costs to cover overhead and a fee for Landlord’s agent or manager. Amounts payable by Tenant pursuant to this Section 9.1 shall be payable on demand after receipt of an invoice therefor from Landlord. Landlord has no obligation and has made no promise to maintain, alter, remodel, improve, repair, decorate, or paint the Premises, the Building or the Project or any part thereof, except as specifically set forth in this Lease. In no event shall Landlord have any obligation to maintain, repair or replace any furniture, furnishings, fixture’s or personal property of Tenant unless resulting from the gross negligence or willful misconduct of Landlord or its employees, agents, or contractors and not covered by insurance maintained or required to be maintained by Tenant under this Lease. Tenant hereby waives the provisions of California Civil Code Sections 1932(1); 1941 and 1942 and of any similar law, statute or ordinance now or hereafter in effect.

9.2 Except to the extent that the same is Landlord’s responsibility under Section 9.1, and except to the extent that the need for any maintenance and repair is the result of Landlord’s or its employee’s, contractor’s, or agent’s gross negligence or willful misconduct and is not covered by insurance maintained, or required to be maintained, by Tenant under this Lease, Tenant shall keep the Premises (including, the Leasehold Improvements) in good order and in a safe, neat and clean condition, normal wear and tear excepted, and at Tenant’s sole cost and expense, shall make all repairs to the Premises and every part thereof, when and if needed. In the event Tenant fails to promptly commence and diligently pursue the performance of such maintenance or the making of such repairs or replacements, and such failure materially and adversely impacts upon (i) Landlord’s operation of the Building and/or the Project, (ii) the structure of the Building, (iii) the Central Systems or (iv) the exterior appearance of the Building or the Premises, then Landlord, at its option and upon at least five (5) days, prior written notice to Tenant (except in case of emergency, in which case no notice shall be necessary), may perform such maintenance or make such repairs and Tenant shall reimburse Landlord, within ten (10) days after Tenant receives an invoice, for the actual costs of such maintenance and repair.

9.3 All repairs made by tenant pursuant to Section 9.2 shall be performed in a good and workmanlike manner by reputable contractors or other repair personnel selected by Tenant and reasonably approved by Landlord; provided, however, that neither Tenant nor its contractors or repair personnel shall be permitted to do any work affecting the Central Systems (as such term is defined in Exhibit “C” hereof). In no event shall such work be done for Landlord’s account or in a manner which allows any liens to be filed in violation of Article 11. To the extent any repairs involve the making of alterations to the Premises. Tenant shall comply with the provisions of Article 10.

9.4 Subject to the other provisions of this Lease imposing obligations regarding repair upon Tenant, Landlord shall repair all machinery and equipment necessary to provide the services of Landlord described in Article 7 (provided that Tenant shall pay the costs of any repair

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

to such systems or any part thereof damaged by Tenant and Tenant’s employees, customers, clients, agents, licensees and invitees) and for repair of all portions of the Project which do not comprise a part of the Premises and are not leased to others.

9.5 Notwithstanding anything in this Article 9 to the contrary, if Landlord fails to perform any Landlord repair obligation under Sections 9.1 and 9.4 hereof within the time periods set forth in Section 13.6 following receipt of written notice from Tenant to Landlord or, in the case of emergency, within a reasonable period of time following receipt of such notice from Tenant, then Tenant shall be permitted to perform such obligation on Landlord’s behalf, provided Tenant first delivers to Landlord an estimate of the cost to repair and an additional, three (3) Business Days’ prior written notice that Tenant will be performing such obligation, and provided Landlord fails to commence to perform such obligation within such additional three (3) Business Day period or to thereafter diligently pursue such repair to completion. If the obligations to be performed by Tenant will affect the Central Systems or the structure or exterior appearance of the Building, then Tenant shall use only those contractors used by Landlord in the Building for work on the same. All other contractors shall be licensed and bonded and all requisite permits must have been obtained for the required work. Any work performed by or on behalf of Tenant shall be performed in accordance with the provisions of Articles 9 and 10. Promptly following completion of any such work, Tenant shall deliver to Landlord a paid invoice containing a particularized breakdown of the nature of the work performed by Tenant and the costs incurred by Tenant in connection therewith (the “Invoice”). If within thirty (30) days following Landlord’s receipt of the Invoice, Landlord does not either reimburse to Tenant the sums set forth in the Invoice or deliver written notice to Tenant objecting to the amounts set forth in the Invoice and/or the nature of the work performed by Tenant, then Tenant may deduct the amounts set forth in the Invoice, together with interest thereon at the Interest Rate, against Rent. If Landlord gives Tenant written notice of Landlord’s objection to the amounts set forth in the Invoice within such thirty (30) day period, then Tenant shall not have any right to offset the cost of performing any such obligation against Rent, but Tenant shall have the right to pursue any other remedies against Landlord available to it under applicable law, including the right to have the dispute resolved by binding arbitration pursuant to the rules and procedures of the American Arbitration Association. If the dispute is resolved by arbitration and it is held that Tenant is entitled to reimbursement of all or a portion of sums previously objected to by Landlord, and if Landlord fails to reimburse Tenant such sums, together with interest thereon at the Interest Rate, within thirty (30) days following such arbitration decision, then Tenant may deduct such sums against Base Rent next coming due under the Lease. Notwithstanding anything above to the contrary, in no event shall Tenant be entitled to deduct more than twenty percent (20%) of any installment of Monthly Base Rent during any month of the Term pursuant to this Section 9.5.

ARTICLE 10

ALTERATIONS

10.1 Except as otherwise expressly provided herein, Tenant shall not at any time during the Term make any alterations to the Premises without first obtaining Landlord’s written consent thereto, which consent Landlord shall not unreasonably withhold or delay; provided, however; that Landlord shall not be deemed unreasonable by refusing to consent to any alterations which are visible from the exterior of the Building or the Project, which will or are likely to cause any weakening of any part of the structure of the Premises, the Building or the Project or which will or are likely to cause damage or disruption to the Central Systems or which are prohibited by any underlying ground lease or mortgage. Notwithstanding the foregoing, Landlord’s prior approval will not be required for any alterations to the interior of the Premises which are not visible from the exterior of the Premises which are (i) cosmetic in nature (such as floor or wall coverings) or (ii) are nonstructural in nature and do not adversely affect any Central Systems and cost less than [            ] [            ] [            ] [             [            ] [             in a single instance or [            ] [            ] [            ] [             in the aggregate, provided Landlord receives prior written notice thereof and the other conditions set forth in this Article 10 are satisfied. Should Tenant desire to make any alterations to the Premises, Tenant shall submit all plans and specifications for such proposed alterations to Landlord for Landlord’s review before Tenant allows any such work to commence, and Landlord shall promptly approve or disapprove such plans and specifications for any of the reasons set forth in this Section 10.1 or (for any other reason

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

reasonably deemed sufficient by Landlord) within ten (10) days following Landlord’s receipt of said plans and specifications. In the event that Landlord fails to notify Tenant in writing of its disapproval of any plans and specifications submitted by Tenant to Landlord for approval pursuant hereto within the aforesaid ten (10) day period, Landlord shall be deemed to have approved said plans and specifications. Tenant shall select and use only licensed, reputable contractors, reasonably approved by Landlord, to perform any alterations to the Premises. Upon Tenant’s receipt of written approval from Landlord, Tenant shall have the right to proceed with the construction of all approved alterations, but only so long as such alterations are in strict compliance with the plans and specifications so approved by Landlord and with the provisions of this Article 10. All alterations shall be made at Tenant’s sole cost and expense, by contractors retained by Tenant pursuant to this Section 10.1 above; however, if Tenant requests, and Landlord agrees, that Landlord shall retain the contractors, Tenant shall pay to Landlord a fee of fifteen percent (15%) of the actual costs of such work to cover Landlord’s overhead and a fee for Landlord’s agent or manager in supervising and coordinating such work. In no event, however, shall anyone other than Landlord or Landlord’s employees, representatives or other agents perform work to be done which affects the Central Systems or the structure of the Building.

10.2 All construction, alterations and repair work done by or under the direction of Tenant shall (a) not adversely affect the operation and safety of the Project, the Building or the Premises or the systems thereof and not affect the Central Systems; (b) comply with all building, safety, fire, plumbing, electrical, and other codes and governmental and insurance requirements; (c) not result in any usage in excess of Building Standard of water, electricity, gas, or other utilities or of heating, ventilating or air-conditioning (either during or after such work) unless prior written arrangements satisfactory to Landlord are made with respect thereto; and (d) be completed promptly and in a good and workmanlike manner and in compliance with all rules and regulations promulgated by Landlord. Tenant shall use commercially reasonable efforts to not disturb Landlord or other tenants in the Building in connection with any such construction, alterations and repair work. Upon written request of Landlord, after completion of any alterations to the Premises, Tenant will deliver to Landlord a copy of “as built” plans and specifications depicting and describing such alterations performed to the Premises.

10.3 All Leasehold Improvements, alterations and other physical additions made to or installed by or for Tenant in the Premises shall be and remain Landlord’s property (except for Tenant’s furniture, personal property, movable trade fixtures and other items which are not permanently affixed to the Premises, as well as any hardware installed in connection with Tenant’s Security System, and any computer room flooring installed by or at the direction of Tenant in the Premises) and shall not be removed without Landlord’s written consent; provided, however, Landlord may, by notice to Tenant given concurrently with Landlord’s approval of any alterations or physical additions made to the Premises after the Commencement Date (or within ten (10) days of Landlord’s receipt of Tenant’s plans and specifications with respect to alterations not requiring Landlord’s consent), elect to require Tenant to remove same upon the expiration or earlier termination of the Term of this Lease. Tenant agrees to remove, at its sole cost and expense, all of Tenant’s furniture, personal property and movable trade fixtures on or before the Expiration Date or any earlier date of termination of this Lease. Tenant shall repair, or promptly reimburse Landlord for the cost of repairing, all damage done to the Premises or the Building by such removal, not including repairing of nail holes and similar minor cosmetic damage. Any alterations or physical additions made by Tenant which Landlord does not direct or permit Tenant to remove at any time during or at the end of the Term shall become the property of Landlord at the end of the Term without any payment to Tenant. Except for alterations which do not require Landlord’s consent pursuant to Section 10.1 above (unless Landlord requires their removal within ten (10) days after Landlord’s receipt of Tenant’s plans and specifications with respect thereto), Landlord reserves the right to require Tenant to remove any alterations or physical additions made by Tenant to which Landlord did not expressly consent. If Tenant fails to remove any of Tenant’s furniture, personal property or movable trade fixtures by the date Tenant is required hereunder to vacate the Premises or, if Tenant fails to remove any alterations and other physical additions made by Tenant to the Premises which Landlord has in writing directed Tenant to remove, Landlord shall have the right, on the fifth (5th) Business Day after Landlord’s delivery of written notice to Tenant to deem such property abandoned by Tenant and to remove, store, sell, discard or otherwise deal with or dispose of such abandoned property in a

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

commercially reasonable manner. Tenant shall be liable for all costs of such disposition of Tenant’s abandoned property, and Landlord shall have no liability to Tenant in any respect regarding such property of Tenant. The provisions of this Section 10.3 shall survive the expiration or any earlier termination of this Lease.

ARTICLE 11

LIENS

Tenant shall keep the Project, the Building and the Premises and Landlord’s interest therein free from any liens arising from any work performed, materials furnished, or obligations incurred by, or on behalf of Tenant (other than by Landlord; its contractors, or agents). Notice is hereby given that neither Landlord nor any mortgagee or lessor of Landlord shall be liable for any labor or materials furnished to Tenant except as furnished to Tenant by Landlord, its contractors, or agents. If any lien is filed for such work, or materials, such lien shall encumber only Tenant’s interest in leasehold improvements on the Premises. Within twenty (20) days after Tenant learns of the filing of any such lien, Tenant shall notify Landlord of such lien and shall either discharge and cancel such lien of record or post a bond sufficient under the laws of the State of California to cover the amount of the lien claim plus any penalties, interest, attorneys’ fees, court costs, and other legal expenses in connection with such lien. If Tenant fails to so discharge or bond such lien within twenty (20) calendar days after written demand from Landlord, Landlord shall have the right, at Landlord’s option, to pay the full amount of such lien without inquiry into the validity thereof, and Landlord shall be reimbursed by Tenant within ten (10) days of written request therefor, as Additional Rent, for all amounts so paid by Landlord, including expenses, interest, and attorneys’ fees.

ARTICLE 12

USE AND COMPLIANCE WITH LAWS

12.1 The Premises shall be used only for the uses specifically set forth in Section 1.1Q and for no other purposes whatsoever. Tenant shall use and maintain the Premises in a clean, careful, safe, lawful and proper manner and shall not allow within the Premises, any offensive noise, odor, conduct or private or public nuisance or permit Tenant’s employees, agents, licensees or invitees to create a public or private nuisance or act in a disorderly manner within the Building or in the Project. Any statement as to the particular nature of the business to be conducted by Tenant in the Premises and uses to be made thereof by Tenant as set forth in Section 1.1Q hereof shall not constitute a representation or warranty by Landlord that such business or uses are lawful or permissible under any certificate of occupancy for the Premises or the Building or are otherwise permitted by law. Landlord does, however, represent that any certificate of occupancy issued with respect to the Premises shall allow use for executive and administrative offices.

12.2 Tenant shall, at Tenant’s sole expense, (a) comply with all laws, orders, ordinances, and regulations of federal, state, county, and municipal authorities having jurisdiction over the Premises, (b) comply with any directive, order or citation made pursuant to law by any public officer requiring abatement of any nuisance or which imposes upon Landlord or Tenant any duty or obligation arising from Tenant’s occupancy or use of the Premises or from conditions which have been created by or at the request or insistence of Tenant, or required by reason of a breach of any of Tenant’s obligations hereunder or by or through other fault of Tenant, (c) comply with all reasonable and customary insurance requirements applicable to the Premises and (d) indemnify and hold Landlord harmless from any loss, cost, claim or expense which Landlord incurs or suffers by reason of Tenant’s failure to comply with its obligations under clauses (a), (b) or (c) above. Except for Tenant’s repair obligations in Article 9 hereof, nothing contained herein shall be interpreted to require Tenant to perform structural or capital work unless required due to Tenant’s specific use of the Premises as opposed to office use in general. Landlord shall be responsible for compliance pursuant to paragraphs (a) and (c) above to the extent such compliance relates to the Building or the Project (exclusive of the Premises). If Tenant receives notice of any such directive, order citation or of any violation of any law, order, ordinance, regulation or any insurance requirement, Tenant shall promptly notify Landlord in writing of such alleged violation and furnish Landlord with a copy of such notice.

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

12.3 After completion of the Leasehold Improvements in the Premises, Tenant shall be responsible for causing, at Tenant’s sole cost and expense, the Premises to comply with the Americans With Disabilities Act of 1990, as subsequently amended (the “ADA”), and all similar federal, state and local laws, rules and regulations and subsequent amendments thereof. Notwithstanding anything above to the contrary, Landlord shall be responsible for causing the Building and the initial Leasehold Improvements constructed by Landlord to comply, subject to the terms of this Lease, with all other requirements of the ADA in effect on the Commencement Date and other applicable laws then in effect including, without limitation, any such laws, regulations, ordinances and amendments thereto pertaining to the presence of Hazardous Materials and seismic requirements. Further, Operating Costs shall not include the cost (if any) incurred by Landlord in connection with upgrading the Building or the Premises to comply with the requirements of the ADA and other applicable laws that are in effect as of the Commencement Date of this Lease, including penalties or damages incurred due to such noncompliance; provided, however that to the extent such costs are incurred as a result of Tenant’s specific use of the Premises (as opposed to being generally applicable to office buildings), or as a result of any alterations to the Premises made by or on behalf of Tenant (excluding the Leasehold Improvements), then, in such case, such costs will be the sole responsibility of Tenant. Notwithstanding the foregoing, in the event that Tenant is obligated hereunder to comply with the ADA or any other applicable laws affecting the Premises, or Landlord is obligated to comply with the same at Tenant’s expense, then Tenant shall have the right, upon prior written notice to Landlord and at Tenant’s sole cost and expense, to seek an exemption to such obligation as may be available from the governmental authority with jurisdiction over such matters; provided, however, that unless Tenant’s obligation to comply with the ADA or any other applicable law occurs during the last three (3) years of the Lease Term (as extended by any Extension Option exercised by Tenant), Tenant’s right to seek any such exemption shall be subject to Landlord’s determination, in Landlord’s reasonable, good faith opinion, that any such exemption will not subject Landlord to any present or future liability or costs. Landlord shall use commercially reasonable efforts to remedy any problems which may arise with systems and equipment serving the Building as a result of the transition from calendar year 1999 to calendar year 2000 and the expense of such efforts shall be excluded from Operating Costs. Upon written request from Tenant, Landlord shall provide Tenant with documentation reasonably evidencing Landlord’s compliance with the requirements of this Section 12.3.

ARTICLE 13

DEFAULT AND REMEDIES

13.1 The occurrence of any one or more of the following events shall constitute an “Event of Default” of Tenant under this Lease: (a) if Tenant fails to pay any Rent hereunder as and when such Rent becomes due and such failure shall continue for more than five (5) Business Days after Landlord gives Tenant written notice of past due Rent; (b) if the Premises are abandoned or if Tenant fails to take possession of the Premises on the Commencement Date or within a reasonable time thereafter; (c) if Tenant permits to be done anything which creates a lien upon the Premises and fails to discharge or bond such lien or post such security with Landlord as is required by Article 11; (d) if Tenant violates the provisions of Article 8 by making an unpermitted assignment or sublease; (e) if Tenant fails to maintain in force all policies of insurance required by this Lease and such failure shall continue for more than ten (10) days after Landlord gives Tenant written notice of such failure; (f) if any, material representation or warranty made by Tenant in this Lease or any other document (including estoppel certificate) delivered in connection with the execution and delivery of this Lease or pursuant to this Lease proves to be incorrect in any material respect; or (g) if Tenant fails to perform or observe any other terms of this Lease and such failure shall continue for more than thirty (30) days after Landlord gives Tenant written notice of such failure, or if such failure cannot be corrected within such thirty (30) day period, if Tenant does not commence to correct such default within said thirty (30) day period and thereafter diligently prosecute the correction of same to completion within a reasonable time and in any event prior to the time a failure to complete such correction could cause Landlord to be subject to prosecution for violation of any law, rule, ordinance or regulation or causes, or could cause, a default under any mortgage, underlying

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

lease, tenant leases or other agreements applicable to the Project. The provisions of any notice given pursuant to the foregoing will be in lieu of, and not in addition to, any notice required under applicable law (including, without limitation, California Code of Civil Procedure Section 1161 regarding unlawful detainer actions and any successor statute or similar law)

13.2 If an Event of Default occurs, Landlord shall have the right at any time to give a written termination notice to Tenant and, on the date specified in such notice, Tenant’s right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the right to recover from Tenant:

A. The worth at the time of award of all unpaid Base Rent and Additional Rent which had been earned at the time of termination;

B. The worth at the time of award of the amount by which all unpaid Base Rent and Additional Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

C. The worth at the time of award of the amount by which all unpaid Base Rent and Additional Rent for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

D. All other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform all of Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The “worth at the time of award” of the amounts referred to in clauses (a) and (b) above shall be computed by allowing interest at the Interest Rate. The “worth at the time of award” of the amount referred to in clause (c) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

Notwithstanding the occurrence of an Event of Default, pursuant to California Civil Code § 1951.4, or any successor statute thereof, Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover all rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable restrictions. Acts of maintenance or preservation or efforts to relet the Premise’s or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession unless written notice of termination is given by Landlord to Tenant. The remedies provided for in this Lease are in addition to all other remedies available to Landlord at law or in equity by statute or otherwise.

13.3 No agreement to accept a surrender of the Premise’s and no act or omission by Landlord or Landlord’s agents during the Term shall constitute an acceptance or surrender of the Premises unless made in writing and signed by Landlord. No re-entry or taking possession of the Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a Written notice of such intention is given to Tenant

13.4 No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and signed by Landlord. Landlord’s acceptance of Rent following an Event of Default hereunder shall not be construed as a waiver of such Event of Default. No custom or practice which may arise between the parties in connection with the terms of this Lease shall be construed to waive or lessen Landlord’s fight to insist upon strict performance of the terms of this Lease, without a written notice thereof to Tenant from Landlord.

13.5 The Tights granted to Landlord in this Article 13 shall be cumulative of every other right or remedy provided in this Lease or which Landlord may otherwise have at law or in equity or by statute, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies or constitute a forfeiture or waiver of Rent or damages accruing to Landlord by reason of any Event of Default under this Lease. Tenant agrees to pay to Landlord all costs and expenses incurred by Landlord in the enforcement of this Lease, including all attorneys’ fees incurred in connection with the collection any sums due hereunder or the enforcement of any right or remedy of Landlord.

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

13.6 Landlord will not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord’s failure to perform; provided however; that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord will not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any default by Landlord, Tenant may exercise any of its rights provided at law or in equity, subject to the limitations on liability set forth in Section 25.5 of this Lease; provided, however: (a) Tenant shall have no right to offset or abate Rent in the event of any default by Landlord under this Lease, except to the extent offset rights are specifically provided to Tenant in this Lease; (b) Tenant’s rights and remedies hereunder shall be limited to the extent (i) Tenant has expressly waived in this Lease any of such rights or remedies and/or (ii) this Lease otherwise expressly limits Tenant’s rights or remedies and (c) in no event shall Landlord be liable for consequential damages or loss of business profits.

13.7 Notwithstanding anything to the contrary contained in this Lease, except for any damages which Landlord may suffer as the result of a holdover in the Premises beyond sixty (60) days by Tenant after the expiration of the Term of this Lease (including, any Option Term), Tenant shall not be liable to Landlord for any consequential damages or loss of business profits of Landlord.

ARTICLE 14

INSURANCE

14.1 A. Tenant, at its sole expense, shall obtain and keep in force during the Term the following insurance: (a) “All Risk” insurance insuring all property located in the Premises, including furniture, equipment, fittings, installations, fixtures, supplies and any other personal property, leasehold improvements and alterations, including the Leasehold Improvements (“Tenant’s Property”), in an amount equal to the full replacement value, it being understood that no lack or inadequacy of insurance by Tenant shall in any event make Landlord subject to any claim by virtue of any theft of or loss or damage to any uninsured or inadequately insured property; (b) Business Interruption insurance in an amount that will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against under Section 14.1(a) or attributable to the prevention of access to the Premises by civil authority; (c) Commercial general public liability insurance including personal injury, bodily injury, broad form property damage, operations hazard, owner’s protective coverage, contractual liability, with a cross liability clause and a severability of interests clause to cover Tenant’s indemnities set forth herein, and products and completed operations liability, in limits not less than Two Million Dollars ($2,000,000.00) inclusive per occurrence, or such higher limits as Landlord may reasonably require from time to time during the Term but only to the extent other landlords of comparable buildings in the Comparison Area generally require such higher limits; (d) Worker’s Compensation and Employer’s Liability insurance, with a waiver of subrogation endorsement, in form and amount as required by applicable law for Worker’s Compensation, and Five Hundred Thousand Dollars ($500,000.00) per occurrence for Employer’s Liability; and (e) any other form or forms of insurance or any changes or endorsements to the insurance required herein as Landlord, or any mortgagee or lessor of Landlord may reasonably require, but only to the extent other landlords, mortgagees or ground lessors of comparable buildings in the Comparison Area generally require such coverage.

B. Tenant shall have the right to include the insurance required by Section 14.1A under Tenant’s policies of “blanket insurance,” provided that no other loss which may also be insured by such blanket insurance shall affect the insurance coverages required hereby and further provided that Tenant delivers to Landlord a certificate specifically stating that such coverages apply to Landlord, the Premises and the Project. All policies of insurance required by Section 14.1A(c) shall name Landlord as additional insured and shall also name all Mortgagees and lessors of Landlord, of which Tenant has been notified, additional insureds, all as their respective interest may appear. All such policies or certificates shall be issued by insurers reasonably acceptable to Landlord and in form satisfactory to Landlord. Tenant shall deliver to Landlord certificates with copies of policies, together with satisfactory evidence of

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

payment of premiums for such policies, by the Commencement Date and, with respect to renewals of such policies, not later than thirty (30) days prior to the end of the expiring term of coverage. All policies of insurance shall be endorsed to be primary and noncontributory to any insurance which may be carried by Landlord. All such policies shall contain an agreement by the insurers that the insurers shall notify Landlord and any mortgagee or lessor of Landlord in writing, by certified mail, return receipt requested, not less than thirty (30) days before any material change, reduction in coverage, cancellation, including cancellation for nonpayment of premium, or other termination thereof or change therein and shall (with respect to the insurance required by clauses (a) and (b) of Section 14.1A) include a clause or endorsement denying the insurer any rights of subrogation against Landlord. All such policies shall be endorsed to agree that Tenant’s policy is primary and that any insurance carried by Landlord is excess and not contributing with any Tenant insurance requirement hereunder.

14.2 Landlord shall insure the Project and the Building (but excluding the Leasehold Improvements) against damage with property insurance (including at Landlord’s option, earthquake), to the full replacement value thereof, and shall carry Commercial general public liability insurance over the same including personal injury, bodily injury, broad form property damage, operations hazard, owner’s protective coverage, contractual liability, with a cross liability clause and a severability of interests clause to cover Landlord’s indemnities set forth herein, and products and completed operations liability, in limits not less than Three Million Dollars ($3,000,000.00) inclusive per occurrence; and Worker’s Compensation and Employer’s Liability insurance, with a waiver of subrogation endorsement, in form and amount as required by applicable law for Worker’s Compensation, and Five Hundred Thousand Dollars ($500,000.00) per occurrence for Employer’s Liability. Landlord shall not be required to carry insurance of any kind on Tenant’s Property. Landlord shall deliver to Tenant certificates of such insurance by the Commencement Date. Except as otherwise expressly provided in this Lease, Tenant hereby agrees that Tenant shall have no right to receive any proceeds from any insurance policies carried by Landlord. All such policies shall contain an agreement by the insurers that the insurers shall notify Tenant in writing, by certified mail, return receipt requested, not less than thirty (30) days before any cancellation, including cancellation for nonpayment of premium, or other termination thereof and shall (with respect to the property insurance described above) include a clause or endorsement denying the insurer any rights of subrogation against Tenant.

14.3 Neither Landlord nor Tenant shall knowingly conduct or permit to be conducted in the Premises, the Building, or the Project any activity, or place any equipment in or about the Premises, the Building, or the Project which will invalidate the insurance coverage in effect or increase the rate of insurance on the Premises, the Building or the Project. If any invalidation of coverage or increase in the rate of fire insurance or other insurance occurs due to any act or omission by Tenant, or its agents, employees, representatives, or contractors in violation of the terms of this Lease and if Tenant fails to so cure or commence to cure it within twenty (20) days following Tenant’s receipt of notice thereof from Landlord, Tenant shall be liable for such increase and such increase shall be considered Additional Rent payable with the next monthly installment of Base Rent due under this Lease. In no event shall Tenant introduce of permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance.

14.4 Landlord and Tenant each hereby waive any right of subrogation and right of recovery or cause of action for injury or loss to the extent that such injury or loss is covered by fire, extended coverage, “All Risk” or similar policies covering real property or personal property (or which would have been covered if Tenant or Landlord, as the case may be, was carrying the insurance required by this Lease). Said waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease. Insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of said policies by reason of such waivers.

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

ARTICLE 15

DAMAGE BY FIRE OR OTHER CAUSE

15.1 If the Building or the Project, or any portion of the Building or the Project (including, without limitation, the Parking Facility), is damaged or destroyed by any casualty, and Landlord’s Repair Notice given in accordance with Section 15.7 below states that (a) the damage or destruction to the Building cannot be repaired within three hundred thirty (330) days after the date of Tenant’s receipt of Landlord’s Repair Notice, or (b) the aggregate proceeds, exclusive of any deductibles, received by Landlord from insurance carried by Landlord (with respect to the Building and the Project), and delivered or assigned to Landlord by Tenant (with respect to the Leasehold Improvements), or which would have been received by Landlord had Landlord carried the insurance required thereof pursuant to Section 14.2 of this Lease, and which remain after any required payment therefrom to any mortgagee of Landlord holding a security interest in the Building or the Project, are insufficient to cover the cost of repairing such damage or destruction, Landlord shall have the right, at Landlord’s option, to terminate this Lease (provided that as a condition precedent to any such termination, Landlord shall have terminated the leases of all other tenants of the Building). Landlord shall exercise such termination right by giving Tenant written notice of such termination within forty-five (4) days after the date Landlord learns of the necessity for repairs as a result of such damage or destruction. Notwithstanding any termination by Landlord of this Lease pursuant to Section 15.1(b) above, Tenant shall have the right to nullify any such termination by written notice to Landlord delivered within thirty (30) days of Tenant’s receipt of Landlord’s termination notice, in which event Tenant shall be obligated to pay to Landlord, on or before the expiration of such thirty (30) day period, the positive difference, if any, between (A) the total costs required to repair such damage or destruction (or Landlord’s reasonably anticipated total cost of such repair work), less any applicable deductible amounts in the insurance policies carried by Landlord with respect to such damage or destruction, and (B) the amount of insurance proceeds actually received by Landlord (or reasonably anticipated to be received by Landlord), including, without limitation, any insurance proceeds pertaining to the Leasehold Improvements which are delivered or assigned to Landlord by Tenant, and the amount of insurance proceeds actually received by Landlord (or reasonably anticipated to be received by Landlord), including, without limitation, any insurance proceeds pertaining to the Leasehold Improvements which are delivered or assigned to Landlord by Tenant, and, subject to Tenant’s paying the aforesaid amount(s) to Landlord, Landlord shall promptly and diligently rebuild and restore the Building and the Premises to the condition existing immediately prior to said casualty. Tenant shall, within thirty (30) days of Landlord’s presentation to Tenant of a reasonably particularized invoice, pay to Landlord the positive difference, if any, between the total actual cost to repair such damage and destruction (less any applicable deductible amounts in the insurance policies carried by Landlord with respect to such damage or destruction), and the sum of (i) the insurance proceeds actually received by Landlord (including insurance proceeds assigned to Landlord by Tenant pursuant to Section 15.8 below) and (ii) the funds previously provided by Tenant to Landlord for such repair work. Any amounts paid by Tenant to Landlord pursuant to this Section 15.1 shall, at Tenant’s sole cost and expense, be held by Landlord in an appropriate escrow account, with any interest earned thereon accruing for the benefit of Tenant, and shall be used exclusively by Landlord for the repair or restoration of the Leasehold Improvements. Landlord shall be obligated to promptly refund to Tenant any amounts paid by Tenant pursuant thereto in excess of the difference between (i) the actual cost incurred by Landlord in repairing or restoring the Leasehold Improvements (less any applicable deductible amounts in the insurance policies carried by Landlord with respect to such damage or destruction), and (ii) the amount of insurance proceeds actually received by Landlord (including insurance proceeds assigned to Landlord pursuant to Section 15.8 below) on account of the subject damage or destruction.

15.2 If the Premises (or any portion thereof), or any portion of the Building or Project (including, without limitation, the Parking Facility) necessary for the conduct of Tenant’s business, is damaged or destroyed by any casualty, and if Landlord’s Repair Notice delivered in accordance with Section 15.7 below states that the Premises (or any portion thereof) and any such portion of the Building or Project cannot be rebuilt or made fit for Tenant’s purposes within three hundred thirty (330) days after the date of Tenant’s receipt of Landlord’s Repair Notice, or

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

if the proceeds from the insurance Tenant is required to maintain pursuant to Section 14.1(a) above (or the amount of proceeds which would have been available if Tenant was carrying such insurance), excluding any deductible, are insufficient to repair such damage or destruction, then Tenant shall have the right to terminate this Lease by giving Landlord written notice of such termination within sixty (60) days after Tenant’s receipt of Landlord’s Repair Notice.

15.3 In the event of partial destruction or damage to the Building or the Premises which is not subject to Section 15.1 or 15.2, but which renders the Premises partially but not wholly untenantable or renders the Premises wholly untenantable for a short enough period of time that this Lease is not otherwise terminated in accordance with the terms of this Article 15, this Lease shall not terminate and Rent shall be abated in proportion to the area of the Premises which cannot be accessed, used or occupied by Tenant as a result of such casualty until such time as either this Lease is terminated pursuant to Section 15.1 or 15.2 above, or the Premises, the Building, and/or the Parking Facility are restored such that Tenant may access, use, and occupy the same as contemplated under this Lease. Landlord shall in such event, within a reasonable time after the date of such destruction or damage, subject to force majeure (as defined in Section 25.6) or to Tenant Delay and to the extent and availability of insurance proceeds, restore the Premises to substantially the same condition as existed prior to such partial damage or destruction. If Landlord fails to proceed with reasonable diligence to rebuild the Premises, or if the Premises are not repaired or rebuilt within two hundred ten (210) days after the date of Tenant’s receipt of Landlord’s Repair Notice, for a reason other than force majeure or Tenant Delays, then Tenant may, at Tenant’s sole option, elect to terminate this Lease upon thirty (30) days written notice to Landlord, unless Landlord cures the failure within such thirty (30) day period of time, in which case Tenant’s termination notice shall be of no effect. In no event shall Rent abate (except to the extent Landlord recovers insurance therefor) nor shall any termination by Tenant occur if damage to or destruction of the Premises is the result of the negligence or willful act of Tenant, or Tenant’s agents, employees, representatives, contractors, successors, assigns, licensees or invitees.

15.4 If any material portion of the Premises is destroyed by fire or other causes at any time during the last twelve (12) months of the Term, such that the Premises or a material portion thereof cannot be occupied for in excess of thirty (30) days as a result thereof, then either Landlord or Tenant shall have the right, at the option of either party, to terminate this Lease by giving written notice to the other within fifteen (15) days after the date of such destruction; provided, however that Tenant shall have the right to nullify Landlord’s termination notice by exercising, within live (5) days of Landlord’s termination notice, any Extension Option (if any is available) pursuant to and subject to, Section 3.6 hereof.

15.5 Landlord shall have no liability to Tenant for inconvenience, loss of business, or annoyance arising from any repair of any portion of the Premises or the Building. Tenant hereby waives California Civil Code Sections 1932(2) and 1933(4), providing for termination of hiring upon destruction of the thing hired and Sections 1941 and 1942, providing for repairs to and of the Premises.

15.6 In the event of termination of this Lease pursuant to Sections 15.1, 15.2, 15.3 or 15.4, all Rent shall be apportioned and paid to the date on which possession is relinquished or the date of such damage, whichever last occurs, and Tenant shall immediately vacate the Premises according to such notice of termination; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

15.7 Within thirty (30) days following the date Landlord learns of the necessity for repairs as a result of any damage or destruction, Landlord shall provide written notice (“Landlord’s Repair Notice”) to Tenant notifying Tenant of Landlord’s reasonable, good faith estimate of the time required to repair such damage or rebuild the Premises, Building, or Project, as applicable, and the cost to repair and restore the same (or Landlord’s good-faith estimate of such cost) in the manner described in this Article 15. In the event that Landlord fails to provide Landlord’s Repair Notice to Tenant within said thirty (30) day period, Tenant shall be deemed to have received the same on the last day of said thirty (30) day period for purposes of calculating the time periods set forth in Sections 15.1, 15.2, and 15.3 above. In the event that Tenant

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

disagrees with the estimated time period for restoration of the Premises, the Building, or the Project as set forth in Landlord’s Repair Notice, Tenant shall notify Landlord of said objection within ten (10) Business Days of Tenant’s receipt of Landlord’s Repair Notice, and in such event said estimated time periods shall be provided by a licensed architect experienced in the design of projects similar to the Building and the Project in San Diego County (“Qualified Architect”) mutually agreeable to Landlord and Tenant (provided, however, that Landlord and Tenant hereby agree that HKS Architects, or any successor thereto, shall be deemed approved). In the event that Landlord and Tenant elect not to use HKS Architects (or its successors), and if Landlord and Tenant are unable to agree on an architect for purposes hereof within ten (10) Business Days of Landlord’s receipt of Tenant’s objection notice given hereunder, the aforesaid estimated time periods shall be provided by a Qualified Architect chosen by mutual agreement of Qualified Architects appointed by Landlord and Tenant on or before the expiration of said ten (10) Business Day agreement period. Failure of Tenant to notify Landlord of Tenant’s objection to the estimated time periods for restoration described in Landlord’s Repair Notice shall be deemed Tenant’s acceptance or such estimates.

15.8 In the event of any damage or destruction of all or any part of the Premises, Tenant shall: (a) immediately notify Landlord thereof; and (b) within thirty (30) days of such damage or destruction, deliver to Landlord all insurance proceeds received by Tenant with respect to the Leasehold Improvements and Tenant’s alterations and improvements to the Premises (excluding proceeds for Tenant’s furniture and other personal property), whether or not this Lease is terminated as permitted in this Article 15, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds. If Tenant fails to obtain insurance for the full replacement cost of any Leasehold Improvements and Tenant’s alterations and improvements which Tenant is required to insure pursuant to Section 14.1.A(a) hereof, Tenant shall be deemed to have self-insured the replacement cost of such Leasehold Improvements and Tenant’s alterations and improvements, and upon any damage or destruction thereto, Tenant shall, within thirty (30) days of the date of such damage or destruction, pay to Landlord the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Landlord’s or Tenant’s insurance with respect to such items. If Landlord fails to obtain insurance for the full replacement cost of any the Building and the Project as required pursuant to Section 14.2 above, Landlord shall be deemed to have self-insured the full replacement cost of the Building and the Project, and upon any damage or destruction thereto. Landlord shall be deemed for purposes of this Lease to have received sufficient proceeds to repair and restore the same. Landlord and Tenant shall each be deemed to have self-insured any deductibles under the insurance required to be carried by each pursuant to Article 14 above.

ARTICLE 16

CONDEMNATION

16.1 In the event the whole or substantially the whole of the Building or the Premises are taken or condemned by eminent domain or by any conveyance in lieu thereof (such taking, condemnation or conveyance in lieu thereof being hereinafter referred to as “condemnation”), this Lease shall terminate on the earlier of the date the condemning authority takes possession or the date title vests in the condemning authority.

16.2 In the event any portion of the Building shall be taken by condemnation (whether or not such taking includes any portion of the Premises), which taking, in Landlord’s reasonable, good faith judgment, is such that the Building cannot be restored in an economically feasible manner for use substantially as originally designed, then Landlord shall have the right, at Landlord’s option, to terminate this Lease (provided Landlord also terminates the leases of the other tenants of the Building similarly situated), effective as of the date, specified by Landlord (at least sixty (60) days; in the future) in a written notice of termination from Landlord to Tenant.

16.3 In the event any portion of the Parking Facility shall be taken by condemnation, which taking in Landlord’s judgment is such that the Parking Facility cannot be restored in an economically feasible manner for use substantially as originally designed, including in such consideration the possible use of a commercially reasonable substitute and/or additional parking facility within a reasonable proximity to the Building (which additional and/or substitute parking

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

facility Landlord agrees to use commercially reasonable efforts to obtain), then Landlord shall have the right, at Landlord’s option, to terminate this Lease (provided Landlord also terminates the leases, where Landlord has the right to do so, of the other tenants of the Building similarly affected), effective as of the date specified by Landlord (at least sixty (60) days in the future) in a written notice of termination from Landlord to Tenant.

16.4 In the event that a portion, but less than substantially the whole, of the Premises shall be taken by condemnation, then this Lease shall be terminated as of the date of such condemnation as to the portion of the Premises so taken, and unless Landlord exercises its option to terminate this Lease pursuant to Section 16.2 or Tenant exercises its option to terminate this Lease pursuant to this Section 16.4 below, this Lease shall remain in full force and effect as to the remainder of the Premises. If any part of the Premises shall be taken by condemnation and such partial condemnation renders the Premises unusable for the business of Tenant, as reasonably determined by Tenant, or in the event a substantial portion of the Building or the Parking Facility is taken by condemnation rendering the Premises unusable for the business of Tenant, as reasonably determined by Tenant, then in either such event Tenant may elect to terminate this Lease as of the date specified by Tenant in a written notice of termination from Tenant to Landlord, which date shall not be later than sixty (60) days following the date of the taking. If such condemnation is not sufficiently extensive to render the Premises unusable for the business of Tenant as reasonably determined by Tenant, and Landlord has not elected to terminate this Lease in accordance with the provisions of Section 16.2, 16.3 or this Section 16.4, then Landlord shall promptly restore the Premises to a condition comparable to its condition immediately prior to such condemnation (excluding Tenant’s alterations, furniture, fixtures and equipment), less the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect, except that after the date of any such taking of the Premises, the Rent shall be equitably abated from and after such date.

16.5 In the event of termination of this Lease pursuant to the provisions of Section 16.1, 16.2, or 16.3, the Rent shall be apportioned as of such date of termination; provided however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

16.6 All compensation awarded or paid upon a condemnation of any portion of the Project shall belong to and be the property of Landlord without participation by Tenant. Nothing herein shall be construed, however, to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, loss of good will moving expenses, damage to and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant.

16.7 If any portion of the Project other than the Building or the Parking Facility, or the means of access thereto from the public streets is taken by condemnation, or if the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation during the Term, this Lease shall be and remain unaffected by such condemnation, and Tenant shall continue to pay in full the Rent payable hereunder. In the event of any such temporary taking for use or occupancy of all or any part of the Premises, Tenant shall be entitled to appear, claim, prove and receive the portion of the award for such taking that represents compensation for use or occupancy of the Premises during the Term and Landlord shall be entitled to appear, claim, prove and receive the portion of the award that represents the cost of restoration of the Premises and the use or occupancy of the Premises after the end of the Term hereof. In the event of any such condemnation of any portion of the Project other than the Building, Landlord shall be entitled to appear, claim, prove and receive all of that award. In the event of any permanent taking of the Premises, Tenant will have the right to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant’s furniture, fixtures, equipment and other personal property within the Premises, for Tenant relocation expenses, and for any loss of good will or other damage to Tenant’s business by reason of such taking, but Tenant will not be entitled to any so-called bonus of excess value of this Lease, which will be the sole property of Landlord. For purposes hereof, a “temporary” taking of the Premises or the Parking Facility, shall be a taking which continues for less than one hundred twenty (120) days.

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

16.8 Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure Section 1265.130 and any other applicable existing or future law, ordinance or governmental regulation providing for, or allowing either party to petition the courts of the state in which the Project is located for, a termination of this Lease upon a partial taking of the Premises and/or the Building.

ARTICLE 17

INDEMNIFICATION

17.1 Tenant shall, and hereby agrees to, indemnify, defend and hold Landlord harmless from any damage to any property or injury to, or death of, any person arising from (a) the use or occupancy of the Premises (including, without limitation, the use, operation and/or installation of Tenant’s Security System and Communication Equipment), or (b) the negligent or intentionally wrongful use or occupancy of the Common Areas by Tenant, its agents, employees, representatives, contractors, successors, assigns or licensees, except to the extent such damage or injury is caused by the negligence or willful misconduct of Landlord, its agents, employees, representatives, or contractors (in which case Landlord shall be responsible to the extent such damage or injury is not covered by insurance required to be carried by Tenant under this Lease or actually carried by Tenant). Landlord shall not be liable for any damage or injury caused by other tenants or persons in the Building or by occupants of adjacent property thereto, or by the public, or caused by construction (except to the extent caused by the gross negligence or willful misconduct of Landlord) or by any private, public or quasi-public work. Tenant’s foregoing indemnity shall include reasonable attorneys’ fees, investigation costs, and all other reasonable costs and expenses incurred by Landlord in any connection therewith. The provisions of this Section 17.1 shall survive the expiration or termination of this Lease with respect to any damage, injury, or death occurring before such expiration or termination. If Landlord is made a party to any litigation commenced by or against Tenant or relating to this Lease or to the Premises, and provided that in any such litigation Landlord is not finally adjudicated to be partially or solely at fault, then Tenant shall pay all costs and expenses, including attorneys’ fees and court costs, incurred by or imposed upon Landlord because of any such litigation, and the amount of all such costs and expenses, including attorneys’ fees and court costs, shall be paid by Tenant to Landlord within thirty (30) days following Landlord’s written request therefor. In the event that Tenant fails to pay said amounts owing hereunder within said thirty (30) day period, interest shall accrue on the outstanding balance owing hereunder at the Interest Rate, until Tenant has paid said balance in full.

17.2 Landlord shall, and hereby agrees to, indemnify, defend, and hold Tenant harmless from any damage to any property or injury to, or death of, any person arising from (a) the use or occupancy of the Common Areas by Landlord or its agents, employees, representatives, contractors, successors, assigns, or licensees, except to the extent such damage or injury is caused by the negligence or willful misconduct of Tenant, its agents, employees, representatives, or contractors, or (b) the performance of Landlord’s obligations under this Lease with respect to the Premises, the Building, or the Parking Facility. Landlord’s foregoing indemnity shall include reasonable attorneys’ fees, investigation costs, and all other reasonable costs and expenses incurred by Tenant in any connection therewith. The provisions of this Section 17.2 shall survive the expiration or termination of this Lease with respect to any damage, injury, or death occurring before such expiration or termination. If Tenant is made a party to any litigation commenced by or against Landlord or relating to this Lease or to the Premises or the Project, and provided that in any such litigation Tenant is not finally adjudicated to be partially or solely at fault, then Landlord shall pay all costs and expenses, including reasonable attorneys’ fees and court costs, incurred by or imposed upon Tenant because of any such litigation, and the amount of all such costs and expenses, including reasonable attorneys’ fees and court costs, shall be paid by Landlord to Tenant within thirty (30) days following written request by Tenant. In the event that Landlord fails to pay said amounts owing hereunder within said thirty (30) day period, interest shall accrue on the outstanding balance owing hereunder at the Interest Rate, until Landlord has paid said balance in full.

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

ARTICLE 18

SUBORDINATION AND ESTOPPEL CERTIFICATES

18.1 Subject to the provisions of this Section 18.1, this Lease and all rights of Tenant hereunder are subject and subordinate to all underlying leases now or hereafter in existence, and to any supplements, amendments, modifications, and extensions of such leases heretofore or hereafter made and to any deeds to secure debt, mortgages, or other security instruments which now or hereafter cover all or any portion of the Project or any interest of Landlord therein, and to any advances made on the security thereof, and to any increases, renewals, modifications, consolidations, replacements, and extensions of any of such mortgages. Upon written demand, Tenant shall execute, acknowledge, and deliver to Landlord any further instruments and certificates evidencing such subordination as Landlord, and any mortgagee or lessor of Landlord shall reasonably require, and if Tenant fails to so execute, acknowledge and deliver such instruments within ten (10) Business Days after Landlord’s request or, within such in (10) Business Day period, to respond in writing to Landlord with any comments or objections to any such instrument, Tenant shall be in default of this Lease. Tenant shall not unreasonably withhold, delay, or defer its written consent to reasonable modifications in this Lease which are a condition of any construction, interim or permanent financing for the Project or any reciprocal easement agreement with facilities in the vicinity of the Building, provided that such modifications do not increase the obligations of Tenant hereunder or materially and adversely affect Tenant’s use and enjoyment of the Premises. This Lease is further subject and subordinate to: (a) all applicable ordinances of any government having over the Project, relating to easements, franchises, and other interests or rights upon, across, or appurtenant to the Project; and (b) all utility easements and agreements, now or hereafter created for the benefit of the Project. Notwithstanding anything above to the contrary, Landlord agrees to provide Tenant with commercially reasonable non-disturbance agreement (“Non-Disturbance Agreement”) in favor of Tenant from any ground lessors, mortgage holders and deed of trust beneficiaries of Landlord acquiring an interest in the Building or the underlying land after the data of this Lease until the expiration of the Term of this Lease in consideration of, and as an express condition precedent to, any subordination of this Lease provided for hereunder. Any such Non-Disturbance Agreement shall be duly executed by the lien holder under any of the existing aforesaid instruments, which Non-Disturbance Agreement shall be in a recordable and commercially reasonable form standard in the lending industry and shall be reasonably acceptable to Tenant and, upon execution by Tenant shall, at Landlord’s sole cost and expense, be recorded by Landlord against the Project in the official records of the County of San Diego within twenty (20) days of Landlord’s receipt thereof, fully executed by the parties thereto. Within ten (10) days of Landlord’s receipt of a conformed copy of any such Non-Disturbance Agreement, Landlord shall deliver to Tenant a conformed copy thereof showing the pertinent recording information.

18.2 Notwithstanding the generality of the foregoing provisions of Section 18.1, any mortgagee or lessor of Landlord shall have the right at any time to subordinate any such mortgage or underlying lease to this Lease, or to any of the provisions hereof, on such terms and subject to such conditions as such mortgagee or lessor of Landlord may consider appropriate in its discretion. At any time. before or after the institution of any proceedings for the foreclosure of any such mortgage, or the sale of the Building under any such mortgage, or the termination of any underlying lease, Tenant shall, upon request of such mortgagee or any person or entities succeeding to the interest of such mortgagee or the purchaser at any foreclosure sale (“Successor Landlord”), automatically become the Tenant (or if the Premises has been validly subleased, the subtenant) of the Successor Landlord, without change in the terms or other provisions of this Lease (or, in the ease of a permitted sublease, without change in this Lease or in the instrument setting forth the terms of such sublease); provided, however, that the Successor Landlord shall not be (i) bound by any payment made by Tenant of Rent or Additional Rent for more than one (1) month in advance, except for a Security Deposit previously paid to Landlord (and then only if such Security Deposit has been deposited with and is under the control of the Successor Landlord), (ii) liable for any damages or subject to any offset or defense by Tenant to the payment of Rent by reason of any act or omission of any prior landlord (including Landlord), (iii) personally or corporately liable, in any event, beyond the limitations on liability set forth in

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

Section 25.5 of this Lease or (iv) bound by any amendment, modification or cancellation of the Lease or surrender of the Premises made without Successor Landlord’s prior written consent. This agreement of Tenant to attorn to a Successor Landlord shall survive any such foreclosure sale, trustee’s sale conveyance in lieu thereof or termination of any underlying lease. Tenant shall upon demand at any time, before or after any such foreclosure or termination execute, acknowledge, and deliver to the Successor Landlord any written instruments and certificates evidencing such attornment as such Successor Landlord may reasonably require; provided, however, that upon such attornment, as long as this Lease has not been terminated due to Tenant’s default, Tenant’s possession of the Premises under this Lease shall not be disturbed.

18.3 Tenant shall, from time to time, within fifteen (15) Business Days after request from Landlord, or from any mortgagee or ground lessor of the Building and/or Project; execute, acknowledge and deliver in recordable form a commercially reasonable certificate certifying, to the extent true, that this Lease is in full force and effect and unmodified (or, if there have been Modifications, that the same is in full force and effect as modified and stating the modifications); that the Term has commenced and the full amount of the Rent then accruing hereunder; the dates to which the Rent has been paid; that Tenant is in possession of the Premises; the amount, if any, that Tenant has paid to Landlord as a Security Deposit; that no Rent under this Lease has been paid more than thirty (30) days in advance of its due date; that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate); that Tenant, as of the date of such certificate and to Tenant’s actual knowledge, has no charge, lien, or claim of offset under this Lease or otherwise against Rent or other charges due or to become due hereunder (except as otherwise specified by Tenant in such certificate); that, to the actual knowledge of Tenant, Landlord is not then in default under this Lease (or, if Tenant believes such a default exists, the nature of such default); and such other matters as may be reasonably requested by Landlord or any mortgagee or lessor of Landlord. Any such certificate may be relied upon by Landlord, any Successor Landlord, or any mortgagee or lessor of Landlord.

18.4 Landlord and Tenant agree that a Non-Disturbance Agreement substantially in the form of Exhibit “F” attached hereto and made a part hereof shall be acceptable for purposes of compliance with the provisions of this Article 18.

ARTICLE 19

SURRENDER OF THE PREMISES

Upon the Expiration Date or earlier termination of this Lease, Tenant, at Tenant’s sole cost and expense, shall peacefully vacate and surrender the Premises to Landlord in, good order, broom clean and in the same condition as at the beginning of the Term or as the Premises may thereafter have been improved by Landlord or Tenant (subject to Section 10.3 hereof), reasonable use and wear thereof and repairs which are Landlord’s obligations under Articles 9, 15 and 16 only excepted, and Tenant shall remove all of Tenant’s Property and turn over all keys for the Premises to Landlord. No provision of this Lease shall impose upon Landlord any obligation to care for or preserve any of Tenant’s Property left upon the Premises, and Tenant hereby waives and releases Landlord from any claim or liability in connection with the removal of such property from the Premises and the storage thereof and specifically waives the provisions of California Civil Code Section 1542 with respect to such release. Should Tenant continue to hold the Premises after the expiration or earlier termination of this Lease, such holding over, unless otherwise agreed to by Landlord in writing, shall constitute and be construed as a tenancy at sufferance at monthly installments of Rent equal to, for the first one hundred twenty (120) days of such holdover, one hundred twenty-five percent (125%) of the monthly portion of Rent in effect as of the date of expiration or earlier termination and, for the balance of such holdover period, one hundred fifty percent (150%) of the monthly portion of Rent in effect as of the date of expiration or earlier termination, in each case subject to all of the other terms; charges and expenses set forth herein except any right to renew this Lease or to expand the Premises or any right to additional services. Subject to the limitations set forth in Section 13.7 hereof, Tenant shall also be liable to Landlord for all damage which Landlord suffers because of any holding over by Tenant without Landlord’s express written consent, and Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant’ against Landlord directly

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant caused by Tenant’s failure to vacate the Premises on or before that date which is sixty (60) days after the expiration of the Term of this Lease (including my Option Term). The provisions of this Article 19 shall survive the expiration or earlier termination of this Lease.

ARTICLE 20

LANDLORD’S RIGHT TO INSPECT

Landlord, shall retain duplicate keys to all doors of the Premises; provided, however, that Landlord shall not distribute or make accessible any, such keys to Landlord’s staff or employees, except those individuals primarily responsible for managing the Building, and such keys shall only be used by Landlord to access the Premises in case of emergency in which damage to property or injury to person is threatened. Tenant shall provide Landlord with new keys should Tenant change the locks providing access to the Premises. Landlord shall have the right to enter the Premises to provide janitorial service as required under this Lease (using Tenant’s security access system, rather than keys), and other times at reasonable hours following at least forty-eight (48) hours prior written notice (or, in the event of an emergency, such notice (if any) as is reasonable under the circumstances) (a) to exhibit the same to present to prospective mortgagees, lessors or purchasers of the Building and/or the Project during the Term and to prospective tenants during the last year of the Term, (b) to inspect the Premises, (c) to confirm that Tenant is complying with all, of Tenant’s covenants and obligations under this Lease, (d) to make repairs required of Landlord under the terms of this Lease, (e) to make repairs to areas adjoining the Premises, and (f) to repair and service utility lines or other components of the Building; provided, however; Landlord shall use reasonable efforts to minimize interference with Tenant’s business resulting from any such entry.

ARTICLE 21

LETTER OF CREDIT

21.1 Within fifteen (15) days of the full execution and delivery of this Lease by Landlord and Tenant, Tenant shall deliver to Landlord an unconditional, irrevocable and renewable letter of credit (“Tenants Letter of Credit”) in favor of Landlord in the form attached hereto as Exhibit “E”, issued by a bank reasonably acceptable to Landlord with an office (capable of honoring a demand on the Tenant’s Letter of Credit) located in Southern California, in the principal amount (“Stated Tenant LC Amount”) specified below, as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the Tenant’s Letter of Credit; provided, however, that so long as Tenant is not then in default under this Lease beyond any applicable notice and cure periods, Landlord shall reimburse such expenses, points and/or fees incurred by Tenant in obtaining Tenant’s Letter of Credit, up, to a maximum amount equal to three-quarter percent (0.75%) of the then Stated Tenant LC Amount per year (“LC Reimbursement Cap”) within thirty (30) days of Tenant’s presentation to Landlord of evidence reasonably satisfactory to Landlord evidencing such expenses, points and/or fees paid by Tenant. The Stated Tenant LC Amount of the Tenant’s Letter of Credit shall initially be [            ] [            ] [            ] [            ] ] provided, however that subject to the terms hereof, the Stated Tenant LC Amount shall be reduced by an amount equal to [            ] [            ] [            ] [            ] [            ][            ] on each annual anniversary of the Commencement Date but in no event shall the Stated Tenant LC Amount ever be reduced to an amount less than [            ] [ [            ] [            ] [            ] [            ] ] (the “Minimum Stated Tenant LC Amount”). Accordingly, upon the dates specified below (“Adjustment Dates”), the Tenant LC Stated Amount may, subject to the terms hereof, be reduced to the following amounts:

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

Adjustment Dates	Tenant LC Stated Amount

Commencement Date:	[	]

Last day of the month in which the twelve (12) month anniversary of the Commencement Date occurs:	[	]

Last day of the month in which the twenty-four (24) month anniversary of the Commencement Date occurs:	[	]

Last day of the month in which the thirty-six (36) month anniversary of the Commencement Date occurs:	[	]

Last day of the month in which the forty-eight (48) month anniversary of the Commencement Date occurs:	[	]

Last day of the month in which the Sixty (60) month anniversary of the Commencement Date occurs:	[	]

Last day of the month in which the seventy-two (72) month anniversary of the Commencement Date occurs:	[	]

Last day of the month in which the eighty-four (84) month anniversary of the Commencement Date occurs and continuing, subject to Section 25.26 hereof, for the balance of the Term (including any Option Term (if any)):

	[	]

Notwithstanding anything above to the contrary, if Tenant is in default under this Lease and Tenant has received notice but failed to cure such default within the time period permitted under this Lease or such lesser time as may remain before the relevant date for any scheduled reduction of the Stated Amount as provided above, the Stated Amount shall not thereafter be reduced, unless and until such default shall have been fully cured pursuant to the terms of this Lease, at which time the Stated Amount may be reduced as hereinabove described.

21.2 The Tenant’s Letter of Credit shall be held by Landlord, as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease. If Tenant commits a default with respect to any provision of this Lease or if the term of the Tenant’s Letter of Credit held by Landlord is scheduled to expire prior to the last day of the Lease Term (including any renewal or extension thereof), and the term of the Tenant’s Letter of Credit is not extended at least thirty (30) days prior to the scheduled date of expiration of the Tenant’s Letter of Credit, Landlord may (but shall not be required to) draw upon all or a portion of the principal amount of the Tenant’s Letter of Credit, and Landlord may then use, apply or retain all or any part of the proceeds from such drawn principal amount as Landlord determines may be reasonably necessary for the payment of any sum which is in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default; provided, however; that Landlord shall provide Tenant with fifteen (15) days prior written notice before Landlord draws upon Tenant’s Letter of Credit on account of Tenant’s failure to extend Tenant’s Letter of Credit at least thirty (30) days prior to the scheduled date of expiration thereof. If any portion of the Tenant’s Letter of Credit proceeds is so used or applied as provided above; Tenant shall, within ten (10) days after demand therefor, post an additional Tenant’s Letter of Credit in an amount to cause the aggregate amount of the unused proceeds and such new Tenant’s Letter of Credit to equal the Stated Tenant LC Amount required in Section 21.1. Landlord acknowledges and agrees that any Unused proceeds from Tenant’s Letter of Credit shall be deemed to constitute a security deposit and shall be retained by Landlord as a

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

security for Tenant’s faithful performance of Tenant’s obligations under this Lease but shall, upon Tenant posting an additional Tenant’s Letter of Credit (in the amount of the then applicable Stated Tenant LC Amount), return such unused proceeds to Tenant within ten (10) days thereafter. Landlord shall not be required to keep any proceeds from the Tenants Letter of Credit separate from its general funds. Should Landlord sell its interest in the Premises during the Lease Term and if Landlord deposits with the purchaser thereof the Tenant’s Letter of Credit and any proceeds of the Tenant’s Letter of Credit, thereupon Landlord shall be discharged from any further liability with respect to the Tenant’s Letter of Credit and said proceeds.

ARTICLE 22

BROKERAGE

Tenant and Landlord each represent and warrant to the other that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent in connection with the negotiation or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or Commission, finder’s fee, or any other compensation of any kind or nature in connection herewith, other than with Brokers listed in Section 1.1.S pursuant to that certain agreement between Landlord and one or both of the Brokers dated February 5, 1999, as amended by that certain letter agreement dated February 25, 1999 from Tenant’s Broker to Landlord (as amended, the “Brokerage Agreement”). The Brokers shall be paid by Landlord in accordance with the Brokerage Agreement. Each party shall, and hereby agrees to, indemnify and hold the other harmless from all costs (including court costs, investigation costs, and attorneys’ fees), expenses, or liability for commissions or other compensation claimed by any broker or agent with respect to this Lease which arise out of any agreement or dealings, or alleged agreement or dealings, between the indemnifying party and any such agent or broker, other than with Brokers. This provision shall survive the expiration or earlier termination of this Lease.

ARTICLE 23

OBSERVANCE OF RULES AND REGULATIONS

Tenant and Tenant’s servants, employees; agents, visitors, and licensees shall observe faithfully and comply strictly with all Rules and Regulations (herein so called) attached to this Lease as Rider No. 1, as such Rules and Regulations may be changed from time to time, Landlord shall at all times have the right to make reasonable changes in and additions to such Rules and Regulations; provided Landlord gives Tenant prior notice of such changes and provided that such new rules and regulations or changes in existing rules and regulations do not conflict with this Lease, do not materially interfere with the lawful conduct of Tenant’s business in the Premises and do not materially increase any costs or obligations of Tenant under this Lease. Any failure by Landlord to enforce any of the Rules and Regulations now or hereafter in effect either against Tenant or any other tenant in the Building, shall not constitute a waiver of any such Rules and Regulations. Landlord shall not be liable to Tenant for the failure or refusal by any other tenant, guest, invitee, visitor, or occupant of the Building to comply with any of the Rules and Regulations. Landlord shall enforce the Rules and Regulations in a non-discriminatory manner.

ARTICLE 24

NOTICES

Unless expressly stated to the contrary in this Lease, all notices, consents, demands, requests, documents, or other communications (other than payment of Rent) required or permitted hereunder (collectively, “notices”) shall be in writing and shall be deemed given, whether actually received or not, when dispatched for hand delivery or delivery by express courier (with signed receipts) to the other party, or on the second Business Day after deposit in the United States mail, postage prepaid, certified, return receipt requested, except for notice of change of address which shall be deemed given only upon actual receipt. The addresses of the parties for notices are set forth in Article 1, or any such other addresses subsequently specified by each party in notices given pursuant to this Article 24.

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

ARTICLE 25

MISCELLANEOUS

25.1 Professional Fees. In any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover from the other party its reasonable professional fees for attorneys, appraisers and accountants, its investigation costs, and any other legal expenses and court costs incurred by the prevailing party in such action or proceeding.

25.2 Reimbursements. Unless otherwise expressly provided in this Lease, wherever the Lease requires Tenant to reimburse Landlord for the cost of any item, such costs will be the actual cost to Landlord of such item. All such charges shall be payable upon demand as Additional Rent.

25.3 Severability. Every agreement contained in this Lease, is and shall be construed is a separate and independent agreement. If any term of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable, the remaining agreements contained hi this Lease shall not be affected.

25.4 Non-Merger. There shall be no merger of this Lease with any ground leasehold interest or the fee estate in the Project or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or any interest in this Lease as well as any ground leasehold interest or fee estate in the Project or any interest in such fee estate.

25.5 Landlord’s Liability. Anything contained in this Lease to the contrary notwithstanding and except with respect to Tenant’s rights to draw upon Landlord’s Letter of Credit, Tenant agrees that Tenant shall look solely to the estate and property of Landlord in the Project, or the proceeds of any sale, financing, ground leasing, or other transfer or disposition of the Project or any part thereof by Landlord, for the collection of any judgment or other judicial process requiring the payment of money by Landlord for any default or breach, by Landlord under this Lease, subject, however, to the prior rights of any mortgagee or lessor of the Project. No other assets of Landlord or any members, partners, shareholders, or other principals of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant’s claim.

25.6 Force Majeure. Whenever the period of time is herein prescribed for action to be taken by Landlord or Tenant, Landlord or Tenant shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to force majeure, which term shall include strikes, riots, acts of God, shortages of labor or materials, war, governmental approvals, laws, regulations, or restrictions, or any other cause of any kind whatsoever which is beyond the reasonable control of Landlord or Tenant (excluding financial inability). Notwithstanding the foregoing, force majeure shall not excuse or delay Tenant’s obligation to pay Rent or any other amount due under this Lease. This Section 25.6 shall not apply to Section 3.8 of the Lease, it being acknowledged and agreed by Landlord and Tenant that for purposes of Section 3.8 of the Lease, force majeure shall only mean those Force Majeure Delays described in Section 3.8.F(iii).

25.7 Headings. The article headings contained in this Lease are for convenience, only and shall not enlarge or limit the scope or meaning of the various and several articles hereof. Words in the singular number shall be held to include the plural, unless the context otherwise requires. All agreements and covenants herein contained shall be binding upon the respective heirs, personal representatives, and successors and assigns of the parties thereto.

25.8 Successors and Assigns. All agreements and, covenants herein contained shall be binding upon the respective heirs, personal representatives, successors and assigns or the parties hereto. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there, is a guarantor of Tenant’s obligations hereunder, Tenant’s obligations shall be joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant hereunder before proceeding against such guarantor, and

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

any such guarantor shall not be released from its guarantee for any reason, including any amendment of this Lease, any forbearance by Landlord or waiver of any of Landlord’s rights, the failure to give Tenant or such guarantor any notices, or the release of any party liable for the payment or performance of Tenant’s obligations hereunder. Notwithstanding the foregoing, nothing contained in this Section 25.8 shall be deemed to override Article 8.

25.9 Landlord’s Representations. Neither Landlord nor Landlord’s agents or brokers have made any representations or promises with respect to the Premises, the Building, the Parking Facility, the Land, or any other portions of the Project except as herein expressly set forth and all reliance with respect to any representations or promises is based solely on those contained herein. No rights, easements, or licenses are acquired by Tenant under this Lease by implication or otherwise except as, and unless, expressly set forth in this Lease.

25.10 Entire Agreements; Amendments; Confidentiality. This Lease and the Exhibits and Riders attached hereto set forth the entire agreement between the parties and cancel all prior, negotiations, arrangements, brochures, agreements, and understandings, if any, between Landlord and Tenant regarding the subject matter of this Lease. No amendment or modification of this Lease shall be binding or valid unless expressed in writing executed by both parties hereto. Tenant and Landlord acknowledge that the contents of this Lease and any related documents are confidential information. Tenant and Landlord shall use commercially reasonable efforts to keep such confidential information confidential and shall not disclose such confidential information to any person or entity other than Tenant’s and Landlord’s respective financial, legal and other consultants on a “need to know” basis. Except for publication in connection with, regulatory filings and other governmentally required disclosures, Landlord and Tenant (including their respective agents) agree that neither shall make any public, announcement, press release, or other publication of the fact that Landlord and Tenant have entered into this Lease, or of Tenant’s expected occupancy of space in the Building.

25.11 Authority. If Landlord or Tenant signs as a corporation, execution hereof shall constitute a representation and warranty by Landlord or Tenant, respectively, that Landlord or Tenant is a duly organized and existing corporation, that Tenant has been and is qualified to do business in the State of California and in good standing with the State of California, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate action. If Landlord or Tenant signs as a limited liability company, partnership, trust, or other legal entity, execution hereof shall constitute a representation and warranty by Landlord or Tenant, respectively, that Landlord or Tenant has complied with all applicable laws, rules, and governmental regulations relative to Landlord’s or Tenant’s respective right to do business in the State of California, that such entity has the full right and authority to enter into this Lease, and that all persons signing on behalf of Landlord or Tenant were authorized to do so by any and all necessary or appropriate company, partnership, trust, or other actions.

25.12 Governing Law. This Lease shall be governed by and construed under the laws of the State of California. Should any provision of this Lease require judicial interpretation, Landlord and Tenant hereby agree and stipulate that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of any rule or conclusion that a document should be construed more strictly against the party who itself or through its agents prepared the same, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had full opportunity to consult legal counsel of its choice before the execution of this Lease.

25.13 Tenant’s Use of Name of the Building. Tenant shall not without the prior written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and Tenant shall not do or permit the doing of anything in connection with Tenant’s business or advertising (including brokers’ flyers promoting sublease space) which in the reasonable judgment of Landlord may reflect unfavorably on Landlord or the Building or confuse or mislead the public as to any apparent connection or relationship between Tenant and Landlord, the Building, or the Land.

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

25.14 View and Lights. Any elimination or shutting off of light, air, or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease and Landlord shall have no liability to Tenant with respect thereto.

25.15 Changes to Project by Landlord. Landlord shall have the unrestricted right to make changes to all portions of the Project in Landlord’s reasonable discretion for the purpose of improving access or security to the Project or the flow of pedestrian and vehicular traffic therein provided that, except for changes required by law, such changes shall not materially and adversely affect Tenant’s use of or access to the Premises or the Parking Facility. Landlord shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, bathrooms, or any other Common Areas so long as reasonable access to the Premises and the Parking Facility remains available. Landlord shall also have the right to (a) rearrange, change, expand or contract portions of the Project constituting Common Areas, (b) to use Common Areas while engaged in making improvements, repairs or alterations to the Project, or any portion thereof, and (c) to do and perform such other acts and make such other changes in to or with respect to the Project, or any portion thereof, as Landlord may, in the exercise of sound business judgment, deem to be appropriate, provided that (i) in the case of (a) and (c) above, except as may be required by law, no such actions shall materially and adversely affect Tenant’s use of, or access to, the Premises or the Parking Facility, and (ii) in the case of (b) above, Landlord shall use commercially reasonable efforts to minimize any interference to Tenant’s business operations or Tenant’s use of the Premises or Common Areas. Without liability to Tenant, Landlord shall be entitled to change the name or address of the Building or the Project. A name change shall not require any prior notice to Tenant; provided, however, if Landlord voluntarily changes the address of the Building (i) Landlord will use commercially reasonable efforts to provide Tenant with sixty (60) days advance notice and (ii) Landlord will reimburse Tenant’s actual, documented and reasonable costs of replacing Tenant’s then current stock of stationery and business cards, if any, Landlord shall have the right to close, from time to time, the Common Areas and other portions of the Project for such temporary periods as Landlord deems legally sufficient to evidence Landlord’s ownership and control thereof and to prevent any claim of adverse possession by, or any implied or actual dedication to, the public or any party other than Landlord. Nothing in this Lease shall provide Landlord with the right to relocate Tenant from the Premises or any portion thereof during any portion of the Term of this Lease, as the same may be extended.

25.16 Time of Essence. Time is of the essence of this Lease.

25.17 Landlord’s Acceptance of Lease. The submission of this Lease to Tenant shall not be construed as an offer and Tenant shall not have any rights with respect thereto unless said Lease is consented to by mortgagee, and any lessor of Landlord, to the extent such consent is required, and Landlord executes a copy of this Lease and delivers the same to Tenant.

25.18 Performance by Tenant. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant, at Tenant’s sole cost and expense, and without any abatement of Rent except as otherwise permitted pursuant to the terms of this Lease. If Tenant shall fail to pay any Rent, other than Base Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for longer than the period of cure, if any, permitted in Section 13.1, Landlord may, at its option, without waiving or releasing Tenant from obligations of Tenant, make any such payment or perform any such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the Interest Rate, from the date of such payment by Landlord, shall be payable to Landlord within thirty (30) days following Landlord’s demand. Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Rent.

25.19 Financial Statements. If, at any time during the Term of this Lease, in the event (i) Tenant is in Monetary default under the Lease (beyond any applicable notice and cure period), (ii) of a proposed sale of the Building and/or Project by Landlord where Landlord has entered into a purchase and sale contract with a buyer in such proposed sale transaction and Landlord is

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

required to produce financial statements regarding Tenant thereunder (“Proposed Sale Transaction”), (iii) of a proposed financing, refinancing of any loan encumbering the Building and/or Project by Landlord and Landlord is required to produce financial statements regarding Tenant thereunder (“Proposed Financing Transaction”) or (iv) of a request from a lender now or hereafter holding a security interest in Landlord’s interest in the Building and/or Project, to the extent required in connection with a governmentally-required audit of such lender, Tenant shall, upon ten (10) days prior written notice from Landlord (which notice shall include, in the case of an audit required under clause (iv) above, a copy of any notice or other written demand by such governmental entity that such audit shall be performed and that a review of Tenant’s financial statements is required in connection therewith), allow any such buyer of a Proposed Sale Transaction or lender of a Proposed Financing Transaction (or such other lender described above) to review, at Tenant’s offices during business hours, Tenant’s financial statements for the most recent two (2) years which have been prepared as of the time of such request. In addition, Tenant agrees, within such ten (10) day period, to provide such buyer or lender(s) with abbreviated financial statements containing the following items (i) auditor’s opinion, (ii) balance sheet, (iii) statement of income, (iv) cash flow statement, and (v) list of contingent liabilities (collectively, the “Specific Items”). Such statements (abbreviated or otherwise) and such Specific Items shall be prepared in accordance with generally accepted accounting principles and shall be audited by an independent, nationally recognized certified public accounting firm that is a member of the “Big 5”. Landlord agrees that any such financial statement(s) and Specific Items shall, except for disclosure to Landlord’s in-house attorney and chief financial officer, accounting firm, and lenders, be kept strictly confidential. Landlord shall cause any proposed purchaser in such Proposed Sale Transaction and/or any such lender in connection with any such Proposed Financing Transaction or otherwise, to sign a commercially reasonable confidentiality agreement as a condition precedent to Tenant’s obligation to provide Landlord with such financial statements. Notwithstanding anything above to the contrary, Landlord and Tenant acknowledge and agree that: (x) in the event Tenant has provided Landlord with financial statements pertaining to an aggregate of four (4) Proposed Sale and/or Financing Transactions during the Term of this Lease then, commencing with the fifth (5th) Proposed Sale and/or Financing Transaction, Landlord shall, so long as Tenant is not in monetary default under the Lease and has never been in monetary default under the Lease (beyond any applicable notice and cure period in each instance), reimburse Tenant up to [            ][            ][            ] of the actual, documented and reasonable costs incurred by Tenant in causing such financial statements to be audited by such independent, nationally recognized certified public accounting firm and/or preparation of Specific Items: (y) in no event will Tenant be required to submit any such financial statements more than one (1) time during any twelve (12) month period in connection with any Proposed Financing Transaction and/or Proposed Sale Transaction; and (z) any such lender of a Proposed Financing Transaction (or such other lender) or buyer of a Proposed Sale Transaction shall have the right to review any such financial statements only at the Premises during Business Hours on Business Days.

25.20 Communication Equipment. If Tenant desires to use the roof of the Building to install communication equipment to be used from the Premises, Tenant may so notify Landlord in writing (“Communication Equipment Notice”), which Communication Equipment Notice shall generally describe the specifications for the equipment desired by Tenant. After Landlord’s receipt of the Communication Equipment Notice and subject to all governmental laws, rules and regulations, and covenants, conditions and restrictions affecting the Project, Tenant and Tenant’s contractors’ (which shall first be reasonably approved by Landlord) shall have the right and access to install, repair, replace, remove, operate and maintain up to seven (7) so-called “satellite dishes” or other similar device, such as antennae, with up to four (4) of such satellite dishes (or other similar device such as antennae) to be no greater than two (2) meters in diameter and the remaining satellite dishes (or other similar devices) to be no greater than one (1) meter in diameter (collectively, “Communication Equipment”), together with all cable, wiring, conduits and related equipment, for the purpose of receiving and sending radio, television, computer and/or other communication signals, at a location on the roof of the Building designated by Tenant and reasonably approved by Landlord. In the event that applicable law or ordinance does not permit the installation of such Communication Equipment on the roof of the Building, Landlord shall use its good faith efforts to designate an alternate location (if any) in the Project for Tenant’s installation of the same. Landlord shall have the right to require Tenant to relocate

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

the Communication Equipment at any time to another location on the roof of the Building or the Project reasonably approved by Tenant; provided that any such relocation shall be at Landlord’s cost and shall not materially or adversely impair the utility or operation of such Communication Equipment by Tenant. Tenant shall retain Landlord’s designated roofing contractor to make any necessary penetrations and associated repairs to the roof in order to preserve Landlord’s roof warranty; provided, however, that if the price charged by Landlord’s designated roofing contractor exceeds that quoted to Tenant from two (2) other reputable, licensed roofing contractors approved by Landlord for the subject work, which quotes shall be provided by Tenant to Landlord concurrently with Tenant’s Communication Equipment Notice, Landlord shall be obligated to pay the difference between the lower of the quotes obtained by Tenant and the price charged by Landlord’s designated roofing contractor. Tenant’s installation and operation of the Communication Equipment shall be governed by the following terms and conditions:

A. Tenant’s right to install, replace, repair, remove, operate and maintain the Communication Equipment shall be subject to all governmental laws, rules and regulations and Landlord makes no representation that such laws, rules and regulations permit such installation and operation.

B. All plans and specifications pertaining to the installation and hook-up of the Communication Equipment shall be subject to Landlord’s reasonable approval.

C. All costs of installation, operation and maintenance of the Communication Equipment and any necessary related equipment (including, without limitation, costs of obtaining any necessary permits and connections to the Building’s electrical system) shall, except as otherwise expressly provided above, be borne by Tenant at Tenant’s sole cost and expense.

D. It is expressly understood that Landlord retains the right to use the roof of the Building for any purpose whatsoever provided that Landlord shall not unduly interfere with Tenant’s use of the Communication Equipment.

E. Tenant shall use the Communication Equipment so as not to cause any interference to other tenants in the Project or with any other tenants’ communication equipment located in the Project, and not to damage the Building and Project or interfere with the normal operation of the Building and Project. Tenant shall, at Tenant’s sole cost and expense, install screens reasonably approved by Landlord so that any such Communication Equipment is not visible from the ground within the Project.

F. Landlord shall not have any obligations with respect to the Communication Equipment. Landlord makes no representation that the Communication Equipment will be able to receive or transmit communication signals without interference or disturbance (whether or not by reason of the installation or use of similar equipment by others on the roof the Building and/or the Project) and Tenant agrees that Landlord shall not be liable to Tenant therefor; provided, however, that Landlord shall not install or operate, and shall use commercially reasonable good faith efforts to not permit any other occupant of the Building to install or operate, any roof top communication equipment in a manner that unreasonably interferes with the operation of Tenant’s Communication Equipment. In the event of such interference, Landlord shall use commercially reasonable efforts to have such other occupant discontinue such interference; provided, however, that Tenant agrees to use commercially reasonable efforts to install and operate its Communication Equipment in a manner that will accommodate any other occupants’ use of roof top communication equipment in the Project.

G. Tenant shall (i) be solely responsible for any damage to the Building and/or the Project caused as a result of the Communication Equipment, (ii) promptly pay any tax, license or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance or use of the Communication Equipment and comply with all precautions and safeguards recommended by all governmental authorities, and (iii) pay for all necessary repairs, replacements to or maintenance of the Communication Equipment.

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

H. The Communication Equipment shall remain the sole property of Tenant. Tenant shall remove the Communication Equipment and related equipment at Tenant’s sole cost and expense upon the expiration or sooner termination of this Lease or upon the imposition of any governmental law or regulation which may require removal, and shall repair the Building and/or the Project upon such removal to the extent required by such work of removal. If Tenant fails to remove the Communication Equipment and repair the Building and/or the Project within fifteen (15) days after the expiration or earlier termination of this Lease, Landlord may do so at Tenant’s expense. The provisions of this Section 25.20 shall survive the expiration or earlier termination of this Lease.

I. The Communication Equipment shall be deemed to constitute a portion of the Premises for purposes of Articles 7, 14 and 17 of this Lease.

J. Tenant’s rights under this Section 25.20 are personal to the Original Tenant and any Permitted Assignee.

25.21 Quiet Enjoyment. Landlord covenants and agrees with Tenant that, subject to Landlord’s rights resulting from an Event of Default by Tenant, Tenant shall have the right to peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease without hindrance or molestation by Landlord or its employees or agents.

25.22 Signs.

A. Full Floors. Subject to Landlord’s prior written approval, in its sole discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, for any portion of the Premises which comprises an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in such full floor portion of the Premises including in the elevator lobby of such full floor portion of the Premises, provided that such signs must not be visible from the exterior of the Building. Tenant shall be responsible, at Tenant’s sole cost and expense, for maintenance and repair of any such signs. In addition, Tenant shall cause such signs to be removed from the Premises and shall repair all damage to the Premises and the Building resulting from such removal, at Tenant’s sole cost and expense, prior to the expiration or earlier termination of this Lease.

B. Multi-Tenant Floors. If other tenants occupy space on the floor on which the Premises is located, Tenant’s identifying signage shall be provided by Landlord, at Tenant’s cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s Building standard signage program.

C. Monument Signage. Tenant shall be entitled to have Landlord install, at Tenant’s sole cost and expense, a sign (“Monument Signage”) on the monument located or to be located outside the Building near the Building’s main driveway on El Camino Real, the exact location of which monument (and location of Tenant’s Monument Signage thereon) shall be subject to Landlord’s discretion. Such Monument Signage shall be non-exclusive with other signage which may be erected by Landlord on such monument; provided, however, that Tenant shall have the second choice as to the location of its lettering on any such Monument Signage, with the first choice being granted by Landlord to the hotel that may be built on the Project. The graphics, materials, color, design, lettering, lighting, size, specifications and other indicia of the Monument Signage (collectively, the “Specifications”) shall be subject to Landlord’s prior written approval, be consistent with the existing signs on such monument (if any), and shall otherwise be consistent with the Building’s and/or the Project’s standard signage program. In addition, the Monument Signage shall be subject to receipt of all required governmental permits and approvals, shall be subject to all applicable governmental laws and ordinances, and shall be subject to any covenants, conditions and restrictions affecting the Building and/or the Project. In the event the necessary governmental approvals and permits for the monument or Monument Signage are not received, Landlord’s and Tenant’s rights and obligations under the remaining provisions of this Lease shall be unaffected. The rights to the Monument Signage may not be transferred by the Original Tenant or changed once such signage is initially installed except that Tenant shall be entitled to transfer the rights to the Monument Signage to a Permitted Assignee (and, as a result, change the name on the Monument Signage to reflect such Permitted

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Transferee’s name), but only if such Permitted Assignee’s name is not an “Objectionable Name.” The term “Objectionable Name” shall mean any name which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is materially inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of a first-class, institutional quality, high-rise office building in the Comparison Area; notwithstanding the foregoing, any name that would conflict with any covenants in leases of space in the Project (but not including this Lease) as of the date of any such name change shall also be deemed to be an Objectionable Name. Upon the expiration or earlier termination of the Lease Term (or at any other time that Tenant determines that it no longer desires to have Monument Signage), Tenant shall, at Tenant’s sole cost and expense, cause the Monument Signage to be removed from the monument and shall cause the monument to be restored to the condition existing prior to the placement of such signage, reasonable wear and tear excepted. If Tenant fails to remove such signage from the monument and to restore the monument as provided in the immediately preceding sentence within five (5) days following the expiration or earlier termination of the Lease, then Landlord may perform such work, and all costs and expenses incurred by Landlord in so performing shall be reimbursed by Tenant to Landlord within ten (10) days after Tenant’s receipt of Landlord’s invoice therefor. The immediately preceding sentence shall survive the expiration or earlier termination of the Lease.

D. Directory. Tenant, at Tenant’s sole cost and expense, shall be entitled to have Tenant’s name, as well as the names of Tenant’s employees, listed on a directory sign in the main lobby of the Building, up to a maximum of thirty (30) directory name strips.

E. Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are visible from the exterior of the Premises and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Except as expressly set forth herein, Tenant may not install any signs on the exterior of the Project. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior written approval of Landlord, in its sole discretion. So long as the Original Tenant is (1) not in material default under this Lease beyond any applicable notice or cure periods and (2) occupying at least fifty thousand (50,000) square feet of Net Rentable Area of the Premises for purposes of a professional money management company, Landlord agrees that no “top of the Building” signage shall be granted by Landlord to another tenant of the Building (i) whose principal use from such tenant’s premises in the Building is that of a discount stock brokerage company and/or (ii) whose name is an Objectionable Name. If, at any time after the Commencement Date, the circumstances described in items (l) or (2) do not apply, the signage restriction in the immediately preceding sentence shall thereafter be null and void. For purposes of this Section 25.22.E, the term “material default” shall mean any monetary default and any material non-monetary default as would reasonably be determined to be “material” by landlords of similar office building projects in the Comparison Area.

25.23 Health Facility. A self-service health facility containing approximately one thousand (1,000) square feet of Usable Area (inclusive of separate men’s and women’s locker rooms, which shall be included and shall contain at least two (2) showers, one (1) sink and one (1) mirror each), together with equipment and amenities (as Landlord shall reasonably determine to provide in its reasonable discretion but which are appropriate for a first-class health facility located in an office building in the Comparison Area) (“Landlord’s Health Facility”) shall be provided by Landlord within the Project for use of the principals, officers, and employees of tenants of the Project at no cost to Tenant or Tenant’s principals, officers or employees; provided, however, that all other costs of operating such Health Facility shall be part of the Operating Costs. From time to time throughout the Term of this Lease but without limiting the requirements for the Health Facility set forth in this Section 25.23, Landlord reserves the right to relocate Landlord’s Health Facility and/or to make reasonable modifications to Landlord’s Health Facility and/or to remove, replace or add to the equipment contained therein and to close Landlord’s Health Facility in the event Landlord or a third party in the Project makes another health facility available to Tenant, so long as such other health facility is reasonably comparable to Landlord’s Health Facility and is reasonably available to all principals, officers, and employees of Tenant. Tenant, for Tenant and its employees, hereby agrees that Landlord and its officers,

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agents, employees and independent contractors shall not be liable for, and are hereby released from any responsibility for any loss, cost, damage, expense or liability to person or property arising from the use of Landlord’s Health Facility by Tenant or Tenant’s employees. Tenant hereby covenants that Tenant shall inform all of Tenant’s employees of the provisions of this Section 25.23 prior to such employees’ use of Landlord’s Health Facility. In addition, Landlord may condition any employee’s use of Landlord’s Health Facility upon such employee’s execution and delivery to Landlord of a reasonable release agreement in a form specified by Landlord, releasing Landlord from any liability arising out of or in connection with such employee’s use of Landlord’s Health Facility and upon such employee’s compliance with rules and regulations which Landlord may specify for the use of Landlord’s Health Facility.

25.24 Waiver of Jury Trial. Each party hereby waives any right to a trial by jury in any action seeking specific performance of any provision of this Lease, for damages for any breach under this Lease, or otherwise for enforcement of any right or remedy hereunder.

25.25 Leasing Restrictions. So long as the Original Tenant or any Permitted Assignee (i) is not in default under this Lease beyond any applicable notice and cure periods, and (ii) is occupying at least fifty thousand (50,000) square feet of Net Rentable Area in the Premises as a professional money management and investment advisory company, Landlord will not, without Tenant’s prior written consent (which consent shall not be unreasonably withheld, conditional or delayed), lease any space in the Building to any Tenant occupying more than five thousand (5,000) square feet of Net Rentable Area whose primary stated use in its lease is a telemarketing firm using the premises primarily for telemarketing purposes; provided, however, that such restriction is only for the benefit of the Original Tenant and not any other person or entity. If the circumstances descried in items (i) or (ii) do not apply, the leasing restriction in the immediately preceding sentence shall thereafter be null and void.

25.26 Memorandum of Lease. Upon written request of Tenant, Landlord shall execute a memorandum of Lease and, after Landlord’s acquisition of the Land (but not before), Tenant shall have the right to record or cause to be recorded such memorandum of Lease against the Project in the Official Records of San Diego County. Immediately upon the expiration or sooner termination of this Lease, Tenant shall execute and deliver to Landlord, in recordable form, a properly acknowledged quitclaim deed or other instrument extinguishing all of the Tenant’s rights and interest in and to the Project, Building and Premises, and designating Landlord as the transferee. Notwithstanding anything to the contrary contained in this Lease, Tenant acknowledges and agrees that Tenant’s Letter of Credit shall remain in full force and effect until Tenant provides such quitclaim deed (or other instrument) to Landlord. If such memorandum is recorded in accordance with the foregoing, the Tenant shall pay for all costs of or related to such recording, including, but not limited to, recording charges and documentary transfer taxes.

ARTICLE 26

REFURBISHMENT ALLOWANCES

26.1 Tenant shall be entitled to the following one-time tenant refurbishment allowances (collectively, the “Refurbishment Allowances”) for the costs relating to the design and construction of certain renovations to the then-existing tenant improvements in, except as otherwise provided herein, the then existing Premises that are to be permanently affixed to the existing Premises (the “Refurbished Improvements”): (i) a one-time amount, up to [            ] [ [            ] [            ]]of the Usable Area of the Premises then being leased by Tenant hereunder, to be provided (subject to the terms hereof) after the commencement of the applicable Option Term (the “Option Term Refurbishment Allowance(s)”) and (ii) a one-time amount, up to [            ] [ [            ]] of the Usable Area of the Premises leased by Tenant as of the date hereof, to be provided (subject to the terms hereof) during the period from the seventh (7th) annual anniversary of the Commencement Date until the day before the eighth (8th) anniversary of the Commencement Date (the “Seventh Year Refurbishment Allowance”); provided, however, that such Seventh Year Refurbishment Allowance may be utilized by Tenant (subject to the terms and conditions hereof) for (i) the costs otherwise approved by Landlord that were not reimbursed to Tenant by the Moving Allowance, the UPS System Allowance (as described in Exhibit “C”) or any other allowances granted by Landlord to Tenant hereunder

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solely because the aggregate of such costs exceeded the applicable allowances or (ii) the cost of any Refurbished Improvements performed by Tenant after the Commencement Date until the day before the eighth (8th) anniversary of the Commencement Date. In no event will Landlord be obligated to disburse the Seventh Year Refurbishment Allowance to the extent Tenant has failed to satisfy all of the terms and conditions in Section 26.3 below on or before the day before the eight (8th) anniversary of the Commencement Date. In no event shall Landlord be obligated to make disbursements under this Article 26 in a total amount which exceeds the applicable Refurbishment Allowance.

26.2 The applicable Refurbishment Allowance shall be disbursed by Landlord following completion of the Refurbished Improvements for the following items and costs only (collectively the “Refurbishment Allowance Items”):

A. Payment of the fees of the architect and engineer(s) retained by Tenant (if any), and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the review of the plans and specifications prepared for the Refurbished Improvements (“Refurbishment Drawings”);

B. The payment of plan check, permit and license fees relating to construction of the Refurbished Improvements;

C. The cost of construction of the Refurbished Improvements, including, without limitation, testing and inspection costs, trash removal costs, and contractors’ fees and general conditions:

D. The cost of any changes in the existing Project when such changes are required by the Refurbishment Drawings, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

E. The cost of any changes to the Refurbishment Drawings or Refurbished improvements required by applicable building codes; and

F. Sales and use taxes and Title 24 fees.

26.3 Provided that Tenant is not in default (beyond any applicable notice and cure periods) on any of its obligations under the Lease upon completion of the applicable Refurbished Improvements, Landlord shall make a disbursement of the applicable Refurbishment Allowance for Refurbishment Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows:

A. Tenant shall deliver to Landlord: (i) a request for payment of Tenant’s general contractor (“Tenant’s Contractor”), which Tenant’s Contractor shall be retained by Tenant and shall be subject to Landlord’s reasonable prior written approval, and which request shall be approved by Tenant in a form to be provided by Landlord; (ii) invoices from all subcontractors, laborers, materialmen and suppliers used by Tenant in connection with the Refurbished Improvements (such subcontractors, laborers, materialmen and suppliers, and Tenant’s Contractor may be known collectively as “Tenant’s Agents”), for labor rendered and materials delivered to the Premises for the Refurbished Improvements; (iii) executed unconditional mechanics’ lien releases from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d) and either Section 3262(d)(3) or Section 3262(d)(4); (iv) if applicable and subject to the terms hereof, the amount of costs incurred by Tenant for refurbishing, renovating, or otherwise improving the Premises for which Tenant is requesting reimbursement and which were not previously reimbursed to Tenant by the Moving Allowance or the UPS System Allowance; and (v) all other information reasonably requested by Landlord. Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request. Promptly thereafter, assuming Landlord receives all of the applicable information described in items (i) through (v), above, Landlord shall deliver a check made payable to Tenant in payment of the amounts so requested by Tenant (but in no event to exceed the amount of the applicable Refurbishment Allowance), provided that Landlord does not dispute any request for payment based on non-compliance of

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any work with the Refurbishment Drawings, or due to any substandard work. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

B. Landlord shall only be obligated to make disbursements front the applicable Refurbishment Allowance to the extent costs are incurred by Tenant for Refurbishment Allowance Items, and as otherwise provided in Section 26.1 above. All Refurbishment Allowance Items for which the applicable Refurbishment Allowance has been made available shall be deemed Landlord’s property. Tenant’s rights to perform any Refurbished Improvements shall be subject to Article 10 of this Lease. In no event shall Tenant be entitled to any credit for any unused portion of the Refurbishment Allowances. All drafts of the Refurbishment Drawings shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed. In addition, all of Tenant’s Agents shall be subject to Landlord’s prior written approval (which approval shall not be unreasonably withheld and shall be deemed given if Landlord does not notify Tenant of its disapproval within ten (10) days of Tenant’s notifying Landlord (in writing) of the names and qualifications of Tenant’s Agents), except that subcontractors of Landlord’s selection shall be retained by Tenant’s Contractor to perform all life safety, mechanical, electrical, plumbing, structural and heating, ventilation and air-conditioning work.

26.4 Tenant acknowledges that the work to be performed by Tenant pursuant to this Article 26 above shall be performed during the Lease Term and/or the applicable Option Term, that Tenant shall be entitled to (but shall not be obligated to) conduct business throughout the course of construction of such renovations and that Tenant shall not be entitled to any abatement of rent, nor shall Tenant be deemed to be constructively evicted from the Premises, as a result of the construction of such renovations.

26.5 Tenant acknowledges and agrees that the disbursement procedures in Section 26.3 above shall apply with respect to Landlord’s disbursement of the UPS System Allowance (as defined in Paragraph 12 of Exhibit “C”).

ARTICLE 27

OTHER DEFINITIONS

When used in this Lease, the terms set forth below shall have the following meanings:

(a) “Business Days” shall mean Monday through Friday (except for Holidays); “Business Hours” shall mean 8:00 a.m. to 6:00 p.m. on Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturdays (except for Holidays); and “Holidays” shall meant those holidays designated by Landlord, which holidays shall be consistent with those holidays designated by landlords of other first-class office buildings in the Comparison Area.

(b) “Common Areas” shall mean those certain areas and facilities of the Building and the Parking Facility and those certain improvements to the Land which are from time to time provided by Landlord for the use of tenants of the Building and their employees, clients, customers, licensees and invitees or for use by the public, which facilities and improvements include Landlord’s Health Facility or other health facility (described in Section 25.23 above; provided, however, that any such health facility shall not, except as otherwise provided in Section 25.23, be open to the general public), and any and all corridors, elevator foyers, vending areas, bathrooms, electrical and telephone rooms, mechanical rooms, janitorial areas and other similar facilities of the Building and of the Parking Facility and any and all grounds, parks, landscaped areas, outside sitting areas, sidewalks, walkways, tunnels, pedestrianways, skybridges, and generally all other improvements located on the Land, or which connect the Land to other buildings.

(c) The words “day” or “days” shall refer to calendar days, except where “Business Days” are specified.

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(d) The words “herein”, “hereof”, “hereby”, “hereunder” and words of similar import shall be construed to refer to this Lease as a whole and not to any particular Article or Section thereof unless expressly so stated.

(e) The words “include” and “including” shall be construed as if followed by the phrase “without being limited to.”

(f) “Net Rentable Area” and “Usable Area” shall mean “Rentable Area” and “Usable Area” (as applicable) calculated and defined in accordance with the Standard Method For Measuring Floor Area in Office Buildings ANSI/BOMA Z65.1-1996 (“BOMA Standard”); provided, however, that for all purposes under this Lease, (i) the calculation of the Usable Area shall in no event include the “Floor Common Areas” as defined by the BOMA Standard (including, within such definition of Floor Common Areas, the elevator lobbies, stairwells, telephone rooms, electrical rooms, mechanical rooms, freight vestibule areas, stair vestibules and restrooms) and (ii) the second (2nd) level portion of the ground floor lobby shall be deemed to be a vertical shaft in accordance with the BOMA Standard (and such portion shall not be included as part of the Net Rentable Area of the Building). Tenant shall have the right, at its sole cost and expense (except as otherwise provided below), within sixty (60) days after the Commencement Date, to have a qualified architect or space planner reasonably approved by Landlord verify the Net Rentable Area and/or Usable Area of the Premises and the Building in accordance with the BOMA Standard (as modified pursuant to the immediately preceding sentence); provided, however, that such determination shall be subject to the reasonable review and approval of Landlord and its designated consultants, surveyors, or engineers. If, as a result of such verification (and approval by Landlord), it is determined that the Net Rentable Area and/or Usable Area of the Premises are different than the amounts set forth in Section 1.1 above, all corresponding amounts set forth this Lease (including, without limitation, Tenant’s Share, the amount of monthly Base Rent, the amount of the Security Deposit and the Allowance) shall be retroactively adjusted and appropriate payments, if applicable, shall be made by Landlord to Tenant or Tenant to Landlord (as applicable) within ten (10) days after such determination and approval by Landlord. Both parties agree to execute a commercially reasonable instrument in order to document such revised amounts. In the event that, as a result of such verification, it is determined that the Net Rentable Area and/or Usable Area set forth in Section 1.1 above was in error by more than two percent (2%) from such verified amounts, then Landlord shall pay to Tenant the actual, documented and reasonable costs of such verification within thirty (30) days of Landlord’s approval of such verification. From time to time throughout the Term of this Lease, Landlord shall have the right, at its sole cost and expense, to verify the Net Rentable Area and/or Usable Area of the Premises, the Building and the Project in accordance with the BOMA Standard and this subparagraph (f) (pertaining to adjustment of certain Lease provisions and appropriate payments (if applicable)).

(g) Reference to Landlord as having “no liability to Tenant” or being “without liability to Tenant” or words of like import shall mean that Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of Tenant’s other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other right or kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant’s use or occupancy of the Premises.

(h) A “repair” shall be deemed to include such rebuilding, replacement and restoration as may be necessary to achieve and maintain good working order and condition.

(i) The “termination of this Lease” and words of like import includes the expiration of the Term or the cancellation of this Lease pursuant to any of the provisions of this Lease or to law. Upon the termination of this Lease, the Term shall end at 11:59 p.m. (local time for the Building) on the date of termination as if such date were the Expiration Date, and neither party shall have any further obligation or liability to the other after such termination except (i) as shall be expressly provided for in this Lease and (ii) for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment (which shall be apportioned as of the date of such termination) which

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shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

(j) The “terms of this Lease” shall be deemed to include all terms, covenants, conditions, provisions, obligations, limitations, restrictions, reservations and agreements contained in this Lease.

(k) “Tenant” shall be deemed to include Tenant’s successors and assigns (to the extent permitted by Landlord) and any and all occupants of the Premises permitted by Landlord and claiming by, through or under Tenant.

ARTICLE 28

EXPANSION OPTION

28.1 In General. Landlord hereby grants the Original Tenant a one-time option (“Expansion Option”) to lease the entire third (3rd) floor of the Building (the “Expansion Space”) on the terms set forth in this Article 28; provided, however, that if Tenant notifies Landlord in writing (the “Accelerated Expansion Notice”) within one hundred eighty (180) days after the Commencement Date that Tenant desires to lease the Expansion Space, and if Landlord has not previously leased all of the Expansion Space to a third party (in which case the Accelerated Expansion Notice shall only apply to that portion of the Expansion Space that is available for lease to Tenant) and if a lease amendment for such Expansion Space (which lease amendment and terms and conditions thereof (including but not limited to Expansion Rent) shall be consistent with the terms hereof), is executed by Landlord and Tenant in accordance with Section 28.6 below, then (i) Tenant’s right to lease the balance of the Expansion Space (to the extent only a portion of the Expansion Space was available for lease to Tenant) shall be in accordance with Section 28.2 below as to such remaining portion of such Expansion Space. In the event that Tenant leases any portion of the Expansion Space pursuant to an Accelerated Expansion Notice, then, notwithstanding anything in Section 28.2 to the contrary, Tenant shall be deemed to have exercised its Expansion Option for the balance of the Expansion Space not so leased, and Landlord shall be entitled to provide Tenant with the Expansion Notice to Tenant at any time prior to the first day of the forty-ninth (49th) month of the initial Lease Term as to such remaining portion of the Expansion Space not previously leased by Tenant in connection with the Accelerated Expansion Notice, and (ii) Tenant shall also have an expansion option to lease all or a portion of the second (2nd) floor of the Building (which second (2nd) floor space shall also be deemed to be the Expansion Space (the exercise of which shall be subject to Section 28.2 hereof) and such second (2nd) floor expansion option shall be subject to all of the terms hereof; provided further, however, that Tenant’s second (2nd) floor expansion option shall be subject to the Superior Rights (as defined in Section 29.1). The general location and square footage of the second (2nd) floor expansion space shall be designated by Tenant in Tenant’s Expansion Notice (as defined below); provided, however, that notwithstanding anything above to the contrary, the exact square footage, location and configuration of the second (2nd) floor expansion space shall be subject to Landlord’s reasonable approval and in no event shall such second (2nd) floor expansion space be configured such that the remaining space is not, in Landlord’s reasonable opinion, in a feasible configuration. Tenant’s option rights as provided in this Section 28.1 shall in no way limit Tenant’s right of first negotiation (pursuant to Article 29) with respect to any space on the second or third floors of the Building. Notwithstanding anything in this Article 28 or Article 29 to the contrary, if Tenant has previously exercised a right of first negotiation (pursuant to Article 29 hereof) for any space that is Expansion Space hereunder, then Tenant’s right (if any) to lease such Expansion Space shall be null and void.

28.2 Method of Exercise. The expansion option contained in this Article 28 shall be exercised (if at all) by only the Original Tenant and any Permitted Assignee of Tenant’s entire interest in the Lease only in the following manner: (1) Tenant shall deliver notice to Landlord more than fourteen (14) months nor less than twelve (12) months prior to the first day of the forty-ninth (49th) full month of the initial Lease Term (“Expansion Date”), stating that Tenant is exercising its option; (2) Landlord, after receipt of Tenant’s notice, shall deliver notice (the “Expansion Notice”) to Tenant not less than seven (7) months prior to the Expansion

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Date, setting forth the exact square footage of the Expansion Space and the “Expansion Rent” as that term is defined in Section 28.3 below.

28.3 Expansion Rent. The initial rent payable by Tenant for the Expansion Space (the “Expansion Rent”) shall be the current rent then payable for the Premises per square foot of Net Rentable Area (including the then Base Rent (per square foot of Net Rentable Area) and Additional Rent (including the same Base Year as the initial Premises for purposes of Tenant’s Operating Costs Payment), which initial Expansion Rent shall be subject to increase in accordance with the Base Rent increases in Section 1.1M of the Lease.

28.4 Delivery of the Expansion Space. Landlord shall use commercially reasonable efforts to deliver the Expansion Space to Tenant within one hundred twenty (120) days after the Expansion Date (or, if Tenant delivers the Accelerated Expansion Notice, as soon as reasonably possible after the lease amendment is fully executed and delivered by Landlord and Tenant).

28.5 Construction of Expansion Space. The Expansion Space shall be improved by Landlord pursuant to the provisions of Exhibit “C” hereto; provided, however, that (i) in the event such Expansion Space is in “shell condition” (i.e., if not more than twenty percent (20%) of such space is comprised of enclosed areas such as, for example, office(s), kitchen room, copy room or conference room areas, and if the entire Expansion Space is not improved with at least a drop ceiling, lighting, electrical service and HVAC distributed throughout, demising walls and carpet and/or other floor coverings), then Landlord shall provide Tenant with an improvement allowance equal to [ [            ] [            ] [            ]] per square foot of Usable Area of the Expansion Space, and (ii) in the event such Expansion Space is not in “shell condition”, then Landlord shall provide Tenant with an improvement allowance equal to [ [            ] [            ] ] per square foot of Usable Area of the Expansion Spate.

28.6 Amendment to Lease. If Tenant timely exercises its option to lease the second or the third floor Expansion Space as provided herein, Landlord shall prepare an amendment to this Lease reflecting the addition of such Expansion Space to the Premises on all terms and conditions contained in this Lease otherwise applicable to the Premises including, without limitation, the Base Rent rates set forth in Section 1.1.M of this Lease; provided, however, that the parking ratio for any such Expansion Space located on the third (3rd) floor (as well as the parking ratio for any First Negotiation Space located on the third (3rd) floor) shall be based on four and one-quarter (4.25) Parking Permits for every one thousand (1,000) square feet of Usable Area in any such third (3rd) floor Expansion Space (and any such third (3rd) floor First Negotiation Space), twenty percent (20%) of which shall be reserved Parking Permits and eighty percent (80%) of which shall be unreserved Parking Permits (the “Third Floor Expansion/First Negotiation Space Parking Ratio”); provided further, however, that the parking ratio for any such Expansion Space located on any floor of the Building other than the third (3rd) floor (as well as the parking ratio for any First Negotiation Space located on any floor of the Building other than the third (3rd) floor) shall be based on four (4) Parking Permits for every one thousand (1,000) square feet of Usable Area in such other Expansion Space (and any such other First Negotiation Space), twenty percent (20%) of which shall be reserved Parking Permits and eighty percent (80%) of which shall be unreserved Parking Permits. Notwithstanding anything above to the contrary and upon Tenant’s prior written request, Landlord shall, in connection with Tenant’s lease of any such Expansion Space and First Negotiation Space, subject to availability (as such availability is determined by Landlord based on occupancy of the Parking Facility), provide Tenant with additional unreserved Parking Permits in the Parking Facility at the same rental rate (if any) as Tenant’s Parking Permits for unreserved parking specified in Section 1.1.P above; provided, however, that any such additional unreserved Parking Permits shall only be provided to Tenant, if at all, on a month-to-month basis and Landlord shall have the right, upon thirty (30) days prior written notice to Tenant, to recapture all or a portion of such additional Parking Permits heretofore provided to tenant. Landlord shall deliver two signed, counterpart originals of such amendment to Tenant within fifteen (15) days following Tenant’s delivery of the applicable Expansion Notice to Landlord for Tenant’s review and, provided that the amendment complies with the provisions of this Article 28, Tenant shall execute such amendment and deliver one counterpart of the same to Landlord within five (5) Business Days following Tenant’s receipt thereof. If Tenant timely exercises Tenant’s right to lease Expansion Space as set forth herein,

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

Tenant shall commence payment of rent for the Expansion Space and the term of the Expansion Space shall commence thirty (30) days after the Expansion Space is deemed Available for Occupancy (and, for this purpose, Sections 3.2A and 3.2B of the Lease shall apply to determine the commencement date of Tenant’s lease of such space). The Lease Term of the Expansion Space shall expire co-terminously with Tenant’s lease of the initial Premises.

28.7 No Defaults. The rights contained in this Article 28 shall be personal to the Original Tenant and any Permitted Assignee of the Original Tenant’s entire interest in this Lease and may only be exercised by the Original Tenant (and any such Permitted Assignee) if the Original Tenant occupies at least four (4) full floors of the Building as of the date of the Expansion Notice (or Accelerated Expansion Notice, as applicable). Tenant shall not have the right to lease Expansion Space as provided in this Article 28, if, as of the date of the Expansion Notice (or Accelerated Expansion Notice, as applicable) or, at Landlord’s option, as of the scheduled date of delivery of such Expansion Space to Tenant, Tenant is in default under this Lease beyond any applicable notice or cure periods.

ARTICLE 29

RIGHT OF FIRST NEGOTIATION

29.1 In General. Subject to the terms hereof, Landlord hereby grants to Tenant an ongoing right of first negotiation with respect to space on the ground floor, second floor (2nd) and third (3rd) floor of the Building (collectively, the “First Negotiation Space”). Notwithstanding the foregoing (i) such first negotiation right of Tenant shall commence only following the expiration or earlier termination of (A) any existing lease pertaining to the First Negotiation Space, (B) as to any First Negotiation Space located on the ground floor, the first lease pertaining to any portion of such First Negotiation Space located on the ground floor entered into by Landlord after the date of this Lease and (C) as to any First Negotiation Space located on the second (2nd) floor, any leases fully executed after the date hereof where Tenant previously did not exercise any contractual right of first negotiation or waived such right of first negotiation, such as any lease on the second (2nd) floor with Scripps Bank (where Tenant waived such right to lease such space by executing that certain letter dated June 14, 1999 from Louay Alsadek (on behalf of Landlord) to Greg Houck (on behalf of Tenant)) (collectively, the “Superior Leases”), including any renewal or extension of such existing or future lease to the extent such renewal or extension is for the same times provided in an express written provision in such lease, and (ii) such first negotiation right shall be subordinate and secondary to all rights of expansion, first refusal, first offer or similar rights granted to (A) the tenants of the Superior Leases and (B) any other tenant of the Project (the rights described in items (i) and (ii), above to be known collectively as “Superior Rights”). Tenant’s right of first negotiation shall be on the terms and conditions set forth in this Article 29.

29.2 Procedure for Negotiation. Landlord shall notify Tenant (the “First Negotiation Notice”) from time to time when Landlord receives a proposal for all or any portion of the First Negotiation Space which Landlord would seriously consider (and where no holder of a Superior Right desires to lease such space). The First Negotiation Notice shall describe the location of the space so offered to Tenant and shall set forth Landlord’s proposed economic terms and conditions applicable to Tenant’s lease of such space including, without limitation, base rent, operating expenses, rent abatement or free rent, tenant improvement allowances and other concessions, if any are applicable (collectively, the “Economic Terms”).

29.3 Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first negotiation with respect to the space described in the First Negotiation Notice, then within five (5) Business Days after delivery of the First Negotiation Notice to Tenant (“Election Date”), Tenant shall deliver notice to Landlord of Tenant’s exercise of its right of first negotiation with respect to the entire space described in the First Negotiation Notice based on the Economic Terms contained therein. If Tenant does not exercise its right of first negotiation within such five (5) Business Day period or if Tenant timely exercises its right of first negotiation but objects to any of the Economic Terms and if Landlord and Tenant do not mutually agree in writing on the Economic Terms within such five (5) Business day period, then, in any such event, Landlord shall be free to lease the space described in the First Negotiation Notice to any person or entity

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

within six (6) months after the Election Date upon any terms Landlord desires and Tenant’s right of first negotiation shall terminate as to the First Negotiation Space described in the First Negotiation Notice; provided, however, that if Landlord intends to enter into a lease upon Economic Terms which are more favorable to a third party tenant than those Economic Terms proposed by Landlord in the First Negotiation Notice (i.e., the net effective Rent (taking into account Base Rent, tenant improvement allowance(s) and leasing commissions) is more than five percent (5%) below that set forth in the First Negotiation Notice over the same period of time using a ten percent (10%) discount rate), Landlord shall first deliver written notice to Tenant (“Second Chance Notice”) providing Tenant with the opportunity to lease the First Negotiation Space on such more favorable Economic Terms. Tenant’s failure to elect to lease the First Negotiation Space upon such more favorable Economic Terms by written notice to Landlord within five (5) Business Days after Tenant’s receipt of such Second Chance Notice from Landlord shall be deemed to constitute Tenant’s election not to lease such space upon such more favorable Economic Terms, in which case Landlord shall be entitled to lease such space to any third party on terms no more favorable to the third party than those set forth in the Second Chance Notice. If Landlord does lease such First Negotiation Space to a third party tenant pursuant to the terms and conditions of this Section 29.3 above, Tenant shall have no further right to lease such First Negotiation Space until the expiration or earlier termination of such third party lease including any renewal or extension of such third party lease. If Landlord does not lease such First Negotiation Space to a third-party tenant within six (6) months after the Election Date, then Tenant’s right of first negotiation shall apply thereafter to such First Negotiation Space. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first negotiation, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

29.4 Construction of First Negotiation Space. The First Negotiation Space shall be improved by Landlord pursuant to the provisions of Exhibit “C” hereto; provided, however, that (i) in the event such First Negotiation Space is in “shell condition” (i.e., if not more than twenty percent (20%) of such space is comprised of enclosed areas such as, for example, office(s), kitchen room, copy room or conference room areas, and the entire First Negotiation Space is not improved with at least a drop ceiling, lighting, electrical service and HVAC distributed throughout, demising walls and carpet and/or other floor coverings), then Landlord shall provide Tenant with an improvement allowance equal to Thirty-Five Dollars ($35.00) per square foot of Usable Area of the First Negotiation Space and (ii) in the event such First Negotiation Space is not in “shell condition”, then Landlord shall provide Tenant with an improvement allowance equal to [            ] per square foot of Usable Area of the First Negotiation Space.

29.5 Lease of First Negotiation Space. If Tenant timely exercises Tenant’s right to lease the First Negotiation Space as set forth herein, Landlord shall prepare an amendment to the Lease reflecting the addition of such First Negotiation Space to the Premises on all terms and conditions contained in this Lease otherwise applicable to the Premises, except that (i) the parking ratio shall be based on the Expansion/First Negotiation Space Parking Ratio and (ii) the Economic Terms with respect to such First Negotiation Space shalt be those set forth in the First Negotiation Notice or, if applicable, the Second Chance Notice. Landlord shall deliver four (4) signed, counterpart originals of such amendment to Tenant within ten (10) Business Days following Landlord’s and Tenant’s agreement upon the Economic Terms for the First Negotiation Space, for Tenant’s review and, provided that the amendment complies with the provisions of this Article 29, Tenant shalt execute such amendment and deliver one counterpart of the same to Landlord within ten (10) Business Days following Tenant’s receipt thereof. Tenant shall commence payment of rent for the First Negotiation Space and the Lease Term of the First Negotiation Space shall commence thirty (30) days after the date such space is deemed Available for Occupancy (and, for this purpose, Sections 3.2A and 3.2B of the Lease shall apply to determine the commencement date of Tenant’s lease of such space). The Lease Term for the First Negotiation Space shall expire co-terminously with Tenant’s lease of the initial Premises; provided, however, that if less than forty-eight (48) months remain in the initial Lease Term (and Tenant has not delivered an Extension Notice to Landlord pursuant to Section 3.6 hereof), in the first (1st) Option Term (and Tenant has not delivered an Extension Notice to Landlord pursuant to Section 3.6 hereof) or in the second (2nd) Option Term then, notwithstanding anything above

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

to the contrary, Tenant acknowledges and agrees that in no event shall the term of Tenant’s lease of any such First Negotiation Space be less than forty-eight (48) months unless otherwise agreed to by Landlord in its sole and absolute discretion and such extended term for the First Negotiation Space (but not the remainder of the Premises) shall constitute part of the Economic Terms for Tenant’s lease of such space.

29.6 No Defaults. The rights contained in this Article 29 shall be personal to the Original Tenant and any Permitted Assignee and may only be exercised by the Original Tenant (and such Permitted Assignee) if the Original Tenant occupies, as of the date of the First Negotiation Notice, at least sixty percent (60%) of the Premises then being leased by Tenant hereunder or three (3) full floors in the Building, whichever is greater. Tenant shall not have the right to lease First Negotiation Space as provided in this Article 29 if, as of the date of the First Negotiation Notice, or, at Landlord’s option, as of the scheduled date of delivery of such First Negotiation Space to Tenant, Tenant is in default under this Lease (beyond any applicable notice and cure period).

ARTICLE 30

HAZARDOUS MATERIALS

30.1 Tenant shall not cause or permit any Hazardous Material (as defined in Section 30.3 below) to be brought, kept or used in or about the Project by Tenant, its agents, employees or contractors other than minimal amounts of office supplies, cleaners, and other materials normally used in connection with general office use of space. Tenant indemnifies Landlord from and against any breach by Tenant of the obligations stated in the preceding sentence, and agrees to defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Project, damages for the loss or restriction or use of rentable or usable space or of any amenity of the Project, damages arising from any adverse impact or marketing of space in the Project, and sums paid in settlement of claims, attorneys’ fees, consultant fees, and expert fees) which arise during or after the Term of this Lease as a result of such breach, except to the extent any such damage or injury is caused by the negligence or willful misconduct of Landlord (in which case Landlord shall be responsible (and Landlord shall indemnify Tenant in the manner provided in Section 17.1 hereof) to the extent such damage or injury is not covered by insurance required to be carried by Tenant under this Lease or actually carried by Tenant). This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remediation, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Project. Without limiting the foregoing, if the presence of any Hazardous Material on the Project caused or permitted by Tenant results in any contamination of the Project and subject to the provisions of this Lease, Tenant shall promptly take all actions at its sole expense as are necessary to return the Project to the condition existing prior to the introduction of any such Hazardous Material and the contractors to be used by Tenant for such work must be approved by Landlord, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Project and so long as such actions do not materially interfere with the use and enjoyment of the Project by the other tenants thereof. Landlord shall not cause or permit any Hazardous Material to be brought, kept or used in or about the Project by Landlord, its agents, employees or contractors other than in compliance with applicable law. Landlord indemnifies Tenant from and against any breach by Landlord of its obligations stated in the preceding sentence, and agrees to defend and hold Tenant harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, sums paid in settlement of claims, attorneys’ fees, consultant fees, and expert fees) which arise during or after the Term of this Lease as a result of such breach, except to the extent any such damage or injury is caused by the negligence or willful misconduct of Tenant (in which case Tenant shall be responsible (and Tenant shall indemnify Landlord in the manner provided in Section 17.1 hereof) to the extent such damage or injury is not covered by insurance required to be carried by Landlord under this Lease or actually carried by Landlord). This indemnification of Tenant by Landlord includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup,

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

remediation, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Project in violation of applicable law.

30.2 It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting or other transfer if the proposed transferee’s anticipated use of the Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material other than as permitted for Tenant under Section 30.1 above.

30.3 As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term “Hazardous Material” includes, without limitation, any material or substance which is (i) defined as “Hazardous Waste,” “Extremely Hazardous Waste,” or “Restricted Hazardous Waste” under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a “Hazardous Substance” under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a “Hazardous Material,” “Hazardous Substance,” or “Hazardous Waste” under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Responsible Plans and Inventory), (iv) defined as a “Hazardous Substance” under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under Article 9 or defined as Hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a “Hazardous Substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. § 1317), (ix) defined as a “Hazardous Waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (42 U.S.C. § 6903), or (x) defined as a “Hazardous Substance” pursuant to Section 101 at the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (42 U.S.C. § 9601).

30.4 As used herein; the term “Laws” mean any applicable federal, state or local laws, ordinances, or regulations relating to any Hazardous Material affecting the Project, including, without limitation, the laws, ordinances, and regulations referred to in Article 30.3 above.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date set forth on the cover page hereof.

TENANT:

BRANDES INVESTMENT PARTNERS, L.P., a California limited partnership

By:	/s/ Glenn R. Carlson
	Name:	Glenn R. Carlson

	Title:	Managing Partner

By:	/s/ Greg S. Houck

Name:	Greg S. Houck

Title:	Operations Officer

LANDLORD:

PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership

By:	Prentiss Properties I, Inc., a Delaware corporation Its: General Partner

	By:	/s/ Christopher M. Hipps

Name:	Christopher M. Hipps

	Title:	Senior Vice President

By:	/s/ J. Kevan Dilbeck

Name:	J. Kevan Dilbeck

Title:	Senior Vice President

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

EXHIBIT “A”

FLOOR PLANS OF THE PREMISES

Del Mar Gateway

HKS

3RD / 4TH FLOOR PLANS

A2.20

EXHIBIT “A” – Page 1

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

EXHIBIT “A”

FLOOR PLANS OF THE PREMISES

EXHIBIT “A” – Page 2

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

EXHIBIT “A”

FLOOR PLANS OF THE PREMISES

EXHIBIT “A” – Page 3

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

EXHIBIT “A”

FLOOR PLANS OF THE PREMISES

EXHIBIT “A” – Page 4

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

EXHIBIT “B”

CONCEPTUAL PLANS FOR THE PROJECT

EXHIBIT “B” – Page 1

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

EXHIBIT “B”

CONCEPTUAL PLANS FOR THE PROJECT

EXHIBIT “B” – Page 2

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

EXHIBIT “B”

CONCEPTUAL PLANS FOR THE PROJECT

Del Mar Gateway

HKS

6244

ENLARGED LOBBY PLANS AND RCPS

A6.01

EXHIBIT “B” – Page 3

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

EXHIBIT “B”

CONCEPTUAL PLANS FOR THE PROJECT

EXHIBIT “B” – Page 4

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

EXHIBIT “B”

CONCEPTUAL PLANS FOR THE PROJECT

Del Mar Gateway

HKS

ENLARGED TOILET ROOM PLAN, RCP, ELEVS. & DETAILS

A6.20

EXHIBIT “B” – Page 5

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

EXHIBIT B-1

LEGAL DESCRIPTION OF LAND

Being a portion of Lot 1 of Pardee Visitor Center in the City of San Diego, County of San Diego, State of California according to Map thereof No. 11479 on file in the Office of the Recorder of said County and State, said portion more particularly described as follows:

Beginning at the most Northerly corner of said Lot 1, being a point on the arc of a 1061.00 foot radius curve concave Northeasterly, a radial line to said point bears South 53°07’09” West, being also a point on the Westerly Right-of-way of El Camino Real; thence Southeasterly along the Northeasterly boundary of said Lot 1 and said curve through a central angle of 10°32’32” an arc distance of 195.22 feet; thence tangent to said curve South 47°25’23” East 59.03 feet; thence leaving said boundary and said Right-of- way South 45°47’07” West 230.85 feet; thence South 44°12’53” East 5.56 feet; thence South 45°47’07” West 67.93 feet; thence South 09°07’49” East 47.41 feet; thence South 24°54’39” East 23.16 feet; thence South 01°24’24” West 114.12 feet to a point on the boundary of said Lot 1; thence along the boundary of said lot the following courses: North 88°38’17” West 1.67 feet; South 01°21’43” West 35.00 feet; North 88°38’17” West 302.50 feet; South 09°30’00” East 260.00 feet; South 37°13’42” East 205.57 feet; South 12°59’03” East 51.31 feet; south 46°03’17” East 154.36 feet; South 56°31’19” West 11.72 feet to the beginning of a tangent 25.00 foot radius curve concave Northerly; Westerly along the arc of said curve through a central angle of 77°25’24” a distance of 33.78 feet; North 46°03’17” West 127.41 feet to the beginning of a tangent 25.00 foot radius curve concave Northeasterly; Northwesterly along the arc of said curve through a central angle of 67°22’48” a distance of 29.40 feet to the beginning of a reverse 40.00 foot radius curve concave Southwesterly; Northwesterly along the arc of said curve through a central angle of 129°40’12” a distance of 90.53 feet; North 18°20’41” West 10.19 feet to the beginning of a non-tangent 107.50 foot radius curve concave Northeasterly, to which a radial line bears South 15°41’13” East; Northwesterly along the arc of said curve through a central angle of 64°04’26” a distance of 120.22 feet; North 41°36’47” West 15.81 feet; South 48°23’13” West 10.00 feet; North 41°36’47” West 40.76 feet, North 20°22’29” West 88.15 feet to the beginning of a non-tangent 1048.85 foot radius curve concave Northeasterly, to which a radial line bears South 68°05’57” West; Northwesterly along the arc of said curve through a central angle of 17°10’17” a distance of 314.34 feet; North 04°40’46” West 180.00 feet; and North 53°07’09” East 624.88 feet to the Point of Beginning.

Containing 6.846 acres.

EXHIBIT “B-1” – Solo Page

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

EXHIBIT “C”

WORK LETTER AGREEMENT

[ALLOWANCE]

This WORK LETTER AGREEMENT (“Agreement”) supplements the Office Lease (the “Lease) dated September     , 1999, executed concurrently herewith, by and between PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership (“Landlord”), and BRANDES INVESTMENT PARTNERS, L.P., a California limited partnership (“Tenant”), covering certain premises described in the Lease (the “Premises”). All terms not defined herein shall have the same meaning as set forth in the Lease.

1.	Construction of Building.

At Landlord’s sole cost, Landlord shall construct, through its contractor, the Parking Facility and the “Building Shell” pursuant to those certain base building plans dated June 15, 1999, prepared by HKS Architects as Project No. 6244 (the “Base Building Plans”), which Building shell shall include the following: (a) finished concrete floor; (b) unfinished ceilings on tenant space; (c) finished core area, including elevators, toilet rooms, electrical rooms, telephone rooms, janitorial closets, freight vestibule areas, exit stairs and mechanical shaft; (d) dry wall (taped and finished, not painted) around surfaces of core walls, which dry wall shall include stud backing, drywall adapter, fire safing, and insulation; (e) primary heating, ventilating and air conditioning service to the edge of the Building core on each floor of the Premises, including providing exhausting of all toilet rooms, electrical rooms, telephone rooms, janitorial closets and exit stairs (not including branch distribution and controls); (f) primary sprinkler system, main distribution loops, primary loop piping and distribution piping on an open-plan, unoccupied basis on each floor; (g) life safety systems as required by code for the Building shell; and (h) elevator lobbies. The elevators and the items described in clauses (e), (f) and (g) above may be collectively referred to in the Lease as the “Central Systems.” Landlord agrees the elevators, toilet rooms, ground floor lobby areas, and such other areas built-out by Landlord that are generally intended for use and occupancy by Tenant and its employees and invitees shall be built-out in a first-class manner, using materials, fixtures, and finishes which are consistent with a “Class A” office building in the Comparison Area and of equal or greater quality than those contained in that project in the vicinity of the Building known as “Executive Center Del Mar.” Furthermore, without limiting the foregoing, Landlord agrees that the design and finishes of the elevator lobbies on floors that are to be fully leased to Tenant shall be subject to Tenant’s reasonable approval as to materials and color schemes, such that the same coordinate reasonably with the design and finishes of Tenant’s Premises. Tenant shall notify Landlord of Tenant’s approval (or disapproval, with specific reasons), of Landlord’s proposed design and finishes for the elevator lobbies to be located on floors fully-leased to Tenant within ten (10) Business Days following Landlord’s submitting to Tenant proposed design plans and drawings. Tenant’s failure to so notify Landlord within said ten (10) Business Day period shall be deemed Tenant’s approval of Landlord’s proposed design and finish scheme. The Building Shell shall be constructed so as to bear a minimum “live load” of at least sixty (60) pounds per square foot and twenty (20) pounds per square foot partition load. The Building Shell shall also include a one hundred (100) ton HVAC chiller (“Chiller”), which Chiller shall, in Landlord’s sole discretion, be primarily used by Landlord to provide excess HVAC service to the Building in accordance with the terms of this Lease.

2.	Construction Plans for Premises.

All plans and drawings required by this Paragraph shall be prepared in accordance with the schedule provided in Paragraph 7 below.

2.1 Tenant shall retain an architect (which architect shall be subject to Landlord’s reasonable prior written approval) (the “Tenant’s Architect”) to prepare, for Landlord’s approval, preliminary space plans sufficient to convey the architectural design of the Premises, including preliminary partition layout and reflective ceiling plans (“Tenant’s Design Development Drawings”). Tenant’s Design Development Drawings shall be furnished to

EXHIBIT “C” - Page 1

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

Landlord on or before the due date specified in Section 7(ii) of this Agreement. If Landlord shall disapprove of any portion of Tenant’s Design Development Drawings, Landlord shall advise Tenant of such revisions, and reasons therefor, as are reasonably required by Landlord for the purpose of obtaining approval. Tenant shall then submit to Landlord for Landlord’s approval, a redesign of Tenant’s Design Development Drawings, incorporating the revisions requested by Landlord and such modifications thereof as are suggested by Tenant, said modifications to be subsequently approved by Landlord prior to Tenant’s submission of Final Plans. Landlord and Tenant shall work in good faith to resolve any disagreements regarding the contents of Tenant’s Design Development Drawings. Notwithstanding the foregoing, any disapproval by Landlord of any portion of Tenant’s Design Development Drawings shall be for good cause limited to the following: (i) lack of compliance with applicable laws, ordinances, or codes; (ii) material and adverse impact on the appearance of the exterior of the Building; (iii) material and adverse impact on the operation of the Central Systems or the structural integrity of the Building; or (iv) lack of material compliance with the standards of the National Board of Fire Underwriters. All submittals, approvals, and revisions of or to Tenant’s Design Development Drawings shall be made in accordance with the schedule set forth in Section 7 below.

2.2 Based on Tenant’s Design Development Drawings which have been approved by Landlord, Tenant shall cause Tenant’s Architect to prepare complete architectural plans, drawings and specifications and complete engineered mechanical, structural and electrical working drawings for the Premises showing the subdivision, layout, finish and decoration work (including carpeting and other floor coverings) desired by Tenant (collectively, “Final Plans”; the work shown thereon being called the “Leasehold Improvements”) and in such form and such detail as may be reasonably required by Landlord; provided, however, that Tenant shall be required to use at least one (1) of the following engineers, Syska & Hennessy, McFarlane & Associates or Michael Wall Engineers, for those portions of the Final Plans pertaining to the electrical, mechanical, lifesafety and plumbing systems. The Final Plans shall: (i) comply with all applicable laws and ordinances, and the rules and regulations of all governmental authorities having jurisdiction; (ii) comply with all applicable insurance regulations; and (iii) include locations and complete dimensions. Any items shown on the Final Plans which are not included in the Base Building Plans shall be deemed to constitute Leasehold Improvements unless otherwise expressly provided in the Lease. Tenant’s Final Plans shall be furnished to Landlord on or before the due date specified in Section 7(vi) of this Agreement for the approval of Landlord. The approval/disapproval process for the Final Plans shall be as provided in Subparagraph 2.1 above for approval by Landlord of Tenant’s Design Development Drawings and in accordance with Paragraph 7 hereof (and Landlord shall have approval rights over the same as provided in Subparagraph 2.1 above). Except as otherwise provided in the Final Plans or in this Exhibit “C”, the Leasehold Improvements depicted therein shall be consistent with the standards set forth in Schedule 1 attached hereto (the “Building Standards”), as such Building Standards may be changed by Landlord from time to time after the date hereof, in Landlord’s reasonable, good faith discretion; provided, however, that any changes to the Building Standards which materially and adversely affect the build-out of the Premises, the Building or the Project and which are not required by any governmental authority or applicable law shall be subject to Tenant’s prior reasonable approval; provided, however, no such changes (except if required by any governmental authority or applicable law) shall reduce the quality of the Premises, the Building, or the Project.

2.3 If the Final Plans or any amendment thereof or supplement thereto shall, due to the original design of the Premises as depicted in Tenant’s Design Development Drawings, require changes in the Building shell, then, provided that such changes are not necessary due to the failure of the Building to be designed and constructed in accordance with applicable laws, codes, and ordinances, the increased cost of the Building shell work caused by such changes shall be charged against the Allowance or shall be promptly paid by Tenant if the Allowance has been expended. Notwithstanding the foregoing, Tenant shall not be liable pursuant to this subparagraph 2.3 directly or indirectly (i.e., through deduction from the Allowance) for the cost of any changes to the Building unless Landlord has first provided Tenant with advance written notice of such required changes and Tenant has not, within ten (10) Business Days of receipt of such notice, notified Landlord of its modification of Tenant’s Design Development Drawing in such a manner as to render such changes to the Building Shell unnecessary.

EXHIBIT “C” - Page 2

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

2.4 Tenant’s Design Development Drawings and the Final Plans are sometimes referred to herein as the “Construction Drawings.” Tenant and Tenant’s Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building Plans, and Tenant and Tenant’s Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Agreement, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

2.5 On or before the due date specified in Paragraph 7(xii), Tenant shall deliver to Landlord all applicable building permits necessary to allow “Contractor,” as that term is defined in Section 4 of this Agreement, to commence and fully complete the construction of the Leasehold Improvements (collectively, the “Permits”) and in connection therewith, Tenant shall coordinate with Landlord in order to allow Landlord, at Landlord’s option, to take part in all phases of the permitting process, and shall supply Landlord, as soon as possible, with all plan check numbers and dates of submittal. Notwithstanding the foregoing, Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit for the Premises and that the obtaining of the same shall be Tenant’s responsibility; provided, however, that Landlord shall, in any event, cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit.

3.	Allowance for Work.

3.1 Tenant shall receive from Landlord an allowance (the “Allowance”) of [            ] per square foot of Usable Area of the Premises (94,865 square feet of Usable Area), i.e., [            ] [            ]), which Allowance shall be used solely for the design, engineering and permitting fees, materials procurement, telephone and data cabling systems, construction management fees, and installation of the Leasehold Improvements and other aspects of the Work Cost as hereinafter defined. Subject to Article 10 of the Lease, all items of the Leasehold Improvements, whether or not the cost thereof is covered by the Allowance, shall become the property of Landlord upon expiration or earlier termination of the Lease and shall remain on the Premises at all times during the Term of this Lease. The immediately preceding sentence shall not limit Tenant’s rights to remove furniture, removable fixtures (e.g., file cabinets), and the hardware elements of Tenant’s Security System from the Premises upon expiration or earlier termination of the Lease so long as such removal is performed in accordance with, and subject to, the Lease. Tenant shall be entitled to no payment, credit or rent reduction for any part of the Allowance not used by Tenant as provided herein.

3.2 Prior to the commencement of any Leasehold Improvements, Landlord shall submit to Tenant a written statement of Work Cost (as hereinafter defined) of all Leasehold improvements, which written statement shall be based on the Final Plans priced on a line item basis and shall contain the bids from the contractors described in Paragraph 4 below. Thereupon Tenant shall either approve the statement or disapprove specific items and submit to Landlord revisions of Final Plans to reflect the deletion of and/or substitution for such disapproved items. Submission and approval of the written statement of Work Cost shall proceed in accordance with the schedule provided in Paragraph 7 below. Upon Tenant’s approval of said statement, such approved statement to be hereinafter known as the “Work Cost Statement,” Landlord shall have the right to purchase materials and to commence the construction of the items included in said Work Cost Statement pursuant to Paragraph 4 hereof. To the extent the Work Cost Statement exceeds the Allowance, Tenant shall be liable for and shall pay to Landlord within ten (10) Business Days after Landlord’s invoice therefor, but no earlier than sixty (60) days prior to Landlord’s commencing of construction of the Leasehold Improvements (except for costs pertaining to prestock of non-standard materials or materials requiring a lead time of more than sixty (60) days, all of which costs shall be paid within such ten (10) Business Day period), the

EXHIBIT “C” - Page 3

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

estimated excess costs for the Leasehold Improvements. To the extent that the Work Cost exceeds the amount reflected on the Work Cost Statement due to changes requested by Tenant or any governmental entity, Tenant agrees to pay to Landlord such excess (except to the extent the Allowance is still available) within ten (10) Business Days after invoice therefor (less any sums previously paid by Tenant for such excess pursuant to the Work Cost Statement). In no event will more than [            ] of the Usable Area of the Premises of the Allowance be used, in the aggregate, to pay for (i) any items for which Tenant has received an allowance from Landlord (pursuant to the other terms and provisions of this Lease), and (ii) Tenant’s furniture, artifacts, equipment, Tenant’s Security System, telephone systems and/or any other item of personal property which is not affixed to the Premises.

Landlord shall maintain, for at least six (6) months after the Commencement Date, complete and accurate books and records of expenditures for the actual Work Cost in accordance with generally accepted accounting principles. Tenant, at any time within six (6) months after the Commencement Date and upon at least fifteen (15) days’ prior written notice to Landlord, may cause an audit to be made of all such books and records relating to the actual Work Cost. Such audit shall be conducted at Landlord’s offices in Southern California. If any such audit discloses that Landlord reported to Tenant material erroneous expenditures which were not in fact made, or reported material erroneous amounts of any expenditure or of the expenditures in the aggregate, then, in addition to all other remedies which Tenant may have pursuant to this Lease or at law or in equity, Landlord shall be obligated, upon demand of Tenant, to pay to Tenant the actual, documented and reasonable cost incurred by Tenant in causing such audit to be performed, plus any amounts in excess of the Allowance paid by Tenant toward Work Cost beyond what Landlord actually expended; provided, however, that to the extent Landlord disputes the results of Tenant’s audit, then such dispute shall be resolved through binding arbitration pursuant to the rules and procedures of the American Arbitration Association; provided further, however, in no event shall Landlord be responsible for the costs of the audit unless the audit is finally determined to reveal that such material, erroneous expenditures/amounts are in excess of [            ]

3.3 Until Tenant approves the Work Cost Statement and pays any excess costs to Landlord as contemplated in Subparagraph 3.2 above, Landlord shall be under no obligation to perform the installation of the items of the Leasehold Improvements.

4.	Construction.

Following Landlord’s approval of the Final Plans but prior to Landlord’s submission to Tenant of the written statement of Work Cost, a contractor who shall construct the Leasehold Improvements shall be selected pursuant to the following procedure. The Final Plans shall be submitted by Landlord to the following contractors: (i) Swinerton & Walberg, (ii) Burger, (iii) Johnson & Jennings, (iv) Bycor and (v) Roel. Each such contractor shall submit a sealed, fixed price contract bid (on such bid form as Landlord shall designate) to construct the Leasehold Improvements. In the event that any of the foregoing contractors decline to bid on the construction of the Leasehold Improvements, the following contractor, Rudelph & Sletten, shall be allowed to bid on the construction of the Leasehold Improvements. Each contractor shall be notified in the bid package of the time schedule for construction of the Leasehold Improvements. Each contractor shall competitively bid all major trade subcontracts pertaining to the Final Plans pursuant to a competitive bidding procedure implemented by Landlord; provided, however, that the subcontractors utilized by contractor shall be subject to Landlord’s reasonable approval and the bidding instructions shall provide that as to work affecting the structure of the Project and/or the systems and equipment of the Project, Landlord shall be entitled (in its sole and absolute (but good faith) discretion) to designate the subcontractors. The bids shall be submitted promptly to Landlord and a reconciliation shall be performed by Landlord to adjust inconsistent or incorrect assumptions so that a like-kind comparison can be made. The bids, as reconciled, shall be included in the statement of Work Cost. Within seven (7) days after the deadline reasonably established by Landlord for receipt of bids, Tenant shall, at the time Tenant approves the written statement of Work Cost, select a contractor who states that it will be able to meet Landlord’s construction schedule; provided, however, that (a) the contractor selected by Tenant shall be subject to Landlord’s reasonable approval, and (b) Landlord shall have the right to separately designate the contractor (from the list set forth above) so long as the contractor selected by

EXHIBIT “C” - Page 4

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[Brandes Investment Partners, L.P.]

Landlord has been approved by Tenant (which approval shall not be unreasonably withheld, conditioned or delayed) and agrees it will be able to meet Landlord’s construction schedule and so long as Landlord agrees to pay, subject to Tenant’s obligations hereunder, the difference (if any) between the bid submitted by Landlord’s designated contractor and the contractor selected by Tenant pursuant to the immediately preceding sentence, but only to the extent the total Work Cost was also increased solely on account of such bid difference. The contractor selected may be referred to herein as the “Contractor”. Landlord shall enter into a construction contract with the Contractor, the terms of which construction contract shall be substantially consistent with industry custom and practice. Promptly upon the commencement of the Leasehold Improvements, Landlord shall furnish Tenant with a schedule setting forth the projected completion dates therefor and showing the deadlines for any actions required to be taken by Tenant during such construction, and Landlord may from time to time during the prosecution of the Leasehold Improvements modify or amend such schedule due to delays encountered by Landlord. Without limiting Landlord’s obligations and Tenant’s rights and remedies set forth elsewhere in this Lease, Landlord shall make a reasonable effort to meet such schedule (as the same may be modified or amended). Landlord shall cooperate with Tenant’s construction manager (if any) in a commercially reasonable manner to coordinate the construction of the Building shell with preparation for construction of the Leasehold Improvements. Landlord acknowledges and agrees that Tenant’s designated construction consultant may participate in any construction meeting(s) between Landlord and Tenant.

5.	Work Cost.

“Work Cost” means: (i) all design and engineering fees incurred by Tenant or Landlord in connection with the preparation of the preliminary space plans and Final Plans; (ii) governmental agency plan check, permit and other fees; (iii) sales and use taxes; (iv) Title 24 fees; (v) testing and inspecting costs; (vi) the actual costs and charges for material and labor, contractor’s profit, overhead and general conditions incurred by Landlord in having the Leasehold Improvements constructed; (vii) all other costs to be expended by Landlord in the construction of the Leasehold Improvements, including those costs incurred by Landlord for construction of elements of the Leasehold Improvements in the Premises, which construction was performed by Landlord during the construction of the Building Shell for reasons of economics) and which construction is for the benefit of tenants [examples of such construction would include wall construction, column enclosures and painting outside of the core of the Building, ceiling hanger wires and window treatment]; (viii) Tenant’s Monument Signage; (ix) Tenant’s Security System (subject to the limitation on expenditures for Tenant’s’ Security System described in Subparagraph 3.2 above) and (x) an administration fee for Landlord of two percent (2%) of the total Work Cost specified in (i) through (ix) above; provided, however, that in no event will the sum of Landlord’s administration fee and contractor’s profit, overhead, and general conditions exceed ten percent (10%) of the total Work Cost specified in (i) through (ix) above (exclusive of contractor’s profit, overhead and general conditions). Notwithstanding anything to the contrary contained herein, except as provided in Paragraph 3.2 above, in no event shall the Work Cost include any costs or expenses relating to Landlord’s causing the Building Shell to be constructed.

6.	Elevator.

Landlord shall, consistent with its obligations to other tenants then in occupancy in the Building, make an elevator available to Tenant in connection with initial decorating, furnishing and moving into the Premises.

7.	Schedule.

Preparation and approval of all plans and drawings and the Work Cost Statement shall proceed as indicated below and each action shall be completed on or before the date herein specified:

EXHIBIT “C” - Page 5

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

	Action	Responsibility	Due Date
(i)	Delivery to Landlord of Tenant’s Design Development Drawings	Tenant	November 29, 1999

(ii)	Delivery to Tenant of written notice approving or disapproving Tenant’s Design Development Drawings	Landlord	December 8, 1999

(iii)	Delivery to Landlord, if necessary, of redesign of Tenant’s Design Development Drawings	Tenant	January 7, 2000

(iv)	Delivery to Tenant of written notice of final approval of Tenant’s Design Development Drawings	Landlord	January 13, 2000

(v)	Delivery to Landlord of Final Plans.	Tenant	January 24, 2000

(vi)	Delivery to Tenant of written notice approving or disapproving Final Plans	Landlord	January 28, 2000

(vii)	Delivery to Landlord, if necessary, of redesign of Final Plans	Tenant	February 3, 2000

(viii)	Delivery to Tenant of written notice of final approval of Final Plans	Landlord	February 9, 2000

(ix)	Delivery to Tenant of written statement of Work Cost	Landlord	March 8, 2000

(x)	Delivery to Landlord of written notice of final approval of Work Cost Statement	Tenant	March 20, 2000

(xi)	Delivery to Landlord of building permits	Tenant	March 21, 2000

In the event that either party fails to meet any of the aforesaid deadlines set forth in this Section 7 above, the date by which the other party is obligated to respond shall be delayed by the number of days of such failing party’s delay. Furthermore, whether or not a delay in Landlord’s anticipated schedule for commencing or completing the Building Shell and/or the Leasehold Improvements qualifies as a Tenant Delay pursuant hereto, Landlord shall notify Tenant of any changes or delays in Landlord’s schedule for the construction of the Building, the Leasehold Improvements, or the balance of the Project.

8.	Delays.

Except as otherwise set forth in Section 3.1 of the Lease, the Term of the Lease shall not commence until Landlord has substantially completed all work to be performed by Landlord in this Work Letter Agreement as provided in Section 3.1 of the Lease; provided, however, that if Landlord shall be actually delayed in substantially completing said work as a result of any of the below-stated reasons (collectively, “Tenant Delays”) then Landlord shall be deemed to have completed the subject task by the date on which, but for the Tenant Delay, Landlord would have completed the same. No Tenant Delay shall be deemed to have occurred unless Landlord provide written notice to Tenant that Tenant has missed the applicable deadline for performance of the subject task, stating the length of the actual delay in Landlord’s compliance with its obligations hereunder caused by such Tenant Delay. The following shall constitute grounds for Landlord claiming of a Tenant Delay pursuant to the foregoing:

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[Brandes Investment Partners, L.P.]

(i) Tenant’s failure to complete any action item on or before the due date which is the responsibility of Tenant (except to the extent such failure is due to Landlord’s failure to meet a specific deadline), or

(ii) Tenant’s changes to the Final Plans after the final approval date in Subparagraph 7(ix) above, or

(iii) Any delay of Tenant in making payment to Landlord for Tenant’s share of the Work Cost, or

(iv) Tenant’s request for materials, finishes or other installations that require a lead time beyond that required for Building Standard materials, finishes or installations.

As soon as reasonably possible following the Commencement Date, Landlord shall provide to Tenant a reasonably particularized statement of the net number of Tenant Delays, and, provided that Landlord provided Tenant of notice of Tenant’s failure to meet the applicable deadline as provided in this Section 8 above and so long as any such Tenant Delay actually caused a delay in completing the work to be performed by Landlord pursuant to this Agreement, Tenant shall pay to Landlord, as Additional Rent under this Lease, the product of the per diem Base Rent times the number of days of such net Tenant Delays, such payment to be made within thirty (30) days of receipt of the invoice from Landlord together with said particularized statement.

9.	Punch-List Items.

Within twenty-one (21) days of Substantial Completion of the entire Premises, Tenant shall provide to Landlord one (1) detailed punch-list of unfinished items of the Leasehold Improvements. Upon receipt of the punch-list, Landlord shall, at Landlord’s sole cost and expense, proceed diligently to remedy such items in a professional and workmanlike manner (provided, however, that any unfinished items on such punch-list that materially and adversely affect the conduct of Tenant’s business for the Permitted Use shall be remedied by Landlord within three (3) Business Days after Landlord’s receipt of the punch-list or such additional period of time as is reasonably necessary to remedy such items), taking reasonable care in order to minimize only material and adverse interference with the operation of Tenant’s business from the Premises; provided, however, that (i) Tenant shall be responsible, at Tenant’s sole cost and expense, for the remediation of any items on the punch-list caused by Tenant’s acts or omissions and (ii) this Paragraph 9 shall not be deemed to constitute a waiver by Tenant of any warranty rights that may be afforded to Tenant by the Contractor, subcontractors and/or any manufacturers.

10.	Early Entry.

Provided that Tenant and its agents will not, in Landlord’s sole discretion, interfere with the Contractor’s work in the Building and the Premises and subject to the terms hereof, Landlord shall allow Tenant access to the Premises prior to the date of Substantial Completion of the Leasehold Improvements for the purpose of Tenant installing equipment or trade fixtures (including Tenant’s data and telephone equipment, transmission cables and lines, and interior permanent and non-permanent improvements) in the Premises only. Landlord shall provide Tenant with sixty (60) days’ advance written notice of Landlord’s good-faith anticipated date of Substantial Completion of the Leasehold Improvements. Prior to Tenant’s entry into the Premises as permitted by the terms of this Paragraph 10, Tenant shall submit a schedule to Landlord and the Contractor, for their reasonable approval, which schedule shall detail the anticipated timing and purpose of Tenant’s entry. Without limiting the foregoing, Tenant’s senior management, construction manager and other designated representatives shall have the right, upon reasonable advance written notice to Landlord, to enter the Premises during the construction of the Leasehold Improvements to observe the progress thereof and to facilitate Tenant’s plans for fixturizing and using the Premises. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant’s actions pursuant to this Paragraph 10.

EXHIBIT “C” - Page 7

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

11.	Moving Allowance.

Landlord hereby agrees to reimburse Tenant for costs (“Moving Costs”) up to One and 50/100 Dollars ($1.50) per square foot of Usable Area in the Premises that Tenant actually incurs in relocating from Tenant’s premises covered under the Existing Sublease and lease(s) for office space in San Diego County in existence as of the date hereof by and between Tenant and the landlord of such lease(s) (or, to the extent applicable, from Tenant’s temporary space) to the Premises (“Moving Allowance”). Landlord shall reimburse Tenant for Moving Costs actually incurred by Tenant within thirty (30) day after the later of (i) Landlord’s receipt of reasonably particularized invoices evidencing Tenant’s Moving Costs and (ii) the Commencement Date.

12.	UPS System Allowance.

Landlord shall provide to tenant an allowance (the “UPS System Allowance”) in an amount up to [            ] for the costs relating to the purchase and installation by Tenant of an uninterrupted power supply system (“UPS System”) for the Premises in a location in the Building or the Project to be mutually agreed upon by Landlord and Tenant. The UPS System Allowance shall be disbursed by Landlord in accordance with the general terms, conditions, and procedures set forth in Section 26.3(A) of the Lease). Except as otherwise expressly provided in the Lease, Tenant shall be entitled to no credit for any unused portion of the UPS System Allowance. Tenant’s right to install, replace, repair, remove, operate and maintain the UPS System shall be subject to Article 10 of the Lease and shall be subject to all governmental laws, rules and regulations. Landlord makes no representation that such laws, rules and regulations permit such installation and operation. All costs of installation, operation and maintenance of the UPS System and any necessary related equipment (including, without limitation, costs of obtaining any necessary permits and connections to the Building’s electrical system) shall be borne by Tenant. In connection with the operation of the UPS System, Landlord shall, upon Tenant’s written request sent to Landlord (if at all) within thirty (30) days after the full execution and delivery of this Lease, increase the capacity of Landlord’s emergency diesel generator used in the Project to accommodate the operation of the UPS System; provided, however; that (i) Tenant agrees to pay to Landlord any and all costs incurred by Landlord in increasing the capacity of the diesel generator to accommodate the UPS System including, but not limited to, the additional costs of any such increased capacity generator in excess of the costs of the generator that would have been installed by Landlord in the Project if such generator did not have to accommodate the UPS System, as well as any permitting costs, increased maintenance costs and all other costs incurred by Landlord in having Landlord’s diesel generator accommodate the UPS System, all of which costs shall be paid by Tenant to Landlord within ten (10) days of Landlord’s submittal to Tenant of a reasonably particularized invoice evidencing any such increased costs (provided, however, that Landlord acknowledges and agrees that Tenant may apply the UPS System Allowance toward the costs described in this subsection (i)), (ii) Tenant acknowledges and agrees that in no event shall Landlord be liable to Tenant in any manner whatsoever for any failure of Landlord’s emergency diesel generator, and (iii) Tenant shall install a supplementary battery power system to operate the UPS System.

13.	Approvals.

Any approvals to be given by either Landlord or Tenant shall be given within the time period specified in this Exhibit “C” for the giving or withholding of such approval. Failure of the party having approval rights over the subject item to grant or deny such approval within the specified time frame shall be deemed such party’s approval thereof.

14.	Pooling of Allowances.

Notwithstanding anything to the contrary contained in the Lease but except as otherwise provided in Article 26 of the Lease, in the event that Tenant does not expend the Allowance, the Moving Allowance, and/or the UPS System Allowance (but specifically not including any Option Term Refurbishment Allowance, the Seventh Year Refurbishment Allowance, or any allowance available to Tenant under Sections 28.5 and 29.4 of the Lease) on the item for which the Allowance, the Moving Allowance and/or the UPS System Allowance is designated, Tenant shall have the right, upon prior written notice to Landlord, to utilize such unused portion of any

EXHIBIT “C” - Page 8

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[Brandes Investment Partners, L.P.]

such allowance for any costs incurred or amounts expended by Tenant for the items covered by the Allowance, the Moving Allowance and/or the UPS System Allowance and which exceed the amount of the allowance designated for such item. For example, if the Moving Allowance is [            ] per square foot of Usable Area of the Premises, and Tenant expended and was reimbursed only for [            ] per square foot of Usable Area of the Premises, Tenant would have the right to apply said [             excess toward costs incurred by Tenant in installing the UPS System, thereby effectively increasing the amount of said UPS System Allowance by [            ] per Usable Area of the Premises.

TENANT: BRANDES INVESTMENT PARTNERS, L.P., a California limited partnership

By:	/s/ Glenn R. Carlson
Name: Glenn R. Carlson
Title: Managing Partner

By:	/s/ Greg S. Houck
Name: Greg S. Houck
Title: Operations Officer

LANDLORD: PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership

By:	Prentiss Properties I, Inc., Its: General Partner

	By:	/s/ Christopher M. Hipps
Name: Christopher M. Hipps
Title: Senior Vice President

	By:	/s/ J. Kevan Dilbeck
Name: J. Kevan Dilbeck
Title: Senior Vice President

EXHIBIT “C” - Page 9

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

SCHEDULE 1 TO EXHIBIT “C”

BUILDING STANDARDS

Those Building Standards dated August 9, 1999 for the Tenant Improvements, and June 15, 1999, for the Building, prepared by HKS Architects.

EXHIBIT “C” - Page 10

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

EXHIBIT “D”

FORM OF COMMENCEMENT NOTICE

This Commencement Notice is delivered this     day of             , 199    , by Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership (“Landlord”) to                     , a                     (“Tenant”), pursuant to the provisions of Section 3.3 of that certain Lease Agreement (the “Lease”) dated                     , 199    , by and between Landlord and Tenant covering certain space in the Building known as                     . All terms used herein with their initial letter capitalized shall have the meaning assigned to such terms in the Lease.

W I T N E S S E T H:

1. The Building, the Premises, the Parking Facility, and all other improvements required to be constructed and furnished by Landlord in accordance with the terms of the Lease have been satisfactorily completed by the Landlord and accepted by the Tenant.

2. The Premises have been delivered to, and accepted by, the Tenant, subject to the completion of “punch list” items.

3. The Commencement Date of the Lease is the     day of             , 199    , and the Expiration Date is the     day of             , 199    ,

4. The Premises consist of             square feet of Net Rentable Area, including                     square feet on the fourth floor,                     square feet on the fifth floor,                     square feet on the sixth floor,                     square feet on the seventh floor, and                     square feet on the eighth floor of the Building. The Building consists of an aggregate of                     square feet of Net Rentable Area.

5. The Base Rent is $             per annum, payable in monthly installments of $            , subject, however, to the provisions of the Lease relating to adjustments of Tenant’s Operating Costs Payment.

6. Remittance of the foregoing payments shall be made on the first day of each month in accordance with the terms and conditions of the Lease at the following address:

Prentiss Properties Acquisition Partners, L.P.

IN WITNESS WHEREOF, this instrument has been duly executed by Landlord as of the date first written above.

LANDLORD:	Prentiss Properties Acquisition Partners, L.P., a a Delaware limited partnership

	By:	Prentiss Properties I, Inc., general partner

	By:	[SAMPLE ONLY; NOT FOR EXECUTION]
Name:
Title:

EXHIBIT “D” – Solo Page

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

EXHIBIT “E”

FORM OF TENANT’S LETTER OF CREDIT

Prentiss Properties Acquisition Partners, L.P.

970 West 190th Street, Suite 550

Torrance, California 90502

Attention: Mr. Chris Hipps

Ladies and Gentlemen:

We hereby establish in your favor, for the account of Brandes Investment Partners, L.P., a California limited partnership (“Applicant”), our Irrevocable Letter of Credit and authorize you to draw on us at sight the aggregate amount of One Million Dollars ($1,000,000.00) (“Stated Amount”).

Funds under this Letter of Credit are available to Prentiss Properties Acquisition Partners, L.P. (“Beneficiary”).

Any and all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof by Beneficiary when accompanied by this Letter of Credit and a written certification signed by an authorized signatory of Beneficiary certifying that such sums are due and owing to Beneficiary as a result of a default by Applicant with respect to any provision of that certain Lease Agreement dated September     , 1999 (“Lease”) by and between Beneficiary, as Landlord, and Brandes Investments Partners, L.P., as Tenant, together with a notarized certification by any such individual representing that such individual is authorized by Beneficiary to take such action on behalf of Beneficiary. The sums drawn by Beneficiary under this Letter of Credit shall be payable upon demand without necessity of notice to the Applicant. Partial drawings shall be permitted.

Subject to our receipt of a written authorization signed by an authorized signatory of Beneficiary, the Stated Amount of this Letter of Credit shall be reduced to the following amounts on the following dates (“Adjustment Dates”):

Adjustment Dates	Tenant LC Stated Amount
Commencement Date:	[ ]

Last day of the month in which the twelve (12) month anniversary of the Commencement Date occurs:	[ ]

Last day of the month in which the twenty-four (24) month anniversary of the Commencement Date occurs:	[ ]

Last day of the month in which the thirty-six (36) month anniversary of the Commencement Date occurs:	[ ]

Last day of the month in which the forty-eight (48) month anniversary of the Commencement Date occurs:	[ ]

Last day of the month in which the sixty (60) month anniversary of the Commencement Date occurs:	[ ]

EXHIBIT “E” - Page 1

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[Brandes Investment Partners, L.P.]

Adjustment Dates	Tenant LC Stated Amount

Last day of the month in which the seventy-two (72) month anniversary of the Commencement Date occurs:	[ ]

Last day of the month in which the eighty-four (84) month anniversary of the Commencement Date occurs and continuing, subject to Section 25.26 of the Lease, for the balance of the Term (including any Option Term (if any)):

[ ]

This Letter of Credit is transferable in its entirety. Should a transfer be desired, such transfer will be subject to the return to us of this Letter of Credit, together with written instructions.

The amount of each draft must be endorsed on the reverse hereof by the negotiating bank. We hereby agree that this Letter of Credit shall be duly honored upon presentation and delivery of the certification specified above.

This Letter of Credit shall expire on             ,         (“Expiry Date”). This Letter of Credit shall constitute a direct draw credit and you shall not be required to give notice or make any prior demand or presentment to Tenant with respect to the payment of any sum as to which a draw is made hereunder.

Notwithstanding the above expiration of this Letter of Credit, the term of this Letter of Credit shall be automatically renewed for successive, additional one (1) year periods unless, at least thirty (30) days prior to any such date of expiration, the undersigned shall give written notice to Beneficiary, by certified mail, return receipt requested and at the address set forth above or at such other address as may be given to the undersigned by Beneficiary, that this Letter of Credit will not be renewed,

This Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication 500.

Very truly yours,

(Name of Issuing Bank)

By:

EXHIBIT “E” - Page 2

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

EXHIBIT “F”

FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS NONDISTURBANCE, ATTORNMENT AND SUBORDINATION AGREEMENT made this     day of              1999, by and between SOCIETE GENERALE, a French banking corporation acting through its Southwest Agency (the “Lender”), and BRANDES INVESTMENT PARTNERS, L.P., a California limited partnership (“Tenant”), whose address is Brandes Investment Partners, L.P., 12750 High Bluff Drive, San Diego, California 92130-2083, Attention: Greg Houck.

W I T N E S S E T H

WHEREAS, Tenant is the Owner of the tenant’s interest under that certain lease dated September     , 1999 (as the same has been or may be amended, modified or otherwise supplemented from time to time, the “Lease”) between PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership, as landlord (“Landlord”), and Tenant; and

WHEREAS, Lender has made, or intends to make, a loan to Landlord which is or will be secured, inter alia, by the lien of a certain Deed of Trust, Security Agreement, Assignment of Rents, and Financing Statement executed or to be executed by Landlord for the benefit of Lender (as the same may be amended, modified or Supplemented from time to time, the “Mortgage”), encumbering, inter alia, the Landlord’s interest in the property more particularly described in Exhibit A attached hereto (the “Property”); and

WHEREAS, Lender has agreed upon certain conditions to grant certain rights of non-disturbance to Tenant in consideration for Tenant’s obligations contained herein;

NOW, THEREFORE, in consideration of the premises and the mutual execution of this Agreement by the parties, Lender and Tenant hereby agree as follows:

1. Subordination. The Lease now is and at all times shall continue to be subject and subordinate in each and every respect to the Mortgage and to the lien of the Mortgage and to any and all increases, renewals, modifications, amendments, supplements, extensions, substitutions, and replacements of the Mortgage, including, without limitation, amendments which increase the amount of the indebtedness secured thereby.

2. Nondisturbance. So long as no default exists under the Lease or this Agreement beyond any applicable grace or cure period, the Lease shall not be terminated, nor shall Tenant’s possession of the premises demised under the Lease or other rights and options thereunder be disturbed in any foreclosure action or proceeding instituted under or in connection with the Mortgage unless such right would have existed if the Mortgage had not been made.

3. Attornment. If the interest of Landlord under the Lease shall be transferred to (a) Lender or Lender’s nominee or designee, (b) any assignee or transferee from Lender or Lender’s nominee or designee, or (c) any other person or entity as may become the owner of Landlord’s interest by purchase at foreclosure or by deed in lieu of foreclosure or otherwise (any such party described in clause (a), (b) or (c) above, the “Successor Landlord”), Tenant shall be bound to Successor Landlord under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if Successor Landlord were the landlord under the Lease, provided that the provisions of the Mortgage shall govern with respect to the disposition of any casualty insurance proceeds or condemnation awards and no Successor Landlord shall be:

(a) liable for any act or omission of any prior lessor or landlord; or

(b) subject to any offsets or defenses which Tenant might have against any prior lessor or landlord other than the offset rights expressly provided to Tenant under Section 3.8C and Section 9.5 of the Lease; or

(c) bound by any rent or additional rent which Tenant might have paid to any prior lessor or landlord more than one month prior to accrual of such rent and all such prepaid rent and additional rent shall remain due and owing without regard to such prepayment; or

(d) bound by any (i) Material Modification (as hereinafter defined) made without Lender’s prior written consent, or (ii) cancellation of the Lease or surrender of the premises demised under the Lease (other than pursuant to a right expressly provided in the Lease) made without Lender’s prior written consent; or

(e) responsible for the making of repairs in or to the Property in the case of damage or destruction of the Property or any part thereof due to fire or other casualty or by reason of condemnation; or

EXHIBIT “F” - Page 1

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

(f) obligated to complete any construction work required to be done by any prior lessor or landlord or to reimburse Tenant for the cost of any construction work done by Tenant other than in respect of the Allowance pursuant to Section 3 of Exhibit “C” to the Lease.

As used herein, the term “Material Modification” shall mean any amendment or modification of the Lease, in each case whether applicable to the initial term or any extended term of the Lease and whether applicable to the initial premises or any expansion or preferential right space under the Lease which (i) reduces the Base Rent or proportionate share of Operations Cost obligations of Tenant (on a per rentable square foot basis) or defers the timing of payment of any such rental obligations; (ii) results in a reduction in the size of the demised premises; (iii) results in a delay of the commencement date or otherwise affects the term of the Lease; (iv) increases the amount or accelerates the timing of payment of any allowance being provided by Landlord or increases or accelerates the performance of any construction maintenance or operational obligations of Landlord; (v) reduces the Security Deposit (except as expressly contemplated by the Lease); (vi) increases the offset rights, penalties or remedies available to Tenant for a Landlord default; or (vii) amends the provisions of the Lease pertaining to Tenant default, assignment and subletting, casualty and condemnation, or providing rights to, or for the benefit of, any lender, mortgagee, or Successor Landlord. As between Lender and Tenant, Lender shall be deemed to have approved any request for consent to a Material Modification if Lender shall fail to approve or disapprove such request within ten (10) business days after receipt of such request in writing, provided such written request contains the following statement in bold and all capital letters: “IF LENDER FAILS TO APPROVE OR DISAPPROVE THIS REQUEST FOR A MATERIAL MODIFICATION OF THE LEASE WITHIN TEN (10) BUSINESS DAYS OF RECEIPT HEREOF, LENDER SHALL BE DEEMED TO HAVE APPROVED SUCH REQUEST.”

Tenant hereby attorns to Successor Landlord and agrees to promptly execute and deliver any instrument that Successor Landlord may reasonably request to evidence such attornment, provided, however, that such attornment shall be effective and self-operative upon Successor Landlord’s succeeding to the interest of Landlord under the Lease without the execution of any further instruments.

4. Covenants of Tenant.

(a) Tenant agrees for the benefit of Lender that so long as the Mortgage remains a lien upon the Property, Tenant will not without Lender’s consent:

(i) pay any rent more than one (1) month in advance of accrual;

(ii) surrender the tenant’s estate under the Lease other than pursuant to a right expressly provided in the Lease:

(iii) consent to any Material Modification of the terms of the Lease; or

(iv) consent to termination of the Lease by the landlord thereunder other than pursuant to a right expressly provided in the Lease.

(b) If any default of Landlord under the Lease would give Tenant the right, immediately or after notice or lapse of a period of time or both, to cancel or terminate the Lease or to claim a partial or total eviction or constructive eviction, Tenant shall not exercise such right until:

(i) Tenant has given written notice of such act or omission to Landlord and, simultaneously, or as soon thereafter as possible, to Lender, and

(ii) Landlord shall have failed to cure the same within the time limits set forth in the Lease: and

(iii) Lender shall have failed to remedy such act or omission:

(A) in the case of any act or omission which is capable of being remedied without possession of the Property, within the cure period available to Landlord under the Lease plus sixty (60) days, and

(B) in the case of any act or omission which is not capable of being remedied without possession of the Property, within sixty (60) days following the date on which such possession is obtained by Lender.

5. Representations and Warranties. Tenant represents to Lender that:

(a) The Lease is in full force and effect and has not been modified.

(b) [Intentionally omitted.]

(c) No rent has been paid under the Lease more than one month in advance of accrual.

EXHIBIT “F” - Page 2

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

(d) To the best knowledge of Tenant on the date of this Agreement there exists no default or event of default by Landlord or the undersigned under the Lease and no event has occurred which, with the giving of notice, lapse of time or both, would constitute a default or event of default by Landlord under the Lease, and Tenant has no present charge, lien, claim, or right of offset under the Lease or otherwise, against rents or other charges due or to become due under the Lease.

6. Limited Liability.

(a) Except as specifically provided in this Agreement, Lender shall not, by virtue of this Agreement, the Mortgage or any other instrument to which Lender may be a party, be or become subject to any liability or obligation to Tenant whether under the Lease or otherwise.

(b) All obligations of a Successor Landlord under the Lease and this Agreement shall continue only so long as such Successor Landlord owns the Property and in the event of any such sale, conveyance, assignment or transfer by such Successor Landlord of its interest in the Property, such Successor Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations under this Agreement and the Lease accruing from and after the date of such sale, conveyance, assignment or transfer. The partners, shareholders, directors, officers and principals, direct and indirect, of any Successor Landlord (collectively the “Exculpated Parties”) shall not be liable for the performance of such Successor Landlord’s obligations under this Agreement and the Lease. Tenant shall look solely to the current Successor Landlord to enforce any Successor Landlord’s obligations under this Agreement and the Lease for any obligations accruing during such Successor Landlord’s period of ownership of the Property and shall not seek any damages against any of the Exculpated Parties. The liability of any Successor Landlord for its obligations under this Agreement and the Lease shall be limited to such Successor Landlord’s interest in the Property and Tenant shall not look to any other property or assets of such Successor Landlord or the property or assets of any of the Exculpated Parties in seeking either to enforce such Successor Landlord’s obligations or to satisfy a judgment for such Successor Landlord’s failure to perform such obligations.

7. Direct Payments to Lender. Tenant agrees that after Lender gives notice to Tenant stating that a default has occurred under the Mortgage or under the loan documents delivered in connection with the Mortgage and that rent under the Lease should be paid to Lender, Tenant will pay to Lender, or in accordance with the directions of Lender, as and when due, all rent, additional rent and other monies due and to become due to Landlord under the Lease. Landlord hereby authorizes Tenant to make all payments as provided for in this paragraph.

8. Successors and Assigns.

(a) This Agreement shall be binding upon and inure to the benefit of (i) Lender and its successors and assigns, including any transferee or assignee of Lender of the Mortgage, (ii) any Successor Landlord, and (iii) Tenant and its successors and assigns as holders of the interest of the tenant under the Lease.

(b) The term “Landlord” as used in this Agreement shall be deemed to include the present landlord under the Lease and such landlord’s successors in interest under the Lease. The term “Tenant” as used in this Agreement, shall be deemed to include the present tenant under the Lease and such Tenant’s successor’s in interest under the Lease.

9. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

10 Non-Waiver. No indulgence, waiver election or non-election by the Lender under the Mortgage or any other loan documents associated with the Mortgage shall affect this Agreement.

11. Notices. Any notices or communications given under this Agreement shall be in writing and shall be deemed to be properly given when and if delivered in person or on the first business day after being deposited for overnight delivery with Federal Express or a comparable express overnight delivery system or five (5) days after being sent by registered or certified mail, return receipt requested, postage prepaid, addressed to (a) Lender, at Societe Generale, 2001 Ross Avenue, Suite 4900, Dallas, Texas 75201, Attention: Jeff Schultz, with a copy thereof to Lender’s counsel, Locke Liddell & Sapp LLP, 2200 Ross Avenue, Suite 2200, Texas 75201, Attention: Thomas P. Arnold, (b) Tenant, prior to Tenant’s occupancy of the premises, at Brandes Investment Partners, L.P., 12750 High Bluff Drive, San Diego, California 92130-2083, Attention: Greg Houck, and to the premises address after Tenant’s occupancy of premises, or (c) Landlord at Prentiss Properties Acquisition Partners, L.P., 3890 West Northwest Highway, Suite 400, Dallas, Texas 75220, Attention: Mike Ernst, or as to each party, to such other address as the party may designate by a notice given in accordance with the requirements contained in this paragraph, provided that if the identity of Lender, Tenant or Landlord shall have changed, any notice designating a new address shall be signed by the previous Lender, Tenant or Landlord, as the case may be.

12. No Oral Modifications. This Agreement contains the entire agreement between the parties hereto and cannot be changed, modified, waived or canceled except by agreement in writing executed by the party against whom enforcement of such change, modification, waiver or cancellation is sought.

EXHIBIT “F” - Page 3

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

13. Interpretation. Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders, as the sense of the context may permit.

14. Counterparts. This instrument may be executed in multiple counterparts, all of which shall be deemed originals and with the same effect as if all parties hereto had signed the same document. All of such counterparts shall be construed together and shall constitute one instrument, but in making proof, it shall only be necessary to produce one such counterpart. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this document to physically form one document, which may be recorded.

15. Captions. The captions contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs.

16. Superseding Lease. In the event of any conflict between the terms of this Agreement and the terms of the Lease, the terms of this Agreement shall prevail.

EXHIBIT “F” - Page 4

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

IN WITNESS WHEREOF, Lender and Tenant have executed the foregoing agreement as of the day and year first hereinabove written.

LENDER:	SOCIETE GENERALE, a French banking corporation acting through its Southwest Agency

By:
Name:
Title:

TENANT:	BRANDES INVESTMENT PARTNERS, L.P., a California limited partnership

By:
Name:
Title:

By:
Name:
Title:
Acknowledged and Agreed to By: PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership

By: Prentiss Properties I, Inc., a Delaware corporation, Its: General Partner

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT “F” - Page 5

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

THE STATE OF TEXAS	§
	§	ss.
COUNTY OF DALLAS	§

I,                     , a Notary Public for the County and State aforesaid, certify that                     , personally came before me this day and acknowledged the due execution of the foregoing instrument on behalf of SOCIETE GENERALE, a French banking corporation acting through its Southwest Agency, for the purposes therein stated.

Witness my hand and official seal this      day of                     , 1999.

[NOTARIAL SEAL]

NOTARY PUBLIC, State and County aforesaid

My Commission Expires:

THE STATE OF TEXAS	§
	§	ss
COUNTY OF DALLAS	§

I,                     , a Notary Public for the County and State aforesaid, certify that                     , personally came before me this day and acknowledged the due execution of the foregoing instrument on behalf of SOCIETE GENERALE, a French banking corporation acting through its Southwest Agency, for the purposes therein stated.

Witness my hand and official seal this      day of                     , 1999.

[NOTARIAL SEAL]

NOTARY PUBLIC, State and County aforesaid

My Commission Expires:

THE STATE OF TEXAS	§
	§	as
COUNTY OF DALLAS	§

I,                     , a Notary Public for said County and State, do hereby certify that ,                     of Prentiss Properties I, Inc., a Delaware Corporation, personally appeared before me this day and acknowledged the due execution of the foregoing instrument on behalf of Prentiss Properties I, Inc., the General Partner of PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership, for the purposes and uses therein set forth.

Witness my hand and official seal this      day of                     , 1999.

[NOTARIAL SEAL]

NOTARY PUBLIC, State and County aforesaid

My Commission Expires:

EXHIBIT “F” - Page 6

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

EXHIBIT “A”

TO

NONDISTURBANCE, ATTORNMENT AND SUBORDINATION AGREEMENT

LEGAL DESCRIPTION OF PROPERTY

[to be provided]

EXHIBIT “A” TO EXHIBIT “F” - Page 7

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

EXHIBIT “G”

FORM OF LANDLORD’S LETTER OF CREDIT

Brandes Investment Partners, L.P.

Attention: Greg Houck

Mr. Houck:

We hereby establish in favor of Brandes Investment Partners, L.P., a California limited partnership (“Beneficiary”), for the account of Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership (“Applicant”), our Irrevocable Letter of Credit and authorize Beneficiary, subject to the terms hereof to draw on us the aggregate amount of * (“Stated Amount”).

Any and all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof by Beneficiary when accompanied by this Letter of Credit and a written certification signed by an authorized signatory of Beneficiary certifying that such sums are due and owing to Beneficiary as a result of the occurrence of a Draw Event (as defined in Section 3.8 of that certain Lease Agreement dated September     , 1999 (“Lease”) by and between Beneficiary, as Tenant, and Applicant, as Landlord), together with a notarized certification by any such individual representing that such individual is authorized by Beneficiary to take such action on behalf of Beneficiary. The sums drawn by Beneficiary under this Letter of Credit shall be payable to Beneficiary fifteen (15) days after written notice (“Draw Notice”) to the Applicant, which Draw Notice shall be sent by us to Applicant concurrently with Beneficiary’s presentment and delivery of this Letter of Credit and the notarized certification to us, unless we receive from Applicant, on or before the expiration of such fifteen (15) day period, a notice, acknowledged by Beneficiary, that the amount(s) previously requested to be drawn by Beneficiary pursuant to such Draw Notice have been paid by Applicant to Beneficiary, in which case the Stated Amount shall be deemed reduced by the amount(s) so paid by Applicant to Beneficiary. Partial drawings shall be permitted, with the Stated Amount being reduced, without amendment, by the amounts drawn hereunder and/or deemed reduced by direct payment of any amounts by Applicant to Beneficiary as indicated in the acknowledgment notice (if any). This Letter of Credit is not transferable and may not be assigned, pledged or otherwise transferred by Beneficiary, by operation of law or otherwise except that Beneficiary may transfer its rights hereunder to any successor or assign of Beneficiary’s entire interest in the Lease as and to the extent permitted thereunder.

The amount of each draft must be endorsed on the reverse hereof by the negotiating bank. We hereby agree that this Letter of Credit shall be duly honored upon presentation and delivery of the certification specified above and satisfaction of the other terms and conditions hereof.

Subject to the terms of the Lease, this Letter of Credit shall expire on December 31, 2000 (“Expiry Date”), subject to extension as provided in the Lease.

This Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication 500.

Very truly yours,

(Name of Issuing Bank)

By:

EXHIBIT “G” - Page 1

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

*TO BE EQUAL TO [            ] OF NET RENTABLE AREA IN THE INITIAL PREMISES BUT IN NO EVENT TO EXCEED [            ] [            ]

EXHIBIT “G” - Page 2

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

EXHIBIT “H”

ELECTRICAL SPECIFICATIONS

Those Electrical Specifications dated July 13, 1999, prepared by Syska & Hennessey, Inc.

EXHIBIT “H” – Solo Page

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

RIDER NO. 1

RULES AND REGULATIONS

The rules and regulations set forth below shall supplement the Lease, but in the event that any such rules or regulations conflict with or contradict any of the provisions of the Lease, the Lease shall govern and supersede the subject rule or regulation.

1. No sign, advertisement, name or notice shall be installed or displayed (a) on any part of the outside or, to the extent outside of the Premises, inside of the Building, or (b) within the Premises but visible from the outside of the Building, without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord, using materials and in a style and format approved by Landlord.

2. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, other than as provided by Landlord and approved by Tenant pursuant to the Lease, without the prior written consent of Landlord.

3. Tenant shall not unreasonably obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants; provided, that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Landlord acknowledges and agrees that Tenant shall have the right to use the stairwells of the Building within or serving the Premises. Except as otherwise expressly provided in the Lease, neither Tenant nor any employee, invitee, agent, licensee or contractor of Tenant shall go upon or be entitled to use any portion of the roof of the Building.

4. The directory of the Building will be provided exclusively for the display of the name and location of tenants (and such tenant’s principals, partners, officers, and employees) only, and Landlord reserves the right to exclude any other names therefrom.

5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord or Landlord’s janitorial contractors in accordance with the provisions of Article 7 of the Lease. No person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to Tenant for loss of property on the Premises, however occurring, or for any damage to Tenant’s property by the janitors or any other employee or any other person, unless such loss occurs due to the gross negligence or willful misconduct of any such janitor, employee, or other person and such loss is not covered by any insurance maintained, or required to be maintained, by Tenant under the Lease.

6. Landlord will furnish Tenant, free of charge, with four keys to each entry door lock in the Premises. Additionally, Landlord will furnish Tenant, free of charge, with four after-hours access cards. Landlord may impose a reasonable charge for any additional keys, and/or access cards. Tenant may not make or have made additional keys, and Tenant shall not alter or install a new or additional entry lock into the Premises without providing Landlord with a replacement key for the same, and Tenant shall not install any lock or bolt on any window of the Premises.

RIDER NO. 1 - Page 1

DEL MAR GATEWAY

[Brandes Investment Partners, L.P.]

Tenant, upon termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to or otherwise procured by Tenant, and, in the event of loss of any keys, shall pay Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it reasonably necessary to make such change.

7. No machines other than standard office machines, such as typewriters and calculators, photo copiers, computers and word processors, and vending machines permitted by the Lease, shall be used in the Premises without the approval of Landlord.

8. Other than deliveries to Tenant of equipment, supplies, materials, fixtures, and/or furniture to the extent such deliveries and items are consistent with general office use of space, Tenant shall not move or cause to be moved into the Premises any furniture, freight, or equipment which, due to the volume of such moving, may cause a material interruption with the operation of any other office tenant’s business in the Building without prior notice to Landlord and any such moving of significant amounts thereof into or out of the Building shall be done at such time as Landlord may reasonably designate, but in all events Tenant shall have the right to cause such moving to be performed on weekends or after 6:00 P.M. on any weekday, subject to scheduling by Landlord with other tenants. Upon Tenant’s prior written request and subject to scheduling by Landlord with other tenants, Landlord shall temporarily designate and allocate to Tenant, for Tenant’s temporary exclusive use, a freight elevator to enable Tenant to move any large quantities of equipment, supplies, materials, fixtures, and/or furniture, into or out of the Premises as Tenant may desire to the extent otherwise permitted under the Lease.

9. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designated to carry and which is allowed by law; provided, however, that nothing herein shall limit Tenant’s right to use the Premises for normal office use as required for an investment advisory firm. Landlord shall have the right to reasonably prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects, if such objects are considered necessary by Tenant, as determined by Landlord, shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

10. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

11. Except as otherwise provided in the Lease and except for portable office fans, Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

12. Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice; and shall not adjust controls other than room thermostats installed for Tenant’s use. Tenant shall keep corridor doors closed to the extent required by fire department codes or regulations.

13. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. of such other hours as may be established from time to time by Landlord, and on

RIDER NO. 1 - Page 2

weekends and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified as an employee, customer, client, agent, contractor, or invitee of Tenant. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

14. Tenant shall use commercially reasonable efforts to entirely shut off all water faucets or other water apparatus, and, except with regard to Tenant’s computers and other equipment which reasonably require electricity on a 24-hour basis, all electricity, gas or air outlets, when the same are not in use by Tenant.

15. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substances of any kind whatsoever shall be thrown therein.

16. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets, or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Project. Tenant shall not use the Premises for any business or activity other than that specifically provided for in the Lease.

17. Except as otherwise provided in the Lease, Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

18. Except as expressly permitted in the Lease, Tenant shall not mark, drive nails, screw or drill into the partitions, window mullions, woodwork or plaster, or in any way deface the Premises or any part thereof, except to install normal wall hangings and to anchor furniture, cabinets, fixtures, or other equipment in the Premises. Tenant shall repair any damage resulting from noncompliance under this rule.

19. Tenant shall not install, maintain or operate in the Building (but shall be entitled to do so in the Premises to the extent consistent with general office use of space) any vending machines without the prior written consent of Landlord.

20. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in and around the Project or the Building are expressly prohibited, and each tenant shall cooperate to prevent same.

21. Landlord reserves the right to exclude or expel from the Project and/or the Building any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Project or Building.

22. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions reasonably issued from time to time by Landlord.

23. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind. No cooking shall be done or permitted by Tenant on the Premises, except that use by Tenant of Underwriters’ Laboratory-approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted and the use of a microwave shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

RIDER NO. 1 - Page 3

24. Tenant shall not use in any space, or in the public halls of the Building, any hand trucks except those equipped with rubber tires and side guards, or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

25. Tenant shall not use the name of the Project or Building in connection with, or in promoting or advertising, the business of Tenant, except for Tenant’s address.

26. Tenant agrees that it shall comply with all reasonable fire and security regulations that may be issued from time to time by Landlord, and Tenant also shall provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to such fire or security regulations. Tenant shall cooperate reasonably with Landlord in all matters concerning fire and other emergency procedures.

27. Except as otherwise expressly provided in the Lease, Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage. Such responsibility shall include keeping doors locked and other means of entry to the Premises closed.

28. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such Waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other such tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any and all of the tenants in the Building; provided, however, that Landlord shall not waive the same on behalf of any other tenant if such waiver will materially and adversely impair Tenant’s rights to use the Premises, the Building, and the Project as provided in this Lease.

29. Intentionally Omitted.

30. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety, security, care and cleanliness of the Project and/or Building and for the presentation of good order therein. Tenant agrees to abide by all such reasonable Rules and Regulations herein stated and any additional rules and regulations which are adopted, provided the same do not materially and adversely impair Tenant’s rights to use the Premises, the Building, and the Project as provided in this Lease.

31. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees or guests.

32. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except by a paste, or other material which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any such linoleum, tile, carpet or other similar floor covering shall be subject to the approval of Landlord. The reasonable, out-of- pocket expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant.

PARKING RULES AND REGULATIONS

In addition to the parking provisions contained in the Lease, the following rules and regulations shall apply with respect to the use of the Building’s parking facilities.

1. All responsibility for damage to or loss of vehicles is assumed by the parker and Landlord shall not be responsible for any such damage or loss by water, fire, defective brakes, the act or omissions of others, theft, or for any other cause, unless such damage or loss is due to the gross negligence or willful misconduct of Landlord or its contractors, agents, or employees and such damage or loss is not covered by insurance maintained or required to be maintained by Tenant hereunder or maintained by the owner of the vehicle.

2. Tenant shall not park or permit its employees to park in any parking areas designated by Landlord as areas for parking by visitors to the Project. Except to the extent reasonably

RIDER NO. 1 - Page 4

necessary in connection with Tenant’s business conducted from the Premises, Tenant shall not leave or allow vehicles to be left in the parking areas overnight. Tenant shall not park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks.

3. Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

4. Except as provided above, no overnight or extended term storage of vehicles shall be permitted.

5. Vehicles must be parked entirely within painted stall lines of a single parking stall.

6. All directional signs and arrows must be observed.

7. The speed limit within all parking areas shall be five (5) miles per hour.

8. Parking is prohibited: (a) in areas not striped for parking; (b) in aisles; (c) where “no parking” signs are posted; (d) on ramps; (e) in cross-hatched areas; and (f) in reserved spaces and in such other areas as may be designated by Landlord or Landlord’s parking operator.

9. Loss or theft of parking identification devices must be reported to the Management Office immediately, and a lost or stolen report must be filed by the Tenant or user of such parking identification device at the time. Landlord has the right to exclude any vehicle from the parking facilities that does not have an identification device.

10. Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

11. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

12. The parking operators, managers or attendants are not authorized to make or allow any exceptions to these rules and regulations.

13. If the Lease terminates for any reason whatsoever, Tenant’s right to park in the parking facilities shall terminate concurrently therewith.

14. Tenant agrees to sign a parking agreement with Landlord or Landlord’s parking operator within five (5) days of request, which agreement shall provide the manner of payment of monthly parking fees and otherwise be consistent with the Lease and these rules and regulations.

15. Landlord reserves the right to refuse the sale or use of monthly stickers or other parking identification devices to any tenant or person who willfully refuse to comply with these rules and regulations and all city, state or federal ordinances, laws or agreements.

16. Landlord reserves the right to establish and change parking fees (except as otherwise provided in the Lease), and to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities. Landlord may refuse to permit any person who violates these rules to park in the parking facilities.

RIDER NO.1 - Page 5

FIRST AMENDMENT TO LEASE

(Del Mar Gateway)

THIS FIRST AMENDMENT TO LEASE (“First Amendment”) is made and entered into as of the     day of March, 2002, by and between PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership (“Landlord”) and BRANDES INVESTMENT PARTNERS, L.P., a California limited partnership (“Tenant”).

R E C I T A L S:

A. Landlord and Tenant entered into that certain Lease Agreement dated as of September 8, 1999, whereby Landlord leased to Tenant and Tenant leased from Landlord certain office space located in that certain building located and addressed at 11988 El Camino Real, San Diego, California (the “Building”).

B. By this First Amendment, Landlord and Tenant desire to expand the Existing Premises (as defined below) and to otherwise modify the Lease as provided herein.

C. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

A G R E E M E N T:

1. The Existing Premises. Landlord and Tenant hereby agree that pursuant to the Lease, Landlord currently leases to Tenant and Tenant currently leases from Landlord that certain office space in the Building containing 106,181 square feet of Net Rentable Area (94,865 square feet of Usable Area) consisting of the entire fourth (4th), fifth (5th), sixth (6th), seventh (7th) and eighth (8th) floors of the Building (the “Existing Premises”), as outlined on Exhibit “A” to the Lease.

2. Expansion of the Existing Premises. That certain space located on the third (3rd) floor of the Building commonly known as Suite 350, as outlined on the floor plan attached hereto as Exhibit “A” and made a part hereof, may be referred to herein as the “Expansion Space.” Landlord and Tenant hereby stipulate that the Expansion Space contains 4,192 square feet of Net Rentable Area and 3,517 square feet of Usable Area. Subject to satisfaction of the Condition Precedent described in Section 12 below and effective as of the date (“Expansion Commencement Date”) that is the earlier of thirty (30) days after (a) the date Tenant, or anyone claiming by, through or under Tenant (excluding Tenant’s contractors, construction managers, designers, or other persons entering the Expansion Space in connection with Tenant’s anticipated occupancy thereof in accordance with the terms hereof), occupies all or any portion of the Expansion Space for the purpose of the conduct of Tenant’s (or such other person’s) business therein, and (b) the date the Condition Precedent is satisfied, Tenant shall lease from Landlord and Landlord shall lease to Tenant the Expansion Space. Accordingly, effective upon the Expansion Commencement Date, the Existing Premises shall be increased to include the Expansion Space. Landlord and Tenant hereby agree that such addition of the Expansion Space to the Existing Premises shall, effective as of the Expansion Commencement Date, increase the number of rentable square feet leased by Tenant in the Building to a total of 110,373 square feet of Net Rentable Area (98,382 square feet of Usable Area). Effective as of the Expansion Commencement Date, all references to the “Premises” shall mean and refer to the Existing Premises as expanded by the Expansion Space.

3. Term and Monthly Base Rent for the Expansion Space. The Term for Tenant’s lease of the Expansion Space (“Expansion Space Term”) shall commence on the Expansion Commencement Date and shall expire co-terminously with Tenant’s lease of the Existing

Premises. During the Expansion Space Term, Tenant shall pay, as monthly Base Rent for the Expansion Space, the same monthly Base Rent (on a per square foot Net Rentable Area basis) as is then payable by Tenant for the Existing Premises under the Lease (and subject to the same increases in monthly Base Rent as provided in Section 1.1M of the Basic Lease Provisions of the Lease (on a per square foot basis based on the square feet of Net Rentable Area in the Expansion Space)).

4. Tenant’s Share and Base Year. Notwithstanding anything to the contrary in the Lease, during the Expansion Space Term, Tenant’s Share of any increase in Operating Costs for the Premises (including the Existing Premises and the Expansion Space) shall be 67.45% and the Base Year for the Expansion Space shall be the calendar year 2000. The Base Year for the Existing Premises shall remain the calendar year 2000.

5. Condition of Expansion Space and Refurbishment Allowance.

5.1. Condition of Expansion Space. Tenant hereby agrees to accept the Expansion Space in its “as-is” condition and Tenant hereby acknowledges that Landlord, except as otherwise expressly provided below, shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Expansion Space. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Expansion Space. Notwithstanding the foregoing, Tenant’s acceptance of the Expansion Space shall not in any way limit or otherwise diminish (i) Landlord’s repair and maintenance obligations under the Lease or (ii) any express representations, warranties, liabilities, and obligations of Landlord under the Lease pertaining to the Premises (and, to the extent applicable, the Expansion Space).

5.2. Refurbishment Allowance.

5.2.1 Refurbishment of Expansion Space. Notwithstanding anything to the contrary contained herein, Tenant shall be entitled, throughout the Expansion Space Term, to renovate the then-existing tenant improvements in the Expansion Space in accordance with this Section 5.2 and otherwise in accordance with the terms and provisions of Article 10 of the Lease. In connection therewith, Tenant shall be entitled to a one-time tenant refurbishment allowance (the “Refurbishment Allowance”) in an amount up to, but not exceeding, [            ] per square foot of Usable Area of the Expansion Space (i.e., up to [            ] xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx based on 3,517 square feet of Usable Area in the Expansion Space) for the costs relating to the design and construction of certain renovations to the then-existing tenant improvements in the Expansion Space (the “Refurbished Improvements”); provided however, in no event will more than [            xx            ] Dollars ($[            ]) per square foot of the Usable Area of the Expansion Space of the Allowance be used, in the aggregate, to pay for Tenant’s furniture, artifacts, equipment, Tenant’s Security System, telephone systems and/or any other item of personal property which is not affixed to the Expansion Space (collectively, the “Special Improvement Cost Items”). In no event shall Landlord be obligated to make disbursements under this Section 5.2 in a total amount which exceeds the Refurbishment Allowance. Landlord expressly acknowledges that Tenant may elect to renovate the Expansion Space at any time during the Expansion Space Term and may do so as part of a larger project to renovate the Expansion Space together with other space on the third (3rd) floor of the Building to which Tenant may obtain possessory rights. Accordingly, Landlord agrees that Tenant may apply the entire Refurbishment Allowance toward such larger renovation without being required to specifically allocate the Refurbishment Allowance to the renovation of the Expansion Space itself (provided that Tenant’s right to receive the Refurbishment Allowance shall nevertheless be subject to the provisions of Section 5.2.1.2(B) below). In connection with Tenant’s performance of the Refurbished Improvements in the Expansion Space, Tenant shall, after satisfaction of the Condition Precedent, have access to the Expansion Space; provided, however, that Tenant acknowledges and agrees that any such entry into and occupancy of the Expansion Space or any portion thereof by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease (as modified by this First Amendment), excluding only the covenant to pay Rent (until the occurrence of the Expansion Commencement Date). Tenant further acknowledges and agrees that Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant’s work made in or about the Expansion Space in connection with such entry or to any property placed therein prior to the Expansion Commencement Date, the same being at Tenant’s sole risk and liability, except to the extent that any such injury, loss, or damage results from the negligence or willful misconduct of Landlord or Landlord’s contractors, agents, or employees (in which case Landlord shall be responsible to the extent such damage or injury is not covered by insurance required to be carried by Tenant under the Lease or actually carried by Tenant). Subject to Article 10 of the Lease, all items of the Refurbished Improvements, whether or not the cost thereof is covered by the Refurbishment Allowance, shall become the property of Landlord upon expiration or earlier termination of the Lease and shall remain on the Expansion Space at all times during the Term of the Lease. The immediately preceding sentence shall not limit Tenant’s rights to remove furniture, removable fixtures (e.g., file cabinets), and the hardware elements of Tenant’s Security System from the Expansion Space upon expiration or earlier termination of the Lease so long as such removal is performed in accordance with, and subject to, the Lease.

5.2.1.1 Refurbishment Allowance Items. The Refurbishment Allowance shall be disbursed by Landlord following completion of the Refurbished Improvements for the following items and costs only (collectively, the “Refurbishment Allowance Items”):

(A) Payment of the fees of the architect and engineer(s) retained by Tenant (if any), and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the review of the plans and specifications prepared for the Refurbished Improvements, including preliminary space plans, finish plans and specifications, and architectural and engineering plans and specifications (including “as-built” drawings) (collectively, the “Refurbishment Drawings”);

(B) The payment of plan check, permit and license fees relating to construction of the Refurbished Improvements (including permits or fees required by the City of San Diego and other applicable jurisdictions);

(C) The cost of construction of the Refurbished Improvements, including, without limitation, testing and inspection costs, trash removal costs, and contractors’ fees, labor fees and general conditions, together with the cost of the Special Improvement Cost Items;

(D) The cost of any changes in the Central Systems of the Building and/or the Building Shell when such changes are required by the Refurbishment Drawings, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

(E) The cost of any changes to the Refurbishment Drawings or Refurbished Improvements required by applicable laws and building codes;

(F) Sales and use taxes and Title 24 fees; and

(G) Landlord’s Supervision Fee (as defined below).

5.2.1.2 Disbursement of Refurbishment Allowance. Provided that Tenant is not in default on any of its obligations under the Lease (as modified by this First Amendment) beyond any applicable notice and cure periods, upon completion of the Refurbished Improvements, Landlord shall make a disbursement of the Refurbishment Allowance for Refurbishment Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

(A) Disbursement. Tenant shall deliver to Landlord: (i) a request for payment of Tenant’s general contractor (“Contractor”), which Contractor shall be retained by Tenant and shall be subject to Landlord’s reasonable prior written approval, and which request shall be approved by Tenant, in a form to be provided by Landlord; (ii) invoices from all subcontractors, laborers, materialmen and suppliers used by Tenant in connection with the Refurbished Improvements (such subcontractors, laborers, materialmen and suppliers, and the Contractor may be known collectively as “Tenant’s Agents”), for labor rendered and materials delivered to the Premises for the Refurbished Improvements; (iii) executed unconditional mechanics’ lien releases from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d) and either Section 3262(d)(3) or Section 3262(d)(4); and (iv) all other information reasonably requested by Landlord. Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request. Promptly thereafter, assuming Landlord receives all of the applicable information described in items (i) through (iv), above, Landlord shall deliver a check made payable to Tenant in payment of the amounts so requested by Tenant (but in no event to exceed the amount of the Refurbishment Allowance), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the Refurbishment Drawings, or due to any substandard work. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

(B) Other Terms. Landlord shall only be obligated to make disbursements from the Refurbishment Allowance to the extent costs are incurred by Tenant for Refurbishment Allowance Items. In no event shall Tenant be entitled to any credit for any unused portion of the Refurbishment Allowance. All drafts of the Refurbishment Drawings shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld. In addition, all of Tenant’s Agents shall be subject to Landlord’s prior written approval (which approval shall not be unreasonably withheld), except that subcontractors of Landlord’s selection shall be retained by the Contractor to perform all lifesafety, mechanical, electrical, plumbing, structural and heating, ventilation and air conditioning work so long as such subcontractors are cost competitive and are reasonably available to perform such work. Notwithstanding anything in this Section 5.2 to the contrary, in no event will Tenant be entitled to receive any portion of the Refurbishment Allowance for Refurbished Improvements that have not been completed on or before January 1, 2006 (and only if Tenant has complied with the requirements of Section 5.2.1.2A above on or before such date).

5.2.1.3 No Rent Abatement. Tenant acknowledges that the work to be performed by Tenant pursuant to this Section 5.2 above shall, subject to Section 5.2.1.2(B) above, be performed during the Lease Term and/or Expansion Space Term, that Tenant shall be entitled to (but shall not be obligated to) conduct business throughout the course of construction of such renovations and that Tenant shall not be entitled to any abatement of rent, nor shall Tenant be deemed to be constructively evicted from the Premises, as a result of the construction of such renovations.

5.2.1.4 Landlord Supervision Fee. Tenant shall pay to Landlord a construction supervision and management fee (the “Landlord’s Supervision Fee”) in an amount equal to the product of (i) two percent (2%) and (ii) the costs incurred by Tenant to design and construct the Refurbished Improvements.

6. Parking. Effective as of the Expansion Commencement Date and continuing throughout the Expansion Space Term, Landlord hereby grants to Tenant a license to use an additional fifteen (15) Parking Permits, consisting of twelve (12) additional unreserved Parking Permits and three (3) additional reserved Parking Permits for use in the Building’s parking facility. Tenant’s use of such additional Parking Permits shall be in accordance with, and subject to, all provisions of Article 6 of the Lease.

7. Commencement Notice. Landlord may deliver to Tenant a Commencement Notice in a form substantially similar to that attached hereto as Exhibit “B” and made a part hereof at any time after the Expansion Commencement Date. Tenant agrees to execute and return to Landlord said Commencement Notice within five (5) days after Tenant’s receipt thereof.

8. Brokers. Each party represents and warrants to the other that, except for Prentiss Properties Management, L.P. (“Landlord’s Broker”) no broker, agent or finder negotiated or was instrumental in negotiating or consummating this First Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder’s fee by any entity (other than Landlord’s Broker) who claims or alleges that they were retained or engaged by the first party or at the request of such party in connection with this First Amendment.

9. Signage. Landlord shall, following Tenant’s written request and at Tenant’s sole cost and expense, provide identifying signage for Tenant’s lease of the Expansion Space pursuant to Section 25.22.B of the Lease.

10. Signing Authority. Landlord and Tenant hereby represent and warrant to the other that Tenant and Landlord (as the case may be) is a duly formed and existing entity qualified to do business in the state of California and that Tenant and Landlord (as the case may be) has full right and authority to execute and deliver this First Amendment and that each person signing on behalf of Tenant and Landlord (as the case may be) is authorized to do so.

11. Condition Precedent. Landlord and Tenant acknowledge and agree that, as of the date hereof, the Expansion Space is presently occupied by Council Travel (“Existing Tenant”) pursuant to that certain lease dated September 12, 2000 by and between Landlord and Existing Tenant (as amended, the “Existing Lease”). Landlord and Tenant acknowledge and agree that the effectiveness of this First Amendment is subject to (i) the rejection of such Existing Lease in the Chapter 11 bankruptcy proceeding by such Existing Tenant, (ii) approval of such rejection and the subsequent termination of such Existing Lease by the court having jurisdiction over such bankruptcy proceeding, and (iii) the vacation, surrender and delivery of the Expansion Space by the Existing Tenant to Landlord when and as required by Landlord and/or the court having jurisdiction over such bankruptcy proceeding (collectively, the “Condition Precedent”). Landlord and Tenant acknowledge and agree that in the event the Condition Precedent is not satisfied on or before that date which is one hundred eighty (180) days after the date hereof, then either Landlord or Tenant shall have the right to terminate this First Amendment (but not the Lease) by providing written notice to the other party. Landlord and Tenant hereby further acknowledge and agree that no termination of this First Amendment pursuant to this Section 11 shall in any way impair, affect or otherwise diminish Tenant’s ongoing rights of “first negotiation” under Article 29 of the Lease with respect to the Expansion Space or any other portion of the First Negotiation Space.

12. No Superior Rights. Landlord hereby represents and warrants to Tenant that, except for the Existing Tenant under the Existing Lease (including any successor-in-interest in such Existing Tenant’s rights under the Existing Lease), no person or entity has any rights to lease, sublease, license, or otherwise use, occupy, or control the Expansion Space which are prior to or senior to those of Tenant pursuant to the right of first negotiation set forth in Article 29 of the Lease, and subject to the rights of the Existing Tenant under the Existing Lease, Landlord has the right and authority to lease the Expansion Space to Tenant pursuant to this First Amendment.

13. No Further Modification. Except as set forth in this First Amendment, all of the terms and provisions of the Lease shall apply with respect to the Expansion Space and shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

LANDLORD	PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership

	By:	Prentiss Properties I, Inc. a Delaware corporation general partner

		By:	/s/ Deborah Street
Name: Deborah Street
Title: Vice President

By:	/s/ J. Kevan Dilbeck
Name: J. KEVAN DILBECK
Title: SENIOR VICE PRESIDENT

[Signatures continued on next page.]

TENANT	BRANDES INVESTMENT PARTNERS, L.P., a California limited partnership

	By:	/s/ Greg Houck

Name:	Greg Houck

	Title:	Managing Director—Operations

By:	/s/ Glenn Carlson

Name:
Title:

EXHIBIT “A”

OUTLINE OF EXPANSION SPACE

Exhibit “A”

EXHIBIT “B”

FORM OF COMMENCEMENT NOTICE

This Commencement Notice is delivered this             day of             ,             , by Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership (“Landlord”) to Brandes Investment Partners, L.P., a California limited partnership (“Tenant”), pursuant to the provisions of Section 7 of that certain First Amendment to Lease (the “First Amendment”) dated March     , 2002, by and between Landlord and Tenant pertaining to certain space in the Building located and addressed at 11988 El Camino Real, San Diego, California. All terms used herein with their initial letter capitalized shall have the meaning assigned to such terms in the Lease.

Gentlemen:

In accordance with the above-mentioned First Amendment, we wish to advise and/or confirm as follows:

1. The Expansion Space have been delivered to, and accepted by, the Tenant.

2. The Expansion Space Commencement Date of Tenant’s lease of the Expansion Space is the      day of             ,             .

3. The Expansion Space consists of 4,192 square feet of Net Rentable Area (3,517 square feet of Usable Area).

4. The initial monthly Base Rent for the Expansion Space is             Dollars ($            ).

5. Remittance of the foregoing payments shall be made on the first day of each month in accordance with the terms and conditions of the Lease at the following address:

Prentiss Properties Acquisition Partners, L.P.

P. O. Box 100555

Pasadena, California 91189-0555

6. Tenant’s Share (based on the total square feet of Net Rentable Area in the Premises (including the Existing Premises and the Expansion Space)) is 67.45%.

IN WITNESS WHEREOF, this instrument has been duly executed by Lessor as of the date first written above.

LESSOR:	PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership

	By:	Prentiss Properties I, Inc. a Delaware corporation general partner

By:
Print Name:

Print Title:

By:

Print Name:
Print Title:

Exhibit “B”

COMMENCEMENT NOTICE

This Commencement Notice is delivered this     day of June, 2002, by Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership (“Landlord”) to Brandes Investment Partners, L.P., a California limited partnership (“Tenant”), pursuant to the provisions of Section 7 of that certain First Amendment to Lease (the “First Amendment”) dated April 4, 2002, by and between Landlord and Tenant pertaining to certain Expansion Space in the Building located and addressed at 11988 El Camino Real, San Diego, California (in connection with that certain lease dated September 9, 1999 by and between Landlord and Tenant (the “Lease”)). All terms used herein with their initial letter capitalized shall have the meaning assigned to such terms in the Lease (as modified by the First Amendment).

In accordance with the above-referenced First Amendment, Landlord and Tenant hereby confirm as follows:

1. The Expansion Space has been delivered to, and accepted by, the Tenant in “as is” condition.

2. The Expansion Commencement Date of Tenant’s lease of the Expansion Space is the 1st day of July, 2002, and the Expiration Date is the 14th day of September, 2011.

3. The Expansion Space consists of 4,192 square feet of Net Rentable Area (3,517 square feet of Usable Area), and shall increase the number of rentable square feet leased by Tenant in the Building to a total of 110,501 square feet of Net Rentable Area (98,182 square feet of Usable Area).

4. The initial monthly Base Rent for the Expansion Space is [            ] [            xxxxx            ] Dollars ($[            xxxxx            ] subject, however, to the same increases in monthly Base Rent as provided in Section 1.1M of the Basic Lease Provisions of the Lease, and to the provisions of the Lease relating to adjustments of Tenant’s Operating Cost Payment.

5. Remittance of the foregoing payments shall be made on the first day of each month in accordance with the terms and conditions of the Lease at the following address:

Prentiss Properties Acquisition Partners, L.P.

P. O. Box 100555

Pasadena, California 91189-0555

6. Tenant’s Share (based on the total square feet of Net Rentable Area in the Premises including the Existing Premises and the Expansion Space)) is 67.39%.

IN WITNESS WHEREOF, this instrument has been duly executed by Landlord and Tenant as or the date first written above.

LANDLORD:	PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership

	By:	Prentiss Properties I, Inc. a Delaware corporation general partner

		By:	/s/ Deborah Street Print Name: Deborah Street Print Title: Vice President

		By:	/s/ J. Kevan Dilbeck Print Name: J. KEVAN DILBECK Print Title: SENIOR VICE PRESIDENT

TENANT:	BRANDES INVESTMENT PARTNERS, L.P., a California limited partnership

	By:	/s/ Greg Houck Print Name: GREG HOUCK Print Title: DIRECTOR OF OPERATIONS

	By:	/s/ Glenn Carlson Print Name: GLENN CARLSON Print Title: MANAGING DIRECTOR

THIRD AMENDMENT TO LEASE

(Del Mar Gateway)

THIS THIRD AMENDMENT TO LEASE (“Third Amendment”) is made and entered into as of the     day of July, 2002, by and between PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership (“Landlord”) and BRANDES INVESTMENT PARTNERS, L.P., a California limited partnership (“Tenant”).

R E C I T A L S:

A. Landlord and Tenant entered into that certain Lease Agreement dated as of September 8, 1999 (“Original Lease”), as amended by (i) that certain First Amendment to Lease dated as of April 4, 2002, by and between Landlord and Tenant (“First Amendment”), and (ii) that certain Commencement Notice dated as of June 10, 2002, by and between Landlord and Tenant (“Second Amendment”), whereby Landlord leased to Tenant and Tenant leased from Landlord certain office space located in that certain building located and addressed at 11988 El Camino Real, San Diego, California (the “Building”). The Original Lease, as amended by the First Amendment and the Second Amendment, may be referred to herein as the “Lease”.

B. By this Third Amendment, Landlord and Tenant desire to expand the Existing Premises (as defined below) and to otherwise modify the Lease as provided herein.

C. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

A G R E E M E N T:

1. The Existing Premises. Landlord and Tenant hereby agree that pursuant to the Lease, Landlord currently leases to Tenant and Tenant currently leases from Landlord that certain office space in the Building containing 110,501 square feet of Net Rentable Area (98,182 square feet of Usable Area) consisting of (i) the entire fourth (4th), fifth (5th), sixth (6th), seventh (7th) and eighth (8th) floors of the Building, as outlined on Exhibit “A” to the Lease, and (ii) a portion of the third (3rd) floor of the Building commonly known as Suite 350, as outlined on Exhibit “A” to the First Amendment (collectively, the “Existing Premises”).

2. Expansion of the Existing Premises. That certain space located on the third (3rd) floor of the Building commonly known as Suite 360, as outlined on the floor plan attached hereto as Exhibit “A” and made a part hereof, may be referred to herein as the “Suite 360 Expansion Space.” Landlord and Tenant hereby stipulate that the Suite 360 Expansion Space contains 2,826 square feet of Net Rentable Area and 2,371 square feet of Usable Area. Subject to satisfaction of the Condition Precedent described in Section 11 below and effective as of August 1, 2002 (“Suite 360 Expansion Commencement Date”), Landlord shall lease to Tenant and Tenant shall lease from Landlord the Suite 360 Expansion Space. Accordingly, effective upon the Suite 360 Expansion Commencement Date, the Existing Premises shall be increased to include the Suite 360 Expansion Space. Landlord and Tenant hereby agree that such addition of the Suite 360 Expansion Space to the Existing Premises shall, effective as of the Suite 360 Expansion Commencement Date, increase the number of rentable square feet leased by Tenant in the Building to a total of 113,327 square feet of Net Rentable Area (100,553 square feet of Usable Area). Effective as of the Suite 360 Expansion Commencement Date, all references to the “Premises” shall mean and refer to the Existing Premises as expanded by the Suite 360 Expansion Space.

3. Term and Monthly Base Rent for the Suite 360 Expansion Space. The Term for Tenant’s lease of the Suite 360 Expansion Space (“Suite 360 Expansion Space Term”) shall commence on the Suite 360 Expansion Commencement Date and shall expire co-terminously with Tenant’s lease of the Existing Premises. During the Suite 360 Expansion Space Term, Tenant shall pay, in accordance with the provisions of this Section 3, monthly Base Rent for the Suite 360 Expansion Space (in addition to the Rent payable by Tenant for the Existing Premises) as follows:

Months of Suite 360 Expansion Space Term	Annual Base Rent	Monthly Installment of Base Rent	Monthly Base Rent per Rentable Square Foot of Suite 360 Expansion Space
8/1/02 - 9/14/02:	[ ]	[ ]	[ ]
9/15/02 - 9/14/03:	[ ]	[ ]	[ ]
9/15/03 - 9/14/04:	[ ]	[ ]	[ ]
9/15/04 - 11/7/04:	[ ]	[ ]	[ ]
11/8/04 - 9/14/05	[ ]	[ ]	[ ]
9/15/05 - 9/14/06:	[ ]	[ ]	[ ]
9/15/06 - 9/14/07:	[ ]	[ ]	[ ]
9/15/07 - 9/14/08:	[ ]	[ ]	[ ]
9/15/08 - 9/14/09:	[ ]	[ ]	[ ]
9/15/09 - 9/14/10:	[ ]	[ ]	[ ]
9/15/10 - 9/14/11:	[ ]	[ ]	[ ]

4. Tenant’s Share and Base Year. Notwithstanding anything to the contrary in the Lease, during the Suite 360 Expansion Space Term, Tenant’s Share of any increase in Operating Costs for the Premises (including the Existing Premises and the Suite 360 Expansion Space) shall be 69.11% and the Base Year for the Suite 360 Expansion Space shall be the calendar year 2000.

5. Condition of Suite 360 Expansion Space and Suite 360 Refurbishment Allowance.

5.1. Condition of Suite 360 Expansion Space. Tenant hereby agrees to accept the Suite 360 Expansion Space in its “as-is” condition and Tenant hereby acknowledges that Landlord, except as otherwise expressly provided below, shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Suite 360 Expansion Space. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Suite 360 Expansion Space. Notwithstanding the foregoing, Tenant’s acceptance of the Suite 360 Expansion Space shall not in any way limit or otherwise diminish (i) Landlord’s repair and maintenance obligations under the Lease or (ii) any express representations, warranties, liabilities, and obligations of Landlord under the Lease pertaining to the Premises (and, to the extent applicable, the Suite 360 Expansion Space).

5.2. Suite 360 Refurbishment Allowance.

5.2.1 Refurbishment of Suite 360 Expansion Space. In the event Tenant desires to renovate the then-existing tenant improvements in the Suite 360 Expansion Space, then the same shall be performed in accordance with the terms and provisions of Article 10 of the Lease; provided, however, that Landlord acknowledges and agrees that Tenant shall, after November 1, 2004, be entitled to a one-time tenant refurbishment allowance (the “Suite 360 Refurbishment Allowance”) in an amount up to, but not exceeding, [            ] Dollars ($[            ]) per square foot of Usable Area of the Suite 360 Expansion Space (i.e., up to [            ] [            ] (“[            ]) based on 2,371 square feet of Usable Area in the Suite 360 Expansion pace for the costs relating to the design and construction of certain renovations to the then-existing tenant improvements in the Suite 360 Expansion Space (the “Suite 360 Refurbished Improvements”); provided further, however, in no event will more than [            ] Dollars ($[            ] per square foot of the Usable Area of the Suite 360 Expansion Space of tie Suite 360 Refurbishment Allowance be used, in the aggregate, to pay for Tenant’s furniture, artifacts, equipment, Tenant’s Security System, telephone systems and/or any other item of personal property which is not affixed to the Suite 360 Expansion Space (collectively, the “Suite 360 Special Improvement Cost Items”). In no event shall Landlord be obligated to make disbursements under this Section 5.2 prior to November 1, 2004 (even if the Suite 360 Refurbished Improvements are completed prior to such date) nor in a total amount which exceeds the Suite 360 Refurbishment Allowance. Landlord expressly acknowledges that Tenant may elect to renovate the Suite 360 Expansion Space at any time during the Suite 360 Expansion Space Term and may do so as part of a larger project to renovate the Suite 360 Expansion Space together with other space on the third (3rd) floor of the Building to which Tenant may obtain possessory rights. Accordingly, Landlord agrees that Tenant may, after November 1, 2004 (but not sooner), apply the entire Suite 360 Refurbishment Allowance toward such larger renovation performed after November 1, 2004 without being required to specifically allocate the Suite 360 Refurbishment Allowance to the renovation of the Suite 360 Expansion Space itself (provided that Tenant’s right to receive the Suite 360 Refurbishment Allowance shall nevertheless be subject to the provisions of Section 5.2.1.2 below). Subject to Article 10 of the Lease, all items of the Suite 360 Refurbished Improvements, whether or not the cost thereof is covered by the Suite 360 Refurbishment Allowance, shall become the property of Landlord upon expiration or earlier termination of the Lease and shall remain in the Suite 360 Expansion Space at all times during the Term of the Lease. The immediately preceding sentence shall not limit Tenant’s right to remove furniture, removable fixtures (e.g., file cabinets), and the hardware elements of Tenant’s Security System from the Suite 360 Expansion Space upon expiration or earlier termination of the Lease so long as such removal is performed in accordance with, and subject to, the Lease.

5.2.1.1 Suite 360 Refurbishment Allowance Items. The Suite 360 Refurbishment Allowance shall be disbursed by Landlord following completion of the Suite 360 Refurbished Improvements for the following items and costs only (collectively, the “Suite 360 Refurbishment Allowance Items”), but in no event sooner than November 1, 2004:

(A) Payment of the fees of the architect and engineer(s) retained by Tenant (if any), and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the review of the plans and specifications prepared for the Suite 360 Refurbished Improvements, including preliminary space plans, finish plans and specifications, and architectural and engineering plans and specifications (including “as-built” drawings) (collectively, the “Suite 360 Refurbishment Drawings”);

(B) The payment of plan check, permit and license fees relating to construction of the Suite 360 Refurbished Improvements (including permits or fees required by the City of San Diego and other applicable jurisdictions);

(C) The cost of construction of the Suite 360 Refurbished Improvements, including, without limitation, testing and inspection costs, trash removal costs, and contractors’ fees, labor fees and general conditions, together with the cost of the Suite 360 Special Improvement Cost Items;

(D) The cost of any changes in the Central Systems of the Building and/or the Building Shell when such changes are required by the Suite 360 Refurbishment Drawings, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

(E) The cost of any changes to the Suite 360 Refurbishment Drawings or Suite 360 Refurbished Improvements required by applicable laws and building codes;

(F) Sales and use taxes and Title 24 fees;

(G) The cost of Tenant’s furniture, artifacts, Tenant’s Security System, and other personal property, up to the limit set forth in Section 5.2.1 of this Third Amendment above; and

(H) Landlord’s Supervision Fee (as defined below).

5.2.1.2 Disbursement of Suite 360 Refurbishment Allowance. Provided that Tenant is not in default on any of its obligations under the Lease (as modified by this Third Amendment) beyond any applicable notice and cure periods, upon completion of the Suite 360 Refurbished Improvements (but in no event sooner than November 1, 2004), Landlord shall make a disbursement of the Suite 360 Refurbishment Allowance for Suite 360

Refurbishment Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

(A) Disbursement. Tenant shall deliver to Landlord: (i) a request for payment of Tenant’s general contractor (“Contractor”), which Contractor shall be retained by Tenant and shall be subject to Landlord’s reasonable prior written approval, and which request shall be approved by Tenant, in a form to be provided by Landlord; (ii) invoices from all subcontractors, laborers, materialmen and suppliers used by Tenant in connection with the Suite 360 Refurbished Improvements (such subcontractors, laborers, materialmen and suppliers, and the Contractor may be known collectively as “Tenant’s Agents”), for labor rendered and materials delivered to the Premises for the Suite 360 Refurbished Improvements; (iii) executed unconditional mechanics’ lien releases from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d) and either Section 3262(d)(3) or Section 3262(d)(4) (provided, however, if Tenant is unable to obtain all such releases, Landlord shall be entitled to delay the payment of the Suite 360 Refurbishment Allowance for a period of ninety (90) days following Tenant’s completion of the Suite 360 Refurbished Improvements, subject to the Building being free of mechanic’s liens resulting from Tenant’s performance of the Suite 360 Refurbished Improvements); and (iv) all other information reasonably requested by Landlord. Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request. Promptly thereafter, assuming Landlord receives all of the applicable information described in items (i) through (iv) above, Landlord shall deliver a check made payable to Tenant in payment of the amounts so requested by Tenant (but in no event to exceed the amount of the Suite 360 Refurbishment Allowance), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the Suite 360 Refurbishment Drawings, or due to any substandard work. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

(B) Other Terms. Landlord shall only be obligated to make disbursements from the Suite 360 Refurbishment Allowance to the extent costs are incurred by Tenant for Suite 360 Refurbishment Allowance Items. In no event shall Tenant be entitled to any credit for any unused portion of the Suite 360 Refurbishment Allowance. All drafts of the Suite 360 Refurbishment Drawings shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld. In addition, all of Tenant’s Agents shall be subject to Landlord’s prior written approval (which approval shall not be unreasonably withheld), except that subcontractors of Landlord’s selection shall be retained by the Contractor to perform all lifesafety, mechanical, electrical, plumbing, structural and heating, ventilation and air conditioning work so long as such subcontractors are cost competitive and are reasonably available to perform such work. Notwithstanding anything in this Section 5.2 to the contrary, in no event will Tenant be entitled to receive any portion of the Suite 360 Refurbishment Allowance for Suite 360 Refurbished Improvements that have not been completed on or before January 1, 2006 (and only if Tenant has complied with the requirements of Section 5.2.1.2A above on or before such date).

5.2.1.3 No Rent Abatement. Tenant acknowledges that the work to be performed by Tenant pursuant to this Section 5.2 above shall, subject to Section 5.2.1.2(B) above, be performed during the Suite 360 Expansion Space Term, that Tenant shall be entitled to (but shall not be obligated to) conduct business throughout the course of construction of such renovations and that Tenant shall not be entitled to any abatement or rent, nor shall Tenant be deemed to be constructively evicted from the Premises, as a result of the construction of such renovations.

5.2.1.4 Landlord Supervision Fee. Without limiting the other terms and conditions of Article 10 of the Lease, Tenant shall pay to Landlord a construction supervision and management fee (the “Landlord’s Supervision Fee”) in an amount equal to the product of (i) two percent (2%) and (ii) the costs incurred by Tenant to design and construct the Suite 360 Refurbished Improvements.

6. Parking. Effective as of the Suite 360 Expansion Commencement Date and continuing throughout the Suite 360 Expansion Space Term, Landlord hereby grants to Tenant a license to use an additional ten (10) Parking Permits, consisting of seven (7) additional unreserved Parking Permits and three (3) additional reserved Parking Permits for use in the

Building’s parking facility. Tenant’s use of such additional Parking Permits shall be in accordance with, and subject to, all of the terms, conditions and provisions of Article 6 of the Lease.

7. Commencement Notice. Landlord may deliver to Tenant a Commencement Notice in a form substantially similar to that attached hereto as Exhibit “B” and made a part hereof at any time after the Suite 360 Expansion Commencement Date. The Commencement Notice shall be conclusive and binding on Tenant as to all matters set forth therein unless within ten (10) days following delivery of such Commencement Notice. Tenant contests any of the matters contained therein by notifying Landlord in writing of Tenant’s objections.

8. Brokers. Each party represents and warrants to the other that, except for Prentiss Properties Management, L.P. (“Landlord’s Broker”) no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Third Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder’s fee by any entity (other than Landlord’s Broker) who claims or alleges that they were retained or engaged by the first party or at the request of such party in connection with this Third Amendment.

9. Signage. Landlord shall, following Tenant’s written request and at Tenant’s sole cost and expense, provide identifying signage for Tenant’s lease of the Suite 360 Expansion Space pursuant to Section 25.22.B of the Lease.

10. Signing Authority. Landlord and Tenant hereby represent and warrant to the other that Tenant and Landlord (as the case may be) is a duly formed and existing entity qualified to do business in the state of California and that Tenant and Landlord (as the case may be) has full right and authority to execute and deliver this Third Amendment and that each person signing on behalf of Tenant and Landlord (as the case may be) is authorized to do so.

11. Condition Precedent. Landlord and Tenant acknowledge and agree that, as of the date hereof, the Suite 360 Expansion Space is presently leased and occupied by GMAC Commercial Mortgage Corporation, a California corporation (“Existing Tenant”) pursuant to that certain lease dated May 22, 2000 by and between Landlord and Existing Tenant (as amended, the “Existing Lease”). Landlord and Tenant acknowledge and agree that the effectiveness of this Third Amendment is subject to (i) the full execution and delivery between Landlord and Existing Tenant of a lease termination agreement pertaining to such Existing Lease in form and substance acceptable to Landlord in Landlord’s sole and absolute discretion, and (ii) the vacation, surrender and delivery of the Suite 360 Expansion Space by the Existing Tenant to Landlord when and as required by Landlord (collectively, the “Condition Precedent”). Landlord and Tenant acknowledge and agree that the August 1, 2002 Suite 360 Expansion Commencement Date shall be deemed extended by one (1) day for each day of delay in satisfaction of the Condition Precedent beyond July 31, 2002; provided, however, that in the event the Condition Precedent is not satisfied on or before that date which is one hundred eighty (180) days after the date hereof, then either Landlord or Tenant shall have the right to terminate this Third Amendment (but not the Lease) by providing written notice to the other party. Landlord and Tenant hereby further acknowledge and agree that no termination of this Third Amendment pursuant to this Section 11 shall in any way impair, affect or otherwise diminish Tenant’s ongoing rights of “first negotiation” under Article 29 of the Lease with respect to the Suite 360 Expansion Space or any other portion of the First Negotiation Space.

12. No Superior Rights. Landlord hereby represents and warrants to Tenant that, except for the Existing Tenant under the Existing Lease (including any successor-in-interest in such Existing Tenant’s rights under the Existing Lease), no person or entity has any rights to lease, sublease, license, or otherwise use, occupy, or control the Suite 360 Expansion Space which are prior to or senior to those of Tenant pursuant to the right of first negotiation set forth in Article 29 of the Lease, and subject to the rights of the Existing Tenant under the Existing Lease, Landlord has the right and authority to lease the Suite 360 Expansion Space to Tenant pursuant to this Third Amendment.

13. No Further Modification. Except as set forth in this Third Amendment, all of the terms and provisions of the Lease shall apply with respect to the Suite 360 Expansion Space and shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Third Amendment has been executed as of the day and year first above written.

LANDLORD	PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership

	By:	Prentiss Properties I, Inc. a Delaware corporation general partner

		By:	/s/ Deborah Street Name: Deborah Street Title: Vice President

		By:	/s/ J. Kevan Dilbeck Name: J. KEVAN DILBECK Title: SENIOR VICE PRESIDENT

TENANT	BRANDES INVESTMENT PARTNERS, L.P., a California limited partnership

	By:	/s/ Glenn Carlson Name: Glenn Carlson Title: Co-CEO

	By:	/s/ Gary Iwamura Name: Gary Iwamura Title: Director - Finance

EXHIBIT “A”

OUTLINE OF SUITE 360 EXPANSION SPACE

Exhibit “A”

EXHIBIT “B”

FORM OF COMMENCEMENT NOTICE

This Commencement Notice is delivered this     day of                     ,         , by Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership (“Landlord”) to Brandes Investment Partners, L.P., a California limited partnership (“Tenant”), pursuant to the provisions of Section 7 of that certain Third Amendment to Lease (the “Third Amendment”) dated July     , 2002, by and between Landlord and Tenant pertaining to certain space in the Building located and addressed at 11988 El Camino Real, San Diego, California. All terms used herein with their initial letter capitalized shall have the meaning assigned to such terms in the Lease (as amended by the Third Amendment).

Gentlemen:

In accordance with the above-mentioned Third Amendment, we wish to advise and/or confirm as follows:

1. The Suite 360 Expansion Space have been delivered to, and accepted by, the Tenant.

2. The Suite 360 Expansion Space Commencement Date of Tenant’s lease of the Suite 360 Expansion Space is the     day of                     , 2002.

3. The Expansion Space consists of 2,826 square feet of Net Rentable Area (2,371 square feet of Usable Area).

4. The initial monthly Base Rent for the Suite 360 Expansion Space is             xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx Dollars ($            .

5. Remittance of the foregoing payments shall be made on the first day of each month in accordance with the terms and conditions of the Lease at the following address:

Prentiss Properties Acquisition Partners, L.P.

P. O. Box 100555

Pasadena, California 91189-0555

6. Tenant’s Share (based on the total square feet of Net Rentable Area in the Premises (including the Existing Premises and the Suite 360 Expansion Space)) is 69.11%.

IN WITNESS WHEREOF, this instrument has been duly executed by Lessor as of the date first written above.

LESSOR:	PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership

	By:	Prentiss Properties I, Inc. a Delaware corporation general partner

By:
Print Name:
Print Title:

By:
Print Name:
Print Title:

Exhibit “B”

FOURTH AMENDMENT TO LEASE

(Del Mar Gateway)

THIS FOURTH AMENDMENT TO LEASE (“Fourth Amendment”) is made and entered into as of the     day of October, 2002, by and between PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership (“Landlord”) and BRANDES INVESTMENT PARTNERS, LLC, a Delaware limited liability company (“Tenant”).

R E C I T A L S:

A. Landlord and Brandes Investment Partners, L.P., a California limited partnership (“Original Tenant”) entered into that certain Lease Agreement dated as of September 8, 1999 (“Original Lease”), as amended by (i) that certain First Amendment to Lease dated as of April 4, 2002, by and between Landlord and Original Tenant (“First Amendment”), (ii) that certain Commencement Notice dated as of June 10, 2002, by and between Landlord and Original Tenant (“Second Amendment”), and (iii) that certain Third Amendment to lease dated as of July 25 2002, by and between Landlord and Original Tenant (“Third Amendment”), whereby Landlord leased to Tenant and Tenant leased from Landlord certain office space located in that certain building located and addressed at 11988 El Camino Real, San Diego, California (the “Building”). The Original Lease, as amended by the First Amendment, the Second Amendment and the Third Amendment, may be referred to herein as the “Lease”. Tenant is successor-in-interest in the Lease to Original Tenant by way of merger.

B. By this Fourth Amendment, Landlord and Tenant desire to expand the Existing Premises (as defined below) and to otherwise modify the Lease as provided herein.

C. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

A G R E E M E N T:

1. The Existing Premises. Landlord and Tenant hereby agree that pursuant to the Lease, Landlord currently leases to Tenant and Tenant currently leases from Landlord that certain office space in the Building containing 113,327 square feet of Net Rentable Area (100,553 square feet of Usable Area) consisting of (i) the entire fourth (4th), fifth (5th), sixth (6th), seventh (7th) and eighth (8th) floors of the Building, as outlined on Exhibit “A” to the Lease, (ii) a portion of the third (3rd) floor of the Building commonly known as Suite 350, as outlined on Exhibit “A” to the First Amendment, and (iii) a portion of the third (3rd) floor of the Building commonly known as Suite 360, as outlined on Exhibit “A” to the Third Amendment (collectively, the “Existing Premises”).

2. Expansion of the Existing Premises. That certain space located on the third (3rd) floor of the Building commonly known as Suite 300, as outlined on the floor plan attached hereto as Exhibit “A” and made a part hereof, may be referred to herein as the “Suite 300 Expansion Space.” Landlord and Tenant hereby stipulate that the Suite 300 Expansion Space contains 8,657 square feet of Net Rentable Area and 7,263 square feet of Usable Area. Subject to satisfaction of the Condition Precedent described in Section 11 below and effective as of January 15, 2003 (“Suite 300 Expansion Commencement Date”), Landlord shall lease to Tenant and Tenant shall lease from Landlord the Suite 300 Expansion Space. Accordingly, effective upon the Suite 300 Expansion Commencement Date, the Existing Premises shall be increased to include the Suite 300 Expansion Space. Landlord and Tenant hereby agree that such addition of the Suite 300 Expansion Space to the Existing Premises shall, effective as of the Suite 300 Expansion Commencement Date, increase the number of rentable square feet leased by

Tenant in the Building to a total of 121,984 square feet of Net Rentable Area (107,816 square feet of Usable Area). Effective as of the Suite 300 Expansion Commencement Date, all references to the “Premises” shall mean and refer to the Existing Premises as expanded by the Suite 300 Expansion Space.

3. Term and Monthly Base Rent for the Suite 300 Expansion Space. The Term for Tenant’s lease of the Suite 300 Expansion Space (“Suite 300 Expansion Space Term”) shall commence on the Suite 300 Expansion Commencement Date and shall expire co-terminously with Tenant’s lease of the Existing Premises. During the Suite 300 Expansion Space Term, Tenant shall pay, in accordance with the provisions of this Section 3, monthly Base Rent for the Suite 300 Expansion Space (in addition to the Rent payable by Tenant for the Existing Premises) as follows:

Months of Suite 300 Expansion Space Term	Annual Base Rent		Monthly Installment of Base Rent		Monthly Base Rent per Rentable Square Foot of Suite 300 Expansion Space
1/15/03 - 9/14/03	[	]	[	]	[	]
9/15/03 - 8/31/04	[	]	[	]	[	]
9/1/04 - 9/14/04	[	]	[	]	[	]
9/15/04 - 9/14/05	[	]	[	]	[	]
9/15/05 - 9/14/06	[	]	[	]	[	]
9/15/06 - 9/14/07	[	]	[	]	[	]
9/15/07 - 9/14/08	[	]	[	]	[	]
9/15/08 - 9/14/09	[	]	[	]	[	]
9/15/09 - 9/14/10	[	]	[	]	[	]
9/15/10 - 9/14/11	[	]	[	]	[	]

4. Tenant’s Share and Base Year. Notwithstanding anything to the contrary in the Lease, during the Suite 300 Expansion Space Term, Tenant’s Share of any increase in Operating Costs for the Premises (including the Existing Premises and the Suite 300 Expansion Space) shall be 74.40% and the Base Year for the Suite 300 Expansion Space shall be the calendar year 2000.

5. Condition of Suite 300 Expansion Space and Suite 300 Refurbishment Allowance.

5.1. Condition of Suite 300 Expansion Space. Tenant hereby agrees to accept the Suite 300 Expansion Space in its “as-is” condition and Tenant hereby acknowledges that Landlord, except as otherwise expressly provided below, shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Suite 300 Expansion Space. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Suite 300 Expansion Space. Notwithstanding the foregoing, Tenant’s acceptance of the Suite 300 Expansion Space shall not in any way limit or otherwise diminish (i) Landlord’s repair and maintenance obligations under the Lease or (ii) any express representations, warranties, liabilities, and obligations of Landlord under the Lease pertaining to the Premises (and, to the extent applicable, the Suite 300 Expansion Space).

5.2. Suite 300 Refurbishment Allowance.

5.2.1 Refurbishment of Suite 300 Expansion Space. In the event Tenant desires to renovate the then-existing tenant improvements in the Suite 300 Expansion Space, then the same shall be performed in accordance with the terms and provisions of Article 10 of the Lease; provided, however, that Landlord acknowledges and agrees that Tenant shall, after December 1, 2004, be entitled to a one-time tenant refurbishment allowance (the “Suite 300 Refurbishment Allowance”) in an amount up to, but not exceeding, xxxxxxxxx (xxxxx per square foot of Usable Area of the Suite 300 Expansion Space (i.e., up to xxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxx ($xxxxxxxxx) based on 7,263 square feet of Usable Area in the Suite 300 Expansion Space) for the costs relating to the design and construction of certain renovations to the then-existing tenant improvements in the Suite 300 Expansion Space (the “Suite 300 Refurbished Improvements”); provided further, however, in no event will more than xxxxxxxxx dollars xxxxx per square foot of the Usable Area of the Suite 300 Expansion Space of the Suite 300 Refurbishment Allowance be used, in the aggregate, to pay for Tenant’s furniture, artifacts, equipment, Tenant’s Security System, telephone systems and/or any other item of personal property which is not affixed to the Suite 300 Expansion Space (collectively, the “Suite 300 Special Improvement Cost Items”). In no event shall Landlord be obligated to make disbursements under this Section 5.2 prior to December I, 2004 (even if the Suite 300 Refurbished Improvements are completed prior to such date) nor in a total amount which exceeds the Suite 300 Refurbishment Allowance. Landlord expressly acknowledges that Tenant may elect to renovate the Suite 300 Expansion Space at any time during the Suite 300 Expansion Space Term and may do so as part of a larger project to renovate the Suite 300 Expansion Space together with other space on the third (3rd) floor of the Building to which Tenant may obtain possessory rights. Accordingly, Landlord agrees that Tenant may, after December 1, 2004 (but not sooner), apply the entire Suite 300 Refurbishment Allowance toward such larger renovation performed after December 1, 2004 without being required to specifically allocate the Suite 300 Refurbishment Allowance to the renovation of the Suite 300 Expansion Space itself (provided that Tenant’s right to receive the Suite 300 Refurbishment Allowance shall nevertheless be subject to the provisions of Section 5.2.1.2 below). Subject to Article 10 of the Lease, all items of the Suite 300 Refurbished Improvements, whether or not the cost thereof is covered by the Suite 300 Refurbishment Allowance, shall become the property of Landlord upon expiration or earlier termination of the Lease and shall remain in the Suite 300 Expansion Space at all times during the Term of the Lease. The immediately preceding sentence shall not limit Tenant’s right to remove furniture, removable fixtures (e.g., file cabinets), and the hardware elements of Tenant’s Security System from the Suite 300 Expansion Space upon expiration or earlier termination of the Lease so long as such removal is performed in accordance with, and subject to, the Lease.

5.2.1.1 Suite 300 Refurbishment Allowance Items. The Suite 300 Refurbishment Allowance shall be disbursed by Landlord following completion of the Suite 300 Refurbished Improvements for the following items and costs only (collectively, the “Suite 300 Refurbishment Allowance Items”), but in no event sooner than December 1, 2004:

(A) Payment of the lees of the architect and engineer(s) retained by Tenant (if any), and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the review of the plans and specifications prepared for the Suite 300 Refurbished Improvements, including preliminary space plans, finish plans and specifications, and architectural and engineering plans and specifications (including “as-built” drawings) (collectively, the “Suite 300 Refurbishment Drawings”);

(B) The payment of plan check, permit and license fees relating to construction of the Suite 300 Refurbished Improvements (including permits or fees required by the City of San Diego and other applicable jurisdictions);

(C) The cost of construction of the Suite 300 Refurbished Improvements, including, without limitation, testing and inspection costs, trash removal costs, and contractors’ fees, labor fees and general conditions, together with the cost of the Suite 300 Special Improvement Cost Items;

(D) The cost of any changes in the Central Systems of the Building and/or the Building Shell when such changes are required by the Suite 300 Refurbishment Drawings, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

(E) The cost of any changes to the Suite 300 Refurbishment Drawings or Suite 300 Refurbished Improvements required by applicable laws and building codes;

(F) Sales and use taxes and Title 24 fees:

(G) The cost of Tenant’s furniture, artifacts, Tenant’s Security System, and other personal property, up to the limit set forth in Section 5.2.1 of this Fourth Amendment above: and

(H) Landlord’s Supervision Fee (as defined below).

5.2.1.2 Disbursement of Suite 300 Refurbishment Allowance. Provided that Tenant is not in default on any of its obligations under the Lease (as modified by this Fourth Amendment) beyond any applicable notice and cure periods, upon completion of the Suite 300 Refurbished Improvements (but in no event sooner than December I, 2004), Landlord shall make a disbursement of the Suite 300 Refurbishment Allowance for Suite 300 Refurbishment Allowance items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

(A) Disbursement. Tenant shall deliver to Landlord: (i) a request for payment of Tenant’s general contractor (“Contractor”), which Contractor shall be retained by Tenant and shall be subject to Landlord’s reasonable prior written approval, and which request shall be approved by Tenant, in a form to be provided by Landlord; (ii) invoices from all subcontractors, laborers, materialmen and suppliers used by Tenant in connection with the Suite 300 Refurbished Improvements (such subcontractors, laborers, materialmen and suppliers, and the Contractor may be known collectively as “Tenant’s Agents”), for labor rendered and materials delivered to the Premises for the Suite 300 Refurbished Improvements: (iii) executed unconditional mechanics’ lien releases from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d) and either Section 3262(d)(3) or Section 3262(d)(4) (provided, however, if Tenant is unable to obtain all such releases, Landlord shall be entitled to delay the payment of the Suite 300 Refurbishment Allowance for a period of ninety (90) days following Tenant’s completion of the Suite 300 Refurbished Improvements, subject to the Building being free of mechanic’s liens resulting from Tenant’s performance of the Suite 300 Refurbished Improvements); and (iv) all other information reasonably requested by Landlord. Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request. Promptly thereafter, assuming Landlord receives all of the applicable information described in items (i) through (iv), above, Landlord shall deliver a check made payable to Tenant in payment of the amounts so requested by Tenant (but in no event to exceed the amount of the Suite 300 Refurbishment Allowance), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the Suite 300 Refurbishment Drawings, or due to any substandard work. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

(B) Other Terms. Landlord shall only be obligated to make disbursements from the Suite 300 Refurbishment Allowance to the extent costs are incurred by Tenant for Suite 300 Refurbishment Allowance Items. In no event shall Tenant be entitled to any credit for any unused portion of the Suite 300 Refurbishment Allowance. All drafts of the Suite 300 Refurbishment Drawings shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld. In addition, all of Tenant’s Agents shall be subject to Landlord’s prior written approval (which approval shall not be unreasonably withheld), except that subcontractors of Landlord’s selection shall be retained by the Contractor to perform all lifesafety, mechanical, electrical, plumbing, structural and heating, ventilation and air conditioning work so long as such subcontractors are cost competitive and are reasonably available to perform such work. Notwithstanding anything in this Section 5.2 to the contrary, in no event will Tenant be entitled to receive any portion of the Suite 300 Refurbishment Allowance for Suite 300 Refurbished Improvements that have not been completed on or before January 1, 2006 (and only if Tenant has complied with the requirements of Section 5.2.1.2A above on or before such date).

5.2.1.3 No Rent Abatement. Tenant acknowledges that the work to be performed by Tenant pursuant to this Section 5.2 above shall, subject to Section 5.2.1.2(B) above, be performed during the Suite 300 Expansion Space Term, that Tenant shall be entitled to (but shall not be obligated to) conduct business throughout the course of construction of such renovations and that Tenant shall not be entitled to any abatement of rent, nor shall Tenant be deemed to be constructively evicted from the Premises, as a result of the construction of such renovations.

5.2.1.4 Landlord Supervision Fee. Without limiting the other terms and conditions or Article 10 of the Lease, Tenant shall pay to Landlord a construction supervision and management fee (the “Landlord’s Supervision Fee”) in an amount equal to the product of (i) two percent (2%) and (ii) the costs incurred by Tenant to design and construct the Suite 300 Refurbished Improvements.

6. Parking. Effective as of the Suite 300 Expansion Commencement Date and continuing throughout the Suite 300 Expansion Space Term, Landlord hereby grants to Tenant a license to use an additional thirty (30) Parking Permits, consisting of twenty-six (26) additional unreserved Parking Permits and four (4) additional reserved Parking Permits for use in the Building’s parking facility. Tenant’s use of such additional Parking Permits shall be in accordance with, and subject to all of the terms, conditions and provisions of Article 6 of the Lease.

7. Commencement Notice. Landlord may deliver to Tenant a Commencement Notice in a form substantially similar to that attached hereto as Exhibit “B” and made a part hereof at any time after the Suite 300 Expansion Commencement Date. The Commencement Notice shall be conclusive and binding on Tenant as to all matters set forth therein unless within ten (10) days following delivery of such Commencement Notice. Tenant contests any of the matters contained therein by notifying Landlord in writing of Tenant’s objections.

8. Brokers. Each party represents and warrants to the other that, except for Prentiss Properties Management, L.P. (“Landlord’s Broker”) no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Fourth Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder’s fee by any entity (other than Landlord’s Broker) who claims or alleges that they were retained or engaged by the first party or at the request of such party in connection with this Fourth Amendment.

9. Signage. Landlord shall, following Tenant’s written request and at Tenant’s sole cost and expense, provide identifying signage for Tenant’s lease of the Suite 300 Expansion Space pursuant to Section 25.22.B of the Lease.

10. Signing Authority. Landlord and Tenant hereby represent and warrant to the other that Tenant and Landlord (as the case may be) is a duly formed and existing entity qualified to do business in the state of California and that Tenant and Landlord (as the case may be) has full right and authority to execute and deliver this Fourth Amendment and that each person signing on behalf of Tenant and Landlord (as the case may be) is authorized to do so.

11. Condition Precedent. Landlord and Tenant acknowledge and agree that, as of the date hereof, the Suite 300 Expansion Space is presently leased and occupied by Heritage Golf Group, Inc., a Delaware corporation (“Existing Tenant”) pursuant to that certain lease dated March 30, 2000, by and between Landlord and Existing Tenant (as amended, the “Existing Lease”). Landlord and Tenant acknowledge and agree that the effectiveness of this Fourth Amendment is subject to (i) the full execution and delivery between Landlord and Existing Tenant of a lease termination agreement pertaining to such Existing Lease in form and substance acceptable to Landlord in Landlord’s sole and absolute discretion, and (ii) the vacation, surrender and delivery of the Suite 300 Expansion Space by the Existing Tenant to Landlord when and as required by Landlord (collectively, the “Condition Precedent”). Landlord and Tenant acknowledge and agree that the January 15, 2003 Suite 300 Expansion Commencement Date shall be deemed extended by one (1) day for each day of delay in satisfaction of the Condition Precedent beyond January 14, 2003; provided, however, that in the event the Condition Precedent is not satisfied on or before that date which is one hundred eighty (180) days after the date hereof, then either Landlord or Tenant shall have the right to terminate this Fourth Amendment (but not the Lease) by providing written notice to the other party. Landlord and Tenant hereby further acknowledge and agree that no termination of this Fourth Amendment pursuant to this Section 11 shall in any way impair, affect or otherwise diminish Tenant’s ongoing rights of “first negotiation” under Article 29 of the Lease with respect to the Suite 300 Expansion Space or any other portion of the First Negotiation Space.

12. No Superior Rights. Landlord hereby represents and warrants to Tenant that, except for the Existing Tenant under the Existing Lease (including any successor-in-interest in such Existing Tenant’s rights under the Existing Lease), no person or entity has any rights to lease, sublease, license, or otherwise use, occupy, or control the Suite 300 Expansion Space which are prior to or senior to those of Tenant pursuant to the right of first negotiation set forth in Article 29 of the Lease, and subject to the rights of the Existing Tenant under the Existing Lease, Landlord has the right and authority to lease the Suite 300 Expansion Space to Tenant pursuant to this Fourth Amendment.

13. No Further Modification. Except as set forth in this Fourth Amendment, all of the terms and provisions of the Lease shall apply with respect to the Suite 300 Expansion Space and shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Fourth Amendment has been executed as of the day and year first above written.

LANDLORD	PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership

	By:	Prentiss Properties I, Inc. a Delaware corporation general partner

		By:	/s/ Deborah Street Print Name: Deborah Street Print Title: Vice President

		By:	/s/ J. Kevan Dilbeck Print Name: J. Kevan Dilbeck Print Title: Senior Vice President

TENANT	BRANDES INVESTMENT PARTNERS, LLC, a Delaware limited liability company

	By:	/s/illegible Print Name: Print Title:

	By:	/s/ Gary Iwamura Print Name: Gary Iwamura Print Title: Director - Finance

EXHIBIT “A”

OUTLINE OF SUITE 300 EXPANSION SPACE

EXHIBIT “A”

EXHIBIT “B”

FORM OF COMMENCEMENT NOTICE

This Commencement Notice is delivered this             day of             ,             , by Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership (“Landlord”) to Brandes Investment Partners, LLC, a Delaware limited liability company (“Tenant”), pursuant to the provisions of Section 7 of that certain Fourth Amendment to Lease (the “Fourth Amendment”) dated September     , 2002, by and between Landlord and Tenant pertaining to certain space in the Building located and addressed at 11988 El Camino Real, San Diego, California. All terms used herein with their initial letter capitalized shall have the meaning assigned to such terms in the Lease (as amended by the Fourth Amendment).

Gentlemen:

In accordance with the above-mentioned Fourth Amendment, we wish to advise and/or confirm as follows:

1. The Suite 300 Expansion Space have been delivered to, and accepted by, the Tenant.

2. The Suite 300 Expansion Space Commencement Date of Tenant’s lease of the Suite 300 Expansion Space is the             day of             , 2002.

3. The Expansion Space consists of 8,657 square feet of Net Rentable Area (7,263 square feet of Usable Area).

4. The initial monthly Base Rent for the Suite 300 Expansion Space is             xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx Dollars ($            ).

5. Remittance of the foregoing payments shall be made on the first day of each month in accordance with the terms and conditions of the Lease at the following address:

Prentiss Properties Acquisition Partners, L.P.

P. O. Box 100555

Pasadena, California 91189-0555

6. Tenant’s Share (based on the total square feet of Net Rentable Area in the Premises (including the Existing Premises and the Suite 300 Expansion Space)) is 74.40%.

IN WITNESS WHEREOF, this instrument has been duly executed by Lessor as of the date first written above.

LESSOR:	PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership

	By:	Prentiss Properties I, Inc. a Delaware corporation general partner

		By:	Print Name: Print Title:

		By:	Print Name: Print Title:

EXHIBIT “B”

FIFTH AMENDMENT TO LEASE

(Del Mar Gateway)

THIS FIFTH AMENDMENT TO LEASE (“Fifth Amendment”) is made and entered into as of the             day of June, 2003, by and between PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership (“Landlord”) and BRANDES INVESTMENT PARTNERS, LLC, a Delaware limited liability company (“Tenant”).

R  E  C  I  T  A  L  S:

A. Landlord and Brandes Investment Partners, L.P., a California limited partnership (“Original Tenant”) entered into that certain Lease Agreement dated as of September 8, 1999 (“Original Lease”), as amended by (i) that certain First Amendment to Lease dated as of April 4, 2002. by and between Landlord and Original Tenant (“First Amendment”), (ii) that certain Commencement Notice dated as of June 10, 2002, by and between Landlord and Original Tenant (“Second Amendment”), (iii) that certain Third Amendment to lease dated as of July 23, 2002, by and between Landlord and Original Tenant (“Third Amendment”), and (iv) that certain Fourth Amendment to Lease dated as of November 5, 2002 by and between Landlord and Tenant (“Fourth Amendment”), whereby Landlord leased to Tenant and Tenant leased from Landlord certain office space located in that certain building located and addressed at 11988 El Camino Real, San Diego, California (the “Building”). The Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, may be referred to herein as the “Lease”. Tenant is successor-in-interest in the Lease to Original Tenant by way of merger.

B. By this Fifth Amendment, Landlord and Tenant desire to expand the Existing Premises (as defined below) and to otherwise modify the Lease as provided herein.

C. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

A  G  R  E  E  M  E  N  T:

1. The Existing Premises. Landlord and Tenant hereby agree that pursuant to the Lease, Landlord currently leases to Tenant and Tenant currently leases from Landlord that certain office space in the Building containing 121,984 square feet of Net Rentable Area (107,816 square feet of Usable Area) consisting of (i) the entire fourth (4th), fifth (5th) sixth (6th), seventh (7th) and eighth (8th) floors of the Building, as outlined on Exhibit “A” to the Lease, (ii) a portion of the third (3rd) floor of the Building commonly known as Suite 350, as outlined on Exhibit “A” to the First Amendment, (iii) a portion of the third (3rd) floor of the Building commonly known as Suite 360, as outlined on Exhibit “A” to the Third Amendment, and (iv) a portion of the third (3rd) floor of the Building commonly known as Suite 300, as outlined on Exhibit “A” to the Fourth Amendment (collectively, the “Existing Premises”).

2. Expansion of the Existing Premises. That certain space located on the third (3rd) floor of the Building commonly known as Suite 340, as outlined on the floor plan attached hereto as Exhibit “A” and made a part hereof, may be referred to herein as the “Suite 340 Expansion Space.” Landlord and Tenant hereby stipulate that the Suite 340 Expansion Space contains 1,472 square feet of Net Rentable Area and 1,235 square feet of Usable Area. Subject to satisfaction of the Condition Precedent described in Section 11 below and subject to Tenant’s beneficial occupancy rights set forth in Section 3.1 below, effective as of June 15, 2003 (“Suite 340 Expansion Commencement Date”), Landlord shall lease to Tenant and Tenant shall lease from Landlord the Suite 340 Expansion Space. Accordingly, effective upon the

Suite 340 Expansion Commencement Date, the Existing Premises shall be increased to include the Suite 340 Expansion Space. Landlord and Tenant hereby agree that such addition of the Suite 340 Expansion Space to the Existing Premises shall, effective as of the Suite 340 Expansion Commencement Date, increase the number of rentable square feet leased by Tenant in the Building to a total of 123,456 square feet of Net Rentable Area (109,051 square feet of Usable Area). Effective as of the Suite 340 Expansion Commencement Date, all references to the “Premises” shall mean and refer to the Existing Premises as expanded by the Suite 340) Expansion Space.

3. Term and Monthly Base Rent for the Suite 340 Expansion Space.

3.1. Term for Suite 340 Expansion Space. The Term for Tenant’s lease of the Suite 340 Expansion Space (“Suite 340 Expansion Space Term”) shall commence on the Suite 340 Expansion Commencement Date and shall expire co-terminously with Tenant’s lease of the Existing Premises. Notwithstanding anything to the contrary contained herein, Tenant shall, subject to satisfaction of the Condition Precedent on or before the Suite 340 Expansion Space Commencement Date, have the right to occupy the Suite 340 Expansion Space during the period commencing as of June 9, 2003 but prior to the Suite 340 Expansion Commencement Date (the “Beneficial Occupancy Period”), provided that all of the terms and conditions of the Lease (as modified by this Fifth Amendment) shall apply during the Beneficial Occupancy Period (if any), except that Tenant’s obligation to pay monthly Base Rent and Tenant’s Share of any increase in Operating Costs shall not apply during the Beneficial Occupancy Period.

3.2. Monthly Base Rent For Suite 340 Expansion Space. During the Suite 340 Expansion Space Term, Tenant shall pay, in accordance with the provisions of this Section 3.2, monthly Base Rent for the Suite 340 Expansion Space (in addition to the Rent payable by Tenant for the Existing Premises) as follows:

Months of Suite 340 Expansion Space Term	Annual Base Rent		Monthly Installment of Base Rent		Monthly Base Rent per Rentable Square Foot of Suite 340 Expansion Space
6/15/03 - 9/14/04	[	]	[	]	[	]
9/15/04 - 9/14/05	[	]	[	]	[	]
9/15/05 - 9/14/06	[	]	[	]	[	]
9/15/06 - 9/14/07	[	]	[	]	[	]
9/15/07 - 9/14/08	[	]	[	]	[	]
9/15/08 - 9/14/09	[	]	[	]	[	]
9/15/09 - 9/14/10	[	]	[	]	[	]
9/15/10 - 9/14/11	[	]	[	]	[	]

4. Tenant’s Share and Base Year. Notwithstanding anything to the contrary in the Lease, during the Suite 340 Expansion Space Term, Tenant’s Share of any increase in Operating Costs for the Premises (including the Existing Premises and the Suite 340 Expansion Space) shall be 75.29%. The Base Year for the Suite 340 Expansion Space shall be the calendar year 2000.

5. Condition of Suite 340 Expansion Space and Suite 340 Refurbishment Allowance.

5.1. Condition of Suite 340 Expansion Space. Tenant hereby agrees to accept the Suite 340 Expansion Space in its “as-is” condition and Tenant hereby acknowledges that Landlord, except as otherwise expressly provided below, shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Suite 340 Expansion Space. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Suite 340 Expansion Space. Notwithstanding the foregoing, Tenant’s acceptance of the Suite 340 Expansion Space shall not in any way limit or otherwise diminish (i) Landlord’s repair and maintenance obligations under the Lease or (ii) any express representations, warranties, liabilities, and obligations of Landlord under the Lease pertaining to the Premises (and, to the extent applicable, the Suite 340 Expansion Space).

5.2. Suite 340 Refurbishment Allowance.

5.2.1 Refurbishment of Suite 340 Expansion Space. In the event Tenant desires to renovate the then-existing tenant improvements in the Suite 340 Expansion Space, then the same shall be performed in accordance with the terms and provisions of Article 10 of the Lease; provided, however, that Landlord acknowledges and agrees that Tenant shall be entitled to a one-time tenant refurbishment allowance (the “Suite 340 Refurbishment Allowance”) in an amount up to, but not exceeding, xxxxxxxxxxxxxxxxxxxxxxxxxxxxx ($xxxxxxxxxxx for the costs relating to the design and construction of certain renovations to the then-existing tenant improvements in the Suite 340 Expansion Space (the “Suite 340 Refurbished Improvements”); provided further, however, in no event will more than xxxxxxxxxxxxxxxxxxxx ($xxxxxxx) of the Suite 340 Refurbishment Allowance be used, in the aggregate, to pay for Tenant’s furniture, artifacts, equipment, Tenant’s Security System, telephone systems and/or any other item of personal property which is not affixed to the Suite 340 Expansion Space (collectively, the “Suite 340 Special Improvement Cost Items”). In no event shall Landlord be obligated to make disbursements under this Section 5.2 in a total amount which exceeds the Suite 340 Refurbishment Allowance. Landlord expressly acknowledges that Tenant may elect to renovate the Suite 340 Expansion Space at any time during the Suite 340 Expansion Space Term and may do so as part of a larger project to renovate the Suite 340 Expansion Space together with other space on the third (3rd) floor of the Building to which Tenant may obtain possessory rights. Accordingly, Landlord agrees that Tenant may apply the entire Suite 340 Refurbishment Allowance toward such larger renovation without being required to specifically allocate the Suite 340 Refurbishment Allowance to the renovation of the Suite 340 Expansion Space itself (provided that Tenant’s right to receive the Suite 340 Refurbishment Allowance shall nevertheless be subject to the provisions of Section 5.2.1.2 below). Subject to Article 10 of the Lease, all items of the Suite 340 Refurbished Improvements, whether or not the cost thereof is covered by the Suite 340 Refurbishment Allowance, shall become the property of Landlord upon expiration or earlier termination of the Lease and shall remain in the Suite 340 Expansion Space at all times during the Term of the Lease. The immediately preceding sentence shall not limit Tenant’s right to remove furniture, removable fixtures (e.g., file cabinets), and the hardware elements of Tenant’s Security System from the Suite 340 Expansion Space upon expiration or earlier termination of the Lease so long as such removal is performed in accordance with, and subject to, the Lease.

5.2.1.1 Suite 340 Refurbishment Allowance Items. The Suite 340 Refurbishment Allowance shall be disbursed by Landlord following completion of the Suite 340 Refurbished Improvements for the following items and costs only (collectively, the “Suite 340 Refurbishment Allowance Items”):

(A) Payment of the fees of the architect and engineer(s) retained by Tenant (if any), and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the review of the plans and specifications prepared for the Suite 340 Refurbished Improvements, including preliminary space plans, finish plans and specifications, and architectural and engineering plans and specifications (including “as-built” drawings) (collectively, the “Suite 340 Refurbishment Drawings”);

(B) The payment of plan check, permit and license fees relating to construction of the Suite 340 Refurbished Improvements (including permits or fees required by the City of San Diego and other applicable jurisdictions);

(C) The cost of construction of the Suite 340 Refurbished Improvements, including, without limitation, testing and inspection costs, trash removal costs, and contractors’ fees, labor fees and general conditions, together with the cost of the Suite 340 Special Improvement Cost Items;

(D) The cost of any changes in the Central Systems of the Building and/or the Building Shell when such changes are required by the Suite 340 Refurbishment Drawings, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith:

(E) The cost of any changes to the Suite 340 Refurbishment Drawings or Suite 340 Refurbished Improvements required by applicable laws and building codes;

(F) Sales and use taxes and Title 24 fees; and

(G) The cost of Tenant’s furniture, artifacts, Tenant’s Security System, and other personal property, up to the limit set forth in Section 5.2.1 of this Fourth Amendment above.

5.2.1.2 Disbursement of Suite 340 Refurbishment Allowance. Provided that Tenant is not in default on any of its obligations under the Lease (as modified by this Fifth Amendment) beyond any applicable notice and cure periods, upon completion of the Suite 340 Refurbished Improvements, Landlord shall make a disbursement of the Suite 340 Refurbishment Allowance for Suite 340 Refurbishment Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

(A) Disbursement. Tenant shall deliver to Landlord: (i) a request for payment of Tenant’s general contractor (“Contractor”), which Contractor shall be retained by Tenant and shall be subject to Landlord’s reasonable prior written approval, and which request shall be approved by Tenant, in a form to be provided by Landlord; (ii) invoices from all subcontractors, laborers, materialmen and suppliers used by Tenant in connection with the Suite 340 Refurbished Improvements (such subcontractors, laborers, materialmen and suppliers, and the Contractor may be known collectively as “Tenant’s Agents”), for labor rendered and materials delivered to the Premises for the Suite 340 Refurbished Improvements; (iii) executed unconditional mechanics’ lien releases from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d) and either Section 3262(d)(3) or Section 3262(d)(4) (provided, however, if Tenant is unable to obtain all such releases, Landlord shall be entitled to delay the payment of the Suite 340 Refurbishment Allowance for a period of ninety (90) days following Tenant’s completion of the Suite 340 Refurbished Improvements, subject to the Building being free of mechanic’s liens resulting from Tenant’s performance of the Suite 340 Refurbished Improvements); and (iv) all other information reasonably requested by Landlord. Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request. Promptly thereafter, assuming Landlord receives all of the applicable information described in items (i) through (iv), above, Landlord shall deliver a check made payable to Tenant in payment of the amounts so requested by Tenant (but in no event to exceed the amount of the Suite 340 Refurbishment Allowance), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the Suite 340 Refurbishment Drawings, or due to any substandard work. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

(B) Other Terms. Landlord shall only be obligated to make disbursements from the Suite 340 Refurbishment Allowance to the extent costs are incurred by Tenant for Suite 340 Refurbishment Allowance Items. In no event shall Tenant be entitled to any credit for any unused portion of the Suite 340 Refurbishment Allowance. All drafts of the Suite 340 Refurbishment Drawings shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld. In addition, all of Tenant’s Agents shall be subject to Landlord’s prior written approval (which approval shall not be unreasonably withheld), except that subcontractors of Landlord’s selection shall be retained by the Contractor to perform all lifesafety, mechanical, electrical, plumbing, structural and heating, ventilation and air conditioning work so long as such subcontractors are cost competitive and are reasonably available to perform such work. Notwithstanding anything in this Section 5.2 to the contrary, in no event will Tenant be entitled to receive any portion of the Suite 340 Refurbishment Allowance for Suite 340 Refurbished improvements that have not been completed on or before December 31, 2003 (and only if Tenant has complied with the requirements of Section 5.2.1.2A above on or before such date).

5.2.1.3 No Rent Abatement. Tenant acknowledges that the work to be performed by Tenant pursuant to this Section 5.2 above shall, subject to Section 5.2.1.2(B) above, be performed during the Suite 340 Expansion Space Term, that Tenant shall be entitled to (but shall not be obligated to) conduct business throughout the course of construction of such renovations and that Tenant shall not be entitled to any abatement of Rent, nor shall Tenant be deemed to be constructively evicted from the Premises, as a result of the construction of such renovations.

6. Parking. Effective as of the Suite 340 Expansion Commencement Date and continuing throughout the Suite 340 Expansion Space Term, Landlord hereby grants to Tenant a license to use an additional six (6) Parking Permits, consisting of five (5) additional unreserved Parking Permits and one (1) additional reserved Parking Permit for use in the Building’s parking facility. Tenant’s use of such additional Parking Permits shall be in accordance with, and subject to, all of the terms, conditions and provisions of Article 6 of the Lease.

7. Commencement Notice. Landlord may deliver to Tenant a Commencement Notice in a form substantially similar to that attached hereto as Exhibit “B” and made a part hereof at any time after the Suite 340 Expansion Commencement Date. The Commencement Notice shall be conclusive and binding on Tenant as to all matters set forth therein unless within ten (10) days following delivery of such Commencement Notice. Tenant contests any of the matters contained therein by notifying Landlord in writing of Tenant’s objections.

8. Brokers. Each party represents and warrants to the other that, except for Prentiss Properties Management, L.P. (“Landlord’s Broker”) and Goldman Ferguson Partners (“Tenant’s Broker”) no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Fifth Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder’s fee by any entity (other than Landlord’s Broker and Tenant’s Broker) who claims or alleges that they were retained or engaged by the first party or at the request of such party in connection with this Fifth Amendment.

9. Signage. Landlord shall, following Tenant’s written request and at Tenant’s sole cost and expense, provide identifying signage for Tenant’s lease of the Suite 340 Expansion Space pursuant to Section 25.22.B of the Lease.

10. Signing Authority. Landlord and Tenant hereby represent and warrant to the other that Tenant and Landlord (as the ease may be) is a duly formed and existing entity qualified to do business in the State of California and that Tenant and Landlord (as the case may be) has full right and authority to execute and deliver this Fifth Amendment and that each person signing on behalf of Tenant and Landlord (as the case may be) is authorized to do so.

11. Condition Precedent. Landlord and Tenant acknowledge and agree that, as of the date hereof, the Suite 340 Expansion Space is presently leased and occupied by Nagra USA, Inc., a New York corporation (“Existing Tenant”) pursuant to that certain lease dated March 6, 2000, by and between Landlord and Existing Tenant (as amended, the “Existing Lease”). Landlord and Tenant acknowledge and agree that the effectiveness of this Fifth Amendment is subject to (i) the full execution and delivery between Landlord and Existing Tenant of a lease termination agreement pertaining to such Existing Lease in form and substance acceptable to Landlord in Landlord’s sole and absolute discretion, and (ii) the vacation, surrender and delivery of the Suite 340 Expansion Space by the Existing Tenant to Landlord when and as required by Landlord (collectively, the “Condition Precedent”). Landlord and Tenant acknowledge and agree that the June 15, 2003 Suite 340 Expansion Commencement Date shall be deemed extended by one (1) day for each day of delay in satisfaction of the Condition Precedent beyond June 14, 2003; provided, however, that in the event the Condition Precedent is not satisfied on or before that date which is one hundred eighty (180) days after the date hereof, then either Landlord or Tenant shall have the right to terminate this Fifth Amendment (but not the Lease) by providing written notice to the other party. Landlord and Tenant hereby further acknowledge and agree that no termination of this Fifth Amendment pursuant to this Section 11 shall in any way impair, affect or otherwise diminish Tenant’s ongoing rights of “first negotiation” under Article 29 of the Lease with respect to the Suite 340 Expansion Space or any other portion of the First Negotiation Space.

12. No Superior Rights. Landlord hereby represents and warrants to Tenant that, except for the Existing Tenant under the Existing Lease (including any successor-in-interest in such Existing Tenant’s rights under the Existing Lease), no person or entity has any rights to lease, sublease, license, or otherwise use, occupy, or control the Suite 340 Expansion Space which are prior to or senior to those of Tenant pursuant to the right of first negotiation set forth in Article 29 of the Lease, and subject to the rights of the Existing Tenant under the Existing Lease, Landlord has the right and authority to lease the Suite 340 Expansion Space to Tenant pursuant to this Fifth Amendment.

13. No Further Modification. Except as set forth in this Fifth Amendment, all of the terms and provisions of the Lease shall apply with respect to the Suite 340 Expansion Space and shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Fifth Amendment has been executed as of the day and year first above written.

LANDLORD	PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership

	By:	Prentiss Properties I, Inc. a Delaware corporation general partner

By:
Name
Title:

By:
Name:
Title:

TENANT	BRANDES INVESTMENT PARTNERS, LLC, a Delaware limited liability company

	By:	/s/Gary Iwamura
Name: Gary Iwamura
Title: Director Finance

	By:	/s/ Charles M. Branch
Name:
Title:

EXHIBIT “A”

OUTLINE OF SUITE 340 EXPANSION SPACE

EXHIBIT “A”

EXHIBIT “B”

FORM OF COMMENCEMENT NOTICE

This Commencement Notice is delivered this     day of                     ,         , by Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership (“Landlord”) to Brandes Investment Partners, LLC, a Delaware limited liability company (“Tenant”), pursuant to the provisions of Section 7 of that certain Fifth Amendment to Lease (the “Fifth Amendment”) dated June     , 2003, by and between Landlord and Tenant pertaining to certain space in the Building located and addressed at 11988 El Camino Real, San Diego, California. All terms used herein with their initial letter capitalized shall have the meaning assigned to such terms in the Lease (as amended by the Fifth Amendment).

Gentlemen:

In accordance with the above-mentioned Fourth Amendment, we wish to advise and/or confirm as follows:

1. The Suite 340 Expansion Space have been delivered to, and accepted by, the Tenant.

2. The Suite 340 Expansion Space Commencement Date of Tenant’s lease of the Suite 340 Expansion Space is the     day of                     , 2002.

3. The Expansion Space consists of 1,472 square feet of Net Rentable Area (1,235 square feet of Usable Area).

4. The initial monthly Base Rent for the Suite 340 Expansion Space is             xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx Dollars ($            ).

5. Remittance of the foregoing payments shall be made on the first day of each month in accordance with the terms and conditions of the Lease at the following address:

Prentiss Properties Acquisition Partners, L.P.

P. O. Box 100555

Pasadena, California 91189-0555

6. Tenant’s Share (based on the total square feet of Net Rentable Area in the Premises (including the Existing Premises and the Suite 340 Expansion Space)) is 75.29%.

IN WITNESS WHEREOF, this instrument has been duly executed by Lessor as of the date first written above.

LESSOR:	PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership

	By:	Prentiss Properties I, Inc. a Delaware corporation general partner

By:
Print Name:
Print Title:

By:
Print Name:
Print Title:

EXHIBIT “B”

SIXTH AMENDMENT TO LEASE

(Del Mar Gateway)

THIS SIXTH AMENDMENT TO LEASE (“Sixth Amendment”) is made and entered into as of the 17th day of November, 2004, by and between PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership (“Landlord”) and BRANDES INVESTMENT PARTNERS, L.P., a Delaware limited partnership (“Tenant”).

R E C I T A L S:

A. Landlord and Brandes Investment Partners, L.P., a California limited partnership (“Original Tenant”) entered into that certain Lease Agreement dated as of September 8, 1999 (“Original Lease”), as amended by (i) that certain First Amendment to Lease dated as of April 4, 2002, by and between Landlord and Original Tenant (“First Amendment”), (ii) that certain Commencement Notice dated as of June 10, 2002, by and between Landlord and Original Tenant (“Second Amendment”), (iii) that certain Third Amendment to lease dated as of July 25, 2002, by and between Landlord and Original Tenant (“Third Amendment”), (iv) that certain Fourth Amendment to Lease dated as of November 5, 2002 by and between Landlord and Brandes Investment Partners, LLC (“BIP”) (Original Tenant’s successor-in-interest in the Lease by way of merger) (“Fourth Amendment”), and (v) that certain Fifth Amendment to Lease dated as of June 5, 2003, by and between Landlord and BIP (“Fifth Amendment”), whereby Landlord leased to Tenant and Tenant leased from Landlord certain office space located in that certain building located and addressed at 11988 El Camino Real, San Diego, California (the “Building”). The Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment, may be referred to herein as the “Lease”. Tenant is BIP’s successor-in-interest in the Lease by name change.

B. By this Sixth Amendment, Landlord and Tenant desire to expand the Existing Premises (as defined below) and to otherwise modify the Lease as provided herein.

C. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

A G R E E M E N T:

1. The Existing Premises. Landlord and Tenant hereby agree that pursuant to the Lease, Landlord currently leases to Tenant and Tenant currently leases from Landlord that certain office space in the Building containing 121,984 square feet of Net Rentable Area (107,816 square feet of Usable Area) consisting of (i) the entire fourth (4th), fifth (5th), sixth (6th), seventh (7th) and eighth (8th) floors of the Building, as outlined on Exhibit “A” to the Lease, (ii) a portion of the third (3rd) floor of the Building commonly known as Suite 350, as outlined on Exhibit “A” to the First Amendment, (iii) a portion of the third (3rd) floor of the Building commonly known as Suite 360, as outlined on Exhibit “A” to the Third Amendment, (iv) a portion of the third (3rd) floor of the Building commonly known as Suite 300, as outlined on Exhibit “A” to the Fourth Amendment, and (v) a portion of the third (3rd) floor of the Building commonly known as Suite 340, as outlined on Exhibit “A” to the Fifth Amendment (collectively, the “Existing Premises”).

2. Expansion of the Existing Premises. That certain space located on the third (3rd) floor of the Building commonly known as Suite 320, as outlined on the floor plan attached hereto as Exhibit “A” and made a part hereof, may be referred to herein as the “Suite 320 Expansion Space.” Landlord and Tenant hereby stipulate that the Suite 320 Expansion Space contains 4,177 square feet of Net Rentable Area and 3,504 square feet of Usable Area. Effective as of October 1, 2004 (“Suite 320 Expansion Commencement Date”), Landlord shall lease to Tenant and Tenant shall lease from Landlord the Suite 320 Expansion Space. Accordingly, effective upon the Suite 320 Expansion Commencement Date, the Existing Premises shall be increased to include the Suite 320 Expansion Space. Landlord and Tenant hereby agree that such addition of the Suite 320 Expansion Space to the Existing Premises shall, effective as of the Suite 320 Expansion Commencement Date, increase the number of square feet leased by Tenant in the Building to a total of 127,633 square feet of Net Rentable Area (112,555 square feet of Usable Area). Effective as of the Suite 320 Expansion Commencement Date, all references to the “Premises” shall mean and refer to the Existing Premises as expanded by the Suite 320 Expansion Space.

3. Term and Monthly Base Rent for the Suite 320 Expansion Space.

3.1. Term for Suite 320 Expansion Space. The Term for Tenant’s lease of the Suite 320 Expansion Space (“Suite 320 Expansion Space Term”) shall commence on the Suite 320 Expansion Commencement Date and shall expire co-terminously with Tenant’s lease of the Existing Premises.

3.2. Monthly Base Rent For Suite 320 Expansion Space. During the Suite 320 Expansion Space Term, Tenant shall pay, in accordance with the provisions of this Section 3.2, monthly Base Rent for the Suite 320 Expansion Space (in addition to the Rent payable by Tenant for the Existing Premises) as follows:

Months of Suite 320 Expansion Space Term	Annual Base Rent	Monthly Installment of Base Rent	Monthly Base Rent per Rentable Square Foot of Suite 320 Expansion Space
10/01/04 – 9/14/05	[ ]	[ ]	[ ]
9/15/05 – 9/14/06	[ ]	[ ]	[ ]
9/15/06 – 9/14/07	[ ]	[ ]	[ ]
9/15/07 – 9/14/08	[ ]	[ ]	[ ]
9/15/08 – 9/14/09	[ ]	[ ]	[ ]
9/15/09 – 9/14/10	[ ]	[ ]	[ ]
9/15/10 – 9/14/11	[ ]	[ ]	[ ]

4. Tenant’s Share and Base Year. Notwithstanding anything to the contrary in the Lease, during the Suite 320 Expansion Space Term, Tenant’s Share of any increase in Operating Costs for the Premises (including the Existing Premises and the Suite 320 Expansion Space) shall be 77.80%. The Base Year for the Suite 320 Expansion Space shall be the calendar year 2000.

5. Condition of Suite 320 Expansion Space and Suite 320 Refurbishment Allowance.

5.1. Condition of Suite 320 Expansion Space. Tenant hereby agrees to accept the Suite 320 Expansion Space in its “as-is” condition and Tenant hereby acknowledges that Landlord, except as otherwise expressly provided below, shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Suite 320 Expansion Space. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Suite 320 Expansion Space. Notwithstanding the foregoing, Tenant’s acceptance of the Suite 320 Expansion Space shall not in any way limit or otherwise diminish (i) Landlord’s repair and maintenance obligations under the Lease or (ii) any express representations, warranties, liabilities, and obligations of Landlord under the Lease pertaining to the Premises (and, to the extent applicable, the Suite 320 Expansion Space).

5.2. Suite 320 Refurbishment Allowance.

5.2.1 Refurbishment of Suite 320 Expansion Space. In the event Tenant desires to renovate the then-existing tenant improvements in the Suite 320 Expansion Space, then the same shall be performed in accordance with the terms and provisions of Article 10 of the Lease; provided, however, that Landlord acknowledges and agrees that Tenant shall be entitled to a one-time tenant refurbishment allowance (the “Suite 320 Refurbishment Allowance”) in an amount up to, but not exceeding, xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx ($xxxxxx for the costs relating to the design and construction of certain renovations to the then-existing tenant improvements in the Suite 320 Expansion Space (the “Suite 320 Refurbished Improvements”).

In no event shall Landlord be obligated to make disbursements under this Section 5.2 in a total amount which exceeds the Suite 320 Refurbishment Allowance. Landlord expressly acknowledges that Tenant may elect to renovate the Suite 320 Expansion Space at any time during the Suite 320 Expansion Space Term and may do so as part of a larger project to renovate the Suite 320 Expansion Space together with other space on the third (3rd) floor of the Building to which Tenant may obtain possessory rights. Accordingly, Landlord agrees that Tenant may apply the entire Suite 320 Refurbishment Allowance toward such larger renovation without being required to specifically allocate the Suite 320 Refurbishment Allowance to the renovation of the Suite 320 Expansion Space itself (provided that Tenant’s right to receive the Suite 320 Refurbishment Allowance shall nevertheless be subject to the provisions of Section 5.2.1.2 below). Subject to Article 10 of the Lease, all items of the Suite 320 Refurbished Improvements, whether or not the cost thereof is covered by the Suite 320 Refurbishment Allowance, shall become the property of Landlord upon expiration or earlier termination of the Lease and shall remain in the Suite 320 Expansion Space at all times during the Term of the Lease. The immediately preceding sentence shall not limit Tenant’s right to remove furniture, removable fixtures (e.g., file cabinets), and the hardware elements of Tenant’s Security System from the Suite 320 Expansion Space upon expiration or earlier termination of the Lease so long as such removal is performed in accordance with, and subject to, the Lease:

5.2.1.1 Suite 320 Refurbishment Allowance Items. The Suite 320 Refurbishment Allowance shall be disbursed by Landlord following completion of the Suite 320 Refurbished Improvements for the following items and costs only (collectively, the “Suite 320 Refurbishment Allowance Items”):

(A) Payment of the fees of the architect and engineer(s) retained by Tenant (if any), and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the review of the plans and specifications prepared for the Suite 320 Refurbished Improvements, including preliminary space plans, finish plans and specifications, and architectural and engineering plans and specifications (including “as-built” drawings) (collectively, the “Suite 320 Refurbishment Drawings”);

(B) The payment of plan check, permit and license fees relating to construction of the Suite 320 Refurbished Improvements (including permits or fees required by the City of San Diego and other applicable jurisdictions);

(C) The cost of construction of the Suite 320 Refurbished Improvements, including, without limitation, testing and inspection costs, trash removal costs, and contractors’ fees, labor fees and general conditions;

(D) The cost of any changes in the Central Systems of the Building and/or the Building Shell when such changes are required by the Suite 320 Refurbishment Drawings, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

(E) The cost of any changes to the Suite 320 Refurbishment Drawings or Suite 320 Refurbished Improvements required by applicable laws and building codes; and

(F) Sales and use taxes and Title 24 fees.

5.2.1.2 Disbursement of Suite 320 Refurbishment Allowance. Provided that Tenant is not in default on any of its obligations under the Lease (as modified by this Sixth Amendment) beyond any applicable notice and cure periods, upon completion of the Suite 320 Refurbished Improvements, Landlord shall make a disbursement of the Suite 320 Refurbishment Allowance for Suite 320 Refurbishment Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

(A) Disbursement. Tenant shall deliver to Landlord: (i) a request for payment of Tenant’s general contractor (“Contractor”), which Contractor shall be retained by Tenant and shall be subject to Landlord’s reasonable prior written approval, and which request shall be approved by Tenant, in a form to be provided by Landlord; (ii) invoices from all subcontractors, laborers, materialmen and suppliers used by Tenant in connection with the Suite 320 Refurbished Improvements (such subcontractors, laborers, materialmen and suppliers, and the Contractor may be known collectively as “Tenant’s Agents”), for labor rendered and materials delivered to the Premises for the Suite 320 Refurbished Improvements; (iii) executed unconditional mechanics’ lien releases from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d) and either Section 3262(d)(3) or Section 3262(d)(4) (provided, however, if Tenant is unable to obtain all such releases, Landlord shall be entitled to delay the payment of the Suite 320 Refurbishment Allowance for a period of ninety (90) days following Tenant’s completion of the Suite 320 Refurbished improvements, subject to the Building being free of mechanic’s liens resulting from Tenant’s performance of the Suite 320 Refurbished Improvements); and (iv) all other information reasonably requested by Landlord. Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request. Promptly thereafter, assuming Landlord receives all of the applicable information described in items (i) through (iv), above, Landlord shall deliver a check made payable to Tenant in payment of the amounts so requested by Tenant (but in no event to exceed the amount of the Suite 320 Refurbishment Allowance), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the Suite 320 Refurbishment Drawings, or due to any substandard work. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

(B) Other Terms. Landlord shall only be obligated to make disbursements from the Suite 320 Refurbishment Allowance to the extent costs are incurred by Tenant for Suite 320 Refurbishment Allowance Items. In no event shall Tenant be entitled to any credit for any unused portion of the Suite 320 Refurbishment Allowance. All drafts of the Suite 320 Refurbishment Drawings shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld. In addition, all of Tenant’s Agents shall be subject to Landlord’s prior written approval (which approval shall not be unreasonably withheld), except that subcontractors of Landlord’s selection shall be retained by the Contractor to perform all lifesafety, mechanical, electrical, plumbing, structural and heating, ventilation and air conditioning work so long as such subcontractors are cost competitive and are reasonably available to perform such work. Notwithstanding anything in this Section 5.2 to the contrary, in no event will Tenant be entitled to receive any portion of the Suite 320 Refurbishment Allowance for Suite 320 Refurbished Improvements that have not been completed on or before June 30, 2005 (and only if Tenant has complied with the requirements of Section 5.2.1.2A above on or before such date).

5.2.1.3 No Rent Abatement. Tenant acknowledges that the work to be performed by Tenant pursuant to this Section 5.2 above shall, subject to Section 5.2.1.2(B) above, be performed during the Suite 320 Expansion Space Term, that Tenant shall be entitled to (but shall not be obligated to) conduct business throughout the course of construction of such renovations and that Tenant shall not be entitled to any abatement of Rent, nor shall Tenant be deemed to be constructively evicted from the Premises, as a result of the construction of such renovations.

6. Parking. Effective as of the Suite 320 Expansion Commencement Date and continuing throughout the Suite 320 Expansion Space Term, Landlord hereby grants to Tenant a license to use an additional fifteen (15) Parking Permits, consisting of twelve (12) additional unreserved Parking Permits and three (3) additional reserved Parking Permit for use in the Building’s parking facility. Tenant’s use of such additional Parking Permits shall be in accordance with, and subject to, all of the terms, conditions and provisions of Article 6 of the Lease.

7. Brokers. Each party represents and warrants to the other that, except for Prentiss Properties Management, L.P. (“Landlord’s Broker”) and Goldman Ferguson Partners (“Tenant’s Broker”) no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Sixth Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder’s fee by any entity (other than Landlord’s Broker and Tenant’s Broker) who claims or alleges that they were retained or engaged by the first party or at the request of such party in connection with this Sixth Amendment.

8. Signage. Landlord shall, following Tenant’s written request and at Tenant’s sole cost and expense, provide identifying signage for Tenant’s lease of the Suite 320 Expansion Space pursuant to Section 25.22.B of the Lease.

9. Signing Authority. Landlord and Tenant hereby represent and warrant to the other that Tenant and Landlord (as the case may be) is a duly formed and existing entity qualified to do business in the State of California and that Tenant and Landlord (as the case may be) has full right and authority to execute and deliver this Sixth Amendment and that each person signing on behalf of Tenant and Landlord (as the case may be) is authorized to do so.

10. No Further Modification. Except as set forth in this Sixth Amendment, all of the terms and provisions of the Lease shall apply with respect to the Suite 320 Expansion Space and shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Sixth Amendment has been executed as of the day and year first above written.

LANDLORD:	PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership

	By:	Prentiss Properties I, Inc. a Delaware corporation general partner

		By:	/s/ Christopher B. Mahon
			Name:	Christopher B. Mahon
			Title:	Senior Vice President

		By:	/s/ Deborah Street
			Name:	Deborah Street
			Title:	Vice President

TENANT:	BRANDES INVESTMENT PARTNERS, L.P., a Delaware limited partnership

	By:	/s/ illegible
		Name:	illegible
		Title:	Chief Executive Officer

	By:	/s/ Gary Iwamura
		Name:	Gary Iwamura
		Title:	Director - Finance

EXHIBIT “A”

OUTLINE OF SUITE 320 EXPANSION SPACE

SEVENTH AMENDMENT TO LEASE

(Del Mar Gateway)

THIS SEVENTH AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of February 2, 2011 by and between COGNAC DEL MAR OWNER I LLC, a Delaware limited liability company (“Landlord”), and BRANDES INVESTMENT PARTNERS, L.P., a Delaware limited partnership (“Tenant”).

R E C I T A L S:

A. Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership (“Original Landlord”), and Brandes Investment Partners, L.P., a California limited partnership (“Original Tenant”) entered into that certain Lease Agreement dated as of September 8, 1999 (“Original Lease”), as amended by (i) that certain First Amendment to Lease dated as of April 4, 2002, by and between Original Landlord and Original Tenant (“First Amendment), (ii) that certain Commencement Notice dated as of June 10, 2002, by and between Original Landlord and Original Tenant (“Second Amendment”), (iii) that certain Third Amendment to lease dated as of July 25, 2002, by and between Original Landlord and Original Tenant (“Third Amendment”), (iv) that certain Fourth Amendment to Lease dated as of November 5, 2002 by and between Original Landlord and Brandes Investment Partners, LLC (“BIP”) (Original Tenant’s successor-in-interest in the Lease by way of merger) (“Fourth Amendment”), (v) that certain Fifth Amendment to Lease dated as of June 5, 2003, by and between Original Landlord and BIP (“Fifth Amendment”), and (vi) that certain Sixth Amendment to Lease dated as of November 17, 2004, by and between Original Landlord and Tenant (Tenant is BIP’s successor-in-interest in the Lease by name change) (the “Sixth Amendment”), whereby Landlord leased to Tenant and Tenant leased from Landlord certain office space located in that certain building located and addressed at 11988 El Camino Real, San Diego, California (the “Building”). The Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment, may be referred to herein as the “Lease”. Landlord is Original Landlord’s successor in interest in the Lease by assignment Capitalized terms used herein without definition shall have the meanings set forth for such terms in the Lease.

B. The office space in the Building leased by Landlord to Tenant under the Lease contains 127,633 square feet of Net Rentable Area (112,555 square feet of Usable Area) consisting of (i) the entire fourth (4th), fifth (5th), sixth (6th), seventh (7th) and eighth (8th) floors of the Building, as outlined on Exhibit “A” to the Lease (collectively, the “Remainder Premises”), and (ii) the entire third (3rd) floor of the Building as outlined on Exhibit “A” to each of the First Amendment, Third Amendment, Fourth Amendment, Fifth Amendment and Sixth Amendment (the “Third Floor”).

C. Landlord and Tenant now desire to amend the Lease to, among other things, extend the Term and provide for the surrender of the Third Floor, subject to the terms and conditions set forth herein.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, hereby agree as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings set forth for such terms in the Lease.

2. Surrender of Third Floor. On or before September 14, 2011, Tenant shall surrender the entire Third Floor to Landlord in accordance with the terms and conditions of the Lease applicable to the surrender of the Premises upon the expiration or earlier termination of the Term; provided, however, that Tenant shall not be required to pay Landlord a termination penalty in consideration of the early termination of the Lease with respect to the Third Floor; and provided, further, however, that Tenant’s obligation to remove fixtures and equipment (other than its personal property) shall be limited to removing the fixtures and equipment described on Exhibit A attached hereto and patching any openings created in connection with the installation of such fixtures and equipment and repairing any damage caused by the removal of such fixtures and equipment. The date on which Tenant surrenders the entire Third Floor to Landlord in accordance with the foregoing is referred to herein as the “Surrender Date.” On the Surrender Date, (a) the Third Floor shall no longer be consider a part of the Premises, (b) monthly Base Rent shall no longer be payable with respect to the Third Floor for the period from and after the Surrender Date, (c) Tenant’s Share of any increase in Operating Costs for the Premises with respect to the period from and after the Surrender Date shall be 64.70% (i.e., 104, 470 square feet of Net Rentable Area in the Remainder Premises divided by 161,465 square feet of Net Rentable Area, in the Building), (c) Tenant’s license to use Parking Permits shall be limited to four hundred fifty (450) Parking Permits, consisting of three hundred forty-one (341) unreserved Parking Permits and up to one hundred nine (109) reserved Parking Permits for use in the Building’s parking facility, and (d) except as expressly set forth in the Lease or this Amendment (including, without limitation, year end reconciliation of Operating Costs for the Third Floor for calendar year 2011), Tenant shall have no further rights with respect to the Third Floor and Landlord and Tenant shall have no further obligations to one another with respect to the Third Floor.

3. Remainder Premises. Landlord and Tenant agree that the Remainder Premises contain 104,470 square feet of Net Rentable Area and 94,665 square feet of Usable Area and the Building contains 161,465 square feet of Net Rentable Area and 146,311 square feet of Usable Area. Notwithstanding anything to the contrary in the Lease, the terms “Remainder Premises” and “Premises” shall, from and after the Surrender Date, mean and refer to the same leased premises.

4. Expansion Option. The Expansion Option is void and of no further force or effect and Article 28 of the Lease is amended and restated in its entirety to read as follows “ARTICLE 28 INTENTIONALLY OMITTED.”

5. Right of First Negotiation. Tenant’s rights under Article 29 of the Lease with respect to the Third Floor or any portion thereof shall be subject and subordinate to the leasing of the Third Floor or any portion thereof by Perkins Coie LLP, or its successor and assigns under that certain Office Lease dated May 12, 2010, between Landlord and Perkins Coie LLP, a Washington limited liability partnership, as the same may have been or may be amended, modified or restated (the “Perkins Lease”), whether or not such leasing is implemented or effectuated in accordance with the Perkins Lease or otherwise. Section 29.4 of the Lease is amended and restated in its entirety to read as follows: “29.4 Intentionally Omitted.”

6. Extension of Term. Effective as of the date hereof, the Term of the Lease shall be extended to September 30, 2021, and the period from September 15, 2011 (the “Renewal Term Commencement Date”) to and including September 30, 2021, shall be referred to herein as the “Renewal Term.”

7. Monthly Base Rent. Notwithstanding anything to the contrary in the Lease, during the Renewal Term, Monthly Base Rent for the Premises is as follows:

Months in Renewal Term	Monthly Base Rent		Approximate Monthly Base Rent Per Rentable Square Foot
09/15/11 – 09/30/13	[	]	[	]
10/01/13 – 09/30/15	[	]	[	]
10/01/15 – 09/30/17	[	]	[	]
10/01/17 – 09/30/19	[	]	[	]
10/01/19 – 09/30/21	[	]	[	]

Notwithstanding the foregoing, so long as no Event of Default exists, Monthly Base Rent for the period commencing September 15, 2011 through May 14, 2012 shall be abated (collectively, the “Rental Abatement”); provided, however, that if this Lease is terminated in connection with an Event of Default (including, without limitation, a rejection of this Lease in connection with a bankruptcy), the unamortized portion of the Rental Abatement as of the date of the occurrence of the event giving rise to such Event of Default (i.e., the Rental Abatement shall be fully amortized in equal monthly installments over the Term, of the Lease) shall be immediately due and payable by Tenant to Landlord.

8. Base Year. Notwithstanding anything to the contrary in the Lease, with respect to the Renewal Term, the Base Year shall be the calendar year 2011.

9. Controllable Operating Costs. Effective as of the Renewal Term Commencement Date, Section 5.2C of the Lease is amended and restated as follows: “As used herein, “Controllable Operating Costs” means all Operating Costs (as grossed up pursuant to Section 5.3) excluding costs for (i) utilities, (ii) governmental requirements, (iii) union wages and labor costs, (iv) insurance, (v) uninsured loss, costs, deductibles and expenses incurred due to casualty, (vi) Taxes, (vii) governmental fees, (viii) association dues, (ix) Landlord’s property management fee (so long as Landlord’s property management fee is based upon or limited to a percentage of gross revenues from the Building), and (x) other Operating Costs not within the reasonable control of Landlord. Notwithstanding anything to the contrary contained herein, Controllable Operating Costs shall be deemed not to have increased by more than five percent (5%) per annum, compounded annually, since the end of the Base Year.

10. Taxes. If there is a “change in ownership”, as defined in California Revenue and Taxation Code Sections 60-62, of the Building or a refinancing of any debt secured by the Building or an improvement to the Project not required by the terms of the Lease, as amended hereby, effectuated by Landlord from and after the Renewal Term Commencement Date and prior to December 31, 2013 (a “Change in Ownership”), so long as no Event of Default exists, prior to December 31, 2013 increases in Taxes as a result of a Change in Ownership shall be limited to Allowable Increase in Taxes (the “Prop 13 Protection”). As used herein, the term “Allowable Increase in Taxes” means a two percent (2%) per annum increase on Taxes in effect during the Base Year compounded annually, increased by any typical and customary assessments, by any upward reassessment resulting from a widespread change in California law or by anything other than a Change of Ownership, but not decreased after the Base Year by any reduction in Taxes resulting from any tax contest, whether pursuant Proposition 8 or otherwise; provided, however, that if a Change in Ownership results in an increase in Taxes (above the Taxes then being used to calculate the Allowable Increase in Taxes), from and after the date of such Change in Ownership, such two percent (2%) per annum increase in Taxes shall be calculated with respect to such increased Real Property Taxes and Assessments. The Prop 13 Protection shall apply only to (a) calculating Taxes for the period between the Base Year and December 31, 2013 and shall not be applicable during or with respect to the period after December 31, 2013, and (b) from and after December 31, 2013. Taxes shall be the Taxes actually incurred by Landlord with respect to such period (including any increase in Taxes due to a Change of Ownership occurring prior to December 31, 2013). If Landlord nonetheless desires to have Taxes increase due to a Change in Ownership for the period prior to December 31, 2013, Landlord shall have the right to make a payment to Tenant equal to the estimated discounted present value (employing an annual interest rate equal to the nearest-maturity U.S. Government Treasury Note, plus 250 basis points) of the Compensable Increase in Taxes and upon making such payment, Taxes shall be deemed to have increased as of the date of such Change in Ownership. As used herein, the term the term “Compensable Increase in Taxes” means an increase in Taxes resulting from such Change in Ownership in excess of the Allowable Increase in Taxes applicable to the period from the date of the Change in Ownership through December 31, 2013.

11. Condition of Premises and Refurbishment Allowance.

11.1 Condition of Premises. Except as described in Section 11.2 below, Tenant hereby agrees to accept the Premises in its “as-is” condition, and Tenant hereby acknowledges that Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of all or any portion of the Premises. The foregoing shall not in any way limit or otherwise diminish (i) Landlord’s repair and maintenance obligations under the Lease or (ii) any express representations, warranties, liabilities, and obligations of Landlord under the Lease pertaining to the Premises.

11.2 Refurbishment Allowance.

(i) Refurbishment. If Tenant is to perform restoration work to the Third Floor to the extent required by the terms of the Lease (the “Restoration Improvements”)

or desires to renovate the then-existing Leasehold Improvements in the Remainder Premises, then the same shall be performed in accordance with the terms and provisions of Article 10 of the Lease, all applicable laws and consistent with the Building Standards and Tenant shall pay all costs associated with the foregoing; provided, however, that Landlord acknowledges and agrees that Tenant shall be entitled to a one-time tenant refurbishment allowance (the “Refurbishment Allowance” in an amount up to but not exceeding xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx for the costs relating to the design and construction of certain renovations to the then-existing Leasehold Improvements in the Remainder Premises (the “Refurbished Improvements”) and the Restoration Improvements and the costs to move Tenant’s personal property from the Third Floor to the Remainder Premises. In no event shall Landlord be obligated to make disbursements under this Section 11.2 prior to September 15, 2011 or in a total amount which exceeds the Refurbishment Allowance. Subject to Article 10 of the Lease, all items of the Refurbished Improvements, whether or not the cost thereof is covered by the Refurbishment Allowance, shall become the property of Landlord upon expiration or earlier termination of the Lease and shall remain in the Remainder Premises at all times during the Term of the Lease. The immediately preceding sentence shall not limit Tenant’s right to remove furniture, removable fixtures (e.g., file cabinets), and the hardware elements of Tenant’s Security System from the Remainder Premises upon expiration or earlier termination of the Lease so long as such removal is performed in accordance with, and subject to, the Lease.

(ii) Refurbishment Allowance Items. The Refurbishment Allowance shall be disbursed by Landlord following completion of the Refurbished Improvements, but no earlier than September 15, 2011, for the following items and costs only (collectively, the “Refurbishment Allowance Items”):

(1) Payment of the Fees of the architect and engineer(s) retained by Tenant (if any), and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the review of the structural plans and specifications prepared for the Refurbished Improvements, including any such architectural and engineering plans and specifications (including “as-built” drawings) (collectively, the “Refurbishment Drawings”);

(2) The payment of plan check, permit and license fees relating to construction of the Refurbished Improvements (including permits or fees required by the City of San Diego and other applicable jurisdictions);

(3) The cost of construction of the Refurbished Improvements, including, without limitation, testing and inspection costs, trash removal costs, and contractors’ fees, labor fees and general conditions;

(4) The cost of any changes to the Refurbishment Drawings or Suite 340 Refurbished Improvements required by applicable laws and building codes;

(5) Sales and use taxes and Title 24 fees;

(6) The construction cost payable to third parties incurred in connection with the restoration of the Third Floor, to the extent required by the Lease; and

(7) The moving costs payable to third parties incurred to relocate Tenant’s personal, property from the Third Floor to the Remainder Premises.

(iii) Disbursement of Refurbishment Allowance. Provided that no Event of Default exists, from and after the Renewal Term Commencement Date and upon completion of the Refurbished Improvements, provided that Tenant submits a request for disbursement of the Refurbishment Allowance satisfying the requirements of this Section 11.2 on or before December 31, 2012 (the “Outside Date”), Landlord shall make disbursements of the Refurbishment Allowance for the Refurbishment Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

(1) Disbursement. Tenant shall deliver to Landlord and such disbursement request shall include: (i) a request for payment of Tenant’s general contractor (“Contractor”), which Contractor shall be retained by Tenant and shall be subject to Landlord’s reasonable prior written approval, and which request shall be approved by Tenant, in a form to be provided by Landlord; (ii) Contractor’s certification of the percentage of completion of the Refurbished Improvements (to the extent reasonably practicable under the circumstances) and the Restoration Improvements and the unpaid Costs (as hereinafter defined), (iii) invoices from all subcontractors, laborers, materialmen and suppliers used by Tenant in connection with the Refurbished Improvements, the Restoration Improvements and the moving of Tenant’s personal property from the Third Floor to the Remainder Premises (such subcontractors, laborers, materialmen and suppliers, and the Contractor may be known collectively as “Tenant’s Agents”), for labor rendered and materials delivered to the Premises for the Refurbished Improvements or to the Third Floor for the Restoration Improvements in the full amount of the portion of the Refurbishment Allowance requested to be disbursed; (iv) evidence satisfactory to Landlord that the percentage completion of the Refurbished Improvements and the Restoration Improvements certified by Contractor as being complete have been completed, that the Costs certified by Contractor as being unpaid are the unpaid Costs, that Costs set forth in the Disbursement Request have been paid in full and the cost of moving Tenant’s personal property from the Third Floor to the Remainder Premises has been paid for in full (collectively, the “Costs”), (v) executed unconditional mechanics’ lien releases from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d) and either Section 3262(d)(3) or Section 3262(d)(4); provided, however, that if Tenant is unable, despite using commercially reasonable efforts, to deliver one (and only one) such lien waiver for a potential lien claim of no more than xxxxxxx and the potential lien claim has been paid in full and the potential lienor with respect to such lien claim has no right to lien the Premises, the Building or the Project (and by submitting for or accepting disbursement for the same, Tenant shall be deemed to have represented and warranted the foregoing to Landlord and to have agreed to indemnify and defend Landlord from and against any loss, cost or expense incurred by Landlord in connection therewith) and Landlord shall have reasonably determined the same (without limitation on the generality of the foregoing, if Landlord’s title insurer is unwilling to insure over the potential lien claim. Landlord’s determination shall be deemed to be reasonable), assuming all other conditions to disbursement have been satisfied, Landlord shall disburse the amount of the single, potential lien claim (i.e., not more than xxxxxxxx, and if a lien is filed against the Premises, the Building or the Project in connection with such potential lien claim, Tenant shall immediately bond over and cause such lien to be discharged of record, and (vi) all other information reasonably requested by Landlord (including such information as Landlord may reasonably require to determine whether the Costs which remain unpaid). Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request. Promptly thereafter, assuming Landlord receives all of the applicable information described in items (i) through (vi), above, Landlord shall deliver a check made payable to Tenant in payment of the amounts so requested by Tenant (but in no event to exceed the amount of the Refurbishment Allowance), provided that Landlord does not dispute any request for payment based on noncompliance of any work with the Refurbishment Drawings, or due to any substandard work or other non-compliance with the Lease. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request. Notwithstanding anything to the contrary contained herein, Landlord shall not be required to disburse that portion of the Refurbishment Allowance equal to the amount of Costs which Landlord reasonably determines have not been paid in full until such time as payment in full is established to Landlord’s reasonable satisfaction.

(2) Other Terms. Landlord shall only be obligated to make disbursements from the Refurbishment Allowance to the extent costs are incurred by Tenant for Refurbishment Allowance Items. Notwithstanding anything to the contrary contained herein and notwithstanding that the Refurbishment Allowance has not been fully disbursed, in no event shall Landlord be obligated to make more than three (3) disbursements of the Refurbishment Allowance for the Refurbishment Allowance Items (i.e., such disbursement limitation shall not apply to the application of the Applied Allowance to Monthly Base Rent). In no event shall Tenant be entitled to any credit for any unused portion of the Refurbishment Allowance; provided, however, that as of the date that Tenant has satisfied the conditions described in clause (1) above for the costs of the Refurbishment Allowance Items sought by Tenant, the Refurbished Improvements and the Restoration Improvements have been completed and paid for in full (and clause (l)(v) above has been satisfied with respect thereto) and Tenant is entitled to no further disbursement of the Refurbishment Allowance, so long as no Event of Default exists at the time of the application described in the following clause, from and after the Renewal Term Commencement Date, the lesser of the undisbursed portion of the Refurbishment Allowance and the, sum of xxxxxx shall be applied to the Monthly Base Rent next coming due (collectively, the “Applied Allowance”); provided, however, that if this Lease is terminated in connection with an Event of Default (including, without limitation, a rejection of this Lease in connection with a bankruptcy), the unamortized portion of the Applied Allowance actually applied to Monthly Base Rent as of the date of the occurrence of the event giving rise to such Event of Default (i.e., the Applied Allowance shall be fully amortized in equal monthly installments from the date the Applied Allowance is applied to Monthly Base Rent until the end of the Term) shall be immediately due and payable by Tenant to Landlord. All drafts of the Refurbishment Drawings shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld. Landlord may enter the Premises from time to time to inspect the construction of the Refurbished Improvements and the Restoration Improvements; provided, however, that such inspection shall be for Landlord’s benefit only and shall not be deemed Landlord’s approval or acceptance of the work or give rise to any liability in Landlord. In addition, all of Tenant’s Agents shall be subject to Landlord’s prior written approval (which approval shall not be unreasonably withheld), except that subcontractors of Landlord’s selection shall be retained by the Contractor to perform all life-safety, mechanical, electrical, plumbing, structural and heating, ventilation and air conditioning work so long as such subcontractors are cost competitive and are reasonably available to perform such work. Notwithstanding anything in this Section 11.2 to the contrary, in no event will Tenant be entitled to receive any portion of the Refurbishment Allowance for the Refurbished Improvements, the Restoration Improvements or the moving of Tenant’s personal property from the Third Floor to the Remainder Premises for which Tenant has not submitted a request for disbursement satisfying the requirements of this Section 11.2 on or before the Outside Date.

(iv) No Rent Abatement. Tenant acknowledges that the work to be performed by Tenant pursuant to this Section 11.2 shall be performed during the Term, that Tenant shall be entitled to (but shall not be obligated to) conduct business throughout the course of construction of such renovations and that Tenant shall not be entitled to any abatement of Rent, nor shall Tenant be deemed to be constructively evicted from the Premises, as a result of the construction of such renovations.

(v) Additional Refurbishment Allowance. If the Refurbishment Allowance is insufficient to pay the Costs, Tenant may request a one-time disbursement of an additional allowance (the “Additional Refurbishment Allowance”) in an amount up to but not exceeding xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxx. The Additional Refurbishment Allowance shall be subject to all of the terms and conditions applicable to the Refurbishment Allowance, including without limitation, the terms and conditions applicable to the disbursement of the Refurbishment Allowance. The portion of the Additional Refurbishment Allowance disbursed by Landlord shall accrue simple interest at the rate of eight percent (8%) per annum, and such Additional Refurbishment Allowance together with accrued interest, shall be repaid by Tenant to Landlord over the Renewal Term in equal monthly installments in the same manner and at the same time as the payment of Monthly Base Rent (without regard to any abatement or offset of rent or Monthly Base Rent set forth in the Lease, as amended hereby) and subject to the same terms and conditions applicable to the failure to pay Monthly Base Rent (other than any abatement or offset of rent set forth in the Lease, as amended hereby) in the time and manner required under the Lease, as amended hereby; provided, however, that upon termination or expiration of the Lease, without limitation upon or credit or offset against any other amounts owing to Landlord under the Lease or damages recoverable by Landlord under the Lease, the portion of the Additional Refurbishment Allowance not repaid by Tenant to Landlord, together with all accrued and unpaid interest, shall be immediately due and payable by Tenant to Landlord.

12. Extension Option. Tenant retains its two (2) extension options described in Section 3.6A of the Lease; provided, however, that the rent payable by Tenant during each Option Term (if applicable) shall be equal to one hundred percent (100%) of the “fair market rental rate” for the Premises for the applicable Option Term as defined and determined in accordance with the provisions of Section 3.6 of the Lease and the list of items set forth in Section 3.6C of the Lease as items that lessors customarily consider in renewal transactions and new transactions (for second (2nd) generation space) shall include a reference to tenant allowances. The proviso at the end of Section 3.6C of the Lease is stricken in its entirety and of no further force or effect. Any and all Refurbishment Allowances payable to Tenant under the

Lease, other than the Refurbishment Allowance set forth in Section 11, above have been paid to or waived by Tenant and, except with respect to the Refurbishment Allowance set forth in Section 11 above, no further Refurbishment Allowance is payable or will be paid to Tenant under the Lease; provided, however, that the foregoing is not intended to exclude and shall not exclude the consideration of tenant allowances in the determination of the “fair market rental rate” in connection with the Option Term. Article 26 of the Lease is amended and restated in its entirety to read as follows: “ARTICLE 26 INTENTIONALLY OMITTED.”

13. Parking. Notwithstanding anything to the contrary contained in the Lease, including, without limitation, Article 6 of the Lease, as of the earlier of the Surrender Date and the Renewal Term Commencement Date, Tenant’s license to use Parking Permits shall be limited to four hundred fifty (450) Parking Permits, consisting of three hundred forty-one (341) unreserved Parking Permits and up to one hundred nine (109) reserved Parking Permits for use in the Building’s parking facility, subject to the other terms and conditions of the Lease, as amended hereby. Commencing October 1, 2013, Tenant shall pay to Landlord xxxxxxxxxxxxxxxxxx xxxxxxxx per each full or partial month for each reserved Parking Permit licensed to Tenant (provided that Tenant shall not be obligated to license a minimum number of reserved Parking Permits), which amount shall constitute rent under the Lease and shall be paid in the same manner and at the same time as the payment of Monthly Base Rent and shall subject to the same terms and conditions applicable to the failure to pay Monthly Base Rent in the time and manner required under the Lease.

14. Consent to Judicial Reference. If and to the extent that Section 25.24 of the Lease is determined by a court of competent jurisdiction to be unenforceable or is otherwise not applied by any such court, each of Landlord and Tenant hereby consents and agrees that (a) any and all disputes described in said Section 25.24 (each a “Dispute” and collectively, the “Disputes”) shall be heard by a referee in accordance with the general reference provisions of California Code of Civil Procedure Section 638, sitting without a jury in the County of San Diego, California, (b) such referee shall bear and determine all of the issues in any Dispute (whether of fact or of law), including issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8, including without limitation, entering restraining orders, entering temporary restraining orders, issuing temporary and permanent injunctions and appointing receivers, and shall report a statement of decision; provided that, if during the course of any Dispute, any party desires to seek such a “provisional remedy” at a time when a referee has not yet been appointed or is otherwise unavailable to hear the request for such provisional remedy, then such party may apply to the San Diego County Superior Court for such provisional relief, and (c) pursuant to California Code of Civil Procedure Section 644(a), judgment may be entered upon the decision of such referee in the same manner as if the Dispute had been tried directly by a court. The parties shall use their respective commercially reasonable and good faith efforts to agree upon and select such referee, provided that such referee must be a retired California state or federal judge, and further provided that if the parties cannot agree upon a referee, the referee shall be appointed by the Presiding Judge of the San Diego County Superior Court. Each party hereto acknowledges that this consent and agreement is a material inducement to enter into this Amendment and all other agreements and instruments provided for herein or therein, and that each will continue to be bound by and to rely on this consent and agreement in their related future dealings. The parties shall share the cost of the referee and reference proceedings equally; provided that, the referee may award attorneys’ fees and reimbursement of the referee and reference proceeding fees and costs to the prevailing party, whereupon all referee and reference proceeding fees and charges will be payable by the non-prevailing party (as so determined by the referee). Each party hereto further warrants and represents that it has reviewed this consent and agreement with legal counsel of its own choosing, or has had an opportunity to do so, and that it knowingly and voluntarily gives this consent and enters into this agreement having had the opportunity to consult with legal counsel. This consent and agreement is irrevocable, meaning that it may not be modified either orally or in writing, and this consent and agreement shall apply to any subsequent amendments, renewals, supplements, or modifications to the Lease or any other agreement or document entered into between the parties in connection with the Lease. In the event of litigation, this Amendment may be filed as evidence of either or both parties’ consent and agreement to have any and all Disputes heard and determined by a referee under California Code of Civil Procedure Section 638.

15. ERISA. To induce Landlord to enter into this Amendment, and in order to enable The Prudential Insurance Company of America (“Prudential”) to satisfy its compliance with the Employee Retirement Income Security Act of 1974, as amended, Tenant represents and warrants to Landlord and Prudential that: (i) neither Tenant nor any of its affiliates (within the meaning of Part VI(c) of Prohibited Transaction Exemption 84-14 granted by the U.S. Department of Labor (“PTE 84-14”)) has the authority to appoint or terminate Prudential as investment manager of the plan assets involved in the transaction subject to the Lease or to negotiate the terms of any management agreement with Prudential with respect to any such plan assets involved such transaction; (ii) the transaction evidenced by the Lease, as amended by this Amendment, is not specifically excluded by Part 1(b) of PTE 84-14; (iii) the undersigned is not a related party of Prudential (as defined in VI(h) of PTE 84-14, and (iv) the terms of the Lease, as amended by this Amendment, have been negotiated and determined at arm’s length, as such terms would be negotiated and determined by unrelated parties. Tenant acknowledges and agrees that as a condition to the requirement or effectiveness of any assignment or sublease or consent to assignment or sublease by Landlord pursuant to Article 8 of the Lease, Tenant shall cause the transferee to reaffirm, on behalf of such transferee the representations of this Section 15 and Section 16, and it shall be reasonable for Landlord to refuse to consent to an assignment of the Lease in the absence of such reaffirmation.

16. Anti-Terrorism Representations.

16.1 Tenant is not, and shall not knowingly during the Term of the Lease, as amended by this Amendment, become, a person or entity with whom Landlord is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H. R. 3162, Public Law 107-56 (commonly known as the “USA Patriot Act”) and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, “Anti-Terrorism Laws”), including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List (collectively, “Prohibited Persons”.

16.2 To the best of its actual knowledge, Tenant is not knowingly engaged currently in any transactions or dealings. or otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises. Tenant will not, during the Term of the

Lease, as amended by this Amendment, engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises.

17. Miscellaneous.

(a) Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to its subject matter and can be changed only by an instrument in writing signed by Landlord and Tenant.

(b) Counterparts. This Amendment may be executed in counterparts, including facsimile counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same Amendment.

(c) Brokers. Tenant represents that it has not had any dealings with any real estate broker, finder or intermediary with respect to this Amendment, other than Unire Real Estate Group, Inc. and Cassidy Turley|BRE Commercial (collectively, “Landlord’s Broker”) and Jones Lang LaSalle Brokerage, Inc., representing Tenant (“Tenant’s Broker”). Any commissions or fees payable to Landlord’s Broker or Tenant’s Broker with respect to this Amendment (other than in connection with the exercise of any Option) shall be paid by Landlord pursuant to its separate agreements with Landlord’s Broker and Tenant’s Broker; provided, however, that xxxxxxxx of the xxxxxxxx commission paid to Tenant’s Broker shall be repaid by Tenant to Landlord by Tenant paying to Landlord the sum of xxxxxx each month of the Renewal Term (the “Monthly Brokerage Fee Payments”). The Monthly Brokerage Fee Payments shall be paid at the same time and in the same manner as Monthly Base Rent, shall constitute additional rent under this Lease, as amended hereby, and shall be payable during each month of the Renewal Term notwithstanding the Rental Abatement. Upon any termination of the Lease, as amended hereby, Tenant shall immediately pay to Landlord the sum of xxxxxxxx less the aggregate Monthly Brokerage Fee Payments paid to Landlord (and not recovered from Landlord in any bankruptcy proceedings). Each party represents and warrants to the other, that no other broker, agent or finder (a) negotiated or was instrumental in negotiating or consummating this Amendment on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Amendment. Tenant shall indemnify, protect, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees, and court costs) resulting from any breach by Tenant of the foregoing representation, including, without limitation, any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant herein. Landlord shall indemnify, protect, defend (by counsel reasonably approved in writing by Tenant) and hold Tenant harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from any breach by Landlord of the foregoing representation, including, without limitation, any claims that may be asserted against Tenant by any broker, agent or finder undisclosed by Landlord herein. The foregoing indemnities shall survive the expiration or earlier termination of this Amendment.

(d) Defaults. Tenant hereby represents and warrants to Landlord that, as of the date of this Amendment, Tenant is in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the Lease by Landlord or

Tenant, and that Tenant knows of no events or circumstances which, given the passage of time, would constitute a breach or default under the Lease by either Landlord or Tenant.

(e) Authority. Landlord and Tenant hereby represent and warrant to the other that Tenant and Landlord (as the case may be) is a duly formed and existing entity qualified to do business in the State of California and that Tenant and Landlord (as the case may be) has full right and authority to execute and deliver this Amendment and that each person signing on behalf of Tenant and Landlord (as the case may be) is authorized to do so.

(f) Reaffirmation of Obligations. Landlord and Tenant each hereby acknowledges and reaffirms all of its obligations under the Lease, as such Lease has been amended by this Amendment, and agrees that any reference made in any other document to the Lease shall mean the Lease as amended pursuant to this Amendment. Except as expressly provided herein, the Lease remains unmodified and in full force and effect. The Lease shall remain in full force and effect and binding upon the parties hereto and the Premises except as otherwise addressed herein. Any breach of this Amendment, including any exhibit hereto, shall constitute a breach and default under the Lease.

(g) Miscellaneous. Time is of the essence in this Amendment and the Lease and each and all of their respective provisions. The agreements, conditions and provisions herein contained shall apply to and, bind the heirs, executors, administrators, successors and assigns of the parties hereto. If any provisions of this Amendment or the Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of the Lease or this Amendment and all such other provisions shall remain in full force and effect. If there is any inconsistency between the provisions of this Amendment and the other provisions of the Lease, the provisions of this Amendment shall control with respect to the subject matter of this Amendment. This Amendment constitutes a part of the Lease and is incorporated by this reference.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first set forth above.

LANDLORD:
COGNAC DEL MAR OWNER I LLC, a Delaware limited liability company

By:	The Prudential Insurance company of American, a New Jersey corporation

	By:	/s/Jeffrey Mills Jeffrey Mills, Vice President

TENANT:

BRANDES INVESTMENT PARTNERS, L.P., a Delaware limited partnership

By:	/s/ Gary Iwamura

Name:	Gary Iwamura

Title:	Director—Finance

By:	/s/ Glenn R. Carlson

Name:	Glenn R. Carlson

Title:	Chief Executive Officer

Exhibit A

Fixtures and Equipment Removal Items

1.	FM200 system
2.	Speakers in ceiling
3.	All electrical floor whips for workstations
4.	All tenant specific signage
5.	All equipment related to access control system serving the third floor
6.	All data and phone cabling in ceiling and walls
7.	Video equipment and screen in conference room.

ADDENDUM ONE

TENANT’S RIGHT OF FIRST OFFER FOR ADDITIONAL SPACE

This Addendum (the “Addendum”) is incorporated as a part of that certain Sublease dated as of May     , 2014 (the “Sublease”), by and between Brandes Investment Partners, L.P., a Delaware limited partnership (“Landlord”), and Celladon Corporation, a Delaware corporation (“Tenant”), for the leasing of those certain premises consisting of approximately 10,908 rentable square feet located on a portion of the sixth floor of Landlord’s premises in the building commonly known as Del Mar Gateway located at 11988 El Camino Real, San Diego, California 92130 (the “Subleased Premises”). Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Sublease.

1. Right of First Offer. During the Sublease Term, Tenant shall have an ongoing right of first offer (“First Offer Right”) to sublease any space on the sixth floor of the building contiguous to the Premises (the “First Offer Space”), which may become available for sublease as provided herein below. For purposes hereof, the First Offer Space shall become available for sublease only when and if Landlord decides to begin marketing such space for sublease to third party tenants and, in any event, before Landlord executes a lease for such space to any tenant.

2. Terms and Conditions. From time to time during the Sublease Term, when any portion of the First Offer Space will or has become available for lease to third party tenants (e.g., other than existing occupant) as provided above, Landlord shall give Tenant written notice (the “First Offer Notice”) as set forth in this Addendum. Any such Landlord’s First Offer Notice delivered by Landlord in accordance with the provisions of Section 1 above shall set forth the anticipated date upon which the First Offer Space will be available for sublease by Tenant and shall set forth Landlord’s proposed economic terms and conditions (i.e., base rent, tenant improvement allowance, free rent, if any) (collectively, the “Terms”). As of the commencement of the First Offer Space term (assuming Tenant timely delivers to Landlord the Tenant’s Election Notice in accordance with Section 3 below), Landlord shall deliver to Tenant possession of the First Offer Space in its then existing condition and state of repair, “AS IS”, without any obligation of Landlord to remodel, improve or alter the First Offer Space, to perform any other construction or work of improvement upon the First Offer Space, or to provide Tenant with any construction or refurbishment allowance (except as may be included in the Terms). Tenant will receive 4 parking passes for every 1,000 rentable square feet of the First Offer Space that Tenant subleases in accordance with this Addendum. Tenant acknowledges that no representations or warranties of any kind, express or implied, respecting the condition of the First Offer Space or the Building have been made by Landlord or any agent of Landlord to Tenant, except as expressly set forth herein. Tenant further acknowledges that neither Landlord nor any of Landlord’s agents, representatives or employees have made any representations as to the suitability or fitness of the First Offer Space for the conduct of Tenant’s business, or for any other purpose. Any exception to the foregoing provisions must be made by express written agreement signed by both parties.

3. Procedure for Acceptance. On or before the date which is five (5) days after Tenant’s receipt of any Landlord’s First Offer Notice (the “Election Date”), Tenant shall deliver written notice to Landlord (“Tenant’s Election Notice”) pursuant to which Tenant shall have the right to elect either to: (i) expand the Subleased Premises to include the entire First Offer Space described in the First Offer Notice upon the Terms specified in Landlord’s First Offer Notice and otherwise on all the terms and conditions of the Sublease; or (ii) refuse to sublease such First Offer Space identified in the First Offer Notice. If Tenant does not respond in writing to Landlord’s First Offer Notice by the Election Date, Tenant shall be deemed to have elected not to sublease the First Offer Space. If Tenant refuses (or is deemed to have refused) to lease the First Offer Space within the five (5) day period set forth above, Landlord shall be free to lease the First Offer Space to a third party. The Right of First Offer granted herein shall terminate as to a particular First Offer Space upon the failure by Tenant to exercise its Right of First Offer with respect to such Offer Space as offered by Landlord but shall remain in effect for any subsequent availability of all or any portion of the remaining First Offer Space; provided, however, that if after Tenant’s failure to exercise the Right of First Offer as to a particular First Offer Space Landlord leases such space, then upon the expiration of the term of such lease Tenant’s Right of First Offer shall again apply to such space other than with respect to any renewal or extension with the tenant to whom Landlord leases such space after Tenant’s initial or previous failure to exercise the Right of First Offer.

4. Sublease of First Offer Space. If Tenant timely exercises this First Offer Right as set forth herein, Tenant shall provide Landlord a non-refundable deposit, equivalent to the first two month’s Base Monthly Rent for the First Offer Space and the parties shall have ten (10) business days after Landlord receives Tenant’s Election Notice and deposit from Tenant in which to execute an amendment to the Sublease adding such First Offer Space to the Subleased Premises on all of the terms and conditions as applicable to the initial Premises, as modified to reflect the terms and conditions as set forth above except that the commencement date of the First Offer Space shall be the date of its delivery to Tenant if such date is later than the date set forth in the First Offer Notice. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its First Offer Right provided herein, if at all, with respect to all of the space offered by Landlord to Tenant in Landlord’s First Offer Notice, and Tenant may not elect to sublease only a portion thereof.

5. Limitations on, and Conditions to, First Offer Right. Notwithstanding anything in the foregoing to the contrary, at Landlord’s option, and in addition to all of Landlord’s remedies under the Sublease, at law or in equity, the First Offer Right hereinabove granted to Tenant shall not be deemed to be properly exercised if any of the following events occur or any combination thereof occur: (i) Tenant is then in default of the performance of any of the covenants, conditions or agreements to be performed under the Sublease, or Tenant has been in default of the performance of any particular covenant, condition or agreement to be performed under the Sublease on more than three (3) separate occasions; and/or (ii) on the scheduled commencement date for Tenant’s sublease of the First Offer Space, Tenant is in default under the Sublease; and/or (iii) Tenant has assigned its rights and obligations under all or part of the Sublease or Tenant has subleased all or part of the Subleased Premises; and/or (iv) Tenant has failed to exercise properly this First Offer Right in a timely manner in accordance with the provisions of this Addendum; and/or (v) if the Sublease has been terminated earlier, pursuant to the terms and provisions of the Sublease; and/or (vi) Tenant has exercised the right to terminate this Sublease early as described in Section II.D above). In addition, Tenant’s First Offer Right to sublease the First Offer Space is personal to the original Tenant executing the Sublease, and may not be assigned or exercised, voluntarily or involuntarily, by or to, any person or entity other than the original Tenant, and shall only be available to and exercisable by Tenant when the original Tenant is in actual and physical possession of the entire Premises.

EXHIBIT F

TENANT IMPROVEMENT PLANS

[Attached]

CELLADON
DEL MAR GATEWAY

BUILDING DATA

ADDRESS: DEL MAR GATEWAY, 11988 EL CAMINO REAL [illegible], SAN DIEGO, CA 92126

LEGAL DESCRIPTION: [illegible] NORTHWEST CORNER OF VALLEY CENTER DRIVE AND EL CAMINO REAL

NO. OF FLOORS: [illegible]

TYPE OF CONST: [illegible]

OCCUPANCY: [illegible]

APN: [illegible]

PROJECT DATA

TENANT: CELLADON CORPORATION

SUITE NUMBER: SUITE 650

SUITE SQUARE FOOTAGE: APPROX. [illegible] U.S.F.

T.I. SQUARE FOOTAGE: APPROX. [illegible] U.S.F.

PROJECT DIRECTORY

BUILDING OWNER: [illegible] REAL ESTATE, [illegible] EL CAMINO REAL SUITE [illegible], SAN DIEGO, CA [illegible]

PROJECT DESIGNER: [illegible], [illegible] CAMINO DEL RIO SOUTH, SUITE [illegible], SAN DIEGO, CALIFORNIA [illegible]

GENERAL CONTRACTOR: [illegible] CONSTRUCTION, [illegible] FRONT STREET, SUITE 100, SAN DIEGO, CA [illegible]

ELECTRICAL CONTRACTOR: DYNALECTRIC, [illegible] CHESAPEAKE DRIVE, SAN DIEGO, CA [illegible]

MECHANICAL CONTRACTOR: HELIX MECHANICAL, [illegible], EL CAJON, CA [illegible]

SHEET INDEX

TENANT IMPROVEMENTS
- TI-0.0 : TITLE SHEET
- TI-0.1 : GENERAL NOTES
- TI-0.2 : SITE PLAN
- TI-0.3 : [illegible] PLAN
- TI-1.0 : DEMOLITION PLAN
- TI-2.0 : CONSTRUCTION PLAN
- TI-3.0 : REFLECTED CEILING PLAN
- TI-4.0 : POWER & COMMUNICATIONS PLAN
- TI-5.0 : FINISH PLAN
- TI-6.0 : DETAILS & ELEVATIONS

PROJECT NOTES:

- TENANT IMPROVEMENT
- NO STRUCTURAL WORK IS TO BE PERFORMED UNDER THIS PERMIT
- NO NEW HVAC – DUCTWORK ONLY
- NO INCREASE IN CONNECTED LIGHTING LOAD
- [illegible] ON EXISTING FIRE SERVICE PER SAN DIEGO REGIONAL DRAWING [illegible]
- THIS PROJECT SHALL COMPLY WITH THE 2013 EDITIONS OF THE CALIFORNIA BUILDING CODE THAT ADOPTS THE 2012 IBC, 2013 CMC, 2013 CPC, 2013 CEC AND 2013 CALIFORNIA ENERGY CODE

FLOOR PLATE

SIXTH FLOOR

SCOPE OF WORK

DEFERRED SUBMITTALS

[illegible]

CELLADON
DEL MAR GATEWAY
11988 EL CAMINO REAL
SUITE #650
SAN DIEGO, CA 92126

TITLE SHEET

TI-0.0

GENERAL NOTES

GENERAL NOTES

SUBSTITUTION NOTES

FIRE PROTECTION NOTES

DOOR & HARDWARE NOTES

TELEPHONE, DATA & ELECTRICAL NOTES

REFLECTED CEILING NOTES

DEMOLITION FOR REMODELING NOTES

SCOPE

ENERGY & WATER CONSERVATION NOTES

CARPET INSTALLATION

CITY OF SAN DIEGO FIRE DEPARTMENT NOTES

BUILDING ACCESSIBILITY

CELLADON
DEL MAR GATEWAY
11988 EL CAMINO REAL
SUITE #650
SAN DIEGO, CA 92126

GENERAL NOTES

TI-0.1

ACCESSIBILITY STATEMENT:

FOR EXISTING BUILDINGS / PORTIONS

1. I AM THE DESIGNER/OWNER IN RESPONSIBLE CHARGE OF THE ADDITION/ALTERATION PROJECT. I HAVE INSPECTED THE SITE/PREMISES AND DETERMINED THAT EXISTING CONDITIONS:

   - [X] ARE
   - [ ] AS IMPROVED PER THESE PLANS, WILL

   BE IN FULL COMPLIANCE WITH CURRENT SITE ACCESSIBILITY REQUIREMENTS TO THE EXTENT REQUIRED BY LAW.

   SIGNATURE: [signature] — [X] DESIGNER [ ] OWNER

   DATE: 03/01/14

2. I AM THE DESIGNER/OWNER IN RESPONSIBLE CHARGE OF THE ADDITION / ALTERATION PROJECT. I HAVE INSPECTED THE SITE/PREMISES AND DETERMINED THAT EXISTING RESTROOM(S) SERVING AREA(S) OF ALTERATION:

   - [X] ARE
   - [ ] AS IMPROVED PER THESE PLANS

   WILL BE FULLY ACCESSIBLE ACCORDING TO CURRENT REQUIREMENTS.

   SIGNATURE: [signature] — [X] DESIGNER [ ] OWNER

   DATE: 03/01/14

3. IF THE BUILDING INSPECTOR DETERMINES NONCOMPLIANCE WITH ANY CURRENT ACCESSIBILITY PROVISIONS OF THE LAW, HE/SHE SHALL REQUIRE SUBMITTAL OF COMPLETE AND DETAILED PLANS TO THE BUILDING DEVELOPMENT REVIEW DIVISION OF THE PLANNING AND DEVELOPMENT REVIEW DEPARTMENT FOR FURTHER REVIEW. PLANS MUST CLEARLY SHOW ALL EXISTING NON-COMPLYING CONDITIONS AFFECTED BY THE REMODEL (INCLUDING SITE PLAN, FLOOR PLAN, DETAILS, ETC.) AND PROPOSED MODIFICATIONS OF DEFICIENCIES TO MEET CURRENT ACCESSIBILITY PROVISIONS. THE PLANS MUST BE STAMPED BY THE FIELD INSPECTOR PRIOR TO SUBMITTAL FOR PLAN REVIEW.

GENERAL SITE NOTES:

1. IF THE BUILDING INSPECTOR DETERMINES NON-COMPLIANCE WITH ANY ACCESSIBILITY PROVISIONS, HE/SHE SHALL REQUIRE COMPLETE DETAILED PLANS CLEARLY SHOWING ALL EXISTING NON-COMPLYING CONDITIONS AND THE PROPOSED AFFECTED BY THE REMODEL (INCLUDING SITE PLAN, FLOOR PLANS, DETAILS, ETC.). THE PLANS MUST BE STAMPED BY THE FIELD INSPECTOR & RESUBMITTED TO THE BUILDING DEVELOPMENT REVIEW DIVISION.
2. PARKING SIGNAGE - AN ADDITIONAL SIGN OR ADDITIONAL LANGUAGE BELOW THE SYMBOL OF ACCESSIBILITY SHALL STATE "MINIMUM FINE $250" IS REQUIRED ON PARKING SIGNAGE @ ACCESSIBLE PARKING. (2013 CBC SEC. [illegible])
3. ALL ACCESSIBLE PARKING & PARKING STALLS SHALL COMPLY WITH THE 2013 CBC CHAPTER 11B WHICH IS APPROPRIATE FOR COMMERCIAL BUILDINGS.
4. EACH PARKING SPACE RESERVED FOR PERSONS WITH DISABILITIES SHALL HAVE A REFLECTORIZED SIGN PERMANENTLY POSTED IMMEDIATELY ADJACENT TO AND VISIBLE FROM EACH SPACE, CONSISTING OF A PROFILE VIEW OF A WHEELCHAIR WITH OCCUPANT IN WHITE ON DARK BLUE BACKGROUND. THE SIGN SHALL BE 70 SQ. INCHES (MIN) SQ. FT. MINIMUM IN AREA AND WHEN IN A PATH OF TRAVEL POSTED A MINIMUM OF 80 IN. (2032 MM) HEIGHT. (SEC. [illegible])
5. VAN ACCESSIBLE PARKING SPACES SHALL HAVE AN ADDITIONAL SIGN STATING "VAN ACCESSIBLE" MOUNTED BELOW THE SYMBOL OF ACCESSIBILITY. MAINTAIN 80" HEIGHT. (SEC. [illegible])
6. POST A MIN. 17" X 22" SIGN WITH MIN. 1" HIGH LETTERS AT EACH OFF STREET PARKING FACILITY ENTRANCE OR ADJACENT TO AND VISIBLE FROM EACH SPACE. ([illegible])
7. THE ADDITIONAL SIGN SHALL CLEARLY STATE THE FOLLOWING: "UNAUTHORIZED VEHICLES PARKED IN DESIGNATED ACCESSIBLE SPACES NOT DISPLAYING DISTINGUISHING PLACARDS OR SPECIAL LICENSE PLATES ISSUED FOR PERSONS WITH DISABILITIES WILL BE TOWED AWAY AT OWNER'S EXPENSE. ([illegible])
8. IDENTIFY EACH ACCESSIBLE PARKING SPACE SURFACE BY PAINTING THE SPACE IN BLUE AND OUTLINING IN WHITE OR SUITABLE CONTRASTING COLOR A PROFILE VIEW DEPICTING A WHEELCHAIR WITH OCCUPANT OR BY OUTLINING THE SPACE IN BLUE BACKGROUND LOCATED TO BE VISIBLE TO A TRAFFIC ENFORCEMENT OFFICER WHEN A VEHICLE IS PROPERLY PARKED IN THE SPACE. (SECTIONS [illegible])
9. IF A WALK CROSSES OR ADJOINS A VEHICULAR WAY, AND THE WALKING SURFACES ARE NOT SEPARATED BY CURBS, RAILINGS OR ELEMENTS BETWEEN THE PEDESTRIAN AREAS AND VEHICULAR AREAS, THE BOUNDARY BETWEEN THE AREAS SHALL BE DEFINED BY A CONTINUOUS DETECTABLE WARNING WHICH IS 36 INCHES (914 MM) WIDE COMPLYING WITH SECTION [illegible].

PARKING DISABLED ACCESS - 2013 CBC

1. THE WORDS NO PARKING SHALL BE PAINTED ON THE GROUND WITHIN EACH LOADING AND UNLOADING ACCESS AISLE. THIS NOTICE SHALL BE PAINTED IN WHITE LETTERS NO LESS THAN 12" HIGH AND LOCATED SO THAT IT IS VISIBLE TO TRAFFIC ENFORCEMENT OFFICIALS. (SECTION [illegible] 2013 CBC)
2. RAMPS SHALL NOT ENCROACH INTO ANY ACCESSIBLE PARKING SPACE OR THE ADJACENT ACCESS AISLE. (SECTION [illegible] 2013 CBC)
3. ALL PARKING SHALL MEET CURRENT TITLE 24 ACCESS PROVISIONS PER THE 2013 CBC & 2013 CBC.

EL CAMINO REAL
F.H.
EXISTING ACCESSIBLE PARKING
EXISTING ACCESSIBLE PATH OF TRAVEL
PROPOSED TENANT IMPROVEMENT
EXISTING ACCESSIBLE PATH OF TRAVEL
EXISTING ACCESSIBLE PARKING
EXISTING R.P.D.A.
EXISTING PROPERTY LINE
217'-8"
116'-0"
57'-0"
23'-0"
5'-8"

SITE PLAN

ACCESSIBLE PARKING DIAGRAM

CELLADON
DEL MAR GATEWAY
11988 EL CAMINO REAL
SUITE #650
SAN DIEGO, CA 92126

TI-0.2

B-OCCUPANCY TENANT
B-OCCUPANCY TENANT
COMMON PATH OF EGRESS TRAVEL
SUITE 650
B-OCCUPANCY
2 EXITS REQ'D

MEANS OF EGRESS PLAN

MEANS OF EGRESS PLAN LEGEND:

- 1-HOUR RATED CORRIDOR
- PATH OF COMMON EGRESS TRAVEL LESS THAN 100'
- EXIT ACCESS
- EMERGENCY EXIT SIGN ON BACKUP POWER SOURCE
- EXISTING FIRE EXTINGUISHER TO REMAIN

ROOM SCHEDULE/OCCUPANT LOAD:

NO.	ROOM	SF/LOAD FACTOR	OCC.
[illegible]	RECEPTION AREA	[illegible]	[illegible]
[illegible]	STORAGE	[illegible]	[illegible]
[illegible]	OPEN AREA	[illegible]	[illegible]
[illegible]	OPEN AREA	[illegible]	[illegible]
[illegible]	EXISTING PRIVATE OFFICE	[illegible]	[illegible]
[illegible]	EXISTING PRIVATE OFFICE	[illegible]	[illegible]
[illegible]	EXISTING PRIVATE OFFICE	[illegible]	[illegible]
[illegible]	EXISTING PRIVATE OFFICE	[illegible]	[illegible]
[illegible]	EXISTING PRIVATE OFFICE	[illegible]	[illegible]
[illegible]	EXISTING PRIVATE OFFICE	[illegible]	[illegible]
[illegible]	EXISTING PRIVATE OFFICE	[illegible]	[illegible]
[illegible]	CONFERENCE ROOM	[illegible]	[illegible]
[illegible]	CONFERENCE ROOM	[illegible]	[illegible]

NO.	ROOM	SF/LOAD FACTOR	OCC.
[illegible]	EXISTING PRIVATE OFFICE	[illegible]	[illegible]
[illegible]	EXISTING PRIVATE OFFICE	[illegible]	[illegible]
[illegible]	EXISTING PRIVATE OFFICE	[illegible]	[illegible]
[illegible]	EXISTING PRIVATE OFFICE	[illegible]	[illegible]
[illegible]	EXISTING PRIVATE OFFICE	[illegible]	[illegible]
[illegible]	EXISTING PRIVATE OFFICE	[illegible]	[illegible]
[illegible]	EXISTING PRIVATE OFFICE	[illegible]	[illegible]
[illegible]	EXISTING PRIVATE OFFICE	[illegible]	[illegible]
[illegible]	OPEN AREA	[illegible]	[illegible]
[illegible]	OPEN AREA	[illegible]	[illegible]
[illegible]	SERVER ROOM	[illegible]	[illegible]
[illegible]	OPEN AREA	[illegible]	[illegible]
[illegible]	BREAK ROOM	[illegible]	[illegible]
	TOTAL OCCUPANT LOAD:		[illegible]

MEANS OF EGRESS NOTES:

1. EXIT DOORS OR EXIT-ACCESS DOORS SERVING AN OCCUPANT LOAD OF [illegible] OR MORE SHALL SWING IN THE DIRECTION OF EXIT TRAVEL. (CBC [illegible])
2. DOORS IN THE [illegible] SYSTEM TO BE OPENABLE [illegible] OF A KEY OR ANY SPECIAL KNOWLEDGE OR EFFORT. (CBC [illegible])
3. THE MINIMUM WIDTH OF EACH DOOR OPENING SHALL BE SUFFICIENT FOR THE OCCUPANT LOAD THEREOF AND SHALL PROVIDE A CLEAR WIDTH OF [illegible] INCHES [illegible] (CBC SEC. [illegible])
4. ELECTRICAL PANELS SHALL NOT BE LOCATED IN FIRE-RATED CORRIDORS.
5. PROTECT ALL EXIT ACCESS DOORWAYS AND DOORWAYS OPENING INTO A CORRIDOR BY TIGHT-FITTING SMOKE AND DRAFT-CONTROL ASSEMBLIES. DOORS AND FRAMES MUST BE APPROVED AND LABELED COMPLETE FIRE ASSEMBLIES WITH TIGHT-FITTING SMOKE AND DRAFT-CONTROL, AND SELF-CLOSING OR AUTOMATIC-CLOSING ACTIVATED BY SMOKE DETECTIONS. ([illegible] CBC SEC. [illegible])
6. EXIT SIGNS SHALL BE INTERNALLY OR EXTERNALLY ILLUMINATED AT ALL TIMES AND SHALL BE CONNECTED TO AN EMERGENCY POWER SYSTEM [illegible] UNIT EQUIPMENT OR AN ON-SITE GENERATOR) THAT WILL ILLUMINATE THE EXIT SIGNS FOR A DURATION OF NOT LESS THAN [illegible] MINUTES. (SECTION [illegible])
7. THE MEANS OF EGRESS, INCLUDING THE EXIT DISCHARGE, WILL BE ILLUMINATED TO A LEVEL OF NOT LESS THAN ONE FOOT-CANDLE AT THE WALKING SURFACE AT ALL TIMES THE BUILDING SPACE SERVED BY THE MEANS OF EGRESS IS OCCUPIED. (SECTIONS [illegible])
8. ROOF ACCESS LADDERS SHALL COMPLY WITH SECTION [illegible] CFC.

CELLADON
DEL MAR GATEWAY
11988 EL CAMINO REAL
SUITE #650
SAN DIEGO, CA 92126

MEANS OF EGRESS PLAN

TI-0.3

DEMOLITION PLAN

DEMOLITION PLAN LEGEND:

- EXISTING BUILDING GLAZING TO REMAIN U.N.O.
- EXISTING BUILDING PARTITION/WALL/COLUMN TO REMAIN
- EXISTING PARTITION TO BE DEMOLISHED
- EXISTING OUTLET, BASE FEEDS TO BE DEMOLISHED

GENERAL DEMOLITION NOTES:

1. [illegible]
2. [illegible]
3. [illegible]
4. [illegible]
5. [illegible]
6. [illegible]
7. [illegible]

GENERAL DEMOLITION NOTES CONT.:

8. [illegible]
9. [illegible]
10. [illegible]
11. [illegible]

KEYED DEMOLITION NOTES:

1. [illegible]
2. [illegible]
3. [illegible]
4. [illegible]
5. [illegible]
6. [illegible]

CELLADON
DEL MAR GATEWAY
11988 EL CAMINO REAL
SUITE #650
SAN DIEGO, CA 92126

DEMOLITION PLAN

TI-1.0

CONSTRUCTION PLAN

CONSTRUCTION PLAN LEGEND:

- EXISTING BUILDING GLAZING TO REMAIN, U.N.O.
- EXISTING BUILDING PARTITION/SHELL TO REMAIN
- NEW INTERIOR PARTITION, SEE DETAIL [illegible]
- NEW 7'HIGH LOW HEIGHT PARTITION, SEE DETAIL [illegible]

ROOM SCHEDULE:

- RECEPTION AREA
- STORAGE
- OPEN AREA
- OPEN AREA
- EXISTING PRIVATE OFFICE
- EXISTING PRIVATE OFFICE
- EXISTING PRIVATE OFFICE
- EXISTING PRIVATE OFFICE
- EXISTING PRIVATE OFFICE
- EXISTING PRIVATE OFFICE
- EXISTING PRIVATE OFFICE
- CONFERENCE ROOM
- CONFERENCE ROOM
- EXISTING PRIVATE OFFICE
- EXISTING PRIVATE OFFICE
- EXISTING PRIVATE OFFICE
- EXISTING PRIVATE OFFICE
- EXISTING PRIVATE OFFICE
- EXISTING PRIVATE OFFICE
- EXISTING PRIVATE OFFICE
- EXISTING PRIVATE OFFICE
- OPEN AREA
- OPEN AREA
- SERVER ROOM
- OPEN AREA
- BREAK ROOM

GENERAL CONSTRUCTION NOTES:

1. REPAIR AND/OR REPLACE DAMAGE TO PARTITIONS DESIGNATED TO REMAIN DURING CONSTRUCTION. ALL PARTITIONS ARE TO HAVE BUILDING STANDARD FINISH READY FOR PAINT.
2. GC & ALL AFFECTED SUBCONTRACTORS SHALL CAREFULLY STUDY THE DRAWINGS AND COMPARE THEM TO EXISTING CONDITIONS AND NOTIFY THE DESIGNER AND LANDLORD/OWNER OF ANY DISCREPANCIES PRIOR TO SUBMISSION OF BIDS TO GC AND/OR LANDLORD/OWNER. CHANGE ORDER REQUESTS FOR OBVIOUS EXISTING CONDITION DISCREPANCIES WILL NOT BE CONSIDERED BY LANDLORD/OWNER AND DESIGNER.
3. PROVIDE ADEQUATE BLOCKING IN ALL PARTITIONS AS REQUIRED FOR SUPPORT OF MILLWORK, SHELVING, PLUMBING FIXTURES, ACCESSORIES, ETC. WOOD BLOCKING IN ALL FIRE RATED PARTITIONS, WHERE OCCURS, MUST BE FIRE-RETARDANT TREATED.
4. ALL PIPE/CONDUIT AND/OR DUCT PENETRATIONS SHALL COMPLY W/ CODE. ALL PENETRATIONS MADE TO FLOOR SLAB DURING REMODEL OPERATIONS SHALL BE FIRE-SAFED W/ [illegible] APPROVED MATERIALS & METHODS TO MAINTAIN FIRE RATING.
5. PROVIDE RATED CONSTRUCTION AROUND ALL DUCTWORK & CONDUIT PENETRATING RATED CONSTRUCTION. PROVIDE SMOKE & FIRE DAMPERS WHERE REQUIRED BY CODE.
6. UPON COMPLETION OF ALL REMODEL OPERATIONS GC SHALL REMOVE ALL PAINT SPLATTERS FROM ALL EXISTING EXTERIOR WALL ALUMINUM INTERIOR SURFACES, AS WELL AS ALL EXISTING ALUMINUM FRAMING SURFACES SHALL BE COMPLETELY & THOROUGHLY WIPED CLEAN & FREE OF DRYWALL DUST & CLEANING RESIDUE & TO THE SATISFACTION OF THE TENANT.
7. WHERE NEW WORK ABUTS EXISTING, GC AND ALL AFFECTED SUBCONTRACTORS SHALL STRIVE TO CREATE UNNOTICEABLE SURFACE/PLANE TRANSITIONS. TRANSITIONS VISIBLE TO THE HUMAN EYE FROM A DISTANCE GREATER THAN 3'-0" FROM THE TRANSITION SHALL BE REMEDIED TO THE SATISFACTION OF THE DESIGNER & LANDLORD/OWNER AT NO ADDITIONAL COST TO THE LANDLORD/OWNER.
8. ANY EXISTING LEVER TYPE HARDWARE SHALL BE RE-USED WHERE POSSIBLE. ANY HARDWARE THAT IS BROKEN, NON-OPERATIONAL, NON-COMPLIANT OR OTHERWISE NON-REPAIRABLE SHALL BE REPLACED WITH NEW COMPLIANT BLDG. STD. HARDWARE.
9. GC SHALL PROVIDE AND INSTALL FIRE EXTINGUISHERS PER FIRE INSPECTOR'S REQUIRED LOCATIONS.
10. REFER TO GENERAL NOTES FOR ADDITIONAL INFORMATION, REQUIREMENTS & GUIDELINES.

KEYED CONSTRUCTION NOTES:

1. EXISTING CABINETRY TO REMAIN, PROTECT.
2. AT BREAK ROOM - G.C. TO VERIFY IF EXISTING SOLID SURFACE COUNTER TOP CAN BE SALVAGED AFTER REMOVAL AND REPLACEMENT OF SINK. IF EXISTING CAN NOT BE SALVAGED PROVIDE PRICING FOR NEW SOLID SURFACE TO MATCH EXISTING.
3. G.C. TO EVALUATE EXISTING CABINET HARDWARE, UPPER DOORS AND SOLID SURFACE CAN BE SALVAGED AND USED FOR NEW CONFIGURATION. IF EXISTING CAN NOT BE SALVAGED, PROVIDE NEW PLASTIC LAMINATE CABINETRY AND SOLID SURFACE TO MATCH EXISTING. INTENT IS TO EXTEND MILLWORK AS SHOWN IN PLAN. SEE ELEVATION SHEET FOR ADDITIONAL INFORMATION.
4. AT NEW CONFERENCE ROOM INSTALL RELOCATED WOOD FRAME WINDOWS. G.C. TO VERIFY THAT WINDOWS ARE IN GOOD CONDITION. IF MODIFICATIONS ARE REQUIRED G.C. TO ADVISE [illegible] AND CELLADON. SEE WINDOW SCHEDULE NOTES FOR ADDITIONAL INFORMATION.
5. G.C. TO ENSURE ALL DOORS AND HARDWARE SCHEDULED TO BE RELOCATED ARE IN GOOD WORKING ORDER.
6. PROVIDE PRICING TO REPLACE EXISTING BREAK ROOM SINK WITH NEW BUILDING STANDARD ADA, SINGLE BOWL, UNDERMOUNT - STAINLESS STEEL SINK AND BUILDING STANDARD ADA FAUCET.
7. BI-FOLD DOOR SYSTEM VERTICAL UNISPAN TRUSS TO BE FURRED-OUT TO A MINIMUM.
8. G.C. TO VERIFY IF BI-FOLD DOOR SYSTEM VERTICAL UNISPAN TRUSS CAN BE INSTALLED INSIDE EXISTING FURRED-OUT COLUMN - INTENT IS TO PROVIDE MAXIMUM WIDTH CLEARANCE FOR NEW BI-FOLD DOOR SYSTEM.

ALTERNATE CONSTRUCTION NOTES:

1. PRICE AS SEPARATE LINE ITEM NEW AURSOR BI-FOLD DOOR
   NEW AURSOR
   SERIES: 6T
   TRACK & CARRIERS: TYPE 26
   TRIM COLOR: MAPLE
2. PRICE AS SEPARATE LINE ITEM NEW RECEPTION DESK, SEE DESK ELEVATION SHEET [illegible] AND FINISH PLAN. TABLE FOR SPECIFICATIONS.

DOOR & WINDOW SCHEDULE:

DOORS:

- EXISTING ENTRY EXIT RATED DOOR TO REMAIN, PROTECT.
- EXISTING BUILDING STANDARD INTERIOR DOORS TO REMAIN, PROTECT.
- RELOCATED 3'-0" X [illegible] BUILDING STANDARD DOOR, FRAME AND HARDWARE.
- NEW 3'-0" X [illegible] BUILDING STANDARD INTERIOR DOOR FRAME AND ADA COMPLIANT HARDWARE.
- NEW 3'-0" X [illegible] SINGLE [illegible] DOOR, FRAME AND PASSAGE LEVER ADA COMPLIANT HARDWARE AS [illegible] WOOD TO MATCH EXISTING WOOD [illegible] AND FINISH.

WINDOWS:

- RELOCATED WOOD FRAME WINDOWS. IF QUANTITY OF EXISTING WINDOWS SCHEDULED TO BE RELOCATED IS NOT SUFFICIENT TO COVER NEW CONFERENCE ROOM WALL, G.C. TO COORDINATE WITH CURRENT TENANT FOR STOCK INVENTORY TO BE USED.

CELLADON
DEL MAR GATEWAY
11988 EL CAMINO REAL
SUITE #650
SAN DIEGO, CA 92126

CONSTRUCTION PLAN

TI-2.0

REFLECTED CEILING PLAN

REFLECTED CEILING PLAN LEGEND:

- EXISTING 2 X 2 SUSPENDED ACOUSTICAL CEILING GRID TO REMAIN, PROTECT
- NEW 2 X 2 SUSPENDED ACOUSTICAL CEILING TO MATCH EXISTING
- EXISTING 2 X 2 BUILDING STANDARD DIRECT / INDIRECT FLUORESCENT LIGHT FIXTURE TO REMAIN, PROTECT
- EXISTING 2 X 2 BUILDING STANDARD DIRECT / INDIRECT FLUORESCENT LIGHT FIXTURE TO BE RELOCATED
- NEW 2 X 2 BUILDING STANDARD DIRECT / INDIRECT FLUORESCENT LIGHT FIXTURE
- EXISTING DOWN LIGHT FIXTURE TO REMAIN, PROTECT
- EXISTING DOWN LIGHT FIXTURE TO BE RELOCATED
- CEILING MOUNT ELECTRICAL JUNCTION BOX
- EXISTING BUILDING STANDARD A/B SWITCHING
- EXISTING BUILDING STANDARD A/B MOTION SENSOR SWITCHING
- EXISTING BUILDING STANDARD MOTION SENSOR SWITCHING
- NEW BUILDING STANDARD A/B MOTION SENSOR SWITCHING
- EXISTING FIRE SPRINKLER HEAD
- EXISTING BUILDING STANDARD EMERGENCY EXIT SIGN ON BACK-UP POWER SOURCE
- NEW BUILDING STANDARD EMERGENCY EXIT SIGN ON BACK-UP POWER SOURCE
- EXISTING THERMOSTAT
- EXISTING MOTION SENSOR
- EXISTING EMERGENCY FIRE STROBE
- EXISTING HVF LOCATION
- EXISTING SPEAKER
- NEW EXHAUST FAN

GENERAL RCP NOTES:

1. NO NEW HVAC - DUCTWORK ONLY. EXISTING SUPPLY & RETURN GRILLES TO BE REMOVED PER CITY CODE REQUIREMENTS TO ACCOMMODATE NEW PARTITION LAYOUT. CONTRACTOR TO PROVIDE INDIVIDUAL SUPPLY & RETURN AIR DIFFUSERS IN EACH AREA AS NECESSARY. ... OF DOORS OR USE OF GRILLES IN DOORS IS NOT ACCEPTABLE FOR RETURN AIR. VERIFY SUPPLY & RETURN AIR LAYOUT & ADJUST AS NECESSARY. CLEAN SUPPLIES & RETURNS PRIOR TO ...
2. MECHANICAL CONTRACTOR TO VERIFY CAPACITY & WORKING CONDITION OF EXISTING SYSTEM & MODIFY AS NECESSARY FOR ANTICIPATED LOADS. CONTRACTOR TO VERIFY ANY SPECIAL LOAD REQUIREMENTS FOR ANY EQUIPMENT.
3. EXISTING FINISH CLG. HEIGHT @ ALL AREAS IS +/-8'-7" AFF. GC SHALL FIELD VERIFY EXISTING CONDITIONS.
4. ALL RELOCATED SPRINKLERS, GRILLES, ETC. SHALL BE CENTERED SYMMETRICALLY IN TILES.
5. MECHANICAL CONTRACTOR TO RELOCATE THERMOSTATIC CONTROLS (T-STATS) AS NECESSARY. VERIFY LOCATION OF NEW & RELOCATED T-STATS W/ OWNER & DESIGNER PRIOR TO INSTALLATION. MOUNT T-STATS SAME HEIGHT AS LIGHT SWITCHES & GROUP T-STAT & SWITCH LOCATIONS TOGETHER.
6. ELECTRICAL CONTRACTOR TO PROVIDE NEW RELOCATE EMERGENCY LIGHTS PER APPLICABLE CODES.
7. ELECTRICAL CONTRACTOR TO PROVIDE EMERGENCY EXIT SIGNS PER T-24 & ... FIRE INSPECTOR'S REQUIREMENTS & LOCATIONS.
8. RELOCATE AND PROVIDE NEW SPRINKLER HEADS AS REQUIRED PER ALL APPLICABLE CODES. CONTRACTOR TO PROVIDE SPRINKLER PLANS AS REQ'D FOR PERMITTING.
9. ALL SPRINKLER HEADS INDICATED ON THIS PLAN ARE EXISTING & SHALL BE RELOCATED PER SPRINKLER DRAWINGS IF REQUIRED.
10. REPLACE ALL DAMAGED/MISSING AND STAINED CLG. TILES. NEW TILES TO MATCH EXISTING.
11. RELOCATE EXISTING LIGHT FIXTURES & REWIRE SWITCHING AS NECESSARY.
12. GC TO VERIFY THAT EXISTING CLG. IS BUILT TO CODE REQUIREMENTS. IF CLG. IS NOT COMPLIANT GC SHALL PROVIDE/INSTALL ADDITIONAL VERTICAL OR SPLAYED HANGER WIRES OR COMPRESSION STRUTS FOR EXISTING CLG. GRID TO COMPLY W/ REQUIREMENTS OF DETAIL ...

GENERAL RCP NOTES CONT.:

13. REMOVE ALL LIGHTS & SWITCHES IN PARTITIONS TO BE DEMO'D.
14. THIS REFLECTED CLG. PLAN GOVERNS OVER MECHANICAL & ELECTRICAL DESIGN DOCUMENTS IN REGARDS TO PLACEMENT OF LIGHT FIXTURES. HVAC SUPPLY/RETURN GRILLE LOCATIONS MAY VARY FROM THOSE SHOWN HERE TO OBTAIN PROPER AIR EXCHANGE. MECHANICAL DESIGN SHALL MODIFY EXISTING LOCATIONS & ASSOCIATED DUCTWORK & TAKE FULL RESPONSIBILITY FOR ZONING, TEMPERATURE CONTROL, & PROPER AIR EXCHANGE.
15. REWORK EXISTING CLG. TO ACCOMMODATE NEW PARTITION LAYOUT.
16. ALL ITEMS WHICH ARE TO BE DEMO'D SHALL BE RETAINED FOR OWNERS POTENTIAL REUSE. CONFIRM W/ CLIENT ITEMS TO BE RETAINED.
17. EXISTING LIGHT FIXTURES & HVAC GRILLES THAT ARE TO BE REUSED ARE TO BE REMOVED, CLEANED & REPLACED AS INDICATED PER THIS PLAN.
18. MECHANICAL CONTRACTOR TO REWORK HVAC AS NECESSARY.
19. MECHANICAL CONTRACTOR TO PROVIDE HVAC SYSTEM BALANCE REPORT.

KEYED RCP NOTES:

1. PATCH AND PROVIDE NEW CEILING GRID AND TILES TO MATCH AND ALIGN WITH EXISTING AS REQUIRED FOR NEW CONSTRUCTION.
2. REPLACE ALL STAINED OR DAMAGED CEILING TILES AS REQUIRED FOR DEMOLITION AND NEW CONSTRUCTION THROUGHOUT.
3. RE-USE EXISTING 2X2 DIRECT / INDIRECT LIGHT FIXTURES. RETROFIT FOR TITLE 24 COMPLIANCE IF REQUIRED.
4. PROVIDE NEW BUILDING STANDARD MOTION SENSOR SWITCHING AND OPEN OFFICE CEILING OCCUPANCY SENSORS AS REQUIRED THROUGHOUT.
5. NEW DIRECT / INDIRECT LIGHT FIXTURES AT BREAK ROOM TO BE WHITE FINISH.
6. AT NEW SERVER ROOM PROVIDE EXHAUST WITH A T-STAT CONTROL.

ALTERNATE KEYED RCP NOTES:

1. PRICE AS A SEPARATE LINE ITEM (1) J-BOX FOR TENANT'S NEW PENDANT TRACK LIGHT SYSTEM. PROVIDE AN ALLOWANCE OF $ ... FIXTURE COST FOR A ... SURFACE MOUNT TRACK WITH ... LED TRACK HEADS. SPECIFICATION AND EXACT LOCATION TBD.
2. PRICE AS A SEPARATE LINE ITEM (1) J-BOX FOR TENANT'S NEW PENDANT TRACK LIGHT SYSTEM. PROVIDE AN ALLOWANCE OF $ ... FIXTURE COST FOR A ... SURFACE MOUNT TRACK WITH ... LED PENDANTS. SPECIFICATION AND EXACT LOCATION TBD.
3. PRICE AS A SEPARATE LINE ITEM - ... EXISTING COOLING SYSTEM ... FOR SERVER / ...

CELLADON
DEL MAR GATEWAY
11988 EL CAMINO REAL
SUITE #650
SAN DIEGO, CA 92126

REFLECTED CEILING PLAN

TI-3.0

POWER & COMMUNICATIONS PLAN

POWER & COMMUNICATIONS LEGEND:

- WALL MOUNTED ELECTRICAL DUPLEX OUTLET
- WALL MOUNTED ELECTRICAL DEDICATED OUTLET
- WALL MOUNTED ELECTRICAL FOURPLEX OUTLET
- WALL MOUNTED DEDICATED ELECTRICAL FOURPLEX OUTLET
- WALL MOUNTED TEL/DATA OUTLET
- BLANK OUTLET
- WALL MOUNTED ELECTRICAL AND TEL/DATA BASE FEED
- FLUSH FLOOR MOUNT ELECTRICAL AND TEL/DATA MONO-BOX

"N" = INDICATES NEW OUTLET. ALL OTHERS ARE EXISTING TO REMAIN U.O.N.

"AT 47" = ABOVE TO VERIFY

GENERAL POWER & COMM NOTES:

1. ELECTRICAL CONTRACTOR TO PROVIDE SINGLE LINE DIAGRAM, TITLE 24 LIGHTING LOAD CALCULATIONS & PANEL SCHEDULES TO REFLECT NEW ELEC. LAYOUT IN ACCEPTABLE FORMAT AS REQUIRED FOR PERMITTING.
2. ELECTRICAL CONTRACTOR TO PLACE EMERGENCY EXITS PER TITLE 24 REQUIREMENTS, CURRENT CODE REQUIREMENTS AND BUILDING/FIRE INSPECTORS REQUIREMENTS.
3. GC TO PROVIDE GROMMETS THROUGH COUNTERS FOR ELECTRICAL ACCESS. GC TO COORDINATE LOCATIONS W/ AFFECTED SUBCONTRACTORS.
4. ELECTRICAL CONTRACTOR TO PROVIDE MUD RING AND STRING FOR ALL TEL/DATA OUTLETS. CABLING BY TENANT.
5. ALL APPLIANCES, EQUIPMENT, ETC. SHOWN ON PLAN ARE PROVIDED AND PAID FOR BY TENANT. GC TO COORDINATE DIRECTLY W/ TENANT FOR SPECIFICATIONS, REQUIREMENTS, EXACT LOCATIONS, SIZES ETC.
6. ALL NEW ELECTRICAL, VOICE/DATA, AND SWITCHING COVERPLATES SHALL BE BUILDING STANDARD.
7. ALL OUTLETS AND RECEPTACLES INSTALLED ABOVE COUNTERTOPS TO BE MOUNTED HORIZONTALLY, U.N.O.
8. ALL POWER AND COMMUNICATION OUTLETS TO BE G.F.I. WHERE REQUIRED.
9. ELECTRICAL CONTRACTOR TO COORDINATE ELECTRICAL INSTALLATION W/ OTHER SUBCONTRACTORS AND SHALL BEAR ANY COST ASSOCIATED W/ THE RELOCATION OF ANY EQUIPMENT INSTALLED WHICH CONFLICTS W/ OTHER EQUIPMENT.
10. ALL OUTLETS AND TEL/DATA LINES TO BE GROUPED TOGETHER W/ A MAXIMUM SEPARATION OF 7" O.C., U.N.O.

KEYED POWER & COMM NOTES:

1. PROVIDE (1) WALL MOUNT DEDICATED ELECTRICAL FOURPLEX AND 3/4" THICK X 48" WIDE X 48" HIGH FIRE RETARDANT PLYWOOD TELEPHONE BOARD FOR TENANT'S SERVER AND TELEPHONE EQUIPMENT. BOARD TO BE PAINTED TO MATCH WALL COLOR. VERIFY LOCATION W/ TENANT PRIOR TO INSTALLATION.
2. CONTRACTOR TO ENSURE ALL EXISTING POWER OUTLETS SCHEDULED TO REMAIN ARE IN GOOD WORKING ORDER.
3. ALL ELECTRICAL FURNITURE REQUIREMENTS INCLUDING ALL NEW BASE FEED LOCATIONS TO BE CONFIRMED WITH TENANT'S FURNITURE VENDOR PRIOR TO INSTALLATION.
4. EXISTING BASE FEED LOCATIONS TO BE EVALUATED BY G.C. INTENT IS TO RE-USE / REWORK TO ACCOMMODATE NEW FURNITURE LAYOUT.
5. NEW LEGRAND EVOLUTION AV SERIES STYLE POKE-THRU W/ 1-1/2" CONDUIT LOOP TO ABOVE CEILING. LOCATIONS TO BE CONFIRMED WITH TENANT AND TENANT'S FURNITURE VENDOR PRIOR TO INSTALLATION.

ALTERNATE KEYED POWER & COMM NOTES:

1. PRICE AS A SEPARATE LINE ITEM (1) ELECTRICAL J-BOX FOR TENANT'S NEW TRACK LIGHT SYSTEM. SEE RCP FOR ADDITIONAL INFORMATION.
2. PRICE AS A SEPARATE LINE ITEM (1) ELECTRICAL J-BOX FOR TENANT'S NEW PENDANT TRACK LIGHT SYSTEM. SEE RCP FOR ADDITIONAL INFORMATION.
3. PRICE AS A SEPARATE LINE ITEM POWER REQUIRED FOR COOLING UNIT AT SERVER ROOM. SEE RCP FOR ADDITIONAL INFORMATION.

CELLADON
DEL MAR GATEWAY
11988 EL CAMINO REAL
SUITE #650
SAN DIEGO, CA 92126

POWER & COMMUNICATIONS PLAN

TI-4.0

FINISH PLAN

FINISH SPECIFICATIONS:

CARPET

C1 — MFG.: TANDUS; STYLE: [illegible]; COLOR: [illegible]; DESC: MODULAR; AREA: PER PLAN; NOTES: QUARTER TURN

C2 — MFG.: TANDUS; STYLE: [illegible]; COLOR: OBSIDIAN BLACK; DESC: MODULAR; AREA: SEE PLAN; NOTES: BORDER

RUBBER BASE

B1 — MFG.: JOHNSONITE; STYLE: 4" COVED; COLOR: [illegible]; AREA: SEE PLAN

VINYL COMPOSITE TILE

V1 — MFG.: ARMSTRONG; STYLE: [illegible]; COLOR: CHARCOAL [illegible]; DESC: [illegible]; AREA: BREAK AND [illegible] ROOM; PATTERN: [illegible]

V2 — MFG.: ARMSTRONG; STYLE: [illegible]; COLOR: COCOA [illegible]; DESC: [illegible]; AREA: BREAK ROOM; PATTERN: [illegible]

SOLID SURFACE

SS1 — MFG.: CAESAR STONE; STYLE: [illegible]; COLOR: CONCRETE [illegible]; AREA: RECEPTION DESK TRANSACTION TOP

SOLID SURFACE

SS2 — MFG.: CAESAR STONE; STYLE: [illegible]; COLOR: [illegible] BLACK [illegible]; AREA: RECEPTION DESK [illegible]

PAINT

P1 — MFG.: SHERWIN WILLIAMS; COLOR: [illegible]; FINISH: EGG SHELL; AREA: FIELD COLOR

P2 — MFG.: SHERWIN WILLIAMS; COLOR: [illegible]; DESC: EGG SHELL; AREA: ACCENT COLOR

P3 — MFG.: SHERWIN WILLIAMS; COLOR: [illegible]; DESC: EGG SHELL; AREA: ACCENT COLOR

P4 — MFG.: SHERWIN WILLIAMS; COLOR: [illegible]; DESC: EGG SHELL; AREA: ACCENT COLOR

PLASTIC LAMINATE

PL1 — MFG.: NEVAMAR; STYLE: [illegible]; FINISH: [illegible]; AREA: RECEPTION DESK COUNTER SURFACE & FILE ROOM COUNTER SURFACE

PL2 — MFG.: [illegible]; STYLE: [illegible]; FINISH: HIGH GLOSS; AREA: RECEPTION DESK STORAGE & FILE ROOM BASE CABINET

PL3 — MFG.: FORMICA; STYLE: [illegible]; FINISH: [illegible]; AREA: RECEPTION DESK VERTICAL SURFACE SEE ELEVATIONS

FABRIC

F1 — MFG.: [illegible]; STYLE: [illegible]; COLOR: TBD; AREA: RECEPTION DESK SEE ELEVATIONS

GENERAL FINISH NOTES:

1. CARPET TO BE C1 THROUGHOUT, U.N.O. ON PLAN.
2. PAINT TO BE P1 THROUGHOUT, U.N.O. ON PLAN.
3. BASE TO BE B1 THROUGHOUT, U.N.O. ON PLAN.
4. REFER TO GENERAL NOTES SHEET FOR ADDITIONAL FINISH NOTES, REQM'TS & GUIDELINES.
5. SEE ELEVATIONS, DETAILS & THIS SHEET FOR ADDITIONAL FINISH INFORMATION.
6. MILLWORK TO BE CLASS "A" OR EQUAL. MILLWORK TO BE CUSTOM GRADE.
7. GC TO PROVIDE SUBMITTALS OF ALL FINISHES FOR DESIGNER & TENANT REVIEW PRIOR TO ORDER & INSTALLATION. SUBMITTALS SHALL INCLUDE MATERIAL SAMPLES, MAINTENANCE & WARRANTY INFORMATION FOR CLIENTS RECORDS.
8. SHOP DRAWINGS/FINISHES SUBMITTALS ARE REQUIRED ON ALL MILLWORK. ALLOW MIN. OF 3 WORKING DAYS FOR REVIEW. PROVIDE GROMMETS (COLOR TBD) & ALL LOCATIONS WHERE REQUIRED TO ACCESS ELECTRICAL.
9. ALL ELEC. SWITCH OUTLET DEVICES & THEIR COVERPLATE TO MATCH WALL BEHIND.
10. ALL MILLWORK SHELVES LOCATED BEHIND DOORS TO BE WHITE LOW PRESSURE MELAMINE. ALL MILLWORK EXPOSED SHELVES SHALL MATCH MATERIAL & FINISH BESIDE. ALL MILLWORK SHELVES & CLOSET TO BE WHITE LOW PRESSURE MELAMINE.
11. PROVIDE LOW PROFILE RUBBER TRANSITION STRIPS WITH VCT & CARPET FINISHES. TRANSITION STRIP COLOR TO MATCH CARPET. PROVIDE DESIGNER TO REVIEW PRIOR TO PURCHASE & INSTALLATION.
12. PARTITIONS TO BE PAINTED (1 PRIME COAT + 2 COATS PAINT) THROUGHOUT.
13. EXISTING FINISHES TO REMAIN IN ELEVATOR LOBBY, PUBLIC CORRIDOR, PUBLIC RESTROOMS & BLDG. UTILITY RM'S & CORE.

GENERAL FINISH NOTES CONT.:

14. GC SHALL TAKE ALL NECESSARY PRECAUTIONS & MEASURES TO PROTECT ALL EXISTING FLOOR, WALL, & CEILING FINISHES (INCLUDING ELEVATOR CABS) & REPAIR ALL DAMAGES OCCURRING THERETO DURING REMODEL OPERATIONS.
15. ALL SURFACES THAT ARE SCHEDULED TO RECEIVE NEW FINISHES SHALL BE PREPARED ACCORDINGLY & APPROPRIATELY.
16. ALL FLUSH OVERLAY CONSTRUCTION, U.N.O. ALL EXPOSED SURFACES SHALL BE P-LAM, U.N.O.
17. WHERE EQUIPMENT IS LOCATED IN MILLWORK, VERIFY ALL ROUGH OPENING SIZES & MINIMUM CLEARANCES W/ EQUIPMENT LIST PRIOR TO FABRICATION & INSTALLATION.
18. GC TO PROVIDE PAINT DRAW DOWNS PRIOR TO PURCHASE/INSTALLATION.
19. CLEAN, SCRAPE, FLOAT AND REPAIR ALL EXISTING CONCRETE FLOOR SLABS TO RECEIVE NEW FINISHES. ALL FLOOR AREAS RECEIVING NEW FINISHES SHALL BE LEVEL WITHIN INDUSTRY AND MANUFACTURER TOLERANCES AND STANDARDS. ANY EXISTING CONCRETE SUB FLOOR DEFECTS SHALL BE REPAIRED SO AS NOT TO "TELEGRAPH" THROUGH NEW FINISHES. NOTICEABLE DEFECTS "TELEGRAPHING" THROUGH NEW WORK SHALL RESULT IN THE TENANT'S AND DESIGNER'S INSISTENCE THAT THE WORK BE REMOVED, DEFECTS REPAIRED AND NEW WORK REINSTALLED TO THE SATISFACTION OF THE TENANT.
20. CLEAN, SCRAPE, FLOAT AND REPAIR ALL EXISTING WALLS/PARTITIONS/COLUMN FURRINGS/PERIMETER WINDOW SILLS TO RECEIVE NEW FINISHES. ANY EXISTING DEFECTS SHALL BE REPAIRED SO AS NOT TO "TELEGRAPH" THROUGH NEW FINISHES. NOTICEABLE DEFECTS "TELEGRAPHING" THROUGH NEW WORK SHALL RESULT IN THE TENANT'S AND DESIGNER'S INSISTENCE THAT THE WORK BE REMOVED, DEFECTS REPAIRED AND NEW WORK REINSTALLED TO THE SATISFACTION OF THE TENANT.

KEYED FINISH NOTES:

1. EXISTING CARPET AND BASE AT ALL PRIVATE OFFICES TO REMAIN. PROTECT.
2. NEW BREAK ROOM CABINET FINISHES TO MATCH EXISTING.

CELLADON
DEL MAR GATEWAY
11988 EL CAMINO REAL
SUITE #650
SAN DIEGO, CA 92126

FINISH PLAN

TI-5.0

BREAK/WORK AREA (ROOM 625)
E
FILE ROOM (601)
F
NOT USED
4
RECEPTION DESK
D
ENLARGED RECEPTION DESK
3
LOW HEIGHT PARTITION SUPPORT POST
RECEPTION DESK
C
RECEPTION DESK
B
6
T-BAR CEILING
2
LOW HEIGHT INTERIOR PARTITION
RECEPTION DESK
A
TACTILE EXIT SIGNAGE
5
SUSPENDED LIGHT FIXTURE
1
INTERIOR PARTITION

CELLADON
DEL MAR GATEWAY
11988 EL CAMINO REAL
SUITE #650
SAN DIEGO, CA 92126

TI-6.0

EXHIBIT G

LANDLORD WORK